EXHIBIT 10.2

                                         [Conformed copy with Exhibits F, G-1,
                                              G-2 and I conformed as executed]




                                CREDIT AGREEMENT


                                      among


                             NATIONAL LODGING CORP.,


                                 VARIOUS BANKS,


                                 CHEMICAL BANK,
                             as DOCUMENTATION AGENT,


                                       and


                             BANKERS TRUST COMPANY,
                             as ADMINISTRATIVE AGENT


                       ----------------------------------


                          Dated as of January 23, 1996

                       ----------------------------------





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
                                            TABLE OF CONTENTS


                                                                                                    Page


SECTION 1.  Amount and Terms of Credit...............................................................  1
         1.01  The Commitments.......................................................................  1
         1.02  Minimum Amount of Each Borrowing......................................................  2
         1.03  Notice of Borrowing...................................................................  2
         1.04  Disbursement of Funds.................................................................  3
         1.05  Notes.................................................................................  3
         1.06  Conversions...........................................................................  4
         1.07  Pro Rata Borrowings...................................................................  5
         1.08  Interest..............................................................................  5
         1.09  Interest Periods......................................................................  6
         1.10  Increased Costs, Illegality, etc......................................................  7
         1.11  Compensation..........................................................................  9
         1.12  Change of Lending Office.............................................................. 10
         1.13  Replacement of Banks.................................................................. 10

SECTION 2.  Letters of Credit........................................................................ 12
         2.01  Letters of Credit..................................................................... 12
         2.02  Minimum Stated Amount................................................................. 13
         2.03  Letter of Credit Requests............................................................. 13
         2.04  Letter of Credit Participations....................................................... 14
         2.05  Agreement to Repay Letter of Credit Drawings.......................................... 16
         2.06  Increased Costs....................................................................... 17

SECTION 3.  Fees; Reductions of Commitment........................................................... 18
         3.01  Fees ................................................................................. 18
         3.02  Voluntary Termination of Unutilized Commitments....................................... 19
         3.03  Mandatory Reduction of Commitments.................................................... 20

SECTION 4.  Prepayments; Payments; Taxes............................................................. 24
         4.01  Voluntary Prepayments................................................................. 24
         4.02  Mandatory Repayments.................................................................. 25
         4.03  Method and Place of Payment........................................................... 26
         4.04  Net Payments; Taxes................................................................... 27

SECTION 5.  Conditions Precedent to Loans on the Initial Borrowing Date.............................. 29
         5.01  Execution of Agreement; Notes......................................................... 29
         5.02  Officer's Certificate................................................................. 29
         5.03  Fees, etc............................................................................. 29
         5.04  Opinion of Counsel.................................................................... 29



                                                 (i)


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                                                                                                    Page

         5.05  Corporate Documents; Proceedings; etc................................................. 30
         5.06  Employee Benefit Plans; Shareholders' Agreements;
                    Management Agreements; Employment Agreements; Collec-
                    tive Bargaining Agreements; Debt Agreements; Tax Sharing
                    Agreements; HFS Agreements; Affiliate Agreements;
                    Existing Investment Agreements................................................... 30
         5.07  Consummation of the Acquisitions.  ................................................... 32
         5.08  Refinancing........................................................................... 32
         5.09  Pledge Agreement...................................................................... 33
         5.10  Guaranties............................................................................ 33
         5.11  Adverse Change........................................................................ 33
         5.12  Litigation............................................................................ 33
         5.13  Solvency Certificate; Environmental Assessments; and Insurance
                    Certificates..................................................................... 34
         5.14  Pro Forma Financial Information; Projections.......................................... 34
         5.15  Approvals, etc........................................................................ 34
         5.16  Cash on Hand.......................................................................... 35
         5.17  Absence of Downgrade.................................................................. 35
         5.18  HFS Subordination Agreement........................................................... 35

SECTION 6.  Conditions Precedent to All Credit Events................................................ 36
         6.01  No Default; Representations and Warranties............................................ 36
         6.02  Adverse Change, etc................................................................... 36
         6.03  Litigation............................................................................ 37
         6.04  Notice of Borrowing; Letter of Credit Request......................................... 37
         6.05  Certain Requirements With Respect to Revolving Loans
                    Incurred to Effect Permitted Hotel Acquisitions.................................. 37

SECTION 7.  Representations and Warranties........................................................... 37
         7.01  Corporate and Partnership Status...................................................... 38
         7.02  Corporate or Partnership Power and Authority.......................................... 38
         7.03  No Violation.......................................................................... 38
         7.04  Governmental Approvals................................................................ 39
         7.05  Financial Statements; Financial Condition; Undisclosed
                    Liabilities; Projections; etc.................................................... 39
         7.06  Litigation............................................................................ 42
         7.07  True and Complete Disclosure.......................................................... 42
         7.08  Use of Proceeds; Margin Regulations................................................... 42
         7.09  Tax Returns and Payments.............................................................. 43



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                                                                                                    Page

         7.10  Compliance with ERISA................................................................. 43
         7.11  The Pledge Agreement.................................................................. 44
         7.12  Representations and Warranties in Documents........................................... 44
         7.13  Properties............................................................................ 45
         7.14  Capitalization........................................................................ 45
         7.15  Subsidiaries; Joint Ventures; Unrestricted Subsidiaries............................... 45
         7.16  Compliance with Statutes, etc......................................................... 46
         7.17  Investment Company Act................................................................ 46
         7.18  Public Utility Holding Company Act.................................................... 46
         7.19  Environmental Matters................................................................. 46
         7.20  Labor Relations....................................................................... 47
         7.21  Patents, Licenses, Franchises and Formulas............................................ 47
         7.22  Indebtedness.......................................................................... 48
         7.23  Acquisitions; Refinancing............................................................. 48

SECTION 8.  Affirmative Covenants.................................................................... 48
         8.01  Information Covenants................................................................. 49
         8.02  Books, Records and Inspections........................................................ 53
         8.03  Maintenance of Property; Insurance.................................................... 53
         8.04  Corporate Franchises.................................................................. 54
         8.05  Compliance with Statutes, etc......................................................... 54
         8.06  Compliance with Environmental Laws.................................................... 54
         8.07  ERISA................................................................................. 55
         8.08  End of Fiscal Years; Fiscal Quarters.................................................. 56
         8.09  Performance of Obligations............................................................ 56
         8.10  Payment of Taxes...................................................................... 56
         8.11  Hotel Franchisors..................................................................... 56
         8.12  Joint Venture Distributions........................................................... 57
         8.13  Corporate Separateness................................................................ 57

SECTION 9.  Negative Covenants....................................................................... 58
         9.01  Liens................................................................................. 58
         9.02  Consolidation, Merger, Purchase or Sale of Assets, etc................................ 60
         9.03  Restricted Payments................................................................... 63
         9.04  Indebtedness.......................................................................... 65
         9.05  Advances, Investments and Loans....................................................... 68
         9.06  Transactions with Affiliates.......................................................... 71
         9.07  Capital Expenditures.................................................................. 73
         9.08  Minimum Adjusted Consolidated Borrower EBITDA......................................... 74



                                                 (iii)


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                                                                                                    Page

         9.09  Consolidated Interest Coverage Ratio.................................................. 76
         9.10  Maximum Total Leverage Ratio.......................................................... 76
         9.11  Consolidated Fixed Charge Coverage Ratio.............................................. 77
         9.12  Limitation on Payments of Certain Indebtedness; Modifications
                    of Certain Indebtedness; Modifications of Certificate of
                    Incorporation, By-Laws and Certain Agreements; etc............................... 77
         9.13  Limitation on Certain Restrictions on Subsidiaries.................................... 78
         9.14  Limitation on Issuance of Capital Stock............................................... 79
         9.15  Business.............................................................................. 79
         9.16  Limitation on Creation of Subsidiaries, Unrestricted Subsidiaries
                    and Joint Ventures............................................................... 79

SECTION 10.  Events of Default....................................................................... 81
         10.01  Payments............................................................................. 81
         10.02  Representations, etc................................................................. 81
         10.03  Covenants............................................................................ 81
         10.04  Default Under Other Agreements....................................................... 81
         10.05  Bankruptcy, etc...................................................................... 82
         10.06  ERISA................................................................................ 82
         10.07  Pledge Agreement..................................................................... 83
         10.08  Guaranty............................................................................. 83
         10.09  HFS Subordination Agreement.......................................................... 84
         10.10  Judgments............................................................................ 84
         10.11  HFS Franchise Agreements; etc........................................................ 84
         10.12  Total Unrestricted Subsidiary Leverage Ratio......................................... 85
         10.13  Unrestricted Subsidiary Tax Payments................................................. 85

SECTION 11.  Definitions and Accounting Terms........................................................ 86
         11.01  Defined Terms........................................................................ 86

SECTION 12.  The Agents..............................................................................123
         12.01  Appointment..........................................................................123
         12.02  Nature of Duties.....................................................................123
         12.03  Lack of Reliance on the Agents.......................................................123
         12.04  Certain Rights of the Agents.........................................................124
         12.05  Reliance.............................................................................124
         12.06  Indemnification......................................................................124
         12.07  The Agents in their Individual Capacity..............................................125
         12.08  Holders..............................................................................125



                                                 (iv)


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         12.09  Resignation by the Agents............................................................125

SECTION 13.  Miscellaneous...........................................................................126
         13.01  Payment of Expenses, etc.............................................................126
         13.02  Right of Setoff......................................................................127
         13.03  Notices..............................................................................128
         13.04  Benefit of Agreement.................................................................128
         13.05  No Waiver; Remedies Cumulative.......................................................130
         13.06  Payments Pro Rata....................................................................130
         13.07  Calculations; Computations...........................................................131
         13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION;
                    VENUE; WAIVER OF JURY TRIAL......................................................132
         13.09  Counterparts.........................................................................133
         13.10  Effectiveness........................................................................133
         13.11  Headings Descriptive.................................................................133
         13.12  Amendment or Waiver; etc.............................................................133
         13.13  Survival.............................................................................135
         13.14  Domicile of Revolving Loans..........................................................135
         13.15  Confidentiality......................................................................135
         13.16  Register.............................................................................136
         13.17  Limitation on Additional Amounts, Etc................................................137
         13.18  Certain Provisions Regarding Joint Ventures..........................................137


SCHEDULE I                 Commitments
SCHEDULE II                Bank Addresses
SCHEDULE III               Projections
SCHEDULE IV                Real Property
SCHEDULE V                 Subsidiaries
                             and Joint Ventures
SCHEDULE VI                Existing Indebtedness
SCHEDULE VII               Insurance
SCHEDULE VIII              Existing Liens
SCHEDULE IX                Existing Investments
SCHEDULE X                 Certain Joint Ventures
SCHEDULE XI                Litigation

EXHIBIT A                  Notice of Borrowing
EXHIBIT B                  Revolving Note



                                                 (v)


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EXHIBIT C                  Letter of Credit Request
EXHIBIT D                  Section 4.04(b)(ii) Certificate
EXHIBIT E                           Officer's Certificate
EXHIBIT F                  Pledge Agreement
EXHIBIT G-1                HFS Guaranty
EXHIBIT G-2                Subsidiaries Guaranty
EXHIBIT H                  Officer's Solvency Certificate
EXHIBIT I                  HFS Subordination Agreement
EXHIBIT J                  HFS Subordinated Note
EXHIBIT K                  Assignment and Assumption Agreement
EXHIBIT L-1                Form of Travelodge Franchise Agreement
EXHIBIT L-2                Form of Ramada Franchise Agreement



                                                 (vi)


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







                  CREDIT AGREEMENT, dated as of January 23, 1996, among NATIONAL LODGING CORP. (the "Borrower"), the Banks party hereto from time to time, CHEMICAL BANK, as Documentation Agent, and BANKERS TRUST COMPANY, as Administrative Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).


                              W I T N E S S E T H :


                  WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the respective credit facilities provided for herein;


                  NOW, THEREFORE, IT IS AGREED:

                  SECTION 1.  Amount and Terms of Credit.

                  1.01 The Commitments. Subject to and upon the terms and conditions set forth herein, each Bank severally agrees, at any time and from time to time on and after the Initial Borrowing Date and prior to the Final Maturity Date, to make a loan or loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans:

                    (i) shall, at the option of the Borrower, be Base Rate Loans or Euro- dollar Loans, provided that (x) except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (y) no Revolving Loans maintained as Eurodollar Loans may be incurred prior to the earlier of (1) the 90th day after the Initial Borrowing Date and (2) the Syndication Date;

                    (ii) may be repaid and  reborrowed  in  accordance  with the provisions hereof;

                    (iii) shall not exceed for any Bank at any time  outstanding that  aggre-  gate  principal  amount  which,  when  added to the product of (x) such Bank's Adjusted Percentage and (y) the aggregate amount of all Letter of Credit Out- standings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of

0000B3FK.W51

               Revolving Loans) at such time, equals the Revolving Loan Commitment of such Bank at such time; and

                    (iv) shall not exceed for all Banks at any time  outstanding that aggre- gate principal amount which, when added to the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the Total Revolving Loan Commitment at such time.

Notwithstanding anything to the contrary contained above, the aggregate amount of Revolving Loans incurred on the Initial Borrowing Date may not exceed $75,000,000.

                  1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Revolving Loans shall not be less than $1,000,000. More than one Borrowing may occur on the same date, but at no time shall there be out- standing more than eight Borrowings of Eurodollar Loans.

                  1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur Revolving Loans hereunder, it shall give the Administrative Agent at its Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Revolving Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

                  (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing of Revolving Loans, the Administrative Agent may act without liability upon the basis of telephonic notice of such Borrowing believed by the Administrative Agent in good faith to be from an

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Authorized Officer of the Borrower prior to receipt of written confirmation.  In
each  such  case,   the  Borrower   hereby  waives  the  right  to  dispute  the
Administrative Agent's record of the terms of such telephonic notice of such Borrowing of Revolving Loans.

                  1.04 Disbursement of Funds. No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing, each Bank will make available its pro rata portion of each Borrowing requested to be made on such date. All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the Borrower at the Payment Office, in Dollars and in immediately available funds, the aggregate of the amounts so made available by the Banks. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made available such amount to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall within one day thereafter pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to
(i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Revolving Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Revolving Loans hereunder.

                  1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Revolving Loans made by each Bank shall be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes"). The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order

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






of such Bank or its registered  assigns and be dated the Initial Borrowing Date,
(iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (b) Each Bank will note on its internal records the amount of each Revolving Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Revolving Notes endorse on the reverse side thereof the outstanding principal amount of Revolving Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Revolving Loans.

                  1.06 Conversions. The Borrower shall have the option to convert, on any Business Day occurring on or after the earlier of (1) the 90th day after the Initial Borrowing Date and (2) the Syndication Date, at least $1,000,000 of the outstanding principal amount of Revolving Loans made to the Borrower pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing or Borrowings of another Type of Revolving Loan, provided that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Revolving Loans being converted and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than $1,000,000, (ii) upon the occurrence and during the continuance of any Event of Default, Base Rate Loans may not be converted into Eurodollar Loans if the Administrative Agent (acting at the instruction of the Required Banks) has notified the Borrower that such conversions shall not be permitted during the continuance of an Event of Default and (iii) no conversion pursuant to this
Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office prior to 11:00 A.M. (New York time) at least three Business Days' prior written notice (each a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Borrowing(s) pursuant to which such Revolving Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Revolving Loans being converted.



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                  1.07 Pro Rata  Borrowings.  All Borrowings of Revolving  Loans
under this Agreement shall be incurred from the Banks pro rata on the basis of their Revolving Loan Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Revolving Loans hereunder and that each Bank shall be obligated to make the Revolving Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Revolving Loans hereunder.

                  1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan made to the Borrower from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the Base Rate in effect from time to time.

                  (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan made to the Borrower from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

                  (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Revolving Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans from time to time and (y) the rate which is 2% in excess of the rate then borne by such Revolving Loans, in each case with such interest to be payable on demand.

                  (d) Accrued (and theretofore unpaid) interest shall be payable
(i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Revolving Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.




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                  (e) Upon each Interest  Determination Date, the Administrative
Agent shall determine the Eurodollar Rate for the respective Interest Period or Interest Periods and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                  1.09 Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, provided that:

               (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

                    (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Revolving Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                   (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                    (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                     (v) upon the occurrence and during the continuance of any Event of Default, no Interest Period may be selected if the Administrative Agent (acting at the instruction of the Required Banks) has notified the Borrower that selections of Interest Periods shall not be permitted during the continuance of an Event of Default;



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              (vi) no Interest  Period in respect of any Borrowing of Revolving
         Loans shall be selected  which extends beyond the Final Maturity Date;
         and

                   (vii) no Interest Period in respect of any Borrowing of any Revolving Loans shall be selected which extends beyond any date upon which a mandatory repayment of Revolving Loans will be required to be made under Section 4.02(a), as a result of reductions to the Total Revolving Loan Commitment pursuant to Section 3.03(b), unless the aggregate principal amount of Revolving Loans which are Base Rate Loans or which have Interest Periods which will expire on or before such date will be sufficient to make such required repayment.

                  If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

                  1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

                     (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                    (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Euro-dollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on the Revolving Notes or any other amounts payable hereunder (except for changes with respect to any tax imposed on, or measured by the net income or net profits of such Bank, or any franchise tax based on the net income or net profits of a Bank, in either case pursuant to the laws of the jurisdiction in which such Bank is organized or in which such Bank's principal office



                                                        -7-


0000B3FK.W51

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         or applicable  lending office is located or any subdivision  thereof or therein), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

                   (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Bank agrees that if it gives notice to the Borrower of any of the events described in clause (i) or (iii) above, it shall promptly notify the Borrower and, in the case of any such Bank, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Bank, the obligations of such Bank to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated.



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







                  (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

                  (c) If at any time any Bank determines that the introduction after the Effective Date of, or any change after the Effective Date in, any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change after the Effective Date in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Revolving Loan Commitment hereunder or its obligations hereunder, then the Borrower shall pay to such Bank, within 15 days after its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's reasonable good faith determination of compensation owing under this
Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's Obligations to pay additional amounts pursuant to this Section 1.10(c).

                  1.11 Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but exclud-

0000B3FK.W51
ing any loss of anticipated profit) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Revolving Loans pursuant to Section 10) or conversion of any of the Borrower's Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of the Borrower's Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Revolving Loans when required by the terms of this Agreement or any Revolving Note held by such Bank or (y) any election made pursuant to Section 1.10(b).

                  1.12 Change of Lending Office. Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Revolving Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10,
2.06 and 4.04.

                  1.13 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Revolving Loans or fund Unpaid Drawings, (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or
Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks, or (z) as provided in Section 13.12(b) in the case of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower shall have the right, if no Default or Event of Default will exist after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank"), and each of whom shall be required to be reasonably acceptable to the Administrative Agent, provided, that:

0000B3FK.W51

                     (i) at the time of any replacement pursuant to this Section 1.13, the Replaced Bank and the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire the Revolving Loan Commitment and all outstanding Revolving Loans of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to
         (x) the Replaced Bank in respect  thereof an amount equal to the sum of
         (A) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01, and (y) the respective Issuing Bank an amount equal to such Replaced Bank's Adjusted Percentage (for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) with respect to a Letter of Credit issued by it to the extent such amount was not theretofore funded by such Replaced Bank; and

                    (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid shall be paid in full to such Replaced Bank concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Revolving Note executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01, and 13.06), which shall survive as to such Replaced Bank and (y) in the case of a replacement of a Defaulting Bank with a Non-Defaulting Bank, the Adjusted Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Bank with one or more Non-Defaulting Banks).

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






                  SECTION 2.  Letters of Credit.

                  2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request an Issuing Bank to issue, at any time and from time to time on and after the Initial Borrowing Date and prior to (i) the third Business Day preceding the Final Maturity Date in the case of standby Letters of Credit or (ii) the 30th day preceding the Final Maturity Date in the case of trade Letters of Credit, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness, irrevocable standby letters of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank in support of such L/C Supportable Indebtedness and (y) for the account of the Borrower and for the benefit of sellers of goods to the Borrower or any of its Subsidiaries, irrevocable sight trade letters of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such standby letter of credit and trade letter of credit, a "Letter of Credit" and collectively, the "Letters of Credit"). All Letters of Credit shall be denominated in Dollars.

                  (b) Each Issuing Bank hereby agrees, in its sole discretion, that it will (subject to the terms and conditions contained herein), and BTCo hereby agrees that, in the event a requested Letter of Credit is not issued by any one of the other Issuing Banks, it will (subject to the terms and conditions contained herein), at any time and from time to time on and after the Initial
Borrowing Date and prior to (i) the third Business Day preceding the Final Maturity Date in the case of standby Letters of Credit or (ii) the 30th day preceding the Final Maturity Date in the case of trade Letters of Credit, in each case following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit in support of such sellers of goods referred to in Section 2.01(a)(y) or such L/C Supportable Indebtedness as is permitted to remain outstanding without giving rise to a Default or an Event of Default hereunder; provided that the respective Issuing Bank shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

                     (i) any  order,  judgment  or  decree  of any  governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise

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






         compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the date hereof and which such Issuing Bank in good faith deems material to it;

                    (ii) such Issuing Bank shall have received notice from the Required Banks prior to the issuance of such Letter of Credit of the type described in the last sentence of Section 2.03(b); or

                   (iii) a Bank Default exists unless such Issuing Bank has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Bank's risk with respect to the Bank which is the subject of the Bank Default, including by cash collateralizing such Bank's Percentage of the Letter of Credit Outstandings.

                  (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $15,800,000 or (y) when added to the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks then outstanding, an amount equal to the Adjusted Total Revolving Loan Commitment then in effect,
(ii)(x) each standby Letter of Credit shall by its terms terminate on or before the date which occurs 12 months after the date of the issuance thereof (although
(A) one or more of the standby Letters of Credit issued in favor of Bank of America National Trust & Savings Association on the Initial Borrowing Date may terminate on or before the date which occurs 12 months and 9 days after the date of issuance thereof and (B) each standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the third Business Day preceding the Final Maturity Date, on terms acceptable to the respective Issuing
Bank) and (y) each trade Letter of Credit shall by its terms terminate on or before the date occurring not later than 180 days after such trade Letter of Credit's date of issuance and (iii) (x) no standby Letter of Credit shall have an expiry date occurring later than the third Business Day preceding the Final Maturity Date and (y) no trade Letter of Credit shall have an expiry date occurring later than 30 days prior to the Final Maturity Date.

                  2.02 Minimum Stated Amount. The initial Stated Amount of each Letter of Credit shall be not less than $100,000 or such lesser amount as is acceptable to the respective Issuing Bank.

                  2.03 Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative

0000B3FK.W51

Agent and the respective Issuing Bank at least five Business Days' (or such shorter period as is acceptable to such Issuing Bank in any given case) written notice prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request").

                  (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the respective Issuing Bank has received notice from the Required Banks before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or 6, as the case may be, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Bank may issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices.

                  2.04 Letter of Credit Participations. (a) Immediately upon the issuance by any Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Bank, other than such Issuing Bank (each such Bank, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or Adjusted Percentages of the Banks pursuant to Section 1.13 or 13.04 or as a result of a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Adjusted Percentages of the assignor and assignee Bank or of all Banks, as the case may be.

                  (b) In determining whether to pay under any Letter of Credit, such Issuing Bank shall have no obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower or any Bank.

0000B3FK.W51

                  (c) In the event that any Issuing Bank makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.05(a), such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank the amount of such Participant's Adjusted Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent at the Payment Office of the Administrative Agent for the account of the respective Issuing Bank in Dollars such Participant's Adjusted Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted Percentage of the amount of such payment available to the Administrative Agent for the account of the respective Issuing Bank, such Participant agrees to pay to the Administrative Agent for the account of such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to the Administrative Agent for the account of the respective Issuing Bank its Adjusted Percentage of any payment under any Letter of Credit issued by it shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Adjusted Percentage of any such Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Issuing Bank such other Participant's Adjusted Percentage of any such payment.

                  (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Issuing Bank any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to the Administrative Agent and the Administrative Agent shall promptly pay each Participant which has paid its Adjusted Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based on the proportionate aggregate amount funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                  (e) Immediately after the issuance of, or amendment to, a standby Letter of Credit, each Issuing Bank shall immediately notify the Administrative Agent and each Participant of such issuance or amendment, as the case may be, and such

0000B3FK.W51
notice shall be accompanied by a copy of the issued standby Letter of Credit or amendment, as the case may be.

                  (f) The obligations of the Participants to make payments to the Administrative Agent for the account of the respective Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any other Credit Document;

                    (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Bank, any Issuing Bank, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

                   (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                     (v)   the occurrence of any Default or Event of Default.

                  2.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the respective Issuing Bank, by making payment to the Administrative Agent in immediately available funds at the Payment Office (or by making the payment directly to such Issuing Bank at such location as may otherwise have been agreed upon by the Borrower and such Issuing
Bank), for any payment or disbursement made by such Issuing Bank under any Letter of Credit issued by it (each such amount so paid until reimbursed, an "Unpaid Drawing"), immediately after, and in any event on the date of, such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 12:00

0000B3FK.W51

Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank is reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time, provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following notice to the Borrower by the Administrative Agent or the respective Issuing Bank of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus 2%, in each such case, with interest to be payable on demand, it being understood and agreed, however, that the notice referred to in the immediately preceding proviso shall not be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing (in which case the Unpaid Drawings shall bear interest at the rate provided in the foregoing proviso from the third Business Day following the respective payment or disbursement). The respective Issuing Bank shall give the Borrower prompt notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

                  (b) The obligation of the Borrower under this Section 2.05 to reimburse the respective Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any of its Subsidiaries may have or have had against any Bank (including in its capacity as Issuing Bank or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of such Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse such Issuing Bank for any wrongful payment made by such Issuing Bank under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower.

                  2.06 Increased Costs. If at any time after the date hereof any Issuing Bank or any Participant determines that the introduction of or any change in any applic- able law, rule, regulation, order, guideline or request or in the interpretation or admin- istration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any

0000B3FK.W51
request or directive by any such authority (whether or not having the force of law), or any change in generally acceptable accounting principles shall either
(i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit, and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon demand to the Borrower by any Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Administrative Agent), the Borrower shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant, although failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.06. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final, conclusive and binding on the Borrower.

                  SECTION 3. Fees; Reductions of Commitment.

                  3.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank a commitment commission (the "Commitment Commission") for the period from the Effective Date to but not including the Final Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate equal to .2% per annum on the Unutilized Revolving Loan Commitment of such
Non-Defaulting  Bank  as  in  effect  from  time  to  time.  Accrued  Commitment
Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Final Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

                  (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank (based on their respective Adjusted Percentages) a fee in respect of each Letter of Credit issued hereunder (the "Letter of

0000B3FK.W51

Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin, as in effect from time to time, on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the termination of the Total Revolving Loan Commitment or the first day thereafter upon which no Letters of Credit remain outstanding.

                  (c) The Borrower agrees to pay to the respective Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued for its own account hereunder (the "Facing Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to the higher of
(i) $500 (the "Minimum Facing Fee") and (ii) 1/4 of 1% (or such lesser amount as may be agreed to in writing by any Issuing Bank) on the daily Stated Amount of such Letter of Credit. The Minimum Facing Fee, if applicable, is due and payable on the date of issuance of such Letter of Credit and each annual anniversary date or extension date thereof. In addition, all other accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the termination of the Total Revolving Loan Commitment or the first day thereafter upon which no Letters of Credit remain outstanding.

                  (d) The Borrower agrees to pay to the respective Issuing Bank, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and expense which such Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

                  (e) The Borrower agrees to pay to the Agents, for their own account, such other fees as have been agreed to in writing by the Borrower and the Agents.

                  3.02 Voluntary Termination of Unutilized Commitments. (a) Upon at least three Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, in integral multiples of $1,000,000 in the case of partial reductions to the Total Unutilized
Revolving Loan Commitment, provided that (x) each reduction shall apply to reduce the then remaining Scheduled Commitment Reductions pro rata based upon the then remaining amount of such Scheduled Commitment Reductions after giving effect to all prior reductions thereto, (y) each such reduction shall apply propor- tionately to permanently reduce the Revolving Loan Commitment of each Bank and (z)

0000B3FK.W51
the reduction to the Total Unutilized Revolving Loan Commitment shall in no case be in an amount which would cause the Revolving Loan Commitment of any Bank to be reduced by an amount which exceeds the Unutilized Revolving Loan Commitment of such Bank as in effect immediately before giving effect to such reduction.

                  (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in
Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) and subject to obtaining the consents required by Section 13.12(b), terminate all of the Revolving Loan Commitment of such Bank so long as all Revolving Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Bank are repaid concurrently with the effectiveness of such termination pursuant to
Section 4.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such repaid Bank.

                  3.03 Mandatory Reduction of Commitments. (a) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on January 31, 1996 unless the Initial Borrowing Date has occurred on or before such date.

                  (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date set forth below, the Total Revolving Loan Commitment shall be reduced by the amount set forth opposite such date (each such reduction, as the same may be reduced as provided in Sections 3.02(a) and 3.03(i), a "Scheduled Commitment Reduction," and each such date, a "Scheduled Commitment Reduction Date"):


         Scheduled Commitment Reduction Date               Amount

         March 31, 1997                                  $ 3,750,000
         June 30, 1997                                   $ 3,750,000
         September 30, 1997                              $ 3,750,000
         December 31, 1997                               $ 3,750,000
         March 31, 1998                                  $ 3,750,000
         June 30, 1998                                   $ 3,750,000

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






         September 30, 1998                            $ 3,750,000
         December 31, 1998                             $ 3,750,000
         March 31, 1999                                $ 3,750,000
         June 30, 1999                                 $ 3,750,000
         September 30, 1999                            $ 3,750,000
         December 31, 1999                             $ 3,750,000
         March 31, 2000                                $ 3,750,000
         June 30, 2000                                 $ 3,750,000
         September 30, 2000                            $ 3,750,000
         December 31, 2000                             $ 3,750,000
         March 31, 2001                                $ 3,750,000
         June 30, 2001                                 $ 3,750,000
         September 30, 2001                            $ 3,750,000
         December 31, 2001                             $ 3,750,000
         Final Maturity Date                           $50,000,000

                  (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on and after the Effective Date upon which the Borrower or any of its Subsidiaries or Joint Ventures receives any proceeds from any capital contribution or any sale or issuance of its equity (but excluding (w) proceeds from sales or issuances of equity to officers or directors of the Borrower, so long as the aggregate amount excluded pursuant to this parenthetical in any fiscal year of the Borrower does not exceed $500,000,
(x) proceeds from Qualified Equity Investments, to the extent the proceeds are used as provided in the definition of Qualified Equity Investments contained herein, (y) proceeds from sales or issuances of Chartwell Preferred Stock or the Borrower's common stock to Chartwell and (z) proceeds from capital contributions to, or equity investments in, any Subsidiary or Joint Venture of the Borrower to the extent made by the Borrower, any other Subsidiary of the Borrower or the respective joint venture partner of such Joint Venture), the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 50% of the Net Cash Proceeds of the respective capital contribution or sale or issuance (or
(i) in the case of a registered public equity offering of the Borrower's common stock, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 25% of the Net Cash Proceeds therefrom or (ii) in the case of any capital contribution to, or any sale or issuance of equity by, any Joint Venture, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 50% of the Borrower's Allocable Share of such Net Cash Proceeds (but, in the case of a Joint Venture in which the Borrower or a Subsidiary thereof does not control the timing of distributions by such Joint Venture, only as and when such Net Cash Proceeds are distributed by such Joint Venture to the Borrower or a Wholly-Owned Subsidiary thereof)) in each case in accordance with the requirements of Section 3.03(i); provided

0000B3FK.W51
that, so long as no Default or Event of Default then exists, the Total Revolving Loan Commitment shall not be required to be reduced pursuant to the requirements of this Section 3.03(c) at any time to an amount which is less than the Guaranty Amount then in effect.

                  (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on and after the Effective Date upon which the Borrower or any of its Subsidiaries or Joint Ventures receives any proceeds from any incurrence by the Borrower or any of its Subsidiaries or Joint Ventures of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04 as such Section is in effect on the Effective Date, including the Chartwell Preferred Stock/Subordinated Debt), the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of the Net Cash Proceeds of the respective incurrence (or, in the case of any such incurrence of Indebtedness for borrowed money by a Joint Venture, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of the Borrower's Allocable Share of such Net Cash Proceeds (but, in the case of a Joint Venture in which the Borrower or a Subsidiary thereof does not control the timing of distributions by such Joint Venture, only as and when such Net Cash Proceeds are distributed by such Joint Venture to the Borrower or a Wholly-Owned Subsidiary thereof)) in each case in accordance with the requirements of Section 3.03(i).

                  (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on and after the Effective Date upon which the Borrower or any of its Subsidiaries or Joint Ventures receives Cash Proceeds from any Asset Sale, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of the Net Cash Proceeds therefrom (or, in the case of any Asset Sale by a Joint Venture, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of the Borrower's Allocable Share of such Net Cash Proceeds (but, in the case of a Joint Venture in which the Borrower or a Subsidiary thereof does not control the timing of distributions by such Joint Venture, only as and when such Net Cash Proceeds are distributed by such Joint Venture to the Borrower or a Wholly-Owned Subsidiary thereof)) in each case in accordance with the requirements of Section 3.03(i), provided that so long as no Default or Event of Default then exists, (i) the Net Cash Proceeds of any Asset Sale pursuant to
Section 9.02(ii) shall not be required to reduce the Total Revolving Loan Commitment on the date of receipt thereof to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that it intends to reinvest such Net Cash Proceeds in equipment or materials within 180 days after the respective date of sale or, in lieu thereof, commit to so invest such Net Cash Proceeds within 180 days after such date of sale and actually expend the funds pursuant to such commitment

0000B3FK.W51
within 365 days after such date of sale, and (ii) the Net Cash Proceeds from the sale of any Existing Investment, the sale of the equity interests in any Joint Venture, the sale of any Hotel Property or from any Recovery Event shall not be required to reduce the Total Revolving Loan Commitment on the date of receipt thereof to the extent that (A) the Borrower delivers a certificate to the Administrative Agent stating that it intends to utilize the Net Cash Proceeds therefrom to make Permitted Hotel Acquisitions pursuant to Sections 9.02(ix) and/or 9.05(viii) (and/or, in the case of the Net Cash Proceeds from a Recovery Event, to replace or restore any properties or assets in respect of which such proceeds are paid) within 180 days after the date of the respective Asset Sale, or make Investment Commitments for a Permitted Hotel Acquisition within 180 days after the date of the respective Asset Sale and actually make the respective Permitted Hotel Acquisition (or effect such replacement or restoration, as the case may be) within 365 days after the date of the respective Asset Sale and (B) after giving effect to any election pursuant to this clause (ii), the Reinvestment Amount shall at no time outstanding exceed $25,000,000, provided further, that with respect to each of clauses (i) and (ii) of the immediately preceding proviso, if all or any portion of the Net Cash Proceeds of the respective Asset Sale are not in fact utilized for the purposes permitted by said clauses within 180 days after the respective date of such Asset Sale (or committed to be so used within 180 days and actually applied within 365 days after the date of the respective Asset Sale), then on such 180th day after the date of the respective Asset Sale (or 365th day after the date of the respective Asset Sale, as the case may be), the amount of Net Cash Proceeds not actually applied for the purposes permitted by said clauses (i) and (ii) shall be used to permanently reduce the Total Revolving Loan Commitment as otherwise required by this Section 3.03(e) in the absence of the immediately preceding proviso.

                  (f) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each Excess Cash Payment Date, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to the Applicable Excess Cash Flow Recapture Percentage of the Residual Excess Cash Flow for the relevant Excess Cash Payment Period in accordance with the requirements of Section 3.03(i); provided that, so long as no Default or Event of Default then exists, the Total Revolving Loan Commitment shall not be required to be reduced pursuant to the requirements of this Section 3.03(f) at any time to an amount which is less than the Guaranty Amount then in effect.

                  (g) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on the first date on and after the Effective Date on which the long-term senior unsecured debt credit rating of HFS shall have been reduced to a level equal to or below BBB- by S&P and/or be unrated by S&P, which downgrading and/or failure to be rated shall have continued for at least 30 consecutive days, the Total

0000B3FK.W51

Revolving Loan Commitment shall be permanently reduced by an amount equal to $37,500,000 in accordance with the requirements of Section 3.03(i).

                  (h) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on the first date on and after the Effective Date on which the long-term senior unsecured debt credit rating of HFS shall have been reduced to a level below BBB- by S&P and/or be unrated by S&P, which downgrading and/or failure to be rated shall have continued for at least 30 consecutive days, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to $75,000,000 (less any amount by which the Total Revolving Loan Commitment had already been reduced pursuant to clause (g) above) in accordance with the requirements of Section 3.03(i).

                  (i) The amount of each reduction to the Total Revolving Loan Commitment made as required by (A) Sections 3.03(c), (e) and (f) shall be applied to reduce the then remaining Scheduled Commitment Reductions pro rata based on the then remaining amounts of such Scheduled Commitment Reductions after giving effect to all prior reductions thereto and (B) Sections 3.03(d),
(g) and (h) shall be applied to reduce the then remaining Scheduled Commitment Reductions in inverse order of maturity.

                  (j) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Final Maturity Date.

                  (k) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on the 15th day after each date on which any Change of Control or HFS Change of Control occurs, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety, in each case unless the Required Banks otherwise agree in writing in their sole discretion.

                  (l) Each reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to reduce the Revolving Loan Commitment of each Bank.

                  SECTION 4. Prepayments; Payments; Taxes.

                  4.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Revolving Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions:

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






                     (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of the Borrower's intent to prepay Base Rate Loans and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of the Borrower's intent to prepay Eurodollar Loans, the amount of such prepayment and the Types of Revolving Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks;

                    (ii) each prepayment shall be in an aggregate principal amount of at least $500,000, provided, that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $1,000,000, then such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; and

                     (iii) each prepayment in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans, provided that, at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this
         Section 4.01(a), such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank.

                  (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in
Section 13.12(b), the Borrower shall have the right, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) to repay all Revolving Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Bank in accordance with said Section 13.12(b) so long as (A) in the case of the repayment of Revolving Loans of any Bank pursuant to this clause (b) the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time
Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

                  4.02 Mandatory Repayments. (a)(i) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans made by Non-

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






Defaulting Banks and the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall prepay on such day principal of Revolving Loans of Non-Defaulting Banks in an amount equal to such excess. If, after giving effect to the prepayment of all Revolving Loans of Non-Defaulting Banks, the aggregate amount of the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower to Non-Defaulting Banks hereunder in a cash collateral account to be established by the Administrative Agent.

                  (ii) On any day on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Bank exceeds the Revolving Loan Commitment of such Defaulting Bank, the Borrower shall prepay on such day principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

                  (b) With respect to each repayment of Revolving Loans required by this Section 4.02, the Borrower may designate the Types of Revolving Loans which are required to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $1,000,000, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans and (ii) except for differing treatments of Defaulting Banks and Non-Defaulting Banks as expressly provided in Section 4.02(a), each repayment of Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

                  (c) In addition to any other mandatory repayments required pursuant to this Section 4.02, on the 15th day after each date on which any Change of Control or HFS Change of Control occurs, all outstanding Revolving Loans shall be required to be immediately repaid in full, in each case unless the Required Banks otherwise agree in writing in their sole discretion.

                  4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or under any Revolving Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be

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






made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Revolving Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                  4.04 Net Payments; Taxes. (a) All payments made by the Borrower hereunder or under any Revolving Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank, or any franchise tax based on the net income or net profits of a Bank, in either case pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Revolving Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Revolving Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank, or any franchise tax based on the net income or net profits of a Bank, in either case pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment

0000B3FK.W51
by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

                  (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Revolving Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Revolving Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Revolving Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) to gross-up

0000B3FK.W51
payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this
Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section
4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Initial Borrowing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

                  SECTION  5.  Conditions  Precedent  to  Loans  on the  Initial
Borrowing Date. The obligation of each Bank to make Revolving Loans, and the obligation of each Issuing Bank to issue Letters of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Revolving Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

                  5.01 Execution of Agreement; Notes. On or prior to the Initial Borrowing Date (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks the appro- priate Revolving Note executed by the Borrower, in the amount, maturity and as other- wise provided herein.

                  5.02 Officer's Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date and signed on behalf of the Borrower by an Authorized Officer, stating all of the conditions of 5.06, 5.07, 5.08, 5.15, 5.16, 5.17, 6.01, 6.02 and 6.03 have been satisfied on such date.

                  5.03 Fees, etc. On the Initial Borrowing Date, the Borrower shall have paid to the Agents and the Banks all costs, fees and expenses
(including, without limitation, legal fees and expenses) payable to the Agents and the Banks to the extent then due.

                  5.04 Opinion of Counsel. On the Initial Borrowing Date, the Admin- istrative Agent shall have received from Skadden, Arps, Slate, Meagher & Flom, special counsel to HFS, the Borrower and the Subsidiary Guarantors, an opinion

0000B3FK.W51
addressed to each of the Agents and each of the Banks and dated the Initial Borrowing Date, which opinion shall be in form and substance satisfactory to the Agents and the Required Banks and shall cover such matters incident to the transactions contemplated herein as may be requested by the Agents or the Required Banks.

                  5.05 Corporate Documents; Proceedings; etc. (a) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date, signed by the President, any Vice President, the Secretary or an Assistant Secretary of each Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the certificate of incorporation and by-laws or other organizational documents of each such Credit Party and the resolutions of each such Credit Party referred to in such certificate, and the foregoing shall be acceptable to the Agents.

                  (b) All corporate and legal proceedings and all instruments and agree- ments in connection with the transactions contemplated by this Agreement and the other Documents shall be satisfactory in form and substance to the Agents and the Required Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Agents may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  5.06 Employee Benefit Plans; Shareholders' Agreements; Management Agreements; Employment Agreements; Collective Bargaining Agreements; Debt Agree- ments; Tax Sharing Agreements; HFS Agreements; Affiliate Agreements; Existing Investment Agreements. On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent (or otherwise made available for review by the Agents) true and correct copies, certified as true and complete by an appropriate officer of the Borrower of:

                     (i) all "employee benefit plans" as defined in Section 3(3) of ERISA (other than multiemployer plans as defined in Section 4001(a)(3) of ERISA), any profit sharing plans and deferred compensation plans, and any other plans or arrangements for the benefit of employees of the Borrower or any of its Subsidiaries (collectively, the "Employee Benefit Plans");

                    (ii) all agreements entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements");

0000B3FK.W51

                    (iii) all  agreements  with  members of, or with respect to,
         the  manage-  ment  of  the   Borrower  or  any  of  its   Subsidiaries
         (collectively, the "Management Agreements");

                    (iv) any employment agreements entered into by the Borrower or any of its Subsidiaries (collectively, the "Employment Agreements");

                    (v)  all  collective   bargaining   agreements  applying  or
         relating to any employee of the Borrower or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

                    (vi) all agreements evidencing or relating to Indebtedness of the Borrower or any of its Subsidiaries which is to remain outstanding after giving effect to the incurrence of Revolving Loans on the Initial Borrowing Date and the consummation of the Acquisitions (collectively, the "Debt Agreements");

                    (vii)  tax  sharing,   tax   allocation  and  other  similar
         agreements entered into by the Borrower or any of its Subsidiaries (collectively, the "Tax Sharing Agreements");

                    (viii) the Financing Agreement, the Corporate Services Agreement, all HFS Franchise Agreements and the Facility Lease, as well as any other agreements of the Borrower and any of its Subsidiaries with HFS or any of its Subsidiaries (with all of the agreements referred to in this clause (viii) being herein collectively called the "HFS Agreements");

                    (ix) all other agreements (not delivered pursuant to preceding clauses (i) through (viii)) between the Borrower and any of its Subsidiaries, on the one hand, and any Affiliate of the Borrower (which is not a Subsidiary of the Borrower) on the other hand (collectively, the "Affiliate Agreements"); and

                    (x) all agreements evidencing, or relating to, any Existing Investments (including all existing Joint Ventures) (collectively, the "Existing Investment Agreements");

all of which Employee Benefit Plans, Shareholders' Agreements, Management Agree-ments, Employment Agreements, Collective Bargaining Agreements, Debt Agreements, Tax Sharing Agreements, HFS Agreements, Affiliate Agreements and Existing Investment Agreements shall be in form and substance satisfactory to the Agents and the Required Banks and shall be in full force and effect on the Initial Borrowing Date.

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






                  5.07  Consummation  of the  Acquisitions.  On or  prior to the
Initial Borrowing Date, there shall have been delivered to the Banks true and correct copies of all Acquisition Documents, and all terms and provisions of such Acquisition Documents shall be in form and substance satisfactory to the Agents and the Required Banks and shall not be amended in any material respect without the consent of the Required Banks. The FHI Stock Acquisition, including all of the terms and conditions thereof, shall have been duly authorized by the board of directors and (if required by applicable law) the shareholders of the Borrower, and all Acquisition Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. The representations and warranties set forth in the Acquisition Documents shall be true and correct in all material respects as if made on and as of the Initial Borrowing Date. Each of the conditions precedent to HFS's, MOA's and the Borrower's obligations to consummate the respective Acquisitions as set forth in the respective Acquisition Documents shall have been satisfied to the satisfaction of the Agents and the Required Banks or waived with the consent of the Agents and the Required Banks and each Acquisition shall have been consummated in accordance with all applicable law and the respective Acquisition Documents (without giving effect to any amendment or modification thereof or waiver with respect thereto unless consented to by the Agents or the Required Banks). The consideration paid in the FHI Stock Acquisition shall not exceed $98,400,000.

                  5.08  Refinancing.  On the  Initial  Borrowing  Date and after giving effect to the Acquisitions and the Revolving Loans incurred on the Initial Borrowing Date, neither the Borrower nor any of its Subsidiaries shall have any Indebtedness outstanding except for (x) the Revolving Loans and (y) the Existing Indebtedness, which Existing Indebtedness shall not exceed $23,000,000 in aggregate outstanding principal amount. The Agents and the Required Banks shall be satisfied with the amount of and the terms and conditions of (i) all Existing Indebtedness and (ii) the repayment of all Indebtedness to be repaid in connection with the transactions contemplated hereby (collectively, the
"Refinancing") and the amount of all accrued interest, premiums, fees, commissions and expenses owing in connection with the Refinancing. The Refinancing shall have been effected in accordance with the requirements of the immediately preceding sentence and all Liens in connection with such refinanced Indebtedness shall have been terminated (and all appropriate releases, termination statements or other instruments of assignment with respect thereto shall have been obtained) to the satisfaction of the Agents and the Required Banks. The Administrative Agent shall have received copies, certified as true and complete by an appropriate officer of the Borrower, of all documents executed in connection with the repayment of the Indebtedness and the release of the Liens thereunder (collectively, the "Refinancing Documents").

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






                  5.09 Pledge Agreement. On the Initial Borrowing Date, each Credit Party (other than HFS) shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit F (as modified, supplemented or amended from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee, all the Pledged Securities (which Pledged Securities shall be required to include (to the extent provided in the Pledge Agreement), on the Initial Borrowing Date, all capital stock, partnership and Joint Venture interests and promissory notes owned by the Borrower and each Subsidiary Guarantor on the Initial Borrowing Date), if any, referred to therein then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers, in the case of capital stock constituting Pledged Securities.

                  5.10 Guaranties. On the Initial Borrowing Date, (i) HFS shall have duly authorized, executed and delivered a Guaranty in the form of Exhibit G-1 (as modified, amended or supplemented from time to time, the "HFS Guaranty") and (ii) each Subsidiary Guarantor shall have duly authorized, executed and delivered a Subsidiary Guaranty in the form of Exhibit G-2 (as modified, amended or supplemented from time to time, the "Subsidiaries Guaranty").

                  5.11 Adverse Change. On the Initial Borrowing Date, nothing shall have occurred (and the Banks shall have become aware of no facts, conditions or other information not previously known) which the Agents or the Required Banks shall reasonably determine could have a material adverse effect
(i) on the Transaction, (ii) on the rights or remedies of the Agents or the Banks, or on the ability of any Credit Party to perform their respective obligations to the Agents and the Banks or (iii) on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, FHI and its Subsidiaries taken as a whole or FHI and its Subsidiaries and Joint Ventures taken as a whole.

                  5.12 Litigation. On the Initial Borrowing Date, no litigation by any entity (private or governmental) shall be pending or, to the knowledge of any of the Credit Parties, threatened with respect to (i) any Acquisition, the making of the Loans or the Credit Documents or any documentation executed in connection therewith or the transactions contemplated thereby except as set forth on Schedule XI or (ii) which the Agents or the Required Banks shall reasonably determine could have a materially adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, FHI and its Subsidiaries taken as a whole or FHI and its Subsidiaries and Joint Ventures taken as a whole.



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                  5.13  Solvency  Certificate;  Environmental  Assessments;  and
Insurance Certificates. On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent:

                  (i) a solvency certificate in the form of Exhibit H, addressed to each of the Agents and each of the Banks and dated the Initial Borrowing Date from an Authorized Financial Officer of the Borrower providing the opinion of such Authorized Financial Officer as to the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transaction and the financing therefor;

                  (ii) Phase I environmental assessments from environmental consult- ants satisfactory to the Agents and in form, scope and substance reasonably satisfactory to the Agents and the Required Banks; and

                  (iii) certificates of insurance complying with the requirements of Section 8.03 for the business and properties of the Borrower and its Subsidi- aries, in scope, form and substance satisfactory to the Agents and the Required Banks.

                  5.14 Pro Forma Financial Information; Projections. (a) On the Initial Borrowing Date, the Banks shall have received the audited, the unaudited and the pro forma financial information required by Section 7.05(a), which shall be in form and substance satisfactory to the Agents and the Required Banks. In addition, the Banks shall have received such comfort with respect to the preparation of such pro forma financial information from the outside auditors of the Borrower and/or FHI referenced in Section 7.05(a) as may have been requested by the Agents or the Required Banks, which comfort shall be satisfactory in form and substance to the Agents and the Required Banks.

                  (b) On the  Initial  Borrowing  Date,  the  Banks  shall  have received consolidated financial projections for the Borrower and its Subsidiaries for the six fiscal years ended after the Initial Borrowing Date (the "Projections"), which Projections, and the supporting assumptions and explanations thereto, shall be satisfactory in form and substance to the Agents and the Required Banks and shall be as set forth on Schedule III.

                  5.15 Approvals, etc. On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals in connection with each Acquisition (excluding such immaterial approvals which may not have been obtained in connection with any Acquisition), the Refinancing, the transactions



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contemplated by this Agreement and otherwise  referred to herein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which
restrains,   prevents  or  imposes   materially   adverse  conditions  upon  the
consummation of any Acquisition, the making of the Revolving Loans and the transactions contemplated by the Credit Documents. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon any Acquisition or the making of the Revolving Loans or the transactions contemplated by the Credit Documents.

                  5.16 Cash on Hand. On the Initial Borrowing Date (and without giving effect to any incurrence of Revolving Loans on such date), the Borrower shall have cash on hand of at least $45,000,000, and shall have utilized at least $30,000,000 of such cash toward financing the FHI Stock Acquisition before incurring Revolving Loans hereunder for such purpose.

                  5.17 Absence of Downgrade. From and after September 30, 1995, HFS shall have suffered no rating downgrade (or at any time be unrated) by S&P and shall not have been placed on "credit watch" with negative implications by S&P.

                  5.18 HFS Subordination Agreement. On the Initial Borrowing Date, HFS, the Borrower and the Administrative Agent shall have duly authorized, executed and delivered the HFS Subordination Agreement in the form of Exhibit I (the "HFS Subordination Agreement"), pursuant to which HFS shall have agreed, among other things, (i) notwithstanding anything to the contrary contained in any HFS Agreement or otherwise, until the occurrence of the Bank Termination Date, HFS will not terminate the Corporate Services Agreement or the Facility
Lease (unless in connection with a decision by the Borrower to relocate its corporate headquarters) for any reason whatsoever without the prior written consent of the Required Banks, (ii) notwithstanding anything to the contrary contained in any HFS Agreement or otherwise, until the occurrence of the Bank Termination Date, fees owing pursuant to the various HFS Agreements shall be payable only in accordance with the requirements of Section 9.03 and 9.06, (iii) to the extent that any fees or amounts are owing to HFS or any of its Subsidiaries pursuant to any HFS Agreement or otherwise as a result of the activities, operations or revenues of any non-Wholly-Owned Subsidiary,
Unrestricted Subsidiary or Joint Venture of the Borrower, then neither the Borrower nor any of its Wholly- Owned Subsidiaries shall have any liability to HFS or any of its Subsidiaries in respect of the amounts so owed, and HFS or its respective Subsidiary shall have a claim for the respective amounts owed to it only against the respective non-Wholly-Owned Subsidiary, Unrestricted Subsidiary or Joint Venture, as the case may be, provided that,



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






notwithstanding the foregoing, the Borrower may be liable for its Allocable Share of any such fees or amounts of only a non-Wholly-Owned Subsidiary or Joint Venture (but not of an Unrestricted Subsidiary) (as determined for the respective non-Wholly-Owned Subsidiary or Joint Venture), (iv) HFS shall agree that all amounts payable to it by the Borrower and its Subsidiaries (except the amounts expressly provided pursuant to Sections 9.06(iii), (iv), (v), (x)(a) and
(xi)) shall be subordinated to the payment in full of the Obligations on the terms set forth in the HFS Subordination Agreement and (v) HFS shall agree, and shall agree to cause its Subsidiaries, not to accept any Restricted Payment which is not permitted to be paid pursuant to the provisions of this Agreement and, if any amount is received by it which constitutes a Restricted Payment in excess of the amounts permitted under this Agreement (including as may occur pursuant to Section 9.06(vii)), then promptly after HFS has actual knowledge of its receipt of such excess payment (or promptly after it receives notice from any Bank thereof), HFS shall reimburse the Borrower in cash for the amount by which the payments made to HFS and its Subsidiaries exceed the respective amounts permitted to be paid in accordance with the requirements of this Agreement.

                  SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Bank to make Revolving Loans (including Revolving Loans made on the Initial Borrowing Date), and the obligation of an Issuing Bank to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

                  6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date.)

                  6.02 Adverse Change, etc. Nothing shall have occurred (and the Banks shall have become aware of no facts or conditions not previously known) which could reasonably be expected to have a material adverse effect on (x) the rights or remedies of the Banks or the Agents, (y) on the ability of the Borrower or any other Credit Party to perform its obligations to the Banks or
(z) on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, or the Borrower and its Subsidiaries taken as a whole.




                                                        -36-


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






                  6.03 Litigation. At the time of each such Credit Event and also after giving effect thereto, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement or any other Credit Document or the transactions contemplated hereby or thereby or which could reasonably be expected to have a materially adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries and Joint Ventures taken as a whole.

                  6.04 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Revolving Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a).

                  (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03(a).

                  6.05 Certain Requirements With Respect to Revolving Loans Incurred to Effect Permitted Hotel Acquisitions. Prior to the making of any Revolving Loan the proceeds of which are to be used to effect a Permitted Hotel Acquisition in which the total consideration exceeds $2,000,000, the Borrower shall have satisfied the relevant requirements of Section 9.02(ix) or 9.05(viii), as the case may be.

                  The occurrence of the Initial Borrowing Date and the acceptance of the proceeds or benefits of each Credit Event shall constitute a representation and warranty by the Borrower to each of the Agents and each of the Banks that all the conditions specified in Section 5 and in this Section 6 and applicable to such Credit Event exist as of that time. All of the Revolving Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Agent at the Notice Office for the account of each of the Banks and, except for the Revolving Notes, in sufficient counterparts for each of the Banks and shall be in form and substance reasonably satisfactory to the Banks.

                  SECTION 7. Representations and Warranties. In order to induce the Banks to enter into this Agreement and to make the Revolving Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Acquisitions and the Refinancing consummated on the Initial Borrowing Date, all of which shall survive the execution and delivery of this Agreement and the Revolving Notes and the making of the Revolving Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date



                                                        -37-


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






being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct on and as of the Initial Borrowing Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

                  7.01 Corporate and Partnership Status. Each of the Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation or partnership, as the case may be, in good standing (if applicable) under the laws of the jurisdiction of its organization, (ii) has the corporate or partnership power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing (if applicable) in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

                  7.02 Corporate or Partnership Power and Authority. Each Credit Party has the corporate or partnership power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is a party and has taken all necessary corporate or partnership action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is a party, and each of such Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality,
(ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Pledge Agreement) upon any of the properties or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material



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agreement,  contract  or  instrument,  to which any  Credit  Party or any of its
Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject (excluding, in the case of the Acquisition Documents and the Refinancing Documents, from the foregoing clauses (i) and (ii) such immaterial violations, which in no event shall violate the provisions of this Agreement or otherwise be reasonably expected to have a material adverse effect on (x) the Transaction, (y) the rights or remedies of the Agent or the Banks, or on the ability of any Credit Party to perform their respective obligations to the Agent and the Banks or (z) on the business, operations, property, assets, nature of assets, liabilities or condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole) or (iii) will violate any provision of the certificate of incorporation or by-laws (or similar organizational documents) of any Credit Party or any of its Subsidiaries.

                  7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the Acquisitions, (ii) the Refinancing, (iii) the execution, delivery and performance of any Credit Document or (iv) the legality, validity, binding effect or enforceability of any such Credit Document.

                  7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a)(i) The audited consolidated balance sheet of the Borrower for the fiscal year ended in December 1994 and the related consolidated statements of income and earnings and cash flows of the Borrower for the fiscal year ended as of said date, which statements have been examined by Deloitte & Touche LLP or its predecessor in-interest, who delivered an unqualified opinion with respect thereto and copies of which have heretofore been delivered to each Bank, present fairly the consolidated financial position of the respective entities at the dates of said statements and the results of operations for the periods covered thereby, (ii) the unaudited consolidated balance sheet of the Borrower for the fiscal quarter ended in September 1995 and the related consolidated statements of income and earnings and cash flows of the Borrower for the fiscal quarter ended as of said date, copies of which have heretofore been delivered to each Bank, present fairly the consolidated financial position of the respected entities at the dates of such statements and the results of operations for the periods covered thereby, (iii) the audited consolidated balance sheets of FHI for the fiscal years ended in January 1995, 1994 and 1993 and the related consolidated statements of income and earnings, cash flows and shareholders equity of FHI for the fiscal years ended as of said dates, which statements have been examined by Price Waterhouse LLP or its predecessor in-interest, who delivered an unqualified opinion with respect thereto and copies of which have heretofore been delivered to each Bank, present fairly the

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






consolidated financial position of FHI at the dates of said statements and the results of operations for the periods covered thereby and (iv) the unaudited consolidated balance sheet of FHI for the fiscal quarter ended in October 1995 and the related consolidated statements of income and earnings and cash flows of FHI for the fiscal quarter ended as of said date, copies of which have heretofore been delivered to each Bank, present fairly the consolidated financial position of FHI at the dates of said statements and the results of operations for the periods covered thereby. All financial statements referred to in the preceding sentence have been prepared in accordance with generally accepted accounting principles and practices consistently applied except (i) in the case of the audited financial statements, to the extent provided in the notes to said financial statements and (ii) in the case of the unaudited financial statements, for the absence of footnotes and for the same being subject to normal year-end audit adjustments. The selected historical balance sheets as at September 30, 1995 for each Joint Venture of FHI existing on the Effective Date and the related summary income statement information for each such Joint Venture for the period ended as of said date, copies of which have heretofore been delivered to each Bank, were prepared on a United States tax basis in accordance with the books and accounts and other financial records of the respective Joint Venture on a basis consistent with the past practices of such Joint Venture and fairly present the financial condition of each such Joint Venture at date of said statement and the results of operations for the period covered thereby. The unaudited pro forma consolidated balance sheet and income statement of the Borrower and its Subsidiaries (including FHI and its Subsidiaries) prepared prior to the Initial Borrowing Date and designated by the Borrower as the pro forma financial statements referred to in this Section 7.05(a), copies of which have been furnished to the Banks on or prior to the Initial Borrowing Date, present fairly the consolidated pro forma financial position and results of operations of the entities covered thereby as at January 31, 1996 (in the case of the pro forma consolidated balance sheet) or for the twelve month period ended on such date (in the case of the pro forma consolidated income statement), in each case based on the assumption that the Acquisitions, the Refinancing, the related financing thereof and the other transactions contemplated pursuant to this Agreement had been consummated on January 31, 1996 (in the case of the pro forma consolidated balance sheet) or January 31, 1995 (in the case of the pro forma consolidated income statement). The unaudited pro forma consolidated financial statements referred to in the preceding sentence have been prepared on a basis consistent with the financial statements of FHI referred to in the first sentence of this Section 7.05(a), and have been prepared in a manner consistent with the requirements of Regulation S-X of the SEC which are applicable to pro forma financial information prepared in accordance with the requirements thereof but shall be subject to audit adjustments which shall not materially change the information set forth in such unaudited pro forma financial statements. Since January 31, 1995 (but after giving effect to the Acquisitions, the Refinancing and the financing of the FHI Stock

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






Acquisition as if same had occurred prior thereto), there has been no material adverse change in the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries and Joint Venture taken as a whole.

                  (b) On and as of the Initial Borrowing Date, on a pro forma basis after giving effect to the Acquisitions and all other transactions contemplated by the Documents and to all Indebtedness (including the Revolving Loans) being incurred or assumed and Liens created by each Credit Party in connection therewith, (x) the sum of the assets, at a fair valuation, of the Borrower and its Subsidiaries (taken as a whole) and the Borrower (on a stand-alone basis) will exceed their respective debts, (y) the Borrower and its Subsidiaries (taken as a whole) and the Borrower (on a stand-alone basis) have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature and (z) the Borrower and its Subsidiaries (taken as a whole) and the Borrower (on a stand-alone basis) have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b) "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a), there were as of the Initial Borrowing Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower or to the Borrower and its Subsidiaries taken as a whole. As of the Initial Borrowing Date, the Borrower knows of no basis for the assertion against it of any liability or obligation of any nature that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower or the Borrower and its Subsidiaries taken as a whole.

                  (d) On and as of the Initial Borrowing Date, the Projections set forth on Schedule III, which include the projected results of the FHI and which have been delivered to the Agents and the Banks on or prior to the Initial Borrowing Date, have been prepared on a basis consistent with the pro forma financial statements referred to

0000B3FK.W51
in Section 7.05(a), and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Borrower to be misleading or which fail to take into account material information regarding the matters reported therein. On the Initial Borrowing Date, the Borrower believes that the Projections were reasonable and attainable (it being understood that the Borrower makes no representation or warranty that the results projected in the Projections will actually be attained).

                  7.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to the Transaction or any Document except as set forth on Schedule XI or (ii) that could reasonably be expected to materially and adversely affect the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries and Joint Ventures taken as a whole.

                  7.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Agent or any Bank (including, without limitation, all information contained in the Documents, but excluding the Projections and assumptions contained therein, which are covered pursuant to preceding Section 7.05(d)) for purposes of or in connection with this Agreement, the other Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

                  7.08 Use of Proceeds; Margin Regulations. (a) Up to $75,000,000 of proceeds of the Revolving Loans shall be used by the Borrower on the Initial Borrowing Date (i) to finance, in part, the purchase price of the FHI Stock Acquisition and (ii) to pay fees and expenses related to the FHI Stock Acquisition and the financing therefor. The proceeds of all other Revolving Loans shall be used by the Borrower for the Borrower's and its Subsidiaries' general corporate purposes, including to finance the working capital needs of the Borrower and its Subsidiaries and to finance Permitted Hotel Acquisitions and to pay the fees and expenses in connection therewith (but shall not be used to pay any portion of the purchase price of the FHI Stock Acquisition, the fees and expenses related thereto or to effect the Refinancing).




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                  (b) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Revolving Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                  7.09 Tax Returns and Payments. (a) The Borrower and its Subsidiaries have timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods, with the appropriate taxing authority, all Federal, state and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Borrower and/or its Subsidiaries and Joint Ventures, as the case may be. The Returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries and Joint Ventures for the periods covered thereby. Each of the Borrower and each of its Subsidiaries and Joint Ventures has paid all material taxes payable by them other than taxes which are not delinquent, and other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries or Joint Ventures. As of the Initial Borrowing Date, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any its Subsidiaries.

                  (b) As of the Initial Borrowing Date, the Borrower has available net operating loss carryovers within the meaning of Section 172(b) of the Code in the amount of at least $15,000,000, which net operating loss carryovers expire beginning in the year 2009 and shall be made available by the Borrower to offset future income of the Borrower and its Subsidiaries.

                  7.10 Compliance with ERISA. (i) Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made with respect to a Plan and a Foreign Pension Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or



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4212 of ERISA or Section  401(a)(29),  4971, 4975 or 4980 of the Code or expects to incur any liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the annual aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $50,000; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

                  (ii) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

                  7.11 The Pledge Agreement. The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors under the Pledge Agreement constitute first priority perfected security interests in the Pledged Securities described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreement.

                  7.12 Representations and Warranties in Documents. All representations and warranties set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Initial



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Borrowing Date as if such  representations  or warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date.

                  7.13 Properties. Each of the Borrower and each of its Subsidiaries and Joint Ventures has good and marketable title to all properties owned by them, including all property reflected in the consolidated balance sheets referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheets in the ordinary course of business), free and clear of all Liens, other than (i) as referred to in the balance sheets or in the notes thereto or (ii) Permitted Liens. Schedule IV contains a true and complete list of each parcel of Real Property owned or leased by the Borrower and its Subsidiaries and Joint Ventures on the Initial Borrowing Date, and the type of interest therein held by the Borrower or such Subsidiary or Joint Venture. The Borrower and each of its Subsidiaries and Joint Ventures have good and indefeasible title to all fee-owned Real Properties and valid leasehold title to all Leaseholds.

                  7.14 Capitalization. On the Initial Borrowing Date and after giving effect to the Acquisitions, the Refinancing and the other transactions contemplated hereby, the authorized capital stock of the Borrower shall consist of 100,000,000 shares of common stock, $0.01 par value per share and 10,000,000 shares of preferred stock, $1.00 par value per share. As of the Initial Borrowing Date, 5,452,320 shares of common stock of the Borrower are outstanding and no shares of preferred stock of the Borrower are outstanding. All such outstanding shares of common stock have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. As of the Initial Borrowing Date, except for options to purchase 765,000 shares of common stock of the Borrower granted under its 1994 Stock Option Plan and the obligation of the Borrower to issue up to 413,910 shares of its common stock under the Distribution Agreement dated as of November 22, 1994, the Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

                  7.15 Subsidiaries; Joint Ventures; Unrestricted Subsidiaries. After giving effect to the Acquisitions, the Borrower will have no Subsidiaries, Joint Ventures or Unrestricted Subsidiaries other than (i) those Subsidiaries and Joint Ventures listed (and in each case identified as such) on Schedule V and (ii) new Subsidiaries, Joint Ventures and Unrestricted Subsidiaries created in compliance with Section 9.16. On the Initial Borrowing Date, the Borrower has no Unrestricted Subsidiaries. Schedule V correctly sets forth, as of the Initial Borrowing Date, the percentage ownership

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






(direct or indirect) of the Borrower in each class of capital stock or other equity interest of each of its Subsidiaries and Joint Ventures and also identifies the direct owner thereof.

                  7.16 Compliance with Statutes, etc. Each of the Borrower and each of its Subsidiaries and Joint Ventures is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries and Joint Ventures taken as a whole.

                  7.17 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  7.18 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  7.19 Environmental Matters. (a) Each of the Borrower and each of its Subsidiaries and Joint Ventures has complied with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or threatened Environmental Claims against the Borrower or any of its Subsidiaries or Joint Ventures or any Real Property owned or operated by the Borrower or any of its Subsidiaries or Joint Ventures. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by the Borrower or any of its Subsidiaries or Joint Ventures or on any property adjoining or in the vicinity of any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or Joint Ventures or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Borrower or any of its Subsidiaries or Joint Ventures under any applicable Environmental Law.

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






                  (b) To the best knowledge of the Borrower, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned or operated by the Borrower or any of its Subsidiaries or Joint Ventures except in compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property by the Borrower's, such Subsidiary's or such Joint Venture's business.

                  (c) Notwithstanding anything to the contrary in this Section 7.19, the representations made in this Section 7.19 shall only be untrue if the aggregate effect of all failures and noncompliance of the types described above could reasonably be expected to have a material adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries and Joint Ventures taken as a whole.

                  7.20 Labor Relations. Neither the Borrower nor any of its Subsidiaries or Joint Ventures is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries and Joint Ventures taken as a whole. There is (i) no unfair labor practice complaint pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or Joint Ventures before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened against the Borrower or any of its Subsidiaries or Joint Ventures, (ii) no strike, labor dispute, slowdown or stoppage is pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or Joint Ventures and (iii) to the best knowledge of the Borrower, no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries or Joint Ventures, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries and Joint Ventures taken as a whole.

                  7.21 Patents, Licenses, Franchises and Formulas. Each of the Borrower and each of its Subsidiaries and Joint Ventures owns all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and

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other rights of whatever nature, reasonably necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries and Joint Ventures taken as a whole.

                  7.22 Indebtedness. (a) Schedule VI sets forth a true and complete list of all Indebtedness of the Borrower and its Subsidiaries and Joint Ventures as of the Initial Borrowing Date (excluding the Loans and any Indebtedness to be refinanced pursuant to the Refinancing, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

                  7.23 Acquisitions; Refinancing. On the Initial Borrowing Date, the Acquisitions and the Refinancing shall have been consummated in all respects in accordance with the terms of the respective Documents and all applicable laws. At the time of consummation of the Acquisitions and the Refinancing, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Acquisitions and the Refinancing will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained), except, in the case of the Acquisitions, where the failure to so obtain, give, file or take would not have a material adverse effect on the Acquisitions or on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as whole. All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Acquisitions or the Refinancing. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Acquisitions or the Refinancing, or the occurrence of any Credit Event or the performance by any Credit Party of its obligations under the respective Documents. All actions taken by the Credit Parties pursuant to or in furtherance of the Acquisitions and the Refinancing have been taken in compliance with the respective Documents and all applicable laws.

                  SECTION 8. Affirmative Covenants. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Revolving Loans,

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





Revolving Notes and Unpaid Drawings, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

                  8.01 Information Covenants. The Borrower will furnish to the Administrative Agent (with sufficient copies for each of the Banks, and the Administrative Agent will promptly forward to each of the Banks):

                  (a) Monthly Reports. Within 45 days after the end of each fiscal month of the Borrower, the monthly management reports prepared by (or on behalf of) the Borrower or the respective Subsidiary or Joint Venture for each Hotel Property, which monthly management reports shall contain the revenues of such Hotel Property for such fiscal month (including room revenues, food and beverage revenues and other revenues), the average occupancy rate for such Hotel Property for such fiscal month, the average daily room rate for such Hotel Property for such fiscal month and such other information as may be reasonably requested by any Agent for such Hotel Property to the extent reasonably available.

                  (b) Quarterly Financial Statements. Within 60 days after the close of the first three quarterly accounting periods in each fiscal year of the Bor- rower, (i) consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries and Unrestricted Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows, in each case for such quar- terly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by an Authorized Financial Officer of the Borrower, subject to normal year-end audit adjustments and (ii) management's discussion and analysis of the important operational and financial developments during the quarterly accounting period and year-to-date periods.

                  (c) Annual Financial Statements. Within 105 days after the close of each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries and Unrestricted Subsidiaries, as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified, in the case of the consolidated statements, by Deloitte & Touche, LLP or such other independent certified public accountants of recognized national standing acceptable to the Agents, together with a report of such

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






         accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries and Unrestricted Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing under any of Sections 9.03, 9.06 through 9.11, inclusive, and Section 10.12, or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

                  (d) Budgets. No later than 30 days after the first day of each fiscal year of the Borrower, budgets in form satisfactory to the Agents (including, in any event, budgeted statements of cash flow and budgeted debt and cash balances) for (x) such fiscal year prepared in detail and
         (y) each of the five years immediately following such fiscal year prepared in summary form, in each case, of the Borrower and its Subsidiaries and Joint Ventures, accompanied by the statement of an Authorized Financial Officer of the Borrower to the effect that the budget is a reasonable estimate for the period covered thereby.

                  (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(a), (b) and (c), a certificate of an Authorized Financial Officer of the Borrower to the
         effect that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate, if delivered with the financial statements required by Sections 8.01(b) and (c), shall also (x) set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 3.03(e) (and shall show the calculation of the Reinvestment Amount as of the last day of the period covered by such financial statements) and (f) (but with respect to Section 3.03(f) only to the extent delivered with the financial statements required by Sections 8.01(c)), and 9.03 through 9.11, inclusive, at the end of such fiscal quarter or year, as the case may be, as well as the calculations required to establish compliance with the provisions of Section 10.12 at the end of such fiscal quarter or year, as the case may be, (y) set forth the amounts (and supporting calculations), as at the last day of the respective fiscal quarter (but after giving effect to the making of any Restricted Payments pursuant to Section 9.06(vii) in respect of such fiscal quarter or fiscal year, as the case may be, and any Capital Expenditure made pursuant to Section 9.07(c) in respect of such fiscal quarter or fiscal year, as the case may be), of the Cumulative Retained Residual Excess Cash Flow Amount, as well as a description of all Restricted Payments made during (or with respect to) the respective fiscal quarter or fiscal year and showing the calculations establishing compliance with the provisions

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         of  Section  9.03 and 9.06,  and (z) if  delivered  with the  financial statements required by Section 8.01(c), set forth the amount of (and the calculations required to establish) Excess Cash Flow for the respective Excess Cash Payment Period.

                  (f) Notice of Default or Litigation; HFS Downgrade. Promptly, and in any event within three Business Days after an officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending or threatened (x) against the Borrower or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries and Joint Ventures taken as a whole, (y) with respect to any material Indebtedness of the Borrower or any of its Subsidiaries or Joint Ventures or (z) with respect to any Document and
         (iii) any downgrading or discontinuance of rating of HFS by S&P or any other rating agency, and any placement by S&P or any other rating agency of HFS on "credit watch" or any similar action.

                  (g) Management Letters. Promptly after receipt thereof by the Borrower or any of its Subsidiaries, a copy of any "management letter" received by the Borrower or any of its Subsidiaries from its certified public accountants and the management's responses thereto.

                  (h) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Borrower or any of its Subsidiaries or Joint Ventures shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") and copies of all notices and reports which the Borrower or any of its Subsidiaries or Joint Ventures shall deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

                  (i) Environmental Matters. Promptly upon, and in any event within ten Business Days after, an officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters:

0000B3FK.W51

                    (i) any pending or threatened  material  Environmental Claim against the Borrower or any of its Subsidiaries or Joint Ventures or any Real Property owned or operated by the Borrower or any of its Subsidi- aries or Joint Ventures;

                    (ii) any condition or occurrence on or arising from any Real
               Property owned or operated by the Borrower or any of its Subsidiaries or Joint Ventures that (a) results in non-compliance by the Borrower or any of its Subsidiaries or Joint Ventures with any applicable Environmental Law or (b) could reasonably be expected to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or Joint Ventures or any such Real Property:

                    (iii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries or Joint Ventures that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries or Joint Ventures of such Real Property under any Environmental Law; and

                    (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries or Joint Ventures as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Borrower shall deliver to each Bank all notices received by it or any of its Subsidiaries from any government or governmental agency under, or pursuant to, Environmental Law.

          All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response or proposed response thereto. In addi- tion, the Borrower and any of its Subsidiaries and Joint Ventures will provide the Administrative Agent with copies of all material communications with any government or governmental agency relating to Environmental Laws, all material communications with any Person relating to Environmental Claims, and such detailed reports of any Environmental Claim as may be requested by any Agent or any Bank.

                  (j) Annual Meetings with Banks. At the request of the Administrative Agent, the Borrower shall within 120 days after the close of each

0000B3FK.W51
         fiscal year of the Borrower, hold a meeting (at a mutually agreeable location and time) with all of the Banks at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Borrower and the budgets presented for the current fiscal year of the Borrower and its Subsidiaries and Joint Ventures.

                  (k) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or its Subsidiaries or Joint Ventures as any Agent or any Bank (through the Administrative Agent) may reasonably request.

                  8.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries and Joint Ventures to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries and Joint Ventures to, permit officers and designated representatives of any Agent or the Banks to visit and inspect, during regular business hours, upon reasonable advance notice and under guidance of officers of the Borrower, such Subsidiary or such Joint Venture, any of the properties of the Borrower or any of its Subsidiaries or Joint Ventures, and to examine the books of account of the Borrower and any of its Subsidiaries or Joint Ventures and discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries or Joint Ventures with, and be advised as to the same by, its and their respective officers and independent accountants, all at such times and intervals and to such extent as any Agent or the Banks may request.

                  8.03 Maintenance of Property; Insurance. (a) Schedule VII sets forth a true and complete listing of all insurance maintained by, or on behalf of, the Borrower and its Subsidiaries and Joint Ventures as of the Initial Borrowing Date. The Borrower will, and will cause each of its Subsidiaries and Joint Ventures to, (i) keep all property necessary in its business in good working order and condition, (ii) maintain insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to the Administrative Agent, upon written request, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, the Borrower will at all times cause insurance of the types described in Schedule VII to be maintained (with the same scope of coverage as that described in Schedule VII) at levels which are at least as great as the respective amount described opposite the respective type of insurance on Schedule VII. Such insurance shall include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk

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






basis, covering the full repair and replacement costs of all such property and business interruption insurance for the actual loss sustained. All such insurance shall be provided by insurers having an A.M. Best general policyholders service rating of not less than B+VIII.

                  (b) If the Borrower or any of its Subsidiaries or Joint Ventures shall fail to maintain all insurance in accordance with this Section 8.03, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon at least 10 days' notice to the Borrower, to procure such insurance, the Borrower agrees to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

                  8.04 Corporate Franchises. The Borrower will, and will cause each of its Subsidiaries and Joint Ventures to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 8.04 shall prevent (i) transactions permitted in accordance with the applicable requirements of Sections 9.02 and 9.05 or (ii) the withdrawal by the Borrower or any of its Subsidiaries or Joint Ventures of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries and Joint Ventures taken as a whole.

                  8.05 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries and Joint Ventures to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries and Joint Ventures taken as a whole.

                  8.06 Compliance with Environmental Laws. The Borrower will comply, and will cause each of its Subsidiaries and Joint Ventures to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries or Joint Ventures, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real

0000B3FK.W51

Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Borrower nor any of its Subsidiaries or Joint Ventures will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries or Joint Ventures, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials used or stored at any such Real Properties in material compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property.

                  8.07 ERISA. As soon as possible and, in any event, within 10 days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of an Authorized Financial Officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted against the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under
Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA; or that the Borrower, or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). The Borrower will deliver to each of the Banks a complete copy of the annual report (Form 5500) of each Plan (including, to the extent required,

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






the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Banks no later than 10 days after the date such report has been filed with the Internal Revenue Service or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

                  8.08 End of Fiscal Years; Fiscal Quarters. The Borrower will cause (i) each of its, and each of its Subsidiaries' and Joint Ventures', fiscal years to end on December 31, and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on the last day of each March, June, September and December.

                  8.09 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries and Joint Ventures to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries and Joint Ventures taken as a whole.

                  8.10 Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries and Joint Ventures to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims for sums that have become due and payable which, if unpaid, might become a lien or charge upon any properties of the Borrower, any such Subsidiary or any such Joint Venture; provided that neither the Borrower nor any such Subsidiary or any Joint Venture shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

                  8.11 Hotel Franchisors. The Borrower will take, and will cause each of its Subsidiaries and Joint Ventures to take, all action necessary so that (x) except as otherwise provided in Section 10.11, each Hotel Property owned or leased by the Borrower and its Subsidiaries and Joint Ventures are at all times operated as a

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






"Travelodge", "Thriftlodge" or another nationally recognized hotel brand which the Board of Directors of the Borrower (or an authorized committee of such Board) has determined to be in the interests of the Borrower and (y) except in connection with the sale of any Hotel Property pursuant to the terms of this Agreement or as otherwise provided in Section 10.11, no Franchise Agreement with respect to a Hotel Property is terminated.

                  8.12 Joint Venture Distributions. To the extent any Joint Venture receives any Net Cash Proceeds from any of the events specified in Sections 3.03(c), (d) and (e) then, to the extent such Net Cash Proceeds would have to be applied to reduce the Total Revolving Loan Commitment in accordance with the requirements of Sections 3.03(c), (d) and/or (e), as the case may be, if received by a Wholly-Owned Subsidiary of the Borrower, the Borrower will use its best efforts to cause such Joint Venture to distribute to the Borrower or a Wholly-Owned Subsidiary thereof, concurrently with or as soon after the respective event as is practicable, the Borrower's Allocable Share of such Net Cash Proceeds received by such Joint Venture.

                  8.13 Corporate Separateness. The Borrower will take, and will cause each of its Subsidiaries, Joint Ventures and Unrestricted Subsidiaries to take, all action as is necessary to keep the operations of the Borrower and its Subsidiaries and Joint Ventures separate and apart from those of any Unrestricted Subsidiaries including, without limitation, ensuring that all customary formalities regarding their respective corporate existence, including holding regular board of directors' and shareholders' meetings and maintenance of corporate offices and records, are followed. Neither the Borrower nor any of its Subsidiaries or Joint Ventures shall make any payment to a creditor of any Unrestricted Subsidiary in respect of any liability of any Unrestricted Subsidiary. All financial statements provided to creditors shall clearly evidence the corporate separateness of the Borrower and its Subsidiaries and Joint Ventures from any Unrestricted Subsidiaries, and the Borrower and its Subsidiaries and Joint Ventures shall maintain their own respective payroll (if any) and separate books of account and bank accounts from Unrestricted Subsidiaries. Each Unrestricted Subsidiary shall pay its respective liabilities, including all administrative expenses, from its own separate assets, and assets of the Borrower and its Subsidiaries and Joint Ventures shall at all times be separately identified and segregated from the assets of Unrestricted Subsidiaries. Finally, neither the Borrower nor any of its Subsidiaries, Joint Ventures or Unrestricted Subsidiaries shall take any action, or conduct its affairs in a manner which is likely to result in the corporate existence of any Unrestricted Subsidiary being ignored, or in the assets and liabilities of any Unrestricted Subsidiary being substantively consolidated with those of the Borrower or any of its Subsidiaries or Joint Ventures in a bankruptcy, reorganization or other insolvency proceeding.

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                  SECTION 9.  Negative  Covenants.  The Borrower  covenants  and agrees that on and after the Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Revolving Loans, Revolving Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

                  9.01 Liens. The Borrower will not, and will not permit any of its Subsidiaries or Joint Ventures to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries or Joint Ventures, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any Subsidiary or Joint Venture of the Borrower), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

                    (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

                   (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries or Joint Ventures imposed by law, which were incurred in the ordinary course of business and do not secure
         Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's, such Subsidiary's or such Joint Venture's property or assets or materially impair the use thereof in the operation of the business of the Borrower, such Subsidiary or such Joint Venture or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                  (iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule VIII (which Schedule VIII need not set forth the Liens created pursuant to the Pledge Agreement), but only to the respective date, if any, set forth in such Schedule VIII for the

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






          removal and termination of any such Liens, but no renewals or extensions of such Liens shall be permitted;

               (iv) Liens created pursuant to the Credit Documents;

               (v) leases or subleases granted by the Borrower or any of its Subsidiaries or Joint Ventures to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries or Joint Ventures;

               (vi) Liens upon assets subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by
          Section 9.04, provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary or Joint Venture of the Borrower;

               (vii) Liens placed upon equipment or machinery used in the ordinary course of business of the Borrower or any of its Subsidiaries or Joint Ventures at the time of acquisition thereof by the Borrower or any such Subsidiary or Joint Venture or within 60 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (vii) shall not at any time exceed $2,000,000 and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower, such Subsidiary or such Joint Venture;

               (viii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries or Joint Ventures;

               (ix) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries or Joint Ventures in the ordinary course of business;

               (x) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries or Joint Ventures is a party;

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               (xi) Liens  (other  than Liens  created or imposed  under  ERISA)
          incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of
          tenders,   statutory  obligations,   surety  bonds,  bids,  government
          contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); and

                  (xii) Liens arising out of judgments or awards in respect of which the Borrower or any of its Subsidiaries or Joint Ventures shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all such judgments or awards does not exceed $5,000,000 at any time outstanding.

                  9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries or Joint Ventures to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that:

               (i) Capital Expenditures (including payments in respect of Capitalized Lease Obligations) by the Borrower and its Subsidiaries and Joint Ventures shall be permitted to the extent not in violation of Section 9.07;

               (ii) the Borrower and each of its Subsidiaries and Joint Ventures may in the ordinary course of business, sell, lease (as lessor) or otherwise dispose of equipment and materials which, in the reasonable opinion of such Person, are obsolete, uneconomic or no longer useful in the conduct of such Person's business, provided that (x) except to the extent the respective equipment or materials are transferred in like-kind exchanges and/or trade-in-value is received on purchases of like-kind assets, at least 80% of the consideration therefor (taking the amount of cash and the fair market value of any non-cash consideration or, if greater, the principal amount of any non-cash consideration) shall be in the form of cash, (y) the aggregate Net Cash Proceeds of all assets sold or otherwise disposed of pursuant to this clause (ii) shall not exceed $2,000,000 in any fiscal year of the Borrower and (z) the Net Cash Proceeds



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






         from each Asset Sale pursuant to this clause (ii) are applied in accordance with the requirements of Section 3.03(e);

               (iii) Investments may be made to the extent permitted by Section 9.05;

               (iv) the Borrower and each of its Subsidiaries and Joint Ventures may lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capitalized Lease Obligation unless permitted by clause (i) of this Section 9.02);

               (v) the Borrower and each of its Subsidiaries and Joint Ventures may make sales of inventory in the ordinary course of business;

               (vi) the Acquisition shall be permitted as contemplated in the FHI Stock Acquisition Documents;

               (vii) the Borrower and its Subsidiaries may sell any Specified Existing Investment, so long as (i) each sale is in an arms' length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Board of Directors of the Borrower or any authorized committee of such Board of Directors) and (ii) the Net Cash Proceeds from each Asset Sale pursuant to this clause (vii) are applied in accordance with the requirements of Section 3.03(e);

               (viii) the Borrower and each of its Subsidiaries and Joint Ventures may sell Hotel Properties (or the entire equity interests of any Subsidiary or Joint Venture owning or leasing the respective Hotel Properties), so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each sale is in an arms' length transaction and the Borrower or the respective Subsidiary or Joint Venture receives at least fair market value (as determined in good faith by the Board of Directors of the Borrower or any authorized committee of such Board of Directors), (iii) the total consideration received by the Borrower or such Subsidiary is at least 75% in cash with respect to the sale of any wholly-owned Hotel Property of the Borrower or a Wholly-Owned Subsidiary thereof (or with respect to the sale of any Wholly-Owned Subsidiary of the Borrower) or with respect to the sale of any Joint Venture (or any Hotel Property of such Joint Venture) set forth on Schedule X, provided that, (x) in lieu of receiving cash in any sale of the entire equity interest in any Joint Venture existing on the Initial Borrowing Date, the Borrower or the respective Subsidiary may exchange the entire equity interest of such Joint Venture for equity interests (not theretofore owned, directly or indirectly, by the Borrower) of one or more other



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         Joint  Ventures  existing on the Initial  Borrowing Date so long as the effect of any such exchange is to increase the Borrower's direct or indirect, as the case may be, equity interests in the Joint Venture or Joint Ventures so acquired and (y) with respect to the sale of any Joint Venture (or any Hotel Property owned by such Joint Venture) (other than with respect to the sale of any Joint Venture (or any Hotel Property owned by such Joint Venture) listed on Schedule X) the aggregate amount of all non-cash consideration held at any one time shall not exceed $10,000,000 (taking the face amount of debt and the fair market value of all other non-cash collateral, and determined without regard to any write-downs or write-offs thereof), (iv) the aggregate Net Cash Proceeds of all assets sold pursuant to this clause
         (viii) shall not exceed $25,000,000 in any fiscal year of the Borrower and (v) the Net Cash Proceeds from each Asset Sale pursuant to this clause (viii) are applied in accordance with the requirements of
         Section 3.03(e); and

                   (ix) the Borrower and each of its Wholly-Owned Subsidiaries may acquire Hotel Properties (including by purchasing 100%, but not less than 100%, of the capital stock or partnership interests of the Person that owns such Hotel Properties) so long as (i) such Hotel Properties are wholly-owned by the Borrower or such Wholly-Owned Subsidiary, (ii) such Hotel Properties are located in the United States, Canada, Mexico or Puerto Rico, (iii) prior to the date of acquisition of any such Hotel Property, the Borrower shall have delivered to each of the Banks a Phase I environmental assessment on such Hotel Property from an environmental firm, certified to and in form, scope and substance, reasonably satisfactory to the Required Banks, (iv) with respect to the acquisition of any Hotel Property subject to a Leasehold (and which will not be owned by the Borrower or the respective Wholly-Owned Subsidiary in fee), such Hotel Property may be acquired only if the respective Leasehold shall have a remaining term (including a right of extension by the Borrower or such Wholly-Owned Subsidiary) of at least 15 years, (v) at least 10 Business Days prior to the consummation of any acquisition of any Hotel Property the Borrower shall have delivered to each of the Banks the Information Package relating to such Hotel Property, and in the case of any acquisition of any Hotel Property or group of related Hotel Properties in which the total consideration exceeds $15,000,000, the Required Banks shall have not informed the Borrower in writing prior to the end of 10 Business Days after the Bank's receipt of the respective Information Package that they do not approve of such acquisition, (vi) each Hotel Property shall be operated as a "Travelodge", a "Thriftlodge" or another nationally recognized hotel brand which the Board of Directors of the Borrower (or an authorized committee of such Board) has determined to be in the best interests of the Borrower and shall be subject to a Franchise

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






         Agreement, a copy of which Franchise Agreement shall be delivered to each of the Banks on or prior to the date of the consummation of the acquisition of such Hotel Property, and (vii) in the case of any acquisition of any Hotel Property or group of related Hotel Properties in which the total consideration exceeds $2,000,000, (I) based on calculations made by the Borrower on a Pro Forma Basis after giving effect to the respective acquisition, no Default or Event of Default will exist under, or would have existed during the period of four consecutive fiscal quarters last reported (or required to be reported pursuant to Section 8.01(b) or (c), as the case may be) prior to the date of the respective acquisition pursuant to, the financial covenants contained in Sections 9.08 through 9.11, inclusive, (II) based on good faith projections prepared by the Borrower for the period from the date of the consummation of the acquisition to the date which is one year thereafter or based on the historical financial statements (but after giving effect to all Scheduled Commitment Reductions that will occur during the one year period after the date of the consummation of the respective acquisition) delivered in the Information Package for such Hotel Property or Hotel Properties calculated on a Pro Forma Basis after giving effect to the respective acquisition, the level of financial performance measured by the covenants set forth in Sections
         9.08 through 9.11, inclusive, shall be better than or equal to such level as would be required to provide that no Default or Event of Default will exist under the financial covenants contained in such Sections 9.08 through 9.11, inclusive, as compliance with such covenants will be required through the date which is one year from the date of the consummation of the respective acquisition, and (III) the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Financial Officer of the
         Borrower, certifying to the best of such officer's knowledge, compliance with the requirements of this clause (vii) and containing the calculations (in reasonable detail) required by this clause (vii)

To the extent the Required Banks waive the provisions of this Section 9.02 with respect to the sale of any Pledged Securities, or any Pledged Securities are sold or otherwise disposed of as permitted by this Section 9.02, such Pledged Securities shall be sold or otherwise transferred or disposed of free and clear of the Liens created by the Pledge Agreement and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

                  9.03 Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries or Joint Ventures to, authorize, declare or pay any Restricted Payments, except:

0000B3FK.W51

               (i) any Subsidiary or Joint Venture of the Borrower may make Restricted Payments to the Borrower or any Wholly-Owned Subsidiary of the Borrower;

               (ii) any Subsidiary of the Borrower which is not a Wholly-Owned Subsidiary of the Borrower or any Joint Venture of the Borrower may make Restricted Payments so long as the Borrower and each Subsidiary of the Borrower which has an ownership interest in such non-Wholly-Owned Subsidiary or Joint Venture receives a portion of such Restricted Payment which is at least as great as the percentage ownership interest of the Borrower or such other Subsidiary of the Borrower in the respective Subsidiary or Joint Venture which is making the Restricted Payment;

               (iii) after the  execution  and delivery of any HFS  Subordinated
          Note in accordance with the requirements of Section 9.04(vii), the Borrower may make regularly scheduled payments of interest in respect thereof (at the interest rate described in Section 9.04(vii)), so long as (x) no Default or Event of Default shall exist at the time of the making of such payment or immediately after giving effect thereto and
          (y) the respective payment is permitted in accordance with the HFS Subordination Agreement;

               (iv) the Borrower may make Restricted Payments as specifically permitted by clauses (iii) through (xi) of Section 9.06;

               (v) after the issuance of any Redeemable Capital Stock in accordance with the requirements of Section 9.04(viii), the Borrower may pay cash dividends to HFS in respect thereof at times that the Borrower could have paid interest on any HFS Subordinated Note (i.e., such dividends shall be permitted to be paid at the end of each successive three-month Interest Period with respect thereto), so long as (x) no Default or Event of Default shall exist at the time of the making of such payment or immediately after giving effect thereto, (y) the respective payment is permitted in accordance with the HFS Subordination Agreement and (z) the amount of dividends paid in cash with respect to the HFS Redeemable Capital Stock shall not exceed the amounts permitted to be paid pursuant to Section 9.04(viii)(y) (after giving effect to the proviso thereto);

               (vi) any Excess Corporate Services Fees that are not permitted to be paid in accordance with the provisions of Section 9.06(vii) because they are in excess of the amounts permitted to be paid thereunder may be paid by the Borrower at any time pursuant to this clause (vi) so long as (x) no Default or Event of Default is then in existence or would exist immediately after giving

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






          effect to the respective payment and (y) the amount of the respective payment shall not exceed the Cumulative Retained Residual Excess Cash Flow Amount as is in effect immediately prior to the making of the respective payment; and

               (vii) after the issuance of any Chartwell Preferred Stock/Subordinated Debt, the Borrower may pay cash dividends or make cash interest payments, as the case may be, to Chartwell in respect thereof, so long as (x) no Default or Event of Default shall exist at the time of the making of such payment or immediately after giving effect thereto, (y) the aggregate amount of Restricted Payments made pursuant to this clause (vii) does not exceed the Cumulative Unrestricted Subsidiary Dividend Amount as in effect immediately prior to the making of such payment, and (z) the terms of such Chartwell Preferred Stock/Subordinated Debt satisfy the requirements of Section 9.04(ix).

                  9.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries or Joint Ventures to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

               (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

               (ii)  Existing  Indebtedness  to the extent the same is listed on
          Schedule VI, but no refinancing or renewals thereof, provided that in no event shall the aggregate outstanding principal amount of Indebtedness under the Bank of America Facility exceed $15,000,000 at any one time;

               (iii)  Indebtedness  under  Interest Rate  Protection  Agreements entered into with respect to Indebtedness outstanding under this Agreement (i.e., to provide protection against fluctuations in floating interest rates with respect to a notional amount not to exceed, at the time of the entering into of the respective Interest Rate Protection Agreement, the aggregate principal amount of Loans outstanding pursuant to this Agreement);

               (iv) Indebtedness of the Borrower and its Subsidiaries and Joint Ventures evidenced by Capitalized Lease Obligations entered into after the Initial Borrowing Date, in each case so long as the respective Capitalized Lease Obligation relates to an acquisition of assets made after the Initial Borrowing Date in accordance with Section 9.07 and the Liens arising as a result thereof are permitted pursuant to
          Section 9.01, and so long as the aggregate outstanding principal amount of Capitalized Lease Obligations at no time exceeds $5,000,000;

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







               (v) Indebtedness of the Borrower and its Subsidiaries and Joint Ventures subject to Liens permitted under Section 9.01(vii), so long as the aggregate principal amount of Indebtedness outstanding pursuant to this clause (v) is limited as provided in said Section 9.01(vii);

               (vi)  intercompany   Indebtedness  among  the  Borrower  and  its
          Subsidiaries  and Joint  Ventures to the extent  permitted  by Section
          9.05;

               (vii) unsecured subordinated Indebtedness of the Borrower issued to HFS upon a downgrading of HFS' long-term senior unsecured debt credit rating by S&P triggering a mandatory commitment reduction pursuant to Section 3.03(g) or (h) (the "HFS Subordinated Indebtedness") so long as (x) the aggregate outstanding principal amount of HFS Subordinated Indebtedness does not exceed the aggregate cash proceeds actually loaned by HFS to the Borrower to enable it to make mandatory repayments of Revolving Loans pursuant to Section 4.02(a) as a result of a reduction to the Total Revolving Loan Commitment pursuant to Sections 3.03(g) and/or (h)), (y) the HFS
          Subordinated Indebtedness shall not be guaranteed and shall be evidenced by a subordinated promissory note or notes (subject to the limitation on the aggregate outstanding principal amount thereof provided in preceding clause (x)) in the form of Exhibit J, which shall mature not earlier than the date which occurs one year after the Final Maturity Date and shall bear interest at a rate per annum not to exceed the Eurodollar Rate (as determined for successive interest periods of 3 months) plus the Applicable Margin as in effect from time to time (each an "HFS Subordinated Note") and (z) 100% of the cash proceeds loaned to the Borrower as evidenced by the HFS Subordinated Indebtedness shall be used for the purposes described in preceding clause (x);

                  (viii) Redeemable Capital Stock of the Borrower issued to HFS upon a downgrading of HFS' long-term senior unsecured debt credit rating by S&P triggering a mandatory reduction pursuant to Section 3.03(g) or (h) (the "HFS Redeemable Capital Stock") so long as (x) the aggregate amount thereof does not exceed the aggregate cash proceeds invested by HFS in the Borrower by way of such Redeemable Capital Stock investment to enable it to make mandatory repayments of Revolving Loans pursuant to Section 4.02(a) as a result of the reduction to the Total Revolving Loan Commitment pursuant to Sections 3.03(g) and/or (h)), (y) the HFS Redeemable Capital Stock shall not be guaranteed and shall have no required redemptions and no required offers to purchase same by the Borrower or any of its Subsidiaries or Joint Ventures, whether through the lapse of time, the occurrence of certain contingencies or otherwise, at any time prior to the date which occurs one year after the Final

0000B3FK.W51

         Maturity Date and such HFS Redeemable Capital Stock shall accrue dividends at a rate per annum not to exceed the Eurodollar Rate (as determined for successive interest periods of 3 months) plus the Applicable Margin as in effect from time to time, provided that the amount of dividends permitted to be paid in cash on any HFS Redeemable Capital Stock issued pursuant to this clause (viii) at the end of any such interest period shall not exceed an amount equal to the dividends which would accrue on such HFS Redeemable Capital Stock for such interest period at the rate described above multiplied by an amount equal to 1 minus the then Current Consolidated Tax Rate of the Borrower during such period, with any dividends which is not permitted to be paid in cash for any interest period because of the immediately preceding proviso to be deferred (with no additional dividends to accrue on such deferred amounts) until after the Bank Termination Date, and (z) 100% of the cash proceeds invested by the Borrower in return for the issuance of the HFS Redeemable Capital Stock shall be used for the purposes described in preceding clause (x); and

               (ix) Chartwell Preferred Stock/Subordinated Debt issued to Chartwell so long as (u) the aggregate amount thereof does not exceed the aggregate cash proceeds invested by Chartwell in the Borrower by way of a Chartwell Preferred Stock investment (provided that, in any event, the aggregate amount of Chartwell Preferred Stock/Subordinated Debt shall not exceed $70,000,000), in each case except to the extent such excess has resulted from the accrual of dividends or interest thereon (as the case may be), (v) the Chartwell Preferred Stock/Subordinated Debt shall be issued by the Borrower, shall not be guaranteed and shall have no required redemptions or amortizations and no required offers to purchase same by the Borrower or any of its Subsidiaries or Joint Ventures, whether through the lapse of time, the occurrence of certain contingencies or otherwise, at any time prior to the date which occurs one year after the Final Maturity Date, (w) the Chartwell Preferred Stock/Subordinated Debt shall accrue dividends or interest, as the case may be, at a rate per annum not to exceed 8.5%,
          (x) the Chartwell Preferred Stock/Subordinated Debt shall not have any covenants restricting the business or operations of the Borrower or any of its Subsidiaries or Joint Ventures and shall expressly provide that any payments in respect thereof, whether in respect of accrued dividends or interest, mandatory redemptions or payments of principal, may only be made to the extent permitted by the terms of this Agreement (including Sections 9.03, 9.04 and 9.06), as same may be amended, supplemented, amended and restated, or refinanced from time to time, and (z) Chartwell Subordinated Debt may be issued only upon the conversion thereto of outstanding Chartwell Preferred Stock theretofore issued in accordance with the requirements of this Agreement, and prior to (and the Chartwell Preferred Stock shall provide that as a condition

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






         to) the conversion of the Chartwell Preferred Stock into Chartwell Subordinated Debt, the prior written consent of the Required Banks is obtained.

Notwithstanding  anything to the  contrary  contained  in (A) clauses  (vii) and
(viii) above, the sum of the aggregate principal amount of HFS Subordinated Indebtedness incurred pursuant to such clause (vii) and the aggregate liquidation preference of all HFS Redeemable Capital Stock issued pursuant to such clause (viii) shall in no event exceed the aggregate repayments theretofore made pursuant to Section 4.02(a) (as a result of reductions to the Total Revolving Loan Commitment pursuant to Sections 3.03(g) and/or (h)) made with funds provided to the Borrower by HFS (except to the extent the increase in the aggregate liquidation preference of any such HFS Redeemable Capital Stock is attributable to the accrual of dividends with respect thereto) and (B) clause
(ix) above, the sum of the aggregate principal amount of Chartwell Subordinated Debt plus the aggregate liquidation preference of all Chartwell Preferred Stock (excluding Chartwell Preferred Stock theretofore converted into Chartwell Subordinated Debt) shall in no event exceed the aggregate cash investments made by Chartwell in the Borrower (except to the extent that any increase in the aggregate principal amount of any Chartwell Subordinated Debt or any increase in the aggregate liquidation preference of any such Chartwell Preferred Stock is attributable to the accrual of dividends or interest, as the case may be, with respect thereto).

                  9.05 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries or Joint Ventures to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, (collectively, "Investments"), or permit any Investment to remain outstanding, or agree or commit to make any Investment (any such agreement or commitment an "Investment Commitment"), except that the following shall be permitted (but only so long as no Default or Event of Default exists at the time of the making of the respective Investment or Investment Commitment (or would exist immediately after giving effect thereto) in the case of Investments or Investment Commitments described in following clauses (viii) through (xii), inclusive):

               (i) the Borrower and its Subsidiaries and Joint Ventures may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

0000B3FK.W51

               (ii) the Borrower and its Subsidiaries and Joint Ventures may acquire and hold cash and Cash Equivalents;

               (iii) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted by Section 9.04(iii);

               (iv) (x) any Subsidiary or Joint Venture of the Borrower may make intercompany loans of cash to the Borrower or to any Wholly-Owned
          Subsidiary of the Borrower, any Wholly-Owned Subsidiary of the Borrower may make cash equity investments in any other Wholly-Owned
          Subsidiary of the Borrower, and the Borrower may make intercompany loans of cash to, or cash equity investments in, its Wholly-Owned Subsidiaries, provided that to the extent that any such intercompany loan is evidenced by a promissory note, such promissory note shall be pledged to the Collateral Agent pursuant to the Pledge Agreement and
          (y) the Borrower or any of its Wholly-Owned Subsidiaries may make intercompany loans to, cash capital contributions in, guaranty the obligations of, or have Letters of Credit issued for the benefit of, any Joint Venture of the Borrower (other than any Joint Venture that constitutes a Specified Existing Investment) or any joint venture partner of such Joint Venture, provided that (i) the aggregate amount of all such Investments (including, without limitation, the maximum amount of all guarantees, the maximum amount of all Letters of Credit and the amount of all intercompany loans and capital contributions as described in following clause (ii)) outstanding at any one time shall not exceed $15,000,000 (determined without regard to any write-downs or write-offs thereof), (ii) the aggregate amount of all such intercompany loans and cash capital contributions outstanding at any one time shall not exceed $5,000,000 (determined without regard to any write-downs or write-offs thereof) and (iii) to the extent that any such intercompany loan is evidenced by promissory note, such promissory note shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

               (v) non-cash consideration received by the Borrower or any of its Subsidiaries in connection with Asset Sales permitted pursuant to Sections 9.02(ii), (vii) and (viii), provided that the amount of such non-cash consideration shall not exceed the limitations provided in
          Section 9.02(ii) or (viii), as the case may be;

               (vi) the Borrower and its Subsidiaries and Joint Ventures may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time

0000B3FK.W51
          outstanding   (determined   without  regard  to  any   write-downs  or
          write-offs of such loans and advances) shall not exceed $1,000,000;

               (vii) the Borrower and its Subsidiaries and Joint Ventures may permit to remain outstanding the Investments that were made prior to the Initial Borrowing Date to the extent that same are set forth on
          Schedule IX (the "Existing Investments") (provided that any additional Investments with respect thereto shall be permitted only if independently justified under the other provisions of this Section 9.05);

                   (viii) in addition to Investments made as otherwise permitted pursuant to this Section 9.05, the Borrower and its Wholly-Owned Subsidiaries may make Investments in Hotel Properties (including by making the respective investment in the Person (other than an Unrestricted Subsidiary) which owns the respective Hotel Property but which shall not be a Wholly-Owned Subsidiary of the Borrower) that are not wholly-owned by the Borrower or any of its Wholly-Owned Subsidiaries so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) all of the applicable requirements of
         Section 9.02(ix) (other than clause (i) thereof) are satisfied with respect to such Investment and (iii) the aggregate amount of Investments made pursuant to this Section 9.05(viii) in any fiscal year of the Borrower does not exceed $5,000,000;

               (ix) the Borrower and its Wholly-Owned Subsidiaries may make Investment Commitments from time to time so long as (i) the respective Investment Commitment is in respect of an Investment of the type described in clause (viii) of this Section 9.05, (ii) the respective Investment Commitment expressly provides that the Borrower or its respective Wholly-Owned Subsidiary has no obligation to make the respective Investment unless same is in compliance with this Agreement or the consent of the Required Banks pursuant to this Agreement is obtained (and so long as the Borrower shall suffer no penalty or loss of funds as a result of any failure to make the Investment for the reasons set forth above in this clause (ii)), (iii) all of the applicable conditions set forth in Section 9.05(viii) are satisfied with respect to the Investment to be made pursuant to the respective Investment Commitment (but only to the extent that such Investment is made) and (iv) the maximum amount which could be required to be invested pursuant to the respective Investment Commitment in any fiscal year of the Borrower shall not exceed that amount set forth in clause (viii) of this Section 9.05, and with any amount so invested pursuant to the respective Investment Commitment to be considered an Investment made pursuant to clause (viii) of this Section 9.05;




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               (x) the Borrower may establish  Subsidiaries,  Joint Ventures and
          Unrestricted Subsidiaries to the extent permitted by Section 9.16;

               (xi) the Borrower and its Wholly-Owned Subsidiaries may (i) make Investments (other than Investments in Unrestricted Subsidiaries) so long as all consideration therefor paid by the Borrower and its Subsidiaries in respect of such Investment consists solely of Qualified Capital Stock of the Borrower and (b) enter into commitments or agreements to make Investments ("Qualified Equity Commitments") so long as all consideration to be paid for the respective Investment pursuant to the Qualified Equity Commitment consists solely of Qualified Capital Stock of the Borrower; and

               (xii) the Borrower and its Wholly-Owned Subsidiaries may make cash Investments in Unrestricted Subsidiaries so long as the aggregate amount of all such Investments does not exceed the aggregate Net Cash Proceeds (including, for this purpose, net of any amounts paid by the Borrower to HFS pursuant to Section 9.06(viii)) received by the Borrower from cash equity investments by Chartwell.

                  9.06 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries or Joint Ventures to, enter into any transaction or series of related transactions with any Affiliate of the Borrower or any of its Subsidiaries or Joint Ventures, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower, such Subsidiary or such Joint Venture as would reasonably be obtained by the Borrower, such Subsidiary or such Joint Venture at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that the following transactions, whether or not such transactions would otherwise be permitted by this Section 9.06, shall be permitted:

               (i)  Restricted  Payments  may be paid to the extent  provided in
          Section 9.03 (excluding clause (iv) thereof);

               (ii) loans may be made and other transactions may be entered into by the Borrower and its Subsidiaries and Joint Ventures to the extent permitted by Sections 9.04 and 9.05;

               (iii) the Borrower may make quarterly payments (in advance) of the Corporate Services Fee, provided that the aggregate amount permitted to be paid pursuant to this clause (iii) in any fiscal quarter of the Borrower shall not exceed the lesser of (x) the amount actually owing by the Borrower in respect of such quarter (or in respect of any prior quarter in the same fiscal year to the extent



                                                        -71-


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






          not permitted to be paid in such prior fiscal quarter because of the limitation contained in following clause (y)) under the Corporate Services Agreement and (y) $625,000;

                   (iv) the Borrower may make payments to HFS pursuant to the Facility Lease (the "HFS Facility Lease Payments") so long as the aggregate payments thereunder in any fiscal year of the Borrower do not exceed $150,000;

                    (v) the Borrower and its Subsidiaries and Joint Ventures may pay to HFS or a Subsidiary thereof the Marketing and Reservation Fee as and when due pursuant to the terms of the respective HFS Franchise Agreement, and the Borrower and its Subsidiaries and Joint Ventures may pay to HFS or a Subsidiary thereof the Licensing Fee as and when due pursuant to the terms of the HFS Master License Agreement;

                   (vi) on the Initial Borrowing Date, the Borrower may pay to HFS an advisory fee with respect to the FHI Stock Acquisition in an amount not to exceed $2,000,000;

                  (vii) the Borrower may pay to HFS any amounts actually owed to it in respect of Excess Corporate Services Fees, provided that (i) any such fees payable with respect to any fiscal year of the Borrower shall be paid quarterly in arrears within 10 days after each date upon which the financial statements for the fiscal quarter last ended have actually been delivered pursuant to Section 8.01(b) or (c), as the case may be, (ii) the actual amount of fees paid at any time with respect to any fiscal year pursuant to this clause (vii) shall not exceed the amount of Excess Cash Flow for the period from the first day of the respective fiscal year in respect of which paid through the last day of the fiscal quarter most recently ended for which financial statements have been delivered pursuant to Section 8.01(b) or (c), as the case may be, (iii) if for any reason the amount of fees actually paid pursuant to this clause (vii) exceeds the amount of Excess Cash Flow for the respective fiscal year (whether because of a miscalculation, negative Excess Cash Flow in subsequent fiscal quarters during the respective fiscal year or otherwise) then HFS shall promptly reimburse (and shall have agreed to make such reimbursements pursuant to the HFS
         Subordination Agreement) the Borrower for the amount by which the payments made pursuant to this clause (viii) exceed Excess Cash Flow for the respective fiscal year, provided that if HFS does not promptly reimburse the Borrower for any such amounts, such amount shall apply to reduce subsequent payments otherwise permitted to be made to HFS pursuant to this clause (vii) until the unreimbursed amount has been fully offset by the reductions to permitted



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         payments  to HFS under this clause  (vii) and (iv) no payment  shall be permitted to be made pursuant to this clause (vii) at any time while a Default or an Event of Default exists or would exist immediately after giving effect thereto;

                 (viii) on the date of any cash equity investment made by Chartwell in the Borrower and so long as no Default or Event of Default then exists, the Borrower may pay to HFS an advisory fee in an amount not to exceed 2% of the cash proceeds so invested in the Borrower;

               (ix) so long as no Default or Event of Default then exists, the Borrower may pay to HFS an annual guaranty fee (payable quarterly in arrears) (the "Guaranty Fee") pursuant to the Financing Agreement in an aggregate amount not to exceed 2% of the Guaranty Amount then in effect, provided that such Guaranty Fee shall otherwise be subject to the terms of the HFS Subordination Agreement;

                    (x) (a) the Borrower and its Subsidiaries and Joint Ventures may pay to HFS or a Subsidiary thereof the Standard Termination Fees set forth in the HFS Franchise Agreements and (b) so long as no Default or Event of Default then exists, the Borrower and its Subsidiaries and Joint Ventures may pay to HFS or a Subsidiary thereof the Excess Termination Fees set forth in the HFS Franchise Agreements, provided that such Excess Termination Fees shall otherwise be subject to the terms of the HFS Subordination Agreement; and

                   (xi) (a) the Borrower and its Subsidiaries and Joint Ventures may pay to HFS or a Subsidiary thereof pursuant to the respective HFS Franchise Agreements such other customary and arm's length charges and expenses that HFS charges (and on the same basis on which HFS charges) to its other similarly situated franchisees and (b) the Borrower may pay to HFS or a Subsidiary thereof the Borrower's allocable share of the lease payments and other overhead expenses associated with the Borrower's offices in El Cajon, California, and also may pay to HFS or a Subsidiary thereof its allocable share of the expenses of other assets the usage of which is shared on a similar basis with HFS, so long as all such amounts are charged on an arm's length basis.

Except as expressly permitted by clauses (i) through (xi) above, neither the Borrower nor any of its Subsidiaries or Joint Ventures shall pay any management, consultant, advisory or other fees to HFS or any Subsidiary of HFS, and neither the Borrower nor any of its Subsidiaries or Joint Ventures shall pay any management, consultant, advisory or similar fees to any other Affiliate of the Borrower or HFS (excluding

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






payments made by Subsidiaries of the Borrower to the Borrower or a Wholly-Owned Subsidiary of the Borrower).

                  9.07 Capital Expenditures. (a) The Borrower will not, and will not permit any of its Subsidiaries or Joint Ventures to, make any Capital Expenditures, except that during any fiscal year of the Borrower, the Borrower and its Subsidiaries and Joint Ventures may make Capital Expenditures so long as the aggregate amount of Capital Expenditures made by the Borrower and its Wholly-Owned Subsidiaries in any such fiscal year when added to the Borrower's Allocable Share of the Capital Expenditure made by its Joint Ventures for such fiscal year, does not exceed an amount equal to 5% of Total Hotel Revenues for such fiscal year.

Notwithstanding anything to the contrary contained above, to the extent that Capital Expenditures made during any fiscal year of the Borrower are less than the amount permitted to be made for such fiscal year as set forth above such unused amount may be carried forward to the immediately succeeding fiscal year and utilized to make Capital Expenditures of the type permitted above in this
Section 9.07 in excess of the amount permitted above in the following fiscal year, provided that (x) any amounts carried forward from the immediately preceding fiscal year may not be utilized during the current fiscal year unless and until the relevant amount for such current fiscal year shall have been utilized in full to make Capital Expenditures during such fiscal year and (y) no amounts once carried forward to the next fiscal year may be carried forward to fiscal years thereafter. In addition to the foregoing, the Borrower and its Subsidiaries may make additional Capital Expenditures to the extent that any Permitted Hotel Acquisition made as permitted by Section 9.02(ix) and/or 9.05(viii) constitutes Capital Expenditures.

                  (b) In addition to the Capital Expenditures permitted to be made pursuant to clause (a) of this Section 9.07 and following clause (c) of this Section 9.07, the amount of insurance proceeds received by the Borrower and its Subsidiaries from any Recovery Event may be used by the Borrower and its Subsidiaries to make Capital Expenditures to replace or restore any properties or assets in respect of which such proceeds were paid, in each case to the extent such proceeds are not used to make Permitted Hotel Acquisitions or are not required to be applied pursuant to Section 3.03(e), provided that any proceeds that are so used to make Capital Expenditures pursuant to this clause
(b) are, to the extent required by Section 3.03(e) used within the period of time as is set forth in such Section 3.03(e).

                  (c) In addition to the Capital Expenditures permitted to be made pursuant to clauses (a) and (b) of this Section 9.07, the Borrower and its Wholly-Owned Subsidiaries may make Capital Expenditures in any fiscal year of the Borrower

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beginning with its fiscal year  commencing on January 1, 1997 in an amount equal to the Cumulative Retained Residual Excess Cash Amount as in effect immediately prior to the making of the respective Capital Expenditure.

                  9.08 Minimum Adjusted Consolidated Borrower EBITDA. The Borrower will not permit Adjusted Consolidated Borrower EBITDA for any Test Period ended on the last day of a fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter below:


        Fiscal Quarter
            Ended                                            Amount

March 31, 1996                   $1,527,000

June 30, 1996                    $4,582,000

September 30, 1996               $8,655,000

December 31, 1996                $10,182,000

March 31, 1997                   $10,485,000

June 30, 1997                    $11,092,000

September 30, 1997               $11,901,000

December 31, 1997                $12,204,000

March 31, 1998                   $12,301,000

June 30, 1998                    $12,494,000

September 30, 1998               $12,751,000

December 31, 1998                $12,848,000

March 31, 1999                   $12,900,000

June 30, 1999                    $13,004,000

September 30, 1999               $13,143,000

December 31, 1999                $13,195,000

March 31, 2000                   $13,248,000

June 30, 2000                    $13,354,000

September 30, 2000               $13,495,000

0000B3FK.W51

December 31, 2000                $13,548,000

March 31, 2001                   $13,607,000

June 30, 2001                    $13,726,000

September 30, 2001               $13,884,000

December 31, 2001                $13,943,000


                  9.09 Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period ended on the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below:

        Fiscal Quarter
            Ended                                             Ratio

March 31, 1996                   1.75:1.00

June 30, 1996                    1.75:1.00

September 30, 1996               1.75:1.00

December 31, 1996                1.75:1.00

March 31, 1997                   1.85:1.00

June 30, 1997                    2.00:1.00

September 30, 1997               2.00:1.00

December 31, 1997                2.00:1.00

March 31, 1998                   2.25:1.00

June 30, 1998                    2.25:1.00

September 30, 1998               2.25:1.00

December 31, 1998                2.25:1.00

March 31, 1999                   2.50:1.00

June 30, 1999                    2.50:1.00

September 30, 1999               2.50:1.00

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








December 31, 1999                2.50:1.00

March 31, 2000                   3.00:1.00
and thereafter



                  9.10 Maximum Total Leverage Ratio. The Borrower will not permit the Total Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:


                       Period                          Ratio

Initial Borrowing Date through and                     6.75:1.00
including March 30, 1997

March 31, 1997 through and including                   6.00:1.00
March 30, 1998

March 31, 1998 through and including                   5.50:1.00
March 30, 1999

March 31, 1999 through and including                   4.75:1.00
March 30, 2000

March 31, 2000 through and including                   4.50:1.00
March 30, 2001

Thereafter                                             4.00:1.00


                  9.11 Consolidated Fixed Charge Coverage Ratio. The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio for any Test Period ended on the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below:

        Fiscal Quarter
            Ended                                             Ratio

March 31, 1996                   1.10:1.00

June 30, 1996                    1.10:1.00

September 30, 1996               1.10:1.00

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December 31, 1996                1.10:1.00

March 31, 1997                   1.15:1.00

June 30, 1997                    1.20:1.00

September 30, 1997               1.25:1.00
and thereafter



                  9.12 Limitation on Payments of Certain Indebtedness; Modifications of Certain Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Agreements; etc. The Borrower will not, and will not permit any of its Subsidiaries or Joint Ventures to, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any change of control or similar event of, including, in each case without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due, any HFS Subordinated Indebtedness or any Chartwell Subordinated Debt, (ii) amend or modify, or permit the amendment or modification of, any provision of the Bank of America Facility, the HFS Subordinated Indebtedness or any Chartwell Subordinated Debt or any agreement (including, without limitation, any HFS Subordinated Note) related thereto, (iii) amend or modify, or permit the amendment or modification of, any provision of any FHI Stock Acquisition
Document, Management Agreement, Tax Sharing Agreement, HFS Agreement or Affiliate Agreement (other than any amendment or modification thereto which would not violate or be inconsistent with any of the terms or provisions of this Agreement and the other Credit Documents and could not be adverse to the interests of the Banks in any respect) or enter into any new agreement which would have constituted a Tax Sharing Agreement, HFS Agreement or Affiliate Agreement if same had been in effect on the Initial Borrowing Date except for Unrestricted Subsidiary Tax Sharing Agreements entered into in compliance with
Section 9.16(c) and additional HFS Franchise Agreements in connection with the acquisition of new Hotel Properties or (iv) amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws, or any agreement entered into by it, with respect to its capital stock, or enter into any new agreement with respect to its capital stock, other than any amendments, modifications or changes pursuant to this clause (iv) or any such new agreements pursuant to this clause (iv) which would not violate or be inconsistent with any of the terms of this Agreement and the other Credit Documents and could not in any way adversely affect the interests of the Banks.

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                  9.13 Limitation on Certain  Restrictions  on Subsidiaries  and
Joint Ventures. The Borrower will not, and will not permit any of its Subsidiaries or Joint Ventures to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary or Joint Venture of the Borrower to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any of its Subsidiaries or Joint Ventures, or pay any Indebtedness owed to the Borrower or any Subsidiary or Joint Venture of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary or Joint Venture of the Borrower or (c) transfer any of its properties or assets to the Borrower or any of its Subsidiaries or Joint Ventures, except in each case for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any
Subsidiary  or  Joint  Venture  of  the  Borrower,   (iv)  customary  provisions
restricting assignment of any licensing agreement entered into by the Borrower or any Subsidiary or Joint Venture of the Borrower in the ordinary course of business, and (v) restrictions on the transfer of any assets subject to a Lien permitted by this Agreement.

                  9.14 Limitation on Issuance of Capital Stock. (a) The Borrower will not issue (i) any class of preferred stock (except (x) preferred stock of the Borrower issued in accordance with the requirements of Sections 9.04(viii) and (ix) and (y) any class of preferred stock which has no required redemptions and no required offers to purchase same by the Borrower or any of its Subsidiaries or Joint Ventures, whether through the lapse of time, the occurrence of certain contingencies or otherwise) or (ii) any class of redeemable (except at the sole option of the Borrower) common stock.

                  (b) The Borrower will not permit any of its Subsidiaries or Joint Ventures to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and similar or additional issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary or Joint Venture and (iii) to qualify directors to the extent required by applicable law.

                  9.15 Business. The Borrower will not, and will not permit any of its Subsidiaries or Joint Ventures to, engage (directly or indirectly) in any business other than the businesses in which FHI and its Subsidiaries and Joint Ventures are engaged on the Initial Borrowing Date and reasonable extensions thereof and businesses incidental thereto, provided that the Borrower (x) may not expand or develop any

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gaming  business or venture  after the Initial  Borrowing  Date and (y) may wind down its existing gaming business and related Specified Existing Investments.

                  9.16 Limitation on Creation of Subsidiaries, Unrestricted Subsidiaries and Joint Ventures. (a) The Borrower will not, and will not permit any of its Subsidiaries or Joint Ventures to, establish, create or acquire any additional Subsidiaries or Joint Ventures, except that the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish, create or acquire (x) Joint Ventures as provided in Section 9.16(b) and (y) Wholly-Owned Subsidiaries in connection with Permitted Hotel Acquisitions so long as (i) the capital stock of such new Wholly-Owned Subsidiary (to the extent that same is a corporation) is pledged pursuant to (and to the extent required by) the Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent, (ii) the partnership interests of such new Wholly-Owned Subsidiary (to the extent that same is a partnership) are pledged and assigned pursuant to (and to the extent required
by) the Pledge Agreement and (iii) any such new Wholly-Owned Domestic Subsidiary executes a counterpart of the Subsidiaries Guaranty and the Pledge Agreement. In addition, each such new Wholly-Owned Domestic Subsidiary shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Wholly-Owned Domestic Subsidiary would have had to deliver if such new Wholly-Owned Domestic Subsidiary were a Credit Party on the Initial Borrowing Date.

                  (b) The Borrower will not, and will not permit any of its Subsidiaries or Joint Ventures to, establish, create or acquire any additional Joint Ventures after the Initial Borrowing Date, except that the Borrower or any Wholly-Owned Subsidiary of the Borrower referenced in following clause (z) may establish, create or acquire Joint Ventures in connection with Investments permitted by Section 9.05 from time to time, in each case so long as (x) no Default or Event of Default exists at the time of the establishment, creation or acquisition of the respective Joint Venture or shall exist immediately after giving effect thereto, (y) all Investments therein are permitted pursuant to
Section 9.05 and (z) all equity interests in each Joint Venture are owned directly by the Borrower or a Wholly-Owned Subsidiary of the Borrower which engages in no business or activities other than the holding of ownership interests in one or more Joint Ventures and all equity interests therein are pledged pursuant to (and to the extent required by) the Pledge Agreement, provided that if any Joint Venture is in the form of a partnership, joint venture or other business form other than a corporation, the equity interests therein shall not be directly owned by the Borrower (but shall be owned by a Wholly-Owned Subsidiary thereof as referenced above in this clause (z)).




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                  (c) The  Borrower  will not,  and will not  permit  any of its
Subsidiaries or Joint Ventures to, establish, create or acquire any Unrestricted Subsidiary, except that any Wholly-Owned Domestic Subsidiary of the Borrower referenced in following clause (z) may establish, create or acquire Unrestricted
Subsidiaries  solely  in  connection  with  Investments   permitted  by  Section
9.05(xii) from time to time, in each case so long as (w) no Default or Event of Default exists at the time of the establishment, creation or acquisition of the respective Unrestricted Subsidiary or shall exist immediately after giving effect thereto, (x) all Investments therein (including as a result of the designation thereof as provided in the definition of Unrestricted Subsidiary) are permitted pursuant to Section 9.05(xii), (y) all equity interests in each Unrestricted Subsidiary are owned directly by a Wholly-Owned Domestic Subsidiary of the Borrower which engages in no business or activities other than the holding of ownership interests in one or more Unrestricted Subsidiaries and all equity interests therein are pledged pursuant to (and to the extent required by) the Pledge Agreement and (z) each such Unrestricted Subsidiary enters into, or becomes a party to, an Unrestricted Subsidiary Tax Sharing Agreement on terms and conditions satisfactory to the Required Banks.

                  SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Revolving Loan or any Revolving Note, (ii) default in the payment of any Unpaid Drawing for three or more Business Days after the date the respective Drawing was made or, if no Default or Event of Default exists pursuant to Section 10.05, for three or more Business Days after the receipt by the Borrower of notice of the respective Drawing by the Administrative Agent or the respective Issuing Bank or (iii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Revolving Loan or Revolving Note or Unpaid Drawing, or any Fees or any other amounts owing hereunder or under any other Credit Document; or

                  10.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  10.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8.01(f)(i), 8.08 or 8.11 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and



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such default  shall  continue  unremedied  for a period of 30 days after written notice to the Borrower by any Agent or any Bank; or

                  10.04 Default Under Other Agreements.  (i) The Borrower or any
of its Subsidiaries or Joint Ventures shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any
Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries or Joint Ventures shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that (A) it shall not be a Default or an Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and
(ii) is at least $1,000,000 and (B) in making any determination pursuant to preceding clause (A), there shall be excluded any Indebtedness of the type described in preceding clauses (i) and (ii) to the extent same was incurred by any Immaterial Non-Subsidiary Joint Venture (and is not a Contingent Obligation of the Borrower or any Subsidiary thereof); or

                  10.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries or Joint Ventures (excluding any Immaterial Non-Subsidiary Joint Ventures) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries or any such Joint Ventures and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries or any such Joint Ventures or the Borrower or any of its Subsidiaries or any such Joint Ventures commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries or any such Joint Ventures, or there is commenced against the Borrower or any of its Subsidiaries or any such Joint Ventures any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries or any such Joint



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Ventures is adjudicated  insolvent or bankrupt;  or any order of relief or other order approving any such case or proceeding is entered and is not vacated or stayed within 60 days; or the Borrower or any of its Subsidiaries or any such Joint Ventures suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries or any such Joint Ventures makes a general assignment for the benefit of creditors; or any partnership and/or corporate action is taken by the Borrower or any of its Subsidiaries or any such Joint Ventures for the purpose of effecting any of the foregoing; or

                  10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971, 4975 or 4980 of the Code, or the Borrower or any of its Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability;
(c) which lien, security interest or liability, individually and/or in the aggregate, in the opinion of the Required Banks, could reasonably be expected to have a material adverse effect upon the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries and Joint Ventures taken as a whole; or

                  10.07 Pledge Agreement. The Pledge Agreement shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors, the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent superior to and prior to the rights of all third Persons, and subject to no other Liens, or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to



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be performed or observed pursuant to the Pledge Agreement and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of the Pledge Agreement; or

                  10.08 Guaranty. Any Guaranty shall cease to be in full force or effect as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty, or any Guarantor Event of Default shall occur, or at any time the Maximum Guaranteed Amount for any reason whatsoever shall be less than an amount equal to the remainder of (x) $75,000,000 less (y) the aggregate amount of cash actually loaned by HFS to the Borrower after the Initial Borrowing Date pursuant to Section 9.04(vii) and/or invested by HFS in the Borrower pursuant to Qualified Equity Investments as described in the definition thereof contained herein, so long as all such cash loaned or invested was actually used by the Borrower to repay the principal of Revolving Loans pursuant to the requirements of Section 4.02(a) (as a result of a reduction to the Total Revolving Loan Commitment pursuant to Sections 3.03(g) and (h)); or

                  10.09 HFS Subordination Agreement. The HFS Subordination Agreement shall cease to be in full force or effect for any reason, or HFS or any Person acting by or on behalf of HFS shall deny or disaffirm HFS's obligations thereunder, or HFS shall default, and such default shall continue unremedied for a period of 10 days after written notice to HFS by the Administrative Agent or any Bank, in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant thereto; or

                  10.10 Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries or Joint Ventures (excluding any Immaterial Non-Subsidiary Joint Ventures) involving in the aggregate for the Borrower and its Subsidiaries and any such Joint Ventures a liability (not fully covered by a reputable and solvent insurance company or not paid) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments exceeds $1,000,000; or

                  10.11 HFS Franchise Agreements; etc. (i) Any Franchise Agreement shall be terminated or any event or condition shall exist which would enable any party to such Franchise Agreement to terminate or suspend its obligations thereunder or (ii) at any time any Hotel Property shall be operated as other than a "Travelodge", "Thriftlodge" or any other nationally recognized hotel brand which the Board of Directors of the Borrower (or an authorized committee of such Board) has determined to be in the best interests of the Borrower, provided that (A) a Hotel Property shall not



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be deemed to be subject to the events  described in preceding clause (i) or (ii)
if the respective Hotel Property, in the ordinary course of business and with the approval of the Board of Directors of the Borrower (or an authorized committee of such Board), is being changed to another nationally recognized hotel brand, and in connection with the change-over, the respective Hotel Property is for a period, in no event to exceed 90 days, operating other than under a nationally recognized hotel brand and (B) it shall not be a Default or an Event of Default under clause (i) or (ii) of this Section 10.11 so long as all Hotel Properties subject to any of the events described above in this
Section 10.11 (after giving effect to preceding clause (A)) at any time do not represent either more than 5% of the total assets of the Borrower and its Subsidiaries (after reduction for minority interests) as of the last day of the most recently ended fiscal quarter of the Borrower or more than 5% of the Total Hotel Revenues of the Borrower and its Subsidiaries (after reduction for minority interests) for the Test Period then most recently ended; or

                  10.12 Total Unrestricted Subsidiary Leverage Ratio. The Total Unrestricted Subsidiary Leverage Ratio at any time is greater than 5.00:1.00; or

                  10.13 Unrestricted Subsidiary Tax Payments. Any Unrestricted Subsidiary of the Borrower shall not pay any amounts owing by it under any Unrestricted Subsidiary Tax Sharing Agreement to which it is a party and such failure shall continue unremedied for 10 or more days;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Revolving Note to enforce its claims against any Credit Party (provided, that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower or if a Guarantor Event of Default specified in Section 14(d) of the HFS Guaranty shall occur with respect to HFS, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Revolving Loans and the Revolving Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit, which may be terminated, in



                                                        -85-


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accordance  with its terms;  (iv) direct the  Borrower to pay (and the  Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Pledge Agreement; and (vi) take any of the actions specified in clause (ii) of the proviso to Section 1.06 or in clause (v) of the proviso to Section 1.09.

                  SECTION 11. Definitions and Accounting Terms.

                  11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Accrued Chartwell Preferred Dividends" shall have the meaning provided in Section 9.03(vii).

                  "Acquisition" shall mean and include each of the FHI Stock Acquisition, the HFS Acquisition and the MOA Acquisition.

                  "Acquisition Documents" shall mean the FHI Stock Acquisition Documents, the HFS Acquisition Documents and the MOA Acquisition Documents.

                  "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Administrative Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Administrative Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the



                                                        -86-


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Administrative  Agent for determining the current annual  assessment  payable by the Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

                  "Adjusted Consolidated Borrower EBITDA" for any period shall mean Adjusted Consolidated EBITDA of the Borrower for such period, provided that in determining Consolidated EBITDA (as required pursuant to the definition of Adjusted Consolidated EBITDA) of the Borrower for such period, Consolidated Borrower Net Income (and not Consolidated Net Income) shall be used, with the term "Consolidated Borrower Net Income" being deemed inserted in lieu of the term "Consolidated Net Income" in each place such term is used in the definition of Consolidated EBITDA contained herein.

                  "Adjusted Consolidated EBITDA" any Person for any period shall mean Consolidated EBITDA of such Person for such period, but without giving effect to any gains or losses from sales of assets other than inventory in the ordinary course of business.

                  "Adjusted Consolidated Working Capital" at any time shall mean
Consolidated   Current  Assets  (but  excluding  therefrom  all  cash  and  Cash
Equivalents) less Consolidated Current Liabilities at such time.

                  "Adjusted Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank, such Bank's Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving Loan Commitments and the Adjusted Total Revolving Loan Commitment at a time when the Total Revolving Loan Commitment or Adjusted Total Revolving Loan Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Loan Commitment, as the case may be, in effect immediately prior to such termination, provided that (A) no Bank's Adjusted Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if after giving effect to such Bank Default, and any repayment of Revolving Loans at such time pursuant to Section 4.02(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Banks plus (ii) the Letter of Credit Outstandings, exceed the Adjusted Total Revolving Loan Commitment; (B) the changes to the Adjusted Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective on the



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first date after the occurrence of the relevant Bank Default on which the sum of
(i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks plus (ii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Loans, or of Unpaid Drawings with respect to Letters of Credit, that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Bank's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted Percentage of Letter of Credit Outstand-ings equalling such Bank's Revolving Loan Commitment at such time.

                  "Adjusted Total Revolving Loan Commitment" shall mean, at any time, the Total Revolving Loan Commitment at such time less the aggregate Revolving Loan Commitments of all Defaulting Banks at such time.

                  "Administrative Agent" shall mean Bankers Trust Company, in its capacity as Administrative Agent for the Banks hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

                  "Affiliate" shall mean, with respect to any Person, any other Person (i) directly or indirectly controlling (including, but not limited to, all directors, officers and partners of such Person) controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 5% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary contained above, for all purposes of this Agreement, HFS and its Subsidiaries and Affiliates shall be deemed to be Affiliates of the Borrower and its Subsidiaries.

                  "Affiliate Agreements" shall have the meaning provided in
Section 5.06.

                  "Agent" shall mean and include the Administrative Agent and the Documentation Agent.

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                  "Agreement"  shall mean this Credit  Agreement,  as  modified, supplemented, amended, restated, extended, renewed, refinanced or replaced from time to time.

                  "Allocable Share" shall mean, with respect to any Joint Venture and event or circumstance under this Agreement that requires the determination thereof, that percentage of such Joint Venture's equity interests that are owned (directly or indirectly) by the Borrower.

                  "Applicable Excess Cash Flow Recapture Percentage" shall mean, at any time, 50%.

                  "Applicable Margin" shall mean, on any day, the respective percentage per annum set forth in clause (A), (B), (C), (D), (E) or (F) below to the extent that the applicable condition set forth in any such clause below is met on any such day:

                  (A) .75% if on any day the Total Outstandings on such day is greater than the sum of (i) the Guaranty Amount then in effect plus
         (ii) $40,000,000;

                  (B) .70% if on any day the Total Outstandings on such day is greater than the sum of (i) the Guaranty Amount then in effect plus
         (ii) $30,000,000, and clause (A) above is not applicable;

                  (C) .65% if on any day the Total Outstandings on such day is greater than the sum of (i) the Guaranty Amount then in effect plus
         (ii) $20,000,000, and neither clause (A) nor clause (B) above is applicable;

                  (D) .60% if on any day the Total Outstandings on such day is greater than the sum of (i) the Guaranty Amount then in effect plus
         (ii) $10,000,000, and none of clauses (A), (B) or (C) above are applicable;

                  (E) .50% if on any day the Total Outstandings on such day is greater than the Guaranty Amount then in effect, and none of clauses
         (A), (B), (C), (D) or (E) above are applicable; or

                  (F) .40% if on any day the Total Outstandings on such day is equal to or less than the Guaranty Amount then in effect.

                  Notwithstanding anything to the contrary contained above in this definition, the Applicable Margin shall be .75% on any day on which an Event of Default shall exist.

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







                  "Approved Bank" shall have the meaning provided in the definition of "Cash Equivalents."

                  "Asset Sale" shall mean (i) any Recovery Event or (ii) any sale, transfer or other disposition by the Borrower or any of its Subsidiaries or Joint Ventures to any Person other than the Borrower or a Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of another Person) of the Borrower or any of its Subsidiaries or Joint Ventures other than (x) any sale, transfer or disposition permitted by Sections 9.02(v) and (y) any sale, transfer or disposition where the fair market value of the consideration therefor is less than or equal to $10,000.

                  "Assignment   and   Assumption   Agreement"   shall  mean  the
Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

                  "Authorized Financial Officer" of any Credit Party shall mean any of the Chief Financial Officer, the Treasurer or the Chief Accounting Officer of such Credit Party.

                  "Authorized Officer" of any Credit Party shall mean any of the President, any Authorized Financial Officer or any Vice-President of such Credit Party or any other officer of such Credit Party which is designated in writing to the Administrative Agent by any of the foregoing officers of such Credit Party as being authorized to give such notices under this Agreement.

                  "Bank"  shall  mean  each  financial   institution  listed  on
Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to 13.04(b).

                  "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing in violation of this Agreement or (ii) a Bank having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01 including, without limitation, as a result of any takeover of such Bank by any regulatory authority or agency.

                  "Bank of America  Facility"  shall mean the credit  facilities made available by Bank of America National Trust & Savings Association to Joint Ventures of FHI pursuant to the terms of that certain Letter Loan Agreement, dated June 17, 1994, among Bank of American National Trust & Savings Association, FHI, Forte (U.K.)

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






Limited, Forte Plc and certain affiliates thereof, as in effect on the Initial Borrowing Date.

                  "Bank Termination Date" shall mean that date occurring after the Effective Date upon which the Total Revolving Loan Commitment and all Letters of Credit shall have terminated and all Revolving Loans, Revolving Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full to the Banks; provided that if any amount so received by the Banks must be disgorged by them, then the Bank Termination Date shall be deemed to have not occurred until such future time as the foregoing conditions are once again satisfied.

                  "Bankruptcy Code" shall have the meaning provided in Section 10.05.

                  "Base Rate" at any time shall mean the highest of (i) the rate which is 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate, (ii) 1/2 of 1% in excess of Federal Funds Rate and (iii) the Prime Lending Rate.

                  "Base Rate Loan" shall mean each Revolving Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "Borrowing" shall mean the borrowing of one Type of Revolving Loan from all the Banks on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

                  "BTCo" shall mean Bankers Trust Company in its individual capacity.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Euro-dollar market.

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







                  "Calculation Period" shall mean the period of four consecutive fiscal quarters last ended before the date of the respective Permitted Hotel Acquisition which requires calculations to be made on a Pro Forma Basis.

                  "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and the amount of Capitalized Lease Obligations incurred by such Person, provided that the Deferred Maintenance Capital Expenditures shall not be considered Capital Expenditures for purposes of this Agreement.

                  "Capital Stock" of any Person means all shares, interests, participations, partnership interests or other equivalents (however designated) of such Persons' capital stock or other equity interests.

                  "Capitalized Interest" shall mean interest that is capitalized and is not counted as interest expense in accordance with GAAP.

                  "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

                  "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of
(x) any Bank or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank or Bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) market-

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






able direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

                  "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment, pursuant to a note, receivable or otherwise, in connection with such Asset Sale, but only as and when so received) received by the Borrower or any of its Subsidiaries or Joint Ventures from such Asset Sale.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 et seq.

                  "Change of Control" shall mean (i) the direct or indirect acquisition by any Person or a group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act), other than (x) HFS and its
Subsidiaries and/or (y) Chartwell, of beneficial ownership (as such term is defined in Rule 13D-3 promulgated under the Securities Exchange Act), of 30% or more of the outstanding shares of common stock of the Borrower (on a fully diluted basis) or (ii) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors.

                  "Chartwell" shall mean Chartwell Leisure Associates, L.P., any other partnership controlled by one or more of the existing partners of Chartwell Leisure Associates, L.P. on the Initial Borrowing Date or any Affiliate thereof or other investors therein in each case reasonably acceptable to the Agents.

                  "Chartwell Preferred Stock" shall mean the class of the Borrower's preferred stock issued to Chartwell satisfying the applicable requirements of Section 9.04(ix) and containing such other terms as are reasonably acceptable to the Agents.

                  "Chartwell Preferred Stock/Subordinated Debt" shall mean, as the context may require, the Chartwell Preferred Stock and/or the Chartwell Subordinated Debt.

                  "Chartwell Subordinated Debt" shall mean the subordinated debt of the Borrower issued upon conversion of any outstanding shares of Chartwell Preferred Stock in accordance with the terms thereof, it being understood and agreed, however,

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






that (i) the Chartwell Preferred Stock may not be so converted (and shall expressly provide that no such conversion shall be effective) without the prior written consent of the Required Banks (which consent may be granted or withheld by the Banks in their sole discretion), (ii) the Chartwell Subordinated Debt shall satisfy the applicable requirements of Section 9.04(ix) and (iii) all terms and conditions of the Chartwell Subordinated Debt shall be required to be satisfactory in form and substance to the Required Banks.

                  "Claims" shall have the meaning provided in the definition of "Environmental Claims."

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and ruling issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Collateral"   shall  mean  all  property   (whether  real  or
personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to the Pledge Agreement.

                  "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Pledge Agreement.

                  "Collective Bargaining Agreements" shall have the meaning provided in Section 5.06.

                  "Commitment  Commission"  shall have the  meaning  provided in
Section 3.01(a).

                  "Consolidated Borrower Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis; provided that (i) the net income (if positive) for such period of any other Person which is not a Wholly-Owned Subsidiary of the Borrower or is accounted for by the Borrower by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions actually paid by such Person during such period to the Borrower or a Wholly-Owned Subsidiary of the Borrower (provided that any such payments made in January 1997 shall, for purposes of this Agreement, be treated as though made in December 1996), (ii) the net income (or loss) of any other Person acquired by the Borrower or a Subsidiary of the Borrower in a pooling of interests transaction for any period prior to the date of such acquisition shall be

0000B3FK.W51
excluded, (iii) Consolidated Net Income shall, without duplication, be reduced by the aggregate amount of fees and payments by the Borrower or its Subsidiaries pursuant to Section 9.06(iii), (iv), (v), (vii), (ix), (x) and (xi), but shall not be reduced by any other fees paid by the Borrower and its Subsidiaries to HFS as otherwise permitted by this Agreement and (iv) the net income of each Unrestricted Subsidiary shall be wholly excluded.

                  "Consolidated Current Assets" shall mean, at any time, the amounts that would be classified as consolidated current assets of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles in a consolidated balance sheet.

                  "Consolidated Current Liabilities" shall mean, at any time, the amounts that would be classified as consolidated current liabilities of the Borrower and its Subsidiaries at such time in accordance with generally accepted accounting principles in a consolidated balance sheet, but excluding the current portion of any Indebtedness under this Agreement and the current portion of any other long-term Indebtedness which would otherwise be included therein.

                  "Consolidated Debt" shall mean, at any time, all Indebtedness of the Borrower and its Wholly-Owned Subsidiaries plus, without duplication, the Borrower's Allocable Share of any Indebtedness of a Joint Venture, in either case as would be required to be reflected on the liability side of a balance sheet as prepared in accordance with generally accepted accounting principles and as determined on a consolidated basis, but including, in any event, (x) all Revolving Loans and Letters of Credit, (y) the aggregate amount of Indebtedness then outstanding as evidenced by Redeemable Capital Stock (including any such Redeemable Capital Stock issued in accordance with Section 9.04(viii)) and (z) the amount of outstanding HFS Subordinated Indebtedness, if any, provided that, notwithstanding the foregoing, the term Consolidated Debt shall exclude all outstanding Chartwell Preferred Stock/Subordinated Debt.

                  "Consolidated  EBITDA" shall mean,  for any Person and period,
(A) the sum of the amounts for such Person and period of (i) Consolidated Net Income, (ii) consolidated interest expense of such Person for such period, to the extent same reduced Consolidated Net Income for such period, (iii) provisions for taxes based on income, to the extent same reduced Consolidated Net Income for such period, (iv) depreciation expense, to the extent same reduced Consolidated Net Income for such period, (v) amortization expense, to the extent same reduced Consolidated Net Income for such period, (vi) any other non-cash items reducing the Consolidated Net Income of such Person for such period, and (vii) any cash receipts of such Person or a Wholly-Owned

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






Subsidiary of such Person during such period that represent items included in Consolidated Net Income of such Person for a prior period which were excluded from Consolidated EBITDA of such Person for such prior period by virtue of clause (B)(i) of this definition, minus (B) the sum of (i) all non-cash items increasing the Consolidated Net Income of such Person for such period and (ii) any cash expenditures of such Person during such period to the extent such cash expenditures (x) did not reduce the Consolidated Net Income of such Person for such period and (y) were applied against reserves that constituted non-cash items which reduced the Consolidated Net Income of such Person during prior periods, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

                  "Consolidated Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (x) Adjusted Consolidated EBITDA of the Borrower for such period to (y) Consolidated Fixed Charges of the Borrower for such period.

                  "Consolidated Fixed Charges" shall mean, for any period, the sum of (i) Consolidated Interest Expense of the Borrower for such period and the Borrower's Allocable Share of all Interest Expense of its Joint Ventures for such period, (ii) the amount of all cash taxes paid by the Borrower and its Wholly-Owned Subsidiaries during such period, plus, without duplication, the Borrower's Allocable Share of all cash taxes paid by Joint Ventures during such period, but excluding that portion of any cash taxes that are paid by the Borrower which are attributable to the operations of any Unrestricted Subsidiary but only to the extent that the Borrower has been reimbursed by such Unrestricted Subsidiary for such cash taxes, and (iii) the amount of all Capital Expenditures made by the Borrower and its Wholly-Owned Subsidiaries during such period plus, without duplication, the Borrower's Allocable Share of Capital Expenditures made by Joint Ventures during such period (other than Capital Expenditures made pursuant to the last sentence of Section 9.07(a) and pursuant to Sections 9.07(b) and (c) during such period).

                  "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (x) Adjusted Consolidated EBITDA of the Borrower for such period to (y) Consolidated Interest Expense of the Borrower for such period.

                  "Consolidated Interest Expense" shall mean, for any Person and period, the total consolidated interest expense of such Person and its Wholly-Owned Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of such Person and its Wholly-Owned Subsidiaries representing the interest factor for such period, but excluding the amortization of any deferred financing costs incurred in connection with this Agreement. Notwithstanding any to the contrary contained

0000B3FK.W51
elsewhere in this Agreement or the requirements of generally accepted accounting principles, in calculating Consolidated Interest Expense of the Borrower, (v) the amount of Capitalized Interest incurred during any period shall be added as a component of Consolidated Interest Expense, (w) the amount of the Guaranty Fee paid or accrued during any period shall be added as a component of Consolidated Interest Expense, (x) accrued dividends on any Redeemable Capital Stock (excluding accrued dividends on the Chartwell Preferred Stock) shall be added as a component of Consolidated Interest Expense, (y) the interest expense on the Chartwell Subordinated Debt shall be excluded and (z) the interest expense of any non-Wholly-Owned Subsidiary shall be excluded.

                  "Consolidated Net Income" shall mean, for any Person and period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis; provided that (i) in determining Consolidated Net Income of the Borrower, the net income of any other Person which is not a Wholly-Owned Subsidiary of the Person or is accounted for by such specified Person by the equity method of accounting shall be included only to the extent of the Borrower's direct or indirect equity interests in such net income (taking the Borrower's direct or indirect distributable share thereof), in each case reduced to the extent that the declaration or payment of dividends or distributions by such other Person during such period is not at the time permitted by operation of the terms of its charter or any other agreement or instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such other Person or requires the consent of any other Person other than the specified Person as a Wholly-Owned Subsidiary thereof, (ii) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) Consolidated Net Income of the Borrower shall, without duplication, be reduced by the aggregate amount of fees and payments by the Borrower or its Subsidiaries pursuant to Sections 9.06(iii), (iv), (v), (vii), (ix), (x) and ( xi), but shall not be reduced by any other fees paid by the Borrower and its Subsidiaries to HFS as otherwise permitted by this Agreement and (iv) in determining Consolidated Net Income of the Borrower, the net income of each Unrestricted Subsidiary shall be wholly excluded.

                  "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect

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






security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Continuing Directors" shall mean the directors of the Borrower on the Effective Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors or is recommended by a committee of the Board of Directors a majority of which is composed of the then Continuing Directors.

                  "Corporate   Services  Agreement"  shall  mean  the  Corporate
Services Agreement, dated as of November 22, 1994, between the Borrower and HFS.

                  "Corporate Services Fee" shall mean an annual fee equal to the greater of $1,500,000 (subject to increase based on the Consumer Price Index as provided in the Corporate Services Agreement) and 2% of the total revenues of the Borrower and its Wholly-Owned Subsidiaries plus, without duplication, 2% of the Borrower's Allocable Share of the total revenues of its Joint Ventures, up to a maximum fee of $10,000,000 annually (subject to increase based on the Consumer Price Index as provided in the Corporate Services Agreement), which Corporate Services Fee shall be payable on a quarterly basis in advance of the services to be performed. Notwithstanding anything to the contrary contained in the immediately preceding sentence, prior to the Effective Date HFS shall have agreed, pursuant to the HFS Subordination Agreement, that to the extent the Corporate Services Fee is based upon the revenues generated by non-Wholly-Owned Subsidiaries, Joint Ventures or Unrestricted Subsidiaries of the Borrower, then the obligation to pay that portion of the Corporate Services Fee shall be an obligation solely of the respective non-Wholly-Owned Subsidiary, Joint Venture or Unrestricted Subsidiary, as the case may be, and shall not constitute an obligation of (and shall not be paid by) the Borrower or any of

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






its Wholly-Owned Subsidiaries, except to the extent expressly set forth in the proviso to clause (iii) of Section 5.18.

                  "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Pledge Agreement, each Guaranty and the HFS Subordination Agreement.

                  "Credit Event" shall mean the making of any Revolving Loan or the issuance of any Letter of Credit.

                  "Credit   Party"   shall  mean  HFS,  the  Borrower  and  each
Subsidiary Guarantor.

                  "Cumulative Retained Residual Excess Cash Flow Amount" shall initially be $0, provided that the Cumulative Retained Residual Excess Cash Flow Amount shall be (i) increased on each Excess Cash Payment Date (so long as any commitment reduction required by Section 3.03(f) on such date has actually been made) by an amount equal to 50% of the Residual Excess Cash Flow for the immediately preceding fiscal year (or if Residual Excess Cash Flow is a negative amount for such fiscal year, Cumulative Retained Residual Excess Cash Flow shall be reduced by 100% of such amount) and (ii) reduced, on each date upon which (x) any Restricted Payment is made pursuant to Section 9.03(vi), by the amount of such Restricted Payment and (y) any Capital Expenditures are made pursuant to
Section 9.07(c), by the amount of such Capital Expenditure.

                  "Cumulative Unrestricted Subsidiary Dividend Amount" shall mean, at any time, the aggregate amount of cash dividends or distributions received by the Borrower or a Wholly-Owned Subsidiary thereof from all Unrestricted Subsidiaries (other than any such dividends or distributions the proceeds of which are to pay any such Unrestricted Subsidiary's portion of any taxes payable by the Borrower or a Wholly-Owned Subsidiary thereof), with the Cumulative Unrestricted Subsidiary Dividend Amount to be reduced on each date on which, and in the amount by which, the Borrower makes a Restricted Payment pursuant to Section 9.03(vii).

                  "Current Consolidated Tax Rate" means, with respect to any Person for any period, the combined highest marginal U.S. federal, state and local income tax rate (calculated by (i) taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes and (ii) using the highest marginal state income tax rate imposed by any state in which the Borrower is doing business) during such period on any incremental ordinary income (i.e., income in excess of the income generated by such Person during the respective period) of such Person.

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                  "Debt  Agreements"  shall have the meaning provided in Section
5.06.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

                  "Deferred Maintenance Capital Expenditures" shall mean (i) with respect to those Hotel Properties that are wholly-owned (directly or indirectly) by the Borrower on the Initial Borrowing Date, up to $8,000,000 of Capital Expenditures that have been deferred from periods prior to the Initial Borrowing Date and (ii) with respect to those Hotel Properties that are not wholly-owned (directly or indirectly) by the Borrower on the Initial Borrowing Date, up to $3,000,000 of the Borrower's Allocable Share of Capital Expenditures that have been deferred from periods prior to the Initial Borrowing Date, in each case to the extent such deferred capital expenditures are made within the one year period following the Initial Borrowing Date for maintenance Capital Expenditures.

                  "Dividends" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or partners or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes, in each case except to the extent the payments described in this sentence are booked as an expense which reduces Consolidated Net Income.

                  "Documentation   Agent"  shall  mean  Chemical  Bank,  in  its
capacity as Documentation Agent for the Banks hereunder.

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






                  "Documents" shall mean the Credit Documents, the Acquisition Documents and the Refinancing Documents.

                  "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                  "Drawing" shall have the meaning provided in Section 2.05.

                  "Effective Date" shall have the meaning provided in Section 13.10.

                  "Eligible Transferee" shall mean, with respect to any Bank party to this Agreement on the date hereof or that becomes a Bank pursuant to Sections 1.13 or 13.04, a commercial bank, financial institution or other "accredited investor" as defined in Regulation D of the Securities Act.

                  "Employee  Benefit  Plans" shall have the meaning  provided in
Section 5.06.

                  "Employment  Agreements"  shall have the  meaning  provided in
Section 5.06.

                  "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-com-pliance or violation, investigations, orders or proceedings relating in any way to any Environmental Law (hereafter "Claims") or any permit issued under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response,  remedial  or other  actions or  damages  pursuant  to any  applicable
Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                  "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgement relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. ss. 2601 et seq., the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3803 et seq.; the Oil Pollution Act of 1990,

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33  U.S.C.  ss.  2701  et  seq.;  the  Emergency   Planning  and  the  Community
Right-to-Know Act of 1986, 42 U.S.C. ss. 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. ss. 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq. (to the extent it regulates occupational
exposure  to  Hazardous   Materials);   and  any  state  and  local  or  foreign
counterparts or equivalents, in each case as amended from time to time.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or Subsidiary of the Borrower or HFS would be deemed to be a "single employer" (i) within the meaning of Section 414(b),(c), (m) or (o) of the Code or (ii) as a result of the Borrower, or a Subsidiary of the Borrower or HFS being or having been a general partner of such person.

                  "Eurodollar Loan" shall mean each Revolving Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next highest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "Event of Default" shall have the meaning provided in Section 10.

                  "Excess Cash Flow" shall mean, for any period, the remainder of (a) the sum of (i) Adjusted Consolidated EBITDA of the Borrower for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the

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






last day of such period, minus (b) the sum of (i) the amount of Capital Expenditures made by the Borrower and its Wholly-Owned Subsidiaries during such period plus, without duplication, the Borrower's Allocable Share of Capital Expenditures made by Joint Ventures during such period (but excluding Capital Expenditures (x) financed with the proceeds of Indebtedness or equity or with the proceeds of Asset Sales or (y) made pursuant to the last sentence of Section 9.07(a) or pursuant to Section 9.07(b) or (c)), (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Wholly-Owned Subsidiaries (but excluding payments pursuant to the Refinancing and repayments of Loans, provided that repayments of Revolving Loans shall be deducted in determining Excess Cash Flow if such repayments were (A) required as a result of a Scheduled Commitment Reduction under Section 3.03(b) (but not as a reduction to the amount of Scheduled Commitment Reductions pursuant to another provision of this Agreement) or (B) made as a voluntary prepayment pursuant to Section 4.01(a) with internally generated funds during such period (but only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment pursuant to Section 3.02(a)), (iii) the amount of Consolidated Interest Expense (excluding payments of dividends in respect of Redeemable Capital Stock) actually paid in cash during such period, (iv) the amount of cash taxes actually paid during such period (excluding cash taxes which must be paid, or reimbursed to the Borrower or its Wholly-Owned Subsidiaries, by one or more Unrestricted Subsidiaries, whether pursuant to the Unrestricted Subsidiary Tax Sharing Agreements or otherwise) and (v) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period.

                  "Excess Cash Payment Date" shall mean the earlier of (i) the date occurring 105 days after the last day of each fiscal year of the Borrower and (ii) the date which occurs 15 days after the date of delivery of the financial statements pursuant to Section 8.01(c), in either case beginning with the Borrower's fiscal year ended December 31, 1997.

                  "Excess Cash Payment Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of the Borrower.

                  "Excess Corporate Services Fees" shall mean any amount of Corporate Services Fee which is owed by the Borrower to HFS (after giving effect to the last sentence of the definition of Corporate Services Fee) in excess of $625,000 with respect to any fiscal quarter of the Borrower.

                  "Excess Termination Fees" shall mean, with respect to any HFS Franchise Agreement entered into in connection with any Hotel Property existing on the

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






Initial Borrowing Date, any Termination Fee payable pursuant to such HFS Franchise Agreement in excess of 2% of the total gross revenues for the respective Hotel Property for the immediately preceding twelve month period in respect of which such Termination Fee is paid. It is acknowledged and agreed that Excess Termination Fees shall not be payable in connection with Hotel Properties acquired after the Initial Borrowing Date, unless expressly consented to by the Required Banks.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Existing  Indebtedness"  shall have the  meaning  provided in
Section 7.22.

                  "Existing  Investment   Agreements"  shall  have  the  meaning
provided in Section 5.06.

                  "Existing  Investments"  shall have the  meaning  provided  in
Section 9.05(vii).

                  "Facility Lease" shall mean the Sublease dated November 22, 1994 between the Borrower and HFS, pursuant to which the Borrower subleases approximately 7,500 square feet of office space located at 339 Jefferson Road, Parsippany, New Jersey 07054 from HFS.

                  "Facing  Fee"  shall  have the  meaning  provided  in  Section
3.01(c).

                  "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                  "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

                  "FHI" shall mean Forte Hotels, Inc., a Delaware corporation, which promptly following the Initial Borrowing Date shall change its name to NL Hotels, Inc.

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






                  "FHI Stock Acquisition" shall mean the acquisition by the Borrower of 100% of the outstanding capital stock of FHI pursuant to, and in accordance with the terms of, the FHI Stock Acquisition Documents.

                  "FHI Stock Acquisition Documents" shall mean the Stock Purchase Agreement, dated as of December 19, 1995, between the Borrower and Forte USA, Inc., a Delaware corporation, and all other documents or agreements entered into in connection with the FHI Stock Acquisition.

                  "Final Maturity Date" shall mean January 23, 2002.

                  "Financing Agreement" shall mean the Amended and Restated Interim Financing Agreement, dated as of January 23, 1996, between the Borrower and HFS

                  "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

                  "Franchise Agreement" shall mean (i) with respect to any Hotel Property in which HFS is the franchisor, an HFS Franchise Agreement and (ii) with respect to any other Hotel Property, a franchise agreement that the respective franchisor customarily uses with respect to similarly situated franchises.

                  "Guarantor" shall mean HFS and each Subsidiary Guarantor.

                  "Guarantor Event of Default" shall have the meaning provided in the HFS Guaranty.

                  "Guaranty" shall mean the HFS Guaranty and the Subsidiaries Guaranty.

                  "Guaranty Amount" shall mean the amount of the HFS Guaranty then in effect.

                  "Guaranty Fee" shall have the meaning provided in Section 9.06(ix).

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






                  "Hazardous Materials" shall mean (a) oil as defined by the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq., (b) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formal-dehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law.

                  "HFS" shall mean HFS Incorporated, a Delaware corporation.

                  "HFS Acquisition" shall mean the acquisition by HFS of certain assets of FHI pursuant to, and in accordance with the terms of, the HFS Acquisition Documents.

                  "HFS Acquisition Documents" shall mean the Purchase Agreement, dated as of December 19, 1995, by and among HFS, FHI and Forte USA, Inc., a Delaware corporation, and all other documents or agreements entered into in connection with the HFS Acquisition.

                  "HFS Agreements" shall have the meaning provided in Section 5.06.

                  "HFS Change of Control" shall mean (i) the acquisition by any Person of ownership or control of more than 30% of the voting common stock of HFS on a fully diluted basis at any time or (ii) if at any time, individuals who at the date hereof constituted the Board of Directors of HFS (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of HFS, as the case may be, was approved by a vote of a majority of the directors then still in office who are either directors at the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of HFS then in office.

                  "HFS Facility Lease Payments" shall have the meaning provided in Section 9.06.

                  "HFS Franchise Agreement" shall mean a Travelodge license agreement in the form of Exhibit L-1 or such other form of Travelodge license agreement which at the time is in substantially the same form as is then being offered by HFS or a Subsidiary thereof in the then current form of Uniform Franchise Offering Circular for

0000B3FK.W51

Travelodge license agreements, or a Ramada Plaza license agreement in the form of Exhibit L-2, or a license agreement for any HFS affiliated hotel or motel franchise system substantially in the form then being offered to prospective licensees in the then current Uniform Franchise Offering Circular for the applicable HFS affiliated franchise system.

                 "HFS Guaranty" shall have the meaning provided in Section 5.10.

                  "HFS  Master  License   Agreement"   shall  mean  the  License
Agreement, dated as of January 23, 1996, between Bear Acquisition Corp. (which is a Subsidiary of HFS) and FHI.

                  "HFS  Subordinated   Indebtedness"   shall  have  the  meaning
provided in Section 9.04.

                  "HFS  Subordinated  Note" shall have the  meaning  provided in
Section 9.04.

                  "HFS Subordination Agreement" shall have the meaning provided in Section 5.18.

                  "Hotel Property" shall mean each hotel or motel owned or leased by the Borrower or any of its Subsidiaries or Joint Ventures (including the furniture, fixtures and equipment thereon).

                  "Immaterial Non-Subsidiary Joint Venture" shall mean any Non-Subsidiary Joint Venture that, when aggregated with all other Non-Subsidiary Joint Ventures subject to any of the events specified in Section 10.04, 10.05 or 10.10, contributed less than 5% of the Total Hotel Revenues for the Test Period then most recently ended and whose assets accounted for less than 5% of the total consolidated assets of the Borrower and its Subsidiaries (after reduction for minority interests) as calculated on the last day of the most recently ended fiscal quarter of the Borrower, and in each case so long as (i) all obligations of such Joint Venture are non-recourse to the Borrower and its other Subsidiaries and Joint Ventures and (ii) the aggregate amount of credit support provided by the Borrower and its other Subsidiaries and Non-Subsidiary Joint Ventures for the obligations of all such Non-Subsidiary Joint Ventures does not exceed $1,000,000.


                  "Indebtedness"   shall  mean,   as  to  any  Person,   without
duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for bor-

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






rowed money or for the deferred purchase price of property or services (but excluding accrued expenses and current trade accounts payable incurred in the ordinary course of business), (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee,
(v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement or arrangement and (viii) all Redeemable Capital Stock and, without duplication, any Chartwell Preferred Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement and, if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the Borrower.


                  "Information Package" shall mean, with respect to each Hotel Property, an information package consisting of (i) a description of the respective Hotel Property, (ii) management's discussion and analysis of the respective Hotel Property and discussing any improvements or changes to be made with respect thereto, (iii) historical financial statements (which may be unaudited) for the respective Hotel Property for at least the two full fiscal years most recently ended and the latest 12-month period ended with the last day of the fiscal quarter last ended, (iv) projections for the respective Hotel Property for the four years after the respective acquisition and (v) any other information which the Borrower determines should be furnished so that the Information Package for the respective Hotel Property is true and correct in all material respects and is not incomplete by omitting to state any fact necessary to make the information (taken as a whole) contained therein not misleading in any material respect, which Information Package shall include an officer's certificate of the Borrower certifying (i) the cost to acquire the respective Hotel Property, (ii) the purchase of related working capital in connection with the acquisition of such Hotel Property, (iii) the amount expected to be used to pay fees and expenses in connection with the acquisition of the respective Hotel

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Property,  and (iv) the amount anticipated to be spent within one year after the date of the acquisition of the respective Hotel Property to pay preopening costs and to make improvements of the respective Hotel Property so acquired.

                  "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Revolving Loans hereunder occurs.

                  "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

                  "Interest Expense" shall mean, with respect to any Joint Venture, the total interest expense of such Joint Venture for such period, adjusted by (x) excluding any interest expense owing to the Borrower or one or more of its Wholly-Owned Subsidiaries and (y) including as interest expense any accrued dividends payable on any Redeemable Capital Stock of such Joint Venture.

                  "Interest Period" shall have the meaning provided in Section 1.09.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

                  "Investment" shall have the meaning provided in Section 9.05.

                  "Investment  Commitment"  shall have the  meaning  provided in
Section 9.05.

                  "Issuing Bank" shall mean BTCo and any Bank which at the request of the Borrower and with the consent of the Administrative Agent agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2. The sole Issuing Bank on the Initial Borrowing Date is BTCo.

                  "Joint   Venture"   shall  mean  any  Person  (other  than  an
Unrestricted Subsidiary) in which the Borrower or any Subsidiary of the Borrower owns, directly or indirectly (except through one or more Unrestricted Subsidiaries), more than 5% but less than 100% of the voting or equity interests or in which the Borrower or a Subsidiary of the Borrower has general partnership liability.




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                  "L/C Supportable  Indebtedness"  shall mean (i) obligations of the Borrower or any of its Subsidiaries or Joint Ventures incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations, (ii) obligations under the Bank of America Facility and (iii) such other obligations of the Borrower or any of its Subsidiaries or Joint Ventures as are reasonably acceptable to the respective Issuing Bank and otherwise permitted to exist pursuant to the terms of this Agreement.

                  "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                  "Letter of Credit" shall have the meaning provided in Section 2.01(a).

                  "Letter  of Credit  Fee" shall have the  meaning  provided  in
Section 3.01(b).

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and
(ii) the amount of all Unpaid Drawings.

                  "Letter of Credit Request" shall have the meaning  provided in
Section 2.03(a).

                  "Licensing Fee" shall mean the licensing fees paid pursuant to the HFS Master License Agreement, which Licensing Fee is generally based on up to 4.5% of revenues of the respective Hotel Property.

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                  "Management  Agreements"  shall have the  meaning  provided in
Section 5.06.

                  "Marketing and Reservation Fee" shall mean the separate fee or payment to cover the marketing and reservation services referred to in the respective HFS



                                                        -110-


0000B3FK.W51

Franchise Agreement, which Marketing and Reservation Fee is generally based on up to 4.5% of revenues of the respective Hotel Property.

                  "Margin  Stock" shall have the meaning  provided in Regulation
U.

                  "Maximum Guaranteed Amount" shall have the meaning provided in the HFS Guaranty.

                  "Minimum  Facing  Fee"  shall  have the  meaning  provided  in
Section 3.01(c).

                  "MOA"  shall  mean  Motels  of  America,   Inc.,   a  Delaware
corporation.

                  "MOA Acquisition" shall mean the acquisition by MOA (or a Subsidiary thereof) of certain assets of FHI pursuant to, and in accordance with the terms of, the MOA Acquisition Documents.

                  "MOA Acquisition Documents" shall mean the Asset Purchase Agreement, dated as of December 19, 1995, by and among MOA, FHI and Forte USA, Inc., a Delaware corporation, and all other documents or agreements entered into in connection with the MOA Acquisition.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Net Cash Proceeds" shall mean, with (i) respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (x) cash expenses of sale (including, without limitation, brokerage and attorneys' fees, if any, and payment of principal, premium and interest of Indebtedness other than the Loans required to be repaid as a result of such Asset Sale) and (y) incremental taxes paid or payable as a result thereof and (ii) with respect to any issuance of debt or equity, the Cash Proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal and other fees and expenses associated therewith) incurred in connection therewith.

                  "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

                  "Non-Subsidiary Joint Venture" shall mean any Joint Venture of the Borrower that is not also a Subsidiary of the Borrower.



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







                  "Notice of  Borrowing"  shall  have the  meaning  provided  in
Section 1.03.

                  "Notice of  Conversion"  shall have the  meaning  provided  in
Section 1.06.

                  "Notice Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006, Attention: Steven Park, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "Obligations"   shall   mean   all   amounts   owing   to  the
Administrative Agent, the Documentation Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

                  "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

                  "Participant" shall have the meaning provided in Section 2.04.

                  "Payment Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

                  "Permitted Hotel Acquisition" shall mean an acquisition of a Hotel Property (or the equity interest of the Person owning such Hotel Property) pursuant to Sections 9.02(ix) and/or 9.05(viii).

                  "Permitted Liens" shall have the meaning provided in Section 9.01.




                                                        -112-


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






                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which, the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "Pledge Agreement" shall have the meaning provided in Section 5.09.

                  "Pledged Securities" shall have the meaning provided in the Pledge Agreement.

                  "Pledgee" shall have the meaning provided in the Pledge Agreement.

                  "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "Pro Forma Basis" shall mean, with respect to any Permitted Hotel Acquisition, the calculation of the consolidated results of the Borrower and its Subsidiaries otherwise determined in accordance with this Agreement as if the respective Permitted Hotel Acquisition (and all Indebtedness incurred or Permitted Hotel Acquisitions effected during the respective Calculation Period or thereafter and on or prior to the date of determination) (each such date, a "Determination Date") had been effected on the first day of the respective Calculation Period; provided that all such calculations shall take into account the following assumptions:

                    (i) except as provided in following clause (ii), pro forma effect shall be given to (1) any Indebtedness incurred subsequent to the end of the Calculation Period and prior to the date of determination, (2) any Indebtedness incurred during such period to the extent such Indebtedness is outstanding at the date of determination and (3) any Indebtedness to be incurred on the date of determination, in each case as if such Indebtedness had been incurred on the



                                                        -113-


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






         first day of such Calculation Period and after giving effect to the application of the proceeds thereof;

                   (ii) in calculating interest expense attributable to Revolving Loans, it shall be assumed that (x) the average principal amount of Revolving Loans actually outstanding during the Calculation Period (or, if the Initial Borrowing Date occurs after the first day of the Calculation Period, during the period from the Initial Borrowing Date to the respective Determination Date) had been outstanding at all times during the period from the first day of the Calculation Date until the Determination Date and (y) in addition to the outstandings as calculated pursuant to preceding clause (x), to the extent that any Revolving Loans were incurred during the Calculation Period or thereafter but on or prior to the date of determination to finance Permitted Hotel Acquisitions, such Revolving Loans will be deemed to have been outstanding from the first day of the respective Calculation Period until the date of the incurrence thereof (or if earlier, the last day of the respective Calculation Period);

                  (iii) interest expense attributable to interest on any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period;

                   (iv) except as provided in preceding clause (ii), there shall be excluded from interest expense any interest expense related to any amount of Indebtedness that was outstanding during such Calculation Period or thereafter but that is not outstanding or is to be permanently repaid on the date of determination; and

                    (v) pro forma effect shall be given to all sales of Hotel Properties and Permitted Hotel Acquisitions (by excluding or including, as the case may be, the historical financial results for the respective Hotel Properties) that occur during such Calculation Period or thereafter and on or prior to the Determination Date (including any Indebtedness assumed or acquired in connection therewith) as if they had occurred on the first day of such Calculation Period.

                  "Projections" shall have the meaning provided in Section 5.14(b).

                  "Qualified Capital Stock" of any Person shall mean all Capital Stock of such Person which is not Redeemable Capital Stock.



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







                  "Qualified Equity Commitment" shall have the meaning provided in Section 9.05.

                  "Qualified Equity Investment" shall mean any equity investment made by HFS in the Borrower (including in return for Redeemable Capital Stock issued as permitted by Section 9.04(viii) and/or Qualified Capital Stock of the Borrower) so long as 100% of the Net Cash Proceeds thereof are actually used by the Borrower to make mandatory repayments of Revolving Loans as a result of a reduction to the Total Revolving Loan Commitment pursuant to Sections 3.03(g) and/or (h).

                  "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December occurring after the Initial Borrowing Date.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. ss. 6901 et seq.

                  "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                  "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries or Joint Ventures of any cash insurance proceeds (other than from business interruption insurance) or condemnation award payable (i) by reason of theft, loss, physical destruction, damage or taking or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries or Joint Ventures and (ii) under any policy of insurance required to be maintained under Section 8.03.

                  "Redeemable Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of any event of passage of time would be, required to be redeemed or repurchased, or is redeemable or required to be repurchased at the option of the holder thereof, or is convertible into or exchangeable for debt securities at any time (unless solely at the option of the Borrower).

                  "Refinancing" shall have the meaning provide in Section 5.08.

                  "Refinancing  Documents"  shall have the  meaning  provided in
Section 5.08.

                  "Register" shall have the meaning provided in Section 13.16.

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






                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Reinvestment Amount" shall mean the aggregate amount of Net Cash Proceeds received from Asset Sales which would have been required to be applied in accordance with Section 3.03(e) (absent clause (ii) of the first proviso to such Section 3.03(e)), but which have not been applied to reduce the Total Revolving Loan Commitment pursuant to Section 3.03(e) because the Borrower has elected to reinvest such Net Cash Proceeds pursuant to clause (ii) of the first proviso of such Section 3.03(e), with the Reinvestment Amount to be reduced on each date on which, and in the amount by which, such Net Cash Proceeds have been reinvested as provided in clause (ii) of the first proviso of such Section 3.03(e) or have been applied to reduce the Total Revolving Loan Commitment pursuant to the second proviso of such Section 3.03(e).

                  "Release" shall mean any spilling,  leaking, pumping, pouring,
emitting,  emptying,   discharging,   injecting,  escaping,  leaching,  dumping,
disposing or migration into the environment.

                  "Replaced  Bank"  shall have the  meaning  provided in Section
1.13.

                  "Replacement Bank" shall have the meaning provided in Section 1.13.

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






                  "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 2615.

                  "Required Banks" shall mean Non-Defaulting Banks, the sum of whose outstanding Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Adjusted Percentage of Letter of Credit Outstandings) represent an amount greater than 50% of the Adjusted Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate Adjusted Percentages of all Non-Defaulting Banks of the total Letter of Credit Outstandings at such time). If any Affiliate of the Borrower (other than any Person that would qualify as an Affiliate of the Borrower solely by reason of its status as a creditor of the Borrower or any Affiliate thereof or by the exercise of any remedies under the Pledge Agreement) holds any Revolving Loans or Revolving Loan Commitments, then, unless such Affiliates own 100% of all outstanding Revolving Loans and Revolving Loan Commitments, (x) no such Affiliate shall be included as a Bank for purposes of this definition and (y) the amount of such Revolving Loans or Revolving Loan Commitments shall be subtracted from the total amounts of such Revolving Loan or Revolving Loan Commitments based on which the calculation of Required Banks is made.

                  "Residual Excess Cash Flow" shall mean, for any fiscal year of the Borrower, Excess Cash Flow for such fiscal year less the aggregate amount of payments of fees made with respect to such fiscal year as permitted by Section 9.06(vii).

                  "Restricted Payment" shall mean (a) any authorization, declaration or payment of any Dividends with respect to the Borrower or any of its Subsidiaries or Joint Ventures, (b) the making (or the giving of any notice in respect thereof) by the Borrower or any of its Subsidiaries or Joint Ventures of any voluntary or mandatory payment, purchase, acquisition or redemption, whether by the making of any payments of the principal, interest or otherwise, in respect of any loan, advance or extension of credit made to the Borrower or any of its Subsidiaries or Joint Ventures by, or in respect of any guarantee or Contingent Obligation made for the benefit of the Borrower or any of its Subsidiaries or Joint Ventures by, or in respect of any other obligation of the Borrower or any of its Subsidiaries or Joint Ventures owed to, any Affiliate of the Borrower (excluding the Borrower and its Wholly-Owned Subsidiaries) and (c) the payment of any fees or expenses (including the reimbursement thereof by the Borrower or any of its Subsidiaries or Joint Ventures) to any Affiliate of the Borrower (excluding the Borrower and its Wholly-Owned Subsidiaries), it being understood that, in any

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






event,   any   payment  on  or  in   respect   of,   any   Chartwell   Preferred
Stock/Subordinated Debt, any HFS Subordinated Indebtedness or any Redeemable Capital Stock shall be a Restricted Payment.

                  "Returns" shall have the meaning provided in Section 7.09.

                  "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as the same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to 1.13 or 13.04(b).

                  "Revolving Loans" shall have the meaning provided in Section 1.01.

                  "Revolving Note" shall have the meaning provided in Section 1.05(a).

                  "S&P" shall mean Standard & Poor's Ratings Group.

                  "Scheduled   Commitment  Reduction"  shall  have  the  meaning
provided in Section 3.03(b).

                  "Scheduled Commitment Reduction Date" shall have the meaning provided in Section 3.03(b).

                  "SEC" shall have the meaning provided in Section 8.01(h).

                  "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b).

                  "Secured Creditors" shall have the meaning provided in the respective Security Documents.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Shareholders'  Agreements" shall have the meaning provided in
Section 5.06.

                  "Specified Existing Investments" shall mean those Existing Investments that relate to the Borrower's previous gaming businesses and designated as such on Schedule IX.

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







                  "Standard Termination Fee" shall mean (x) with respect to any HFS Franchise Agreement entered into in connection with any Hotel Property existing on the Initial Borrowing Date, any Termination Fee payable pursuant to such HFS Franchise Agreement up to 2% of the total gross revenues for the respective Hotel Property for the immediately preceding twelve month period in respect of which such Termination Fee is paid and (y) with respect to any HFS Franchise Agreement entered into in connection with any Hotel Property acquired after the Initial Borrowing Date, that portion of the Termination Fee with respect to such Hotel Property which equals that amount customarily charged by HFS to other similarly situated franchisees.

                  "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

                  "Subsidiaries  Guaranty"  shall have the  meaning  provided in
Section 5.10.

                  "Subsidiary" shall mean, as to any Person, (i) any corporation 50% or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has a 50% or greater equity interest at the time. Notwithstanding the foregoing (and except for purposes of the definition of Unrestricted Subsidiary contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its other Subsidiaries for purposes of this Agreement. Unless the context otherwise requires, all references herein to "Subsidiaries" shall be to Subsidiaries of the Borrower.

                  "Subsidiary Guarantor" shall mean each Wholly-Owned Domestic Subsidiary of the Borrower.

                  "Supermajority Banks" shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if the percentage "50%" contained therein were changed to "66-2/3%."

                  "Syndication Date" shall mean that date upon which the Agents determine in their sole discretion (and notify the Borrower) that the primary syndication (and resultant addition of institutions as Banks pursuant to Section 13.04) has been completed.

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







                  "Tax Sharing  Agreements"  shall have the meaning  provided in
Section 5.06.

                  "Taxes" shall have the meaning provided in Section 4.04(a).

                  "Termination Fee" shall mean any fees (whether in the form of liquidated damages or otherwise) that is due and payable by the Borrower or any of its Subsidiaries or Joint Ventures to HFS pursuant to Section Paragraph 30(k) an existing HFS Franchise Agreement or the equivalent section of any other HFS Franchise Agreement.

                  "Test Period" shall mean each period of four consecutive fiscal quarters of the Borrower (or, if shorter, the period beginning on the Initial Borrowing Date and ending on the last day of a fiscal quarter of the Borrower ended after the Initial Borrowing Date), in each case taken as one accounting period, ended after the Initial Borrowing Date.

                  "Total Hotel Revenues" shall mean, for any period,  the sum of
(i) the gross total revenues of all wholly-owned Hotel Properties owned or leased by the Borrower and its Wholly-Owned Subsidiaries plus (ii) the Borrower's Allocable Share of the gross total revenues of all non-wholly-owned Hotel Properties owned or leased by the Borrower and its Subsidiaries and Joint Ventures plus (iii) the Borrower's Allocable Share of the gross total revenues from the retail operations at the Fisherman's Wharf Travelodge located in San Francisco, it being understood that Total Hotel Revenues shall include results of operations of Hotel Properties only for periods after the acquisition thereof by the Borrower or the respective Subsidiary or Joint Venture.

                  "Total  Leverage  Ratio" shall mean, at any time, the ratio of
(x) Consolidated Debt at such time to (y) Adjusted Consolidated EBITDA of the Borrower for the Test Period then last ended, provided that for purposes of calculating the Total Leverage Ratio for Test Periods ending on or prior to September 30, 1996, Adjusted Consolidated EBITDA of the Borrower shall be the Adjusted Consolidated EBITDA of the Borrower for each such Test Period divided by (i) 15%, in the case of the Test Period ending on March 31, 1996, (ii) 45%, in the case of the Test Period ending on June 30, 1996 and (iii) 85%, in the case of the Test Period ending on September 30, 1996.

                  "Total Outstandings" at any time shall mean the sum of the aggregate principal amount of Revolving Loans then outstanding plus the aggregate amount of Letter of Credit Outstandings at such time.




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                  "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

                  "Total Unrestricted Subsidiary Leverage Ratio" shall mean, at any time, the ratio of (x) all Indebtedness of all Unrestricted Subsidiaries at such time as would be required to be reflected on the liability side of a balance sheet as prepared in accordance with generally accepted accounting principles and as determined on a consolidated basis plus, without duplication, the amount of all Redeemable Capital Stock of all Unrestricted Subsidiaries (determined in accordance with the definition of Indebtedness contained herein) to (y) Adjusted Consolidated EBITDA of all Unrestricted Subsidiaries (calculated by using the Adjusted Consolidated EBITDA of the parent Unrestricted Subsidiary or, if more than one Unrestricted Subsidiary is directly owned by the Borrower or a Wholly-Owned Domestic Subsidiary thereof, by calculating the Adjusted Consolidated EBITDA of the Unrestricted Subsidiaries on a combined basis) for the Test Period then last ended.

                  "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment, less (y) the sum of the aggregate principal amount of Revolving Loans outstanding plus the then aggregate amount of Letter of Credit Outstandings.

                  "Transaction" shall mean the Acquisitions and the Refinancing.

                  "Type" shall mean the type of Revolving Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

                  "United States" and "U.S." shall each mean the United States of America.

                  "Unpaid  Drawing"  shall  have  the  meaning  provided  for in
Section 2.05.



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                  "Unrestricted  Subsidiary"  shall mean any  Subsidiary  of the
Borrower created or acquired after the Initial Borrowing Date that, at the time of such creation or acquisition, shall be an Unrestricted Subsidiary (as designated by the Borrower, as provided below) provided that such Subsidiary does not and shall not engage, to any substantial extent, in any line or lines of business activity other than as provided in Section 9.15. The Borrower may designate any such Person to be an Unrestricted Subsidiary if (a) no Default or Event of Default is existing or will occur as a consequence thereof, (b) such Subsidiary, at the time of designation thereof, has no assets (except assets which could be invested in such Unrestricted Subsidiary at the time of designation as described in the immediately succeeding sentence), (c) such Subsidiary does not own any equity interests in, or hold any Lien on any property of, the Borrower or any other Subsidiary or Joint Venture of the Borrower (excluding other Unrestricted Subsidiaries) and (d) the designation of the respective Unrestricted Subsidiary shall be made in compliance with any additional requirements contained in Section 9.16(c). The only asset that may be invested in any such Unrestricted Subsidiary by the Borrower in any of its other Subsidiaries or Joint Ventures is the Net Cash Proceeds of the Chartwell Preferred Stock. The Borrower may designate any Unrestricted Subsidiary to be a Subsidiary, provided that no Default or Event of Default is existing or will occur as a consequence thereof and all actions which would be required to be taken pursuant to Section 9.16(a) in connection with the creation or acquisition of a new Subsidiary are taken at the time of the respective such designation. Each such designation shall be evidenced by filing with the Administrative Agent a certified copy of the resolution giving effect to such designation and an officers' certificate of an Authorized Officer of the Borrower certifying that such designation complied with the foregoing conditions.

                  "Unrestricted Subsidiary Tax Sharing Agreement" shall mean any tax sharing agreement entered into by the Borrower with an Unrestricted Subsidiary pursuant to the requirements of Section 9.16(c), with the terms and conditions of any such tax sharing agreement to be required to be in form and substance satisfactory to the Required Banks, and with any changes thereto made after the entering into of any such tax sharing agreement to be required to be satisfactory to the Required Banks.

                  "Unutilized Revolving Loan Commitment" with respect to any Bank, at any time, shall mean such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Bank and (ii) such Bank's Adjusted Percentage of the total Letter of Credit Outstandings at such time.




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                  "Wholly-Owned Domestic Subsidiary" shall mean any Wholly-Owned
Subsidiary of the Borrower that is incorporated or organized in the United States or any state or territory thereof.

                  "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.


                  SECTION 12.  The Agents.

                  12.01 Appointment. The Banks hereby designate Bankers Trust Company as Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" shall include BTCo in its capacity as Collateral Agent pursuant to the Pledge Agreement) to act as specified herein and in the other Credit Documents. The Banks hereby designate Chemical Bank as Documentation Agent to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Revolving Note by the acceptance of such Note shall be deemed irrevocably to authorize, each Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such Revolving duties hereunder and thereunder as are specifically delegated to or required of the each Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

                  12.02 Nature of Duties. Neither Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of each Agent shall be mechanical and administrative in nature; neither Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Revolving Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this



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Agreement or any other Credit  Document  except as expressly set forth herein or therein.

                  12.03 Lack of Reliance on the Agents. Independently and without reliance upon any Agent, each Bank and the holder of each Revolving Note, to the extent it deems appropriate, has made and shall continue to make
(i) its own independent investigation of the financial condition and affairs of each of HFS and the Borrower and its Subsidiaries and Joint Ventures in connection with the making and the continuance of the Revolving Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each of HFS and the Borrower and its Subsidiaries and Joint Ventures and, except as expressly provided in this Agreement, neither Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Revolving Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Revolving Loans or at any time or times thereafter. Neither Agent shall be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of HFS or the Borrower and its Subsidiaries and Joint Ventures or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of HFS or the Borrower and its Subsidiaries and Joint Ventures or the existence or possible existence of any Default or Event of Default.

                  12.04 Certain Rights of the Agents. If any Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Banks; and neither Agent shall incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Revolving Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

                  12.05 Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to



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be the proper Person,  and, with respect to all legal matters pertaining to this
Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

                  12.06  Indemnification.   To  the  extent  any  Agent  is  not
reimbursed and indemnified by the Borrower the Banks will reimburse and indemnify such Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

                  12.07 The Agents in their Individual Capacity. With respect to its obligation to make Revolving Loans under this Agreement, each Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Revolving Notes" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

                  12.08 Holders. Each Agent may deem and treat the payee of any Revolving Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Revolving Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Revolving Note or of any Revolving Note or Revolving Notes issued in exchange therefor.

                  12.09 Resignation by the Agents. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the



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other  Credit  Documents at any time by giving 15 Business  Days' prior  written notice to the Borrower and the Banks, and such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below. The Documentation Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving written notice thereof to the Borrower and the Banks, and such resignation shall take effect immediately.

                  (b) Upon any such notice of resignation by the Administrative Agent, the Required Banks shall appoint a successor Administrative Agent hereunder or there-under who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

                  (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld), shall then appoint a commercial bank or trust company with capital and surplus of not less than $250,000,000 as successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

                  (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

                  SECTION 13.  Miscellaneous.

                  13.01 Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of each Agent (including, without limitation, the reasonable fees and disbursements of White & Case and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agents in connection with their syndication efforts with respect to this Agreement and of each Agent and, following and during the continuation of an Event of Default, each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents



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and instruments  referred to herein and therein (including,  without limitation, the reasonable fees and disbursements of counsel for each Agent and, following and during the continuation of an Event of Default, for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify each Agent and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of,
(a) any investigation, litigation or other proceeding (whether or not any Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Revolving Loans hereunder or the consummation of
any  transactions  contemplated  herein  (including,   without  limitation,  the
Acquisitions or the Refinancing) or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Borrower or any of its
Subsidiaries, Joint Ventures or Unrestricted Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, Joint Ventures or Unrestricted Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower or any of its Subsidiaries, Joint Ventures or Unrestricted Subsidiaries or any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, Joint
Ventures  or  Unrestricted  Subsidiaries,   including,  in  each  case,  without
limitation,   the  reasonable  fees  and  disbursements  of  counsel  and  other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.



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                  13.02  Right of  Setoff.  In  addition  to any  rights  now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or any Subsidiary Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower or any Subsidiary Guarantor against and on account of the Obligations and liabilities of the Borrower or such Subsidiary Guarantor to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to
Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrower, at the Borrower's address specified opposite its signature below; if to any Bank or the Documentation Agent, at its address specified opposite its name on Schedule II; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or any Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to each Agent and the Borrower shall not be effective until received by such Agent or the Borrower, as the case may be.

                  13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Required Banks (or all Banks in the case of the Borrower or HFS) and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all



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purposes  hereunder  (and may not  transfer  or assign all or any portion of its
Revolving Loan Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Revolving Loan, Revolving Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity
Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in the Revolving Loan Commitment shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) supporting the Revolving Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

                  (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitments (and related outstanding Obligations) hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I shall be deemed modified to reflect the Revolving Loan Commitments of such new Bank and of the existing Banks, (ii) new Revolving Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Revolving Notes to be in conformity with the requirements of Section 1.05 (with



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appropriate modifications) to the extent needed to reflect the revised Revolving
Loan Commitments, (iii) the consent of BTCo and any other Issuing Bank shall be required in connection with any such assignment pursuant to clause (y) above (which consent, in each case, shall not be unreasonably withheld) and (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitment. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in
Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Revolving Loan Commitment and related outstanding Obligations pursuant to
Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

                  (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Revolving Loans and Revolving Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

                  (d) The parties hereto acknowledge and agree that HFS has certain rights to repurchase the Revolving Loans and Revolving Loan Commitments in full as provided in Section 5 of the HFS Subordination Agreement.

                  13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Bank or any holder of any Revolving Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and any Agent or any Bank or the holder of any Revolving Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent or any Bank or the



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holder of any Revolving Note would otherwise have. No notice to or demand on any
Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent or any Bank or the holder of any Revolving Note to any other or further action in any circumstances without notice or demand.

                  13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Revolving Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

                  13.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, (i) as provided in the definition of Subsidiary, Unrestricted Subsidiaries shall not be included for any



                                                        -131-


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purposes  of  this  Agreement   (including  the  computations  and  calculations
described in the immediately succeeding clause (ii)) as Subsidiaries of the Borrower, (y) except as otherwise specifically provided herein, all computations of Excess Cash Flow and the Cumulative Retained Residual Excess Cash Flow Amount, and all computations determining compliance with Sections 9.03 and 9.05 through 9.11, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical pro forma financial statements delivered to the Banks pursuant to Section 7.05(a) and (iii) for purposes of determining compliance with Sections 9.10 and 10.12 only, Adjusted Consolidated EBITDA of the Borrower or the Unrestricted Subsidiaries, as the case may be, shall be determined giving pro forma effect to sales and acquisitions of Hotel Properties on the same basis as is provided in clause (v) of the definition of Pro Forma Basis contained herein.

                  (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable.

                  13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER THE BORROWER. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH



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MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF
PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

                  (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                  13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.




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                  13.11  Headings  Descriptive.  The  headings  of  the  several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks (or, as contemplated by Section 13(b) of the HFS Guaranty, by the Agents), provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting
Bank) (with  Obligations being directly affected in the case of following clause
(i)), (i) extend the final scheduled maturity of any Revolving Loan or Revolving Note or extend the stated maturity of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents), (iii) release HFS from its payment obligations pursuant to the HFS Guaranty (except as expressly provided therein), (iv) amend, modify or waive any provision of this Section 13.12, (v) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Effective Date) or (vi) consent to the assignment or transfer by the Borrower or HFS of any of its rights and obligations under this Agreement or the HFS Guaranty, as the case may be; provided further, that no such change, waiver, discharge or termination shall
(v) increase the Revolving Loan Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Revolving Loan Commitment of any Bank, and that an increase in the available portion of the Revolving Loan Commitment of any Bank shall not constitute an increase in the Revolving Loan Commitment of such Bank), (w) without the consent of BTCo, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (x) without the consent of each Agent, amend, modify or waive any provision of Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, (y) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent or (z) without the consent of the Supermajority Banks, amend, modify or waive any Scheduled Commitment Reduction.




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                  (b) If,  in  connection  with  any  proposed  change,  waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to
Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clauses
(A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Revolving Loan Commitment is terminated, and Revolving Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Revolving Loan Commitments of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Bank, terminate its Revolving Loan Commitment or repay its Revolving Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

                  (c) It is understood and agreed by the parties hereto that, to the extent (and only to the extent) expressly provided in Section 2.06 of the HFS Subordination Agreement, certain amendments to the Credit Agreement shall, to the extent provided in said Section 2.06, require the consent of HFS.

                  13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06 shall, survive the execution, delivery and termination of this Agreement and the Revolving Notes and the making and repayment of the Revolving Loans.

                  13.14 Domicile of Revolving Loans. Each Bank may transfer and carry its Revolving Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Revolving Loans pursuant to this
Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).



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                  13.15 Confidentiality. (a) Subject to the provisions of clause
(b) of this Section 13.15, each Bank agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Bank) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Banks in writing as confidential, provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to any Agent or the Collateral Agent or any Bank and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Revolving Notes or Revolving Loan Commitments or any interest therein by such Bank, provided, that such prospective transferee agrees to be bound by the provisions contained in this Section.

                  (b) The Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower and its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Bank).

                  13.16 Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.16, to maintain a register (the "Register") on which it will record the Revolving Loan Commitments from time to time of each of the Banks, the Revolving Loans made by each of the Banks and each repayment in respect of the principal amount of the Revolving Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Revolving Loans. With respect to any Bank, the transfer of the Revolving Loan Commitment of such Bank and the rights to the principal of, and interest on, any Revolving Loan made pursuant to such Revolving Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to

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ownership of such  Revolving Loan  Commitment  and Revolving  Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitment and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of the Revolving Loan Commitment and the Revolving Loans shall be recorded by the
Administrative   Agent  on  the  Register  only  upon  the   acceptance  by  the
Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Revolving Note evidencing such Revolving Loan, and thereupon one or more new Revolving Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.16.

                  13.17 Limitation on Additional Amounts, Etc. Notwithstanding anything to the contrary contained in Section 1.10, 1.11, 2.06 or 4.04, unless a Bank gives notice to the Borrower that is obligated to pay an amount under any such Section within 180 days after the later of (x) the date the Bank incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Bank has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by the Borrower pursuant to said
Section 1.10, 1.11, 2.06 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Bank giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11,
2.06 or 4.04, as the case may be. This Section 13.17 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11, 2.06 and 4.04.

                  13.18 Certain Provisions Regarding Joint Ventures. Notwithstanding anything to the contrary contained in this Agreement, (i) no Default or Event of Default shall arise under Section 10.02 or 10.03 as a result of any action (or failure to take any action) by any Non-Subsidiary Joint Venture, or as a result of any event, condition, fact or circumstance with respect to any Non-Subsidiary Joint Venture, in each case to the extent that neither the Borrower nor any of its Subsidiaries have voting or management

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control with  respect to the affairs of such  Non-Subsidiary  Joint  Venture and neither the Borrower nor any such Subsidiary thereof consented to any such action (or failure to act), (ii) neither the Borrower nor any of its Subsidiaries will relinquish voting or management control over any Joint Venture in which it has such control other than in connection with the sale of the Borrower's or such Subsidiary's entire equity interest in such Joint Venture,
(iii) neither the Borrower nor any of its Subsidiaries will reduce their ownership interest in any Joint Venture except in connection with the sale by the Borrower or such Subsidiary of their entire equity interest in such Joint Venture and (iv) neither the Borrower nor any of its Subsidiaries shall consent to any action to be taken by any Joint Venture if such action would give rise to a Default or an Event of Default hereunder.


                                         *          *          *

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                  IN WITNESS WHEREOF,  the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

339 Jefferson Road                    NATIONAL LODGING CORP.
Parsippany, New Jersey  07054
Telephone No.: (201) 428-9700
Telecopier No.: (201) 428-5269
Attention: Robert Kingsley            By /s/ James E. Buckman
                                          Title: Executive Vice President


                                      BANKERS TRUST COMPANY,
                                        Individually and as Administrative
                                        Agent


                                      By /s/ Cynthia Jay
                                          Title: Vice President


                                      CHEMICAL BANK,
                                        Individually and as Documentation Agent


                                      By /s/ William Caggiano
                                          Title: Managing Director

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




                                                                      SCHEDULE I



                                  COMMITMENTS


                                                   Revolving Loan
Bank                                                 Commitment



Bankers Trust Company                              $62,500,000

Chemical Bank                                      $62,500,000



TOTAL:                                             $125,000,000








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




                                                                     SCHEDULE II



                                 BANK ADDRESSES


Bankers Trust Company                       130 Liberty Street
                                            New York, New York 10006
                                            Telephone No.: (212) 250-2855
                                            Telecopier No.: (212) 250-7218
                                            Attention:  Cindy Jay

Chemical Bank                               270 Park Avenue
                                            New York, New York 10017
                                            Telephone No.: (212) 270-2945
                                            Telecopier No.: (212) 270-1063
                                            Attention: William Hobbs







0000B3FK.W51

                                       SCHEDULE III


                                       PROJECTIONS


                                 SCHEDULE III TO CREDIT AGREEMENT

         THE FOLLOWING SCHEDULE III TO THE CREDIT AGREEMENT CONTAINS PROJECTIONS WHICH WERE PREPARED BY NATIONAL LODGING CORP.'S (THE "COMPANY") FORMER MANAGEMENT AND WERE FURNISHED TO CERTAIN BANKS, AS PARTIES TO THE CREDIT AGREEMENT (THE "BANKS"), SOLELY FOR THE PURPOSE OF THE BANKS' REVIEW IN CONNECTION WITH THE CLOSING OF THE TRANSACTIONS CONTEMPLATED BY THE CREDIT AGREEMENT TO WHICH THIS SCHEDULE III IS ANNEXED.

         THE PROJECTIONS WERE BASED UPON A NUMBER OF ESTIMATES AND ASSUMPTIONS MADE BY THE COMPANY'S FORMER MANAGEMENT IN JANUARY 1996. ALL OF THE MEMBERS OF THE COMPANY'S CURRENT SENIOR MANAGEMENT ASSUMED THEIR POSITIONS DURING THE FIRST QUARTER OF 1996. THE COMPANY'S CURRENT MANAGEMENT WAS NOT INVOLVED IN THE PREPARATION, ANALYSIS OR EVALUATION OF THE PROJECTIONS OR ANY OF THE ASSUMPTIONS OR ESTIMATES UPON WHICH THE PROJECTIONS WERE BASED, AND IS NOT UTILIZING THEM AS A MEASURE OF PERFORMANCE IN THE MANAGEMENT OF THE COMPANY'S BUSINESS. SUCH ESTIMATES ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL, AND UPON ASSUMPTIONS WITH RESPECT TO FUTURE BUSINESS STRATEGIES AND PRACTICES THAT ARE SUBJECT TO CHANGE. THE PROJECTIONS AND ACTUAL RESULTS WILL VARY, AND THOSE VARIATIONS MAY BE MATERIAL. FOR ALL OF THE FOREGOING REASONS, THE COMPANY'S CURRENT MANAGEMENT EXPRESSES NO OPINION AS TO THE ACCURACY OR VALIDITY OF THE PROJECTIONS OR THE ASSUMPTIONS UPON WHICH THEY WERE BASED.

         THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH GUIDELINES ESTABLISHED BY THE COMMISSION OR THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE COMPANY DID NOT ENGAGE ANY INDEPENDENT AUDITORS OR ACCOUNTANTS TO EXAMINE, COMPILE OR OTHERWISE BECOME INVOLVED WITH THE PREPARATION OF THE PROJECTIONS.

         THE PROJECTIONS ARE INCLUDED AS SCHEDULE III TO THE PUBLICLY-FILED COPY OF THE CREDIT AGREEMENT SOLELY BECAUSE THEY WERE FURNISHED TO THE BANKS FOR THEIR REVIEW IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE CREDIT AGREEMENT, AND THESE PROJECTIONS SHOULD NOT BE RELIED UPON FOR ANY PURPOSE. THE INCLUSION OF THE PROJECTIONS HEREIN SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY OR ANY OTHER PERSON THAT THE PROJECTIONS WILL BE ACHIEVED. THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF PROJECTIONS ARE SHOWN TO BE INACCURATE. INVESTORS ARE CAUTIONED NOT TO RELY ON THE PROJECTIONS IN MAKING INVESTMENT DECISIONS WITH RESPECT TO THE COMPANY'S SECURITIES.

  National Lodging Corp.
                                 Management Case
  MODEL SUMMARY
  ==================================
  ($ in thousands)

  YEAR ENDED DECEMBER 31,             Historical
                            ---------------------------------------

  --------------------------
                                     1992    1993   1994    1995E
                            ---------------------------------------

  Net Revenues                                     $86,407 $87,989
       % Combined Revenue Growth                               1.8%

  Combined EBITDA (1)                              $16,471 $14,833
      % margin                                       19.1%    16.9%

  Capital Expenditures (NLC)         $4,615 $2,950  $2,546  $4,798
     % of owned Revenue                                        9.3%
  JV Capital Expenditures            $1,427 $1,358  $2,491  $2,301
     % JV Revenue                                              6.9%
  Depreciation & Amortization        $7,021 $5,488  $5,516  $5,696
  Changes in Working Capital
  Interest Expense (including JV)                            6,767
  -----------------------------------------------------------------
  Cash for Debt Service
  Cumulative Cash for Debt Service
  -----------------------------------------------------------------

  -----------------------------------------------------------------

                                                           --------
  CREDIT RATIOS                                            Pro Forma
                                                            At Close
                                                           --------


  EBITDA/Interest                                           2.2x
  (EBITDA-Cap Ex)/Interest                                  1.5x

  Net Senior Debt/EBITDA                                    4.8x
  Net Total Debt/EBITDA                                     4.8x

  Net Senior Debt/(EBITDA-Cap Ex)                           7.0x
  Net Total Debt/(EBITDA-CapEx)                             7.0x
  -----------------------------------------------------------------


  CAPITALIZATION
                                                           --------
                                                           At Close
                                                           --------
  Cash on Balance Sheet                                     $8,673

  Debt:
  Reducing Revolver                                         60,000
  Capital Leases                                             4,300
  LC's Outstanding                                          15,000
                                                           ========
    Total Debt                                             $79,300
                                                           ========
    % of debt repaid                                            0.0%

  Equity                                                    84,795
                                                           --------
  Total Capitalization                                     $164,095
                                                           ========

  -----------------------------------------------------------------
  Committed Bank Debt                                     $125,000
  Bank Debt Outstanding                                    $60,000
  LC Outstanding                                           $15,000
                                                           --------
  Availability                                             $50,000
  -----------------------------------------------------------------




  -----------------------------------------------------------------
  (1) Includes JV EBITDA
  Confidential

  YEAR ENDED DECEMBER 31,                                                    Projected
                            ----------------- ----------------------------- ---------------------------------------------- ---------

  --------------------------
                                    1996        1997      1998      1999      2000     2001     2002      2003     2004      2005
                            ----------------- ----------------------------- ---------------------------------------------- ---------

  Net Revenues                       $93,639  $101,435   $105,005 $107,942  $110,959 $114,105  $117,356 $120,782 $124,311  $127,945
       % Combined Revenue Growth         6.4%      8.3%       3.5%     2.8%      2.8%     2.8%      2.8%     2.9%     2.9%      2.9%

  Combined EBITDA (1)                $16,057   $18,365    $19,244  $19,747   $20,259  $20,827   $21,425  $22,120  $22,837   $23,579
      $ margin                          17.1%     18.1%      18.3%    18.3%     18.3%    18.3%     18.3%    18.3%    18.4%     18.4%

  Capital Expenditures (NLC)          $8,623      $970     $1,907   $2,585    $2,661   $2,738    $2,817   $2,899   $2,984    $3,070
     % of owned Revenue                 15.5%      1.6%       3.0%     4.0%      4.0%     4.0%      4.0%     4.0%     4.0%      4.0%
  JV Capital Expenditures             $5,129    $2,236     $2,309   $2,378    $2,450   $2,523    $2,599   $2,677   $2,757    $2,840
     % JV Revenue                       14.7%      6.1%       6.0%     6.0%      6.0%     6.0%      6.0%     6.0%     6.0%      6.0%
  Depreciation & Amortization         $3,491    $3,940     $4,120   $4,400    $4,728   $5,066    $5,413   $5,770   $6,138    $6,516
  Changes in Working Capital              (8)        1        (18)      (8)       (8)      (9)      (10)     (11)     (11)      (12)
  Interest Expense (including JV)      6,767     5,836      5,054    4,276     3,539    2,804       801      453       86      (302)
  ----------------------------------------------------------------------------------------------------------------------------------
  Cash for Debt Service              $13,167   $10,687    $11,414  $10,596   $10,189  $10,278   $10,939  $11,597  $12,242   $12,955
  Cumulative Cash for Debt Service   $13,167   $23,854    $35,268  $45,864   $56,053  $66,331   $77,270  $88,866 $101,108  $114,063
  ----------------------------------------------------------------------------------------------------------------------------------

  ----------------------------------------------------------------------------------------------------------------------------------


  CREDIT RATIOS                    -------------------------------------------------------------------------------------------------
                                     1996      1997       1998      1999     2000      2001     2002      2003     2004     2005
                                   -------------------------------------------------------------------------------------------------



  EBITDA/Interest                    2.8x      3.6x       4.5x      5.6x     7.2x     26.0x     47.2x   256.6x     0.0x     0.0x
  (EBITDA-Cap Ex)/Interest           1.3x      3.4x       4.1x      4.8x     6.3x     22.6x     41.0x   233.0x     0.0x     0.0x

  Net Senior Debt/EBITDA             3.9x      2.9x       2.1x      1.5x     1.0x      0.5x     0.0x      0.0x     0.0x     0.0x
  Net Total Debt/EBITDA              3.9x      2.9x       2.1x      1.5x     1.0x      0.5x     0.0x      0.0x     0.0x     0.0x

  Net Senior Debt/(EBITDA-Cap Ex)    8.5x      3.0x       2.4x      1.8x     1.1x      0.5x     0.0x      0.0x     0.0x     0.0x
  Net Total Debt/(EBITDA-CapEx)      8.5x      3.0x       2.4x      1.8x     1.1x      0.5x     0.0x      0.0x     0.0x     0.0x
  ----------------------------------------------------------------------------------------------------------------------------------


  CAPITALIZATION
                                   -------------------------------------------------------------------------------------------------
                                     1996      1997       1998      1999     2000      2001     2002      2003     2004     2005
                                   -------------------------------------------------------------------------------------------------
  Cash on Balance Sheet                 $560      $560       $560     $560      $560   $6,891   $17,830  $29,426  $41,668   $54,623

  Debt:
  Reducing Revolver                   46,833    36,146     24,732   14,136     3,947        0         0        0        0         0
  Capital Leases                       4,300     4,300      4,300    4,300     4,300    4,300     4,300    4,300    4,300     4,300
  LC's Outstanding                    12,500    12,500     12,500   12,500    12,500   12,500         0        0        0         0
                                   =================================================================================================
    Total Debt                       $63,633   $52,946    $41,532  $30,936   $20,747  $16,800    $4,300   $4,300   $4,300    $4,300
                                   =================================================================================================
    % of debt repaid                    19.8%     33.2%      47.6%    61.0%     73.8%    78.8%     94.6%    94.6%    94.6%     94.6%

  Equity                              87,117    90,090     98,396  104,142   109,087  114,566   121,368  128,528  136,127   144,120
                                   -------------------------------------------------------------------------------------------------
  Total Capitalization              $150,750  $145,036   $139,928 $135,078  $129,834 $131,366  $125,668 $132,828 $140,427  $148,420
                                   =================================================================================================

  ----------------------------------------------------------------------------------------------------------------------------------
  Committed Bank Debt               $125,000  $110,000    $95,000  $80,000   $65,000       $0        $0       $0       $0        $0
  Bank Debt Outstanding              $46,833   $36,146    $24,732  $14,136    $3,947       $0        $0       $0       $0        $0
  LC Outstanding                     $12,500   $12,500    $12,500  $12,500   $12,500  $12,500        $0       $0       $0        $0
                                   -------------------------------------------------------------------------------------------------
  Availability                       $65,667   $61,354    $57,768  $53,364   $48,553 ($12,500)       $0       $0       $0        $0
  ----------------------------------------------------------------------------------------------------------------------------------




  ----------------------------------------------------------------------------------------------------------------------------------
  (1) Includes JV EBITDA
  Confidential

National Lodging Corp.                                       Management Case


ASSUMPTIONS SUMMARY
===================================================

- ------------------------------------------------------------------------------------------------------------------
INTEREST RATES                                               LIBOR+          1996      1997     1998       1999
- ------------------------------------------------------------------------------------------------------------------

LIBOR                                                                        5.50%     5.50%    5.50%      5.50%

Reducing Revolver                                                            7.00%     7.00%    7.00%      7.00%
Guarantee Fee (On $75MM)                                                     2.00%     2.00%    2.00%      2.00%
Unused Fee on Revolver                                                       0.20%     0.20%    0.20%      0.20%
LC Fee                                                                       0.25%     0.25%    0.25%      0.25%
Capital Leases                                                              10.00%    10.00%   10.00%     10.00%

Interest on Cash Balance                                                     3.00%     3.00%    3.00%      3.00%

Commitment Reduction on Reducing Revolver                                       0    15,000   15,000     15,000
- -------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------
WORKING CAPITAL ASSUMPTIONS                                        1995     1996      1997     1998       1999
- -------------------------------------------------------------------------------------------------------------

Accounts Receivable (days)                                         14.1     14.1      14.1     14.1       14.1
Accounts Payable (days)                                             8.9      8.9       8.9      8.9        8.9
Prepaid Expenses (% Owned Hotel and Motel Revenue)                  7.4%     7.4%      7.4%     7.4%       7.4%
Other Liab. & Accrued Exp. (% Owned Hotel and Motel Revenue)        9.3%     9.3%      9.3%     9.3%       9.3%


Debt Issue Costs Amortization (years)                       8               103        103      103        103
Goodwill Amortization (years)                              30                 0          0        0          0

Effective tax rate                                                          38.5%     38.5%    38.5%      38.5%

- --------------------------------------------------------------------------------------------------------------


- --------------------------------------------------------------------------------------------------------------
INCOME STATEMENT ASSUMPTIONS                                                1996      1997     1998       1999
- --------------------------------------------------------------------------------------------------------------

Revenue Growth:
   Owned Hotels                                                              8.6%     12.2%     3.0%       3.0%
   Retail                                                                    3.0%      3.0%     3.0%       3.0%
   Owned Motels                                                              5.0%      7.6%     3.0%       3.0%
                                                                      ---------------------------------------
Total                                                                        6.4%      8.3%     3.5%       2.8%

JV's Revenue Growth                                                          5.0%      5.0%     5.0%       3.0%

Confidential


- ----------------------------------------------------------------------------------------------------------------------
INTEREST RATES                                                    2000      2001     2002      2003     2004     2005
- ----------------------------------------------------------------------------------------------------------------------

LIBOR                                                             5.50%     5.50%    5.50%     5.50%    5.50%    5.50%

Reducing Revolver                                                 7.00%     7.00%    7.00%     7.00%    7.00%    7.00%
Guarantee Fee (On $75MM)                                          2.00%     2.00%    2.00%     2.00%    2.00%    2.00%
Unused Fee on Revolver                                            0.20%     0.20%    0.20%     0.20%    0.20%    0.20%
LC Fee                                                            0.25%     0.25%    0.25%     0.25%    0.25%    0.25%
Capital Leases                                                   10.00%    10.00%   10.00%    10.00%   10.00%   10.00%

Interest on Cash Balance                                          3.00%     3.00%    3.00%     3.00%    3.00%    3.00%

Commitment Reduction on Reducing Revolver                       15,000    65,000        0         0        0        0
- ----------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------
WORKING CAPITAL ASSUMPTIONS                                       2000      2001     2002      2003     2004     2005
- ----------------------------------------------------------------------------------------------------------------------

Accounts Receivable (days)                                       14.1     14.1      14.1     14.1       14.1     14.1
Accounts Payable (days)                                           8.9      8.9       8.9      8.9        8.9      8.9
Prepaid Expenses (% Owned Hotel and Motel Revenue)                7.4%     7.4%      7.4%     7.4%       7.4%     7.4%
Other Liab. & Accrued Exp. (% Owned Hotel and Motel Revenue)      9.3%     9.3%      9.3%     9.3%       9.3%     9.3%


Debt Issue Costs Amortization (years)                 8           103      103       103      103          0        0
Goodwill Amortization (years)                        30             0        0         0        0          0        0

Effective tax rate                                               38.5%    38.5%     38.5%     38.5%     38.5%    38.5%

- ----------------------------------------------------------------------------------------------------------------------


- ----------------------------------------------------------------------------------------------------------------------
INCOME STATEMENT ASSUMPTIONS                                      2000      2001     2002      2003     2004     2005
- ----------------------------------------------------------------------------------------------------------------------

Revenue Growth:
   Owned Hotels                                                   3.0%      3.0%     3.0%      3.0%     3.0%     3.0%
   Retail                                                         3.0%      3.0%     3.0%      3.0%     3.0%     3.0%
   Owned Motels                                                   3.0%      3.0%     3.0%      3.0%     3.0%     3.0%
                                                          ---------------------------------------------------------
Total                                                             2.8%      2.8%     2.8%      2.9%     2.9%     2.9%

JV's Revenue Growth                                               3.0%      3.0%     3.0%      3.0%     3.0%     3.0%





Confidential
                                                                        Page 3

National Lodging Corp.                                         Management Case

CONSOLIDATED INCOME STATEMENT
===============================================================================
($ in thousands)

                                                   Historical                                          Projected
- --------------------------------------------------------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31,                                1992      1993     1994      1995E    1996       1997      1998     1999
- --------------------------------------------------------------------------------------------------------------------------------
      REVENUES
Gaming                                                                    $569      $569     $569       $481      $384     $277
Owned Hotels                                                            39,449    41,120   46,655     50,105    51,609   53,157
Retail Property (SF Wharf)                                               2,077     2,137    2,201      2,267     2,335    2,405
Owned Motels (West)                                                      7,241     7,763    8,152      8,774     9,037    9,308
                                                                      ----------------------------------------------------------
                                                                        49,336    51,589   55,577     61,627    63,365   65,147

Management Fees & Other (1)                                              3,449     3,155    3,155      3,155     3,155    3,155
                                                                      ----------------------------------------------------------
   Total Revenues                                                       52,785    54,744   58,732     64,782    66,520   68,302
     % Combined Revenue Growth                                                       3.7%     7.3%      10.3%      2.7%     2.7%

     OPERATING EXPENSES
Operating Expense                                                      (23,346)  (23,710) (25,588)   (27,845)  (28,517) (29,372)
Rent                                                                    (4,678)   (4,765)  (5,120)    (5,669)   (5,839)  (6,014)
Sales & Marketing                                                       (2,330)   (2,445)  (2,642)    (2,944)   (3,032)  (3,123)
Repair & Maintenance                                                    (2,728)   (3,001)  (3,237)    (3,600)   (3,706)  (3,819)
Property Taxes & Other                                                  (2,201)   (3,497)  (3,767)    (4,182)   (4,306)  (4,437)
                                                                      ----------------------------------------------------------
                                                                       (35,283)  (37,418) (40,354)   (44,239)  (45,403) (46,765)

Royalty Fees                                                            (1,469)   (1,546)  (1,690)    (1,884)   (1,941)  (1,999)
Corporate G&A                                                           (6,935)   (8,872)  (9,049)    (9,230)   (9,415)  (9,603)
HFS Corporate Services Fee                                              (1,500)   (1,500)  (1,500)    (1,500)   (1,500)  (1,500)
NLC G&A                                                                 (1,100)   (1,100)  (1,133)    (1,167)   (1,202)  (1,238)
                                                                      ----------------------------------------------------------
  Total Operating Expense                                              (46,287)  (50,436) (53,726)   (58,020)  (59,460) (61,105)

                                                                      ----------------------------------------------------------
EBITDA                                                                   6,498     4,308    5,006      6,762     7,060    7,197
     % Margin                                                             12.3%      7.9%     8.5%      10.4%     10.6%    10.5%

- --------------------------------------------------------------------------------------------------------------------------------
Covenant %                                                                                    100%       100%      100%     100%
Covenant EBITDA                                                         $6,498    $4,???   $5,006     $6,762    $7,060   $7,197
- --------------------------------------------------------------------------------------------------------------------------------

Depreciation & Amortization                                             (6,281)   (6,475)  (3,491)    (3,940)   (4,120)  (4,400)
                                                                      ----------------------------------------------------------
EBIT                                                                       217    (2,167)   1,515      2,822     2,940    2,797
    % Margin                                                              0.4%      -4.0%     2.6%       4.4%      4.4%     4.1%



Interest Calculation            Rate(%)
New Revolver                    7.00%                                                           0          0         0        0
LC Fee                          0.25%                                                         (34)       (31)      (31)     (31)
Unused Fee                      0.20%                                                        (118)      (112)     (104)     (96)
Reducing Revolver               7.00%                                                      (3,739)    (2,904)   (2,131)  (1,360)
Capital Leases                  10.00%                                                       (430)      (430)     (430)    (430)

                                                                      ----------------------------------------------------------
     Total Interest Expense                                                                (4,322)    (3,478)   (2,696)  (1,918)

Interest on Cash Balance        3.00%                                                          17         17        17       17
HFS Guarantee Fee                                                                 (1,500)  (1,500)    (1,500)   (1,500)  (1,500)
                                                                      ----------------------------------------------------------
     Net Interest Expense                                                                  (5,805)    (4,961)   (4,179)  (3,401)

Amortization of Deferred Financing Fees                                                      (103)      (103)     (103)    (103)
Income (Loss) from JV's                                                  5,852     7,284    6,715      7,216     7,649    7,922

      EBT                                                                                   2,322      4,973     6,306    7,215

- --------------------------------------------------------------------------------------------------------------------------------
Beginning NOL                                                                              17,000     14,678     9,705    3,399
Use of NOL                                                                                 (2,322)    (4,973)   (6,306)  (3,399)
Contribution to NOL                                                                             0          0         0        0
Ending NOL                                                                                 14,678      9,705     3,399        0
- --------------------------------------------------------------------------------------------------------------------------------

After NOL Taxable Earnings                                                                      0          0         0    3,816

Income Tax Expense                                                                              0          0         0    1,469
                                                                                         ---------------------------------------

Net Earnings                                                                                2,322      4,973     6,306    5,746
- --------------------------------------------------------------------------------------------------------------------------------
NET INCOME TO COMMON                                                                       $2,322     $4,973    $6,306   $5,746
- --------------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------------------------------
Combined EBITDA (2)                                                    $16,471   $14,833  $16,057    $18,365   $19,244  $19,747
- --------------------------------------------------------------------------------------------------------------------------------

(1) Includes management fees from about 30 JV properties and rental income from various properties.
(2) Includes JV EBITDA.
Confidential






- -------------------------------------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31,                                  2000      2001     2002      2003     2004     2005
- -------------------------------------------------------------------------------------------------------------
      REVENUES
Gaming                                                   $159       $75       $0        $0       $0       $0
Owned Hotels                                           54,752    56,394   58,086    59,829   61,624   63,472
Retail Property (SF Wharf)                              2,477     2,552    2,628     2,707    2,788    2,872
Owned Motels (West)                                     9,587     9,875   10,171    10,476   10,790   11,114
                                                    ---------------------------------------------------------
                                                       66,975    68,896   70,885    73,012   75,202   77,458

Management Fees & Other (1)                             3,155     3,155    3,155     3,155    3,155    3,155
                                                    ---------------------------------------------------------
   Total Revenues                                      70,130    72,051   74,040    76,167   78,357   80,613
     % Combined Revenue Growth                            2.?%      2.7%     2.8%      2.9%     2.9%     2.9%

     OPERATING EXPENSES
Operating Expense                                     (30,253)  (31,161) (32,096)  (33,058) (34,050) (35,072)
Rent                                                   (6,194)   (6,380)  (6,572)   (6,769)  (6,972)  (7,181)
Sales & Marketing                                      (3,217)   (3,313)  (3,413)   (3,515)  (3,620)  (3,729)
Repair & Maintenance                                   (3,933)   (4,051)  (4,173)   (4,298)  (4,427)  (4,560)
Property Taxes & Other                                 (4,570)   (4,707)  (4,848)   (4,994)  (5,143)  (5,298)
                                                    ---------------------------------------------------------
                                                      (48,167)  (49,612) (51,101)  (52,634) (54,213) (55,839)

Royalty Fees                                           (2,059)   (2,121)  (2,184)   (2,250)  (2,317)  (2,387)
Corporate G&A                                          (9,795)   (9,991) (10,191)  (10,395) (10,603) (10,815)
HFS Corporate Services Fee                             (1,500)   (1,500)  (1,500)   (1,500)  (1,500)  (1,500)
NLC G&A                                                (1,275)   (1,313)  (1,353)   (1,393)  (1,435)  (1,478)
                                                    ---------------------------------------------------------
  Total Operating Expense                             (62,797)  (64,538) (66,329)  (68,172) (70,068) (72,019)

                                                    ---------------------------------------------------------
EBITDA                                                  7,333     7,513    7,711     7,995    8,289    8,594
     % Margin                                            10.5%     10.4%    10.4%     10.5%    10.6%    10.7%

- -------------------------------------------------------------------------------------------------------------
Covenant %                                                100%      100%     100%      100%     100%     100%
Covenant EBITDA                                        $7,333    $7,513   $7,711    $7,995   $8,289   $8,594
- -------------------------------------------------------------------------------------------------------------

Depreciation & Amortization                            (4,728)   (5,066)  (5,413)   (5,770)  (6,138)  (6,516)
                                                    ---------------------------------------------------------
EBIT                                                    2,605     2,447    2,298     2,225    2,151    2,078
    % Margin                                              3.7%      3.4%     3.1%      2.9%     2.7%     2.6%



Interest Calculation            Rate(%)
New Revolver                    7.00%                       0         0        0         0        0        0
LC Fee                          0.25%                     (31)      (31)     (31)      (31)     (31)     (31)
Unused Fee                      0.20%                     (87)      (36)       0         0        0        0
Reducing Revolver               7.00%                    (633)     (138)       0         0        0        0
Capital Leases                  10.00%                   (430)     (430)    (430)     (430)    (430)    (430)

                                                    ---------------------------------------------------------
     Total Interest Expense                            (1,181)     (635)    (461)     (461)    (461)    (461)

Interest on Cash Balance        3.00%                      17       207      535       883    1,250    1,639
HFS Guarantee Fee                                      (1,500)   (1,500)       0         0        0        0
                                                    ---------------------------------------------------------
     Net Interest Expense                              (2,664)   (1,929)      74       422      789    1,177

Amortization of Deferred Financing Fees                  (103)     (103)    (103)     (103)       0        0
Income (Loss) from JV's                                 8,204     8,493    8,792     9,099    9,416    9,742

      EBT                                               8,041     8,908   11,061    11,642   12,356   12,997

- -------------------------------------------------------------------------------------------------------------
Beginning NOL                                               0         0        0         0        0        0
Use of NOL                                                  0         0        0         0        0        0
Contribution to NOL                                         0         0        0         0        0        0
Ending NOL                                                  0         0        0         0        0        0
- -------------------------------------------------------------------------------------------------------------

After NOL Taxable Earnings                              8,041     8,908   11,061    11,642   12,356   12,997

Income Tax Expense                                      3,096     3,430    4,258     4,482    4,757    5,004
                                                    ---------------------------------------------------------

Net Earnings                                            4,945     5,479    6,802     7,160    7,599    7,993
- -------------------------------------------------------------------------------------------------------------
NET INCOME TO COMMON                                   $4,945    $5,479   $6,802    $7,160   $7,599   $7,993
- -------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------
Combined EBITDA (2)                                   $20,259   $20,827  $21,425   $22,120  $22,837  $23,579
- -------------------------------------------------------------------------------------------------------------



(1) Includes management fees from about 30 JV properties and rental income from various properties.
(2) Includes JV EBITDA.
Confidential
                                                                          Page 4


National Lodging Corp.

JV MOTELS INCOME STATEMENT- TRL SHARE                       Actual                                     Projected

                                          --------------------------------------------------------------------------------------
($ in thousands)                                       1992      1993     1994      1995E    1996       1997      1998     1999
- --------------------------------------------------------------------------------------------------------------------------------

Revenues                                                               $33,622   $33,245  $34,907    $36,653   $38,485  $39,640
  % growth                                                                                    5.0%       5.0%      5.0%     3.0%
Operating Expenses                                                     (23,649)  (22,720) (23,856)   (25,049)  (26,301) (27,090)
- --------------------------------------------------------------------------------------------------------------------------------
EBITDA                                                                   9,973    10,525   11,051     11,604    12,184   12,550
  % margin                                                                29.7%     31.7%    31.7%      31.7%     31.7%    31.7%

- --------------------------------------------------------------------------------------------------------------------------------
Covenant %                                                                                    100%       100%      100%     100%
Covenant EBITDA                                                         $9,973   $10,525  $11,051    $11,604   $12,184  $12,550
- --------------------------------------------------------------------------------------------------------------------------------

Existing Depreciation                                                   (2,921)   (2,660)  (2,793)    (2,932)   (3,079)  (3,171)
New Depreciation from Write- Up                                              0         0     (581)      (581)     (581)    (581)
- --------------------------------------------------------------------------------------------------------------------------------
EBIT                                                                     7,052     7,865    7,678      8,091     8,524    8,797

Interest Expense                                                        (1,200)     (581)    (963)      (875)     (875)    (875)
- --------------------------------------------------------------------------------------------------------------------------------

Net Income (loss) to NLC                                                $5,852    $7,284   $6,715     $7,216    $7,649   $7,922
- ---------------------------------------------------                   ==========================================================

+ Depreciation & Amortization                                           $2,921    $2,660   $3,374     $3,513    $3,660   $3,752
- -CapEx (net of loan draw)                                              ($2,000)  ($2,100)      $0         $0        $0       $0
- -Other/Debt Repayment                                                    ($800)    ($300) ($6,379)   ($2,236)  ($2,309) ($2,378)
                                                                      ----------------------------------------------------------
  CF to NLC                                                             $5,973    $7,544   $3,709     $8,493    $9,000   $9,296
                                                                      ==========================================================

- --------------------------------------------------------------------------------------------------------------------------------
Combined EBITDA                                                        $16,471   $14,833  $16,057    $18,365   $19,244  $19,747
- --------------------------------------------------------------------------------------------------------------------------------
Confidential




                             Management Case


                                          ---------------------------------------------------------
($ in thousands)                               2000      2001     2002      2003     2004     2005
- ---------------------------------------------------------------------------------------------------

Revenues                                    $40,829   $42,054  $43,315   $44,615  $45,953  $47,332
  % growth                                      3.0%      3.0%     3.0%      3.0%     3.0%     3.0%
Operating Expenses                          (27,903)  (28,740) (29,602)  (30,490) (31,405) (32,347)
- ---------------------------------------------------------------------------------------------------
EBITDA                                       12,926    13,314   13,713    14,125   14,548   14,985
  % margin                                     31.7%     31.7%    31.7%     31.7%    31.7%    31.7%

- ---------------------------------------------------------------------------------------------------
Covenant %                                      100%      100%     100%      100%     100%     100%
Covenant EBITDA                             $12,926   $13,314  $13,713   $14,125  $14,548  $14,985
- ---------------------------------------------------------------------------------------------------

Existing Depreciation                        (3,266)   (3,364)  (3,465)   (3,569)  (3,676)  (3,787)
New Depreciation from Write- Up                (581)     (581)    (581)     (581)    (581)    (581)
- ---------------------------------------------------------------------------------------------------
EBIT                                          9,079     9,368    9,667     9,974   10,291   10,617

Interest Expense                               (875)     (875)    (875)     (875)    (875)    (875)
- ---------------------------------------------------------------------------------------------------

Net Income (loss) to NLC                     $8,204    $8,493   $8,792    $9,099   $9,416   $9,742
- ------------------------------------------=========================================================

+ Depreciation & Amortization                $3,847    $3,945   $4,046    $4,150   $4,257   $4,368
- -CapEx (net of loan draw)                        $0        $0       $0        $0       $0       $0
- -Other/Debt Repayment                       ($2,450)  ($2,523) ($2,599)  ($2,677) ($2,757) ($2,840)
                                          ---------------------------------------------------------
  CF to NLC                                  $9,601    $9,916  $10,239   $10,573  $10,916  $11,270
                                          =========================================================

- ---------------------------------------------------------------------------------------------------
Combined EBITDA                             $20,259   $20,827  $21,425   $22,120  $22,837  $23,579
- ---------------------------------------------------------------------------------------------------

Confidential

National Lodging Corp.                                          Management Case

PROJECTED CASH FLOW STATEMENT
===============================================================================
($ in thousands)
- -------------------------------------------------------------------------------------------------------------
                                                                 1996     1997      1998     1999       2000
                                                            -------------------------------------------------

Net Income                                                     $2,322   $4,973    $6,306   $5,746     $4,945
+ Depreciation & Amortization                                   3,491    3,940     4,120    4,400      4,728
+ Goodwill Amortization                                             0        0         0        0          0
+ Amortization of Capitalized Financing Fees                      103      103       103      103        103
+ Cash Dividends minus Net Income from JV's                    (3,006)   1,277     1,351    1,374      1,398

     (Inc) Dec in Trade Receivables                              (219)    (302)     (138)    (114)      (117)
     (Inc) Dec in Prepaid Expenses                               (292)    (452)     (131)    (135)      (139)
     (Dec) Inc in Payables                                        137      189        87       71         73
     (Dec) Inc in Other Current Liabilities & Accrued Expenses    365      565       165      169        174
                                                            -------------------------------------------------
- - Changes in Working Capital                                       (8)      (1)      (18)      (8)        (8)

     (Inc) Dec in Receivables from JV                               0        0         0        0          0
     (Inc) Dec in Investments- Other                                0        0         0        0          0
     (Dec) Inc in Deferred Income                                   0        0         0        0          0

                                                            -------------------------------------------------
     Funds from Operations                                      2,903   10,295    11,862   11,615     11,166

CapEx                                                            (510)    (970)   (1,907)  (2,585)    (2,661)
Extraordinary CapEx                                            (8,113)       0         0        0          0
Pittsburgh Loan Repayment                                       9,500        0         0        0          0
                                                            -------------------------------------------------
     Funds from Investing Activities                              877     (970)   (1,907)  (2,585)    (2,661)

Cash from Balance Sheet                                         8,113        0         0        0          0
     Funds from Financing Activities                            8,113        0         0        0          0

     Cash Available before Rainbow Loan                        11,893    9,325     9,955    9,030      8,505

Scheduled Debt Amortization
Reducing Revolver                                                   0        0         0        0          0
Rainbow Loan                                                    1,274    1,362     1,459    1,566      1,684
                                                            -------------------------------------------------
  Total Scheduled Amortization                                  1,274    1,362     1,459    1,566      1,684

Cash Available for Debt Amortization                           13,167   10,687    11,414   10,596     10,189

Refinanced Debt                                                     0        0         0        0          0
New Revolver                                                        0        0         0        0          0
Reducing Revolver                                             (13,167) (10,687)  (11,414) (10,596)   (10,189)
Capital Leases                                                      0        0         0        0          0
                                                            -------------------------------------------------
Excess Cash                                                        $0       $0        $0       $0         $0
- -------------------------------------------------------------------------------------------------------------

JV CASH FLOW STATEMENT
- -------------------------------------------------------------------------------------------------------------
                                                                 1996     1997      1998     1999       2000
                                                            -------------------------------------------------

JV Net Income                                                  $6,715   $7,216    $7,649   $7,922     $8,204
+ Existing depreciation from JV's                               2,793    2,932     3,079    3,171      3,266
+ New Depreciation from JV Write up                               581      581       581      581        581
                                                            -------------------------------------------------

Funds from JV Operations                                       10,089   10,729    11,309   11,675     12,051

JV CapEx                                                       (2,129)  (2,236)   (2,309)  (2,378)    (2,450)
JV Extraordinary CapEx                                         (3,000)       0         0        0          0
B of A draw to cover CapEx (NLC portion)                        5,129    2,236     2,309    2,378      2,450
                                                            -------------------------------------------------
JV CF available for Debt Service                               10,089   10,729    11,309   11,675     12,051

Repayment of B of A principal (NLC Portion)                    (6,379)  (2,236)   (2,309)  (2,378)    (2,450)
                                                            -------------------------------------------------
JV CF available for Distribution                               $3,709   $8,493    $9,000   $9,296     $9,601

- -------------------------------------------------------------------------------------------------------------

Confidential



- --------------------------------------------------------------------------------------------------------------
                                                                   2001      2002     2003      2004     2005
                                                            --------------------------------------------------

Net Income                                                       $5,479    $6,802   $7,160    $7,599   $7,993
+ Depreciation & Amortization                                     5,066     5,413    5,770     6,138    6,516
+ Goodwill Amortization                                               0         0        0         0        0
+ Amortization of Capitalized Financing Fees                        103       103      103         0        0
+ Cash Dividends minus Net Income from JV's                       1,422     1,447    1,473     1,500    1,528

     (Inc) Dec in Trade Receivables                                (122)     (126)    (133)     (137)    (141)
     (Inc) Dec in Prepaid Expenses                                 (144)     (148)    (152)     (157)    (162)
     (Dec) Inc in Payables                                           76        79       83        86       88
     (Dec) Inc in Other Current Liabilities & Accrued Expenses      180       185      191       196      202
                                                            --------------------------------------------------
- - Changes in Working Capital                                         (9)      (10)     (11)      (11)     (12)

     (Inc) Dec in Receivables from JV                                 0         0        0         0        0
     (Inc) Dec in Investments- Other                                  0         0        0         0        0
     (Dec) Inc in Deferred Income                                     0         0        0         0        0

                                                            --------------------------------------------------
     Funds from Operations                                       12,061    13,756   14,496    15,225   16,026

CapEx                                                            (2,738)   (2,817)  (2,899)   (2,984)  (3,070)
Extraordinary CapEx                                                   0         0        0         0        0
Pittsburgh Loan Repayment                                             0         0        0         0        0
                                                            --------------------------------------------------
     Funds from Investing Activities                             (2,738)   (2,817)  (2,899)   (2,984)  (3,070)

Cash from Balance Sheet                                               0         0        0         0        0
     Funds from Financing Activities                                  0         0        0         0        0

     Cash Available before Rainbow Loan                           9,323    10,939   11,597    12,242   12,955

Scheduled Debt Amortization
Reducing Revolver                                                     0         0        0         0        0
Rainbow Loan                                                        955         0        0         0        0
                                                            --------------------------------------------------
  Total Scheduled Amortization                                      955         0        0         0        0

Cash Available for Debt Amortization                             10,278    10,939   11,597    12,242   12,955

Refinanced Debt                                                       0         0        0         0        0
New Revolver                                                          0         0        0         0        0
Reducing Revolver                                                (3,947)        0        0         0        0
Capital Leases                                                        0         0        0         0        0
                                                            --------------------------------------------------
Excess Cash                                                      $6,331   $10,939  $11,597   $12,242  $12,955
- --------------------------------------------------------------------------------------------------------------

JV CASH FLOW STATEMENT
- --------------------------------------------------------------------------------------------------------------
                                                                   2001      2002     2003      2004     2005
                                                            --------------------------------------------------

JV Net Income                                                    $8,493    $8,792   $9,099    $9,416   $9,742
+ Existing depreciation from JV's                                 3,364     3,465    3,569     3,676    3,787
+ New Depreciation from JV Write up                                 581       581      581       581      581
                                                            --------------------------------------------------

Funds from JV Operations                                         12,439    12,838   13,250    13,673   14,110

JV CapEx                                                         (2,523)   (2,599)  (2,677)   (2,757)  (2,840)
JV Extraordinary CapEx                                                0         0        0         0        0
B of A draw to cover CapEx (NLC portion)                          2,523     2,599    2,677     2,757    2,840
                                                            --------------------------------------------------
JV CF available for Debt Service                                 12,439    12,838   13,250    13,673   14,110

Repayment of B of A principal (NLC Portion)                      (2,523)   (2,599)  (2,677)   (2,757)  (2,840)
                                                            --------------------------------------------------
JV CF available for Distribution                                 $9,916   $10,239  $10,573   $10,916  $11,270

- --------------------------------------------------------------------------------------------------------------
Confidential                                                             Page 6

National Lodging Corp.                                          Management Case

COMBINED OPENING AND PROJECTED BALANCE SHEETS
=============================================================================================================
($ in thousands)
                                                   ---------                   -------------------
                                                   Combined    Adjustments         Pro Forma
                                                            -------------------
- --------------------------------------------------------------------------------------------------------------------------------
                     YEAR ENDED    NLC       TL    12/31/1995   +        -     12/31/1995    1996      1997      1998      1999
                                ------------------------------------------------------------------------------------------------

Cash                              $50,000   $2,000  $52,000    $0     ($43,327)   $8,673     $560       $560      $560     $560
Trade Accounts Receivable               0    3,407    3,407     0        0         3,407    3,626      3,928     4,066    4,180
Prepaid Expenses                        0    3,636    3,636     0        0         3,636    3,928      4,380     4,511    4,646

                                ----------------------------                   -------------------------------------------------
    Total Current Assets           50,000    9,043   59,043     0     (43,327)    15,716    8,114      8,867     9,137    9,386

Gaming Investments                 35,100        0   35,100     0        0        35,100   24,326     22,964    21,505   19,939
Notes Receivable                        0    7,300    7,300     0        0         7,300    7,300      7,300     7,300    7,300
Receivables from JV's                   0    2,800    2,800     0        0         2,800    2,800      2,800     2,800    2,800
Investments in JV's                     0   16,700   16,700   8,356      0        25,056   28,062     26,784    25,434   24,060
Investments- Other                      0      200      200     0        0           200      200        200       200      200
Property & Equipment                    0   43,300   43,300  25,662      0        68,962   74,093     71,124    68,910   67,095
Capitalized Financing Costs             0      827      827     0        0           827      724        620       517      414
Other Assets                            0    3,132    3,132     0     (3,132)          0        0          0         0        0

     TOTAL  ASSETS                $85,100  $83,302 $168,402  $34,018  ($46,459) $155,961 $145,618   $140,659  $135,803 $131,193
                                ============================                   =================================================

Trade Accounts Payable               $305   $1,832   $2,137    $0        $0       $2,137   $2,274     $2,464    $2,550   $2,622
Accrued Exp. & Other Liab.              0    4,551    4,551     0        0         4,551    4,916      5,482     5,646    5,815

                                ----------------------------                   -------------------------------------------------
     Total Current Liabilities        305    6,383    6,688     0        0         6,688    7,191      7,945     8,196    8,437

New Revolver                            0        0        0     0        0             0        0          0         0        0
Existing Debt                           0      300      300     0      (300)           0        0          0         0        0
Reducing Revolver                       0        0        0  60,000      0        60,000   46,833     36,146    24,732   14,136
Capital Lease Obligations               0    4,300    4,300     0        0         4,300    4,300      4,300     4,300    4,300

                                ----------------------------                   -------------------------------------------------
     Total Debt                         0    4,600    4,600  60,000    (300)      64,300   51,133     40,446    29,032   18,436

                                        0        0        0     0        0             0        0          0         0        0
Deferred Income                         0      178      178     0        0           178      178        178       178      178

                                ----------------------------                   -------------------------------------------------
     Total Liabilities                305   11,161   11,466  60,000    (300)      71,166   58,502     48,569    37,406   27,051


Equity                             84,795   72,141  156,936     0     (72,141)    84,795   87,117     92,090    98,396  104,142


                                ----------------------------                   -------------------------------------------------
     Total Equity                  84,795   72,141  156,936     0     (72,141)    84,795   87,117     92,090    98,396  104,142

     TOTAL LIAB & S-E             $85,100  $83,302 $168,402  $60,000  ($72,441) $155,961 $145,618   $140,659  $135,803 $131,193
- ------------------------------------------------------------                   -------------------------------------------------

- --------------------------------------------------------------------------------------------------------------------------------
Check                                          0.0      0.0                          0.0      0.0        0.0       0.0      0.0
- --------------------------------------------------------------------------------------------------------------------------------

Net Working Capital                                                                  355      363        362       380      389
Change in Working Capital                                                                      (8)        (2)      (18)      (8)
Working Capital as a % of Sales                                                      0.4%     0.9%       0.8%      0.8%     0.8%

Confidential



- ------------------------------------------------------------------------------------------
                     YEAR ENDED    2000      2001      2002     2003      2004     2005
                                ----------------------------------------------------------

Cash                                  $560    $6,891  $17,830   $29,426  $41,668  $54,623
Trade Accounts Receivable            4,296     4,418    4,544     4,677    4,813    4,954
Prepaid Expenses                     4,786     4,929    5,077     5,229    5,386    5,548

                                ----------------------------------------------------------
    Total Current Assets             9,642    16,238   27,451    39,332   51,868   65,125

Gaming Investments                  18,255    17,300   17,300    17,300   17,300   17,300
Notes Receivable                     7,300     7,300    7,300     7,300    7,300    7,300
Receivables from JV's                2,800     2,800    2,800     2,800    2,800    2,800
Investments in JV's                 22,662    21,240   19,793    18,320   16,820   15,292
Investments- Other                     200       200      200       200      200      200
Property & Equipment                65,028    62,700   60,104    57,233   54,079   50,633
Capitalized Financing Costs            310       207      103         0        0        0
Other Assets                             0         0        0         0        0        0

     TOTAL  ASSETS                $126,197  $127,985 $135,051  $142,485 $150,366 $158,650
                                ==========================================================

Trade Accounts Payable              $2,695    $2,771   $2,850    $2,933   $3,019   $3,107
Accrued Exp. & Other Liab.           5,900     6,170    6,355     6,545    6,742    6,944

                                ----------------------------------------------------------
     Total Current Liabilities       8,685     8,941    9,205     9,479    9,761   10,051

New Revolver                             0         0        0         0        0        0
Existing Debt                            0         0        0         0        0        0
Reducing Revolver                    3,947         0        0         0        0        0
Capital Lease Obligations            4,300     4,300    4,300     4,300    4,300    4,300

                                ----------------------------------------------------------
     Total Debt                      8,247     4,300    4,300     4,300    4,300    4,300

                                         0         0        0         0        0        0
Deferred Income                        178       178      178       178      178      178

                                ----------------------------------------------------------
     Total Liabilities              17,110    13,419   13,683    13,957   14,239   14,529


Equity                             109,087   114,566  121,368   128,528  136,127  144,120


                                ----------------------------------------------------------
     Total Equity                  109,087   114,566  121,368   128,528  136,127  144,120

     TOTAL LIAB & S-E             $126,197  $127,985 $135,051  $142,485 $150,366 $158,650
- ------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------
Check                                  0.0       0.0      0.0       0.0      0.0      0.0
- ------------------------------------------------------------------------------------------

Net Working Capital                    397       407      416       427      439      451
Change in Working Capital               (8)       (9)     (10)      (11)     (11)     (12)
Working Capital as a % of Sales        0.7%      0.7%     0.7%      0.7%     0.7%     0.7%
Confidential

National Lodging Corp.                                          Management Case


OPERATING EXPENSE BACKUP
($ in thousands)
                                            --------------------------------------------------------------------------------------
                                                        1995E             1996             1997             1998             1999
                                            --------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------
Owned Hotel/Retail:

Hotel Revenue                                        $41,120           $44,655          $50,105          $51,609          $53,157
Retail Revenue                                        $2,137            $2,201           $2,267           $2,335           $2,405
                                            --------------------------------------------------------------------------------------
                                                     $43,257           $46,856          $52,372          $53,944          $55,562

Owned Hotel/Retail Expense                          ($20,860)         ($22,596)        ($24,730)        ($25,354)        ($26,114)
Rent                                                 ($3,519)          ($3,812)         ($4,261)         ($4,388)         ($4,520)
Sales & Marketing                                    ($2,239)          ($2,425)         ($2,711)         ($2,792)         ($2,876)
Repair & Maintenance                                 ($2,581)          ($2,796)         ($3,125)         ($3,219)         ($3,315)
Property Taxes & Other                               ($2,853)          ($3,090)         ($3,454)         ($3,558)         ($3,665)

Royalty Fees                                         ($1,316)          ($1,429)         ($1,603)         ($1,651)         ($1,701)
Corporate G&A                                        ($3,483)          ($3,553)         ($3,624)         ($3,696)         ($3,770)
                                            --------------------------------------------------------------------------------------
                                                    ($36,851)         ($39,701)        ($43,507)        ($44,658)        ($45,961)

Owned Hotels/Retail EBITDA                            $6,406            $7,156           $8,864           $9,286           $9,601
  % margin                                              14.8%             15.3%            16.9%            17.2%            17.3%

Other:

Gaming Revenues                                         $569              $569             $481             $384             $277
Management Fee and Rental Rev.                        $3,155            $3,155           $3,155           $3,155           $3,155
Corporate G&A Fee                                    ($4,718)          ($4,812)         ($4,909)         ($5,007)         ($5,107)
NLC G&A                                              ($1,100)          ($1,133)         ($1,167)         ($1,202)         ($1,238)
HFS Corporate Service Fee                            ($1,500)          ($1,500)         ($1,500)         ($1,500)         ($1,500)

Owned Motels:

Motel Revenue                                         $7,763            $8,152           $8,774           $9,037           $9,308

Owned Motel Expense                                  ($2,850)          ($2,993)         ($3,115)         ($3,163)         ($3,258)
Rent                                                 ($1,246)          ($1,308)         ($1,408)         ($1,450)         ($1,494)
Sales & Marketing                                      ($206)            ($216)           ($233)           ($240)           ($247)
Repair & Maintenance                                   ($420)            ($441)           ($475)           ($489)           ($504)
Property Taxes & Other                                 ($644)            ($676)           ($728)           ($750)           ($772)

Royalty Fees                                           ($230)            ($261)           ($281)           ($289)           ($298)
Corporate G&A                                          ($671)            ($684)           ($698)           ($712)           ($726)
                                            --------------------------------------------------------------------------------------
                                                     ($6,267)          ($6,580)         ($6,937)         ($7,093)         ($7,299)

Owned Motels EBITDA                                   $1,496            $1,572           $1,837           $1,944           $2,009
  % margin                                              19.3%             19.3%            20.9%            21.5%            21.6%






                                                     ----------------------------------------------------------------------------
                                                                  2000             2001              2002             2003
                                                     ----------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------
Owned Hotel/Retail:

Hotel Revenue                                                  $54,752          $56,394           $58,086          $59,829
Retail Revenue                                                  $2,477           $2,552            $2,628           $2,707
                                                     ----------------------------------------------------------------------------
                                                               $57,229          $58,946           $60,714          $62,536

Owned Hotel/Retail Expense                                    ($26,898)        ($27,705)         ($28,536)        ($29,392)
Rent                                                           ($4,656)         ($4,795)          ($4,939)         ($5,087)
Sales & Marketing                                              ($2,962)         ($3,051)          ($3,143)         ($3,237)
Repair & Maintenance                                           ($3,415)         ($3,517)          ($3,623)         ($3,731)
Property Taxes & Other                                         ($3,775)         ($3,888)          ($4,004)         ($4,125)

Royalty Fees                                                   ($1,752)         ($1,805)          ($1,859)         ($1,915)
Corporate G&A                                                  ($3,846)         ($3,922)          ($4,001)         ($4,081)
                                                     ----------------------------------------------------------------------------
                                                              ($47,302)        ($48,683)         ($50,104)        ($51,567)

Owned Hotels/Retail EBITDA                                      $9,927          $10,263           $10,610          $10,969
  % margin                                                        17.3%            17.4%             17.5%            17.5%

Other:

Gaming Revenues                                                   $159              $75                $0               $0
Management Fee and Rental Rev.                                  $3,155           $3,155            $3,155           $3,155
Corporate G&A Fee                                              ($5,209)         ($5,313)          ($5,419)         ($5,528)
NLC G&A                                                        ($1,275)         ($1,313)          ($1,353)         ($1,393)
HFS Corporate Service Fee                                      ($1,500)         ($1,500)          ($1,500)         ($1,500)

Owned Motels:

Motel Revenue                                                   $9,587           $9,875           $10,171          $10,476

Owned Motel Expense                                            ($3,355)         ($3,456)          ($3,560)         ($3,667)
Rent                                                           ($1,539)         ($1,585)          ($1,632)         ($1,681)
Sales & Marketing                                                ($254)           ($262)            ($270)           ($278)
Repair & Maintenance                                             ($519)           ($534)            ($550)           ($567)
Property Taxes & Other                                           ($795)           ($819)            ($844)           ($869)

Royalty Fees                                                     ($307)           ($316)            ($325)           ($335)
Corporate G&A                                                    ($741)           ($756)            ($771)           ($786)
                                                     ----------------------------------------------------------------------------
                                                               ($7,510)         ($7,728)          ($7,952)         ($8,183)

Owned Motels EBITDA                                             $2,077           $2,147            $2,218           $2,293
  % margin                                                        21.7%            21.7%             21.8%            21.9%



                                             -----------------------------
                                                   2004              2005
                                             -----------------------------
- --------------------------------------------------------------------------
Owned Hotel/Retail:

Hotel Revenue                                   $61,624           $63,472
Retail Revenue                                   $2,788            $2,872
                                             -----------------------------
                                                $64,412           $66,344

Owned Hotel/Retail Expense                     ($30,274)         ($31,182)
Rent                                            ($5,240)          ($5,397)
Sales & Marketing                               ($3,334)          ($3,434)
Repair & Maintenance                            ($3,843)          ($3,959)
Property Taxes & Other                          ($4,248)          ($4,376)

Royalty Fees                                    ($1,972)          ($2,031)
Corporate G&A                                   ($4,163)          ($4,246)
                                             -----------------------------
                                               ($53,074)         ($54,624)

Owned Hotels/Retail EBITDA                      $11,338           $11,720
  % margin                                         17.6%             17.7%

Other:

Gaming Revenues                                      $0                $0
Management Fee and Rental Rev.                   $3,155            $3,155
Corporate G&A Fee                               ($5,638)          ($5,751)
NLC G&A                                         ($1,435)          ($1,478)
HFS Corporate Service Fee                       ($1,500)          ($1,500)

Owned Motels:

Motel Revenue                                   $10,790           $11,114

Owned Motel Expense                             ($3,777)          ($3,890)
Rent                                            ($1,732)          ($1,784)
Sales & Marketing                                 ($286)            ($295)
Repair & Maintenance                              ($584)            ($601)
Property Taxes & Other                            ($895)            ($922)

Royalty Fees                                      ($345)            ($356)
Corporate G&A                                     ($802)            ($818)
                                             -----------------------------
                                                ($8,421)          ($8,666)

Owned Motels EBITDA                              $2,369            $2,448
  % margin                                         22.0%             22.0%





National Lodging Corp.                                          Management Case


                                       --------------------------------------------------------------------------------------
                                                   1995E             1996             1997             1998             1999
                                       --------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSE BACKUP
(% of Revenues)

Owned Hotel/Retail

Hotel Revenue                                   $41,120           $44,655          $50,105          $51,609          $53,157
Retail Revenue                                   $2,137            $2,201           $2,267           $2,335           $2,405
                                       --------------------------------------------------------------------------------------
                                                $43,257           $46,856          $52,372          $53,944          $55,562

Owned Hotel/Retail Expense                       48.22%            48.22%           47.22%           47.00%           47.00%
Rent                                              8.4%              8.14%            8.14%            8.14%            8.14%
Sales & Marketing                                 5.18%             5.18%            5.18%            5.18%            5.18%
Repair & Maintenance                              5.97%             5.97%            5.97%            5.97%            5.97%
Property Taxes & Other                            6.60%             6.60%            6.60%            6.60%            6.60%

Corporate G&A (Growth)                            2.00%             2.00%            2.00%            2.00%            2.00%


Owned Motels:

Motel Revenue                                    $7,763            $8,152           $8,774           $9,037           $9,308

Owned Motel Expense                              36.71%            36.71%           35.50%           35.00%           35.00%
Rent                                             16.05%            16.05%           16.05%           16.05%           16.05%
Sales & Marketing                                 2.65%             2.65%            2.65%            2.65%            2.65%
Repair & Maintenance                              5.41%             5.41%            5.41%            5.41%            5.41%
Property Taxes & Other                            8.30%             8.30%            8.30%            8.30%            8.30

Corporate G&A (Growth)                            2.00%             2.00%            2.00%            2.00%            2.00%




                                ------------------------------------------------------------------------------------------------
                                    2000             2001              2002             2003             2004              2005
                                ------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSE BACKUP
(% of Revenues)

Owned Hotel/Retail

Hotel Revenue                    $54,752          $56,394           $58,086          $59,829          $61,624           $63,472
Retail Revenue                    $2,477           $2,552            $2,628           $2,707           $2,788            $2,872
                                ------------------------------------------------------------------------------------------------
                                 $57,229          $58,946           $60,714          $62,536          $64,412           $66,344

Owned Hotel/Retail Expense        47.00%           47.00%            47.00%           47.00%           47.00%            47.00%
Rent                               8.14%            8.14%             8.14%            8.14%            8.14%             8.14%
Sales & Marketing                  5.18%            5.18%             5.18%            5.18%            5.18%             5.18
Repair & Maintenance               5.97%            5.97%             5.97%            5.97%            5.97%             5.97%
Property Taxes & Other             6.60%            6.60%             6.60%            6.60%            6.60%             6.60%

Corporate G&A (Growth)             2.00%            2.00%             2.00%            2.00%            2.00%             2.00%


Owned Motels:

Motel Revenue                     $9,587           $9,875           $10,171          $10,476          $10,790           $11,114

Owned Motel Expense               35.00%           35.00%            35.00%           35.00%           35.00%            35.00%
Rent                              16.05%           16.05%            16.05%           16.05%           16.05%            16.05%
Sales & Marketing                  2.65%            2.65%             2.65%            2.65%            2.65%             2.65%
Repair & Maintenance               5.41%            5.41%             5.41%            5.41%            5.41%             5.41%
Property Taxes & Other             8.30%            8.30%             8.30%            8.30%            8.30%             8.30%

Corporate G&A (Growth)             2.00%            2.00%             2.00%            2.00%            2.00%             2.00%


National Lodging Corp.                                          Management Case

- -----------------------------------------------------------------------------------------------------------------------------------

NLC CapEx and Depreciation
                                                         --------------------------------------------------------------------------
(Does Not Include JV's)                                                 1996            1997             1998             1999
                                                         --------------------------------------------------------------------------
FF&E                                                                 $68,962         $74,093          $71,124          $68,910
Additions                                                              8,623             970            1,907            2,585
Total Depreciation                                                     3,491           3,540            4,120            4,400
                                                         --------------------------------------------------------------------------
Total FF&E                                                           $74,093         $71,124          $68,910          $67,095

- -----------------------------------------------------------------------------------------------------------------------------------

CapEx Calculations:
                                                         --------------------------------------------------------------------------
                                                                        1996            1997             1998             1999
                                                         --------------------------------------------------------------------------
Owned Hotels
Revenues                                                             $44,655         $50,105          $51,609          $53,157
CapEx as a % Revenues                                                    0.8%            1.5%             3.0%             4.0%
                                                         --------------------------------------------------------------------------
CapEx $357 $751 $1,548 $2,126

Owned Motels
Revenues                                                              $8,152          $8,774           $9,037           $9,308
CapEx as a % Revenues                                                    0.8%            1.5%             3.0%             4.0%
                                                         --------------------------------------------------------------------------
CapEx                                                                    $65            $132             $271             $372

Retail
Revenues                                                              $2,201          $2,267           $2,335           $2,405
CapEx as a % Revenues                                                    4.0%            3.8%             3.7%             3.6%
                                                         --------------------------------------------------------------------------
CapEx                                                                    $87             $87              $87              $87

  Sub- Total                                                            $510            $970           $1,907           $2,585
                                                         ==========================================================================

JV Motels
Revenues                                                             $34,907         $36,653          $38,485          $39,640
CapEx as a % Revenues                                                  6.1%            6.1%             6.0%             6.0%
                                                         --------------------------------------------------------------------------
CapEx                                                                 $2,129          $2,236           $2,309           $2,378

Extraordinary CapEx (NLC)                                              8,113               0                0                0
Extraordinary CapEx (JV)                                               3,000               0                0                0
                                                         --------------------------------------------------------------------------

  Total CapEx                                                        $13,752          $3,206           $4,216           $4,963
                                                         ==========================================================================

- -----------------------------------------------------------------------------------------------------------------------------------

Deferred Financing Amortization

                                                         --------------------------------------------------------------------------
                                                                        1996            1997             1998             1999
                                                         --------------------------------------------------------------------------
Beginning balance                                                       $827            $724             $620             $517
Amortization                                                             103             103              103              103
                                                         --------------------------------------------------------------------------
Ending balance                                                          $724            $620             $517             $414


- -----------------------------------------------------------------------------------------------------------------------------------


NLC CapEx and Depreciation


                                  --------------------------- ------------------------------------------------- ----------------
(Does Not Include JV's)                 2000            2001             2002             2003            2004             2005
                                  --------------------------- ------------------------------------------------- ----------------
FF&E                                 $67,095         $65,028          $62,700          $60,104         $57,233          $54,079
Additions                              2,661           2,738            2,817            2,899           2,984            3,070
Total Depreciation                     4,728           5,066            5,413            5,770           6,138            6,516
                                  ----------------------------------------------------------------------------------------------
Total FF&E                           $65,028         $62,700          $60,104          $57,233         $54,079          $50,633

- --------------------------------------------------------------------------------------------------------------------------------

CapEx Calculations:
                                  ----------------------------------------------------------------------------------------------
                                        2000            2001             2002             2003            2004             2005
                                  ----------------------------------------------------------------------------------------------
Owned Hotels
Revenues                             $54,752         $56,394          $55,086          $59,829         $61,624           $63,472
CapEx as a % Revenues                    4.0%            4.0%             4.0%             4.0%            4.0%              4.0%
                                  ----------------------------------------------------------------------------------------------
CapEx                                 $2,190          $2,256           $2,323           $2,393          $2,465            $2,539

Owned Motels
Revenues                              $9,587          $9,875          $10,171          $10,476         $10,790           $11,114
CapEx as a % Revenues                  4.0%            4.0%             4.0%             4.0%            4.0%              4.0%
                                  ----------------------------------------------------------------------------------------------
CapEx                                   $384            $395             $407             $419            $432              $445

Retail
Revenues                              $2,477          $2,552           $2,628           $2,707          $2,788            $2,872
CapEx as a % Revenues                  3.5%            3.4%             3.3%             3.2%            3.1%              3.0%
                                  ----------------------------------------------------------------------------------------------
CapEx                                    $87             $87              $87              $87             $87               $87

  Sub- Total                          $2,661          $2,738           $2,817           $2,899          $2,984            $3,070
                                  ==============================================================================================

JV Motels
Revenues                             $40,829         $42,054          $43,315          $44,615         $45,953           $47,332
CapEx as a % Revenues                  6.0%            6.0%             6.0%             6.0%            6.0%              6.0%
                                  ----------------------------------------------------------------------------------------------
CapEx                                 $2,450          $2,523           $2,599           $2,677          $2,757            $2,840

Extraordinary CapEx (NLC)                  0               0                0                0               0                0
Extraordinary CapEx (JV)                   0               0                0                0               0                0
                                  ----------------------------------------------------------------------------------------------

  Total CapEx                         $5,111          $5,261           $5,416           $5,576          $5,741            $5,910
                                  ==============================================================================================

- --------------------------------------------------------------------------------------------------------------------------------

Deferred Financing Amortization

                                  ----------------------------------------------------------------------------------------------
                                        2000            2001             2002             2003            2004             2005
                                  ----------------------------------------------------------------------------------------------
Beginning balance                       $414            $310             $207             $103              $0               $0
Amortization                             103             103              103              103               0                0
                                  ----------------------------------------------------------------------------------------------
Ending balance                          $310            $207             $103               $0              $0               $0




Depreciation Schedule

                                                                                       -----------------------------------------
                                                                                                  1996             1997
                                                                                       -----------------------------------------
Capital Expenditures                                                                            $8,623             $970

Est. existing basis in P&E                                               $43,300
Revalued P&E for hotels/ motels                                          $68,962

                                                                          Years
                                                                           20                   $3,103           $3,103

                                       1996            $8,623              10                      388              776
                                       1997              $970               8                                        61
                                       1998            $1,907               8
                                       1999            $2,585               8
                                       2000            $2,661               8
                                       2001            $2,738               8
                                       2002            $2,817               8
                                       2003            $2,899               8
                                       2004            $2,984               8
                                       2005            $3,070               8

                                                                                       -----------------------------------------
Depreciation on New capital expenditures                                                           388              837

Total Depreciation of P&E                                                                       $3,491           $3,940



                                                     --------------------------------------------------------------------
                                                             1998           1999             2000             2001
                                                     --------------------------------------------------------------------
Capital Expenditures                                       $1,907         $2,585           $2,661            2,738




                                                Years
                                                 20        $3,103         $3,103           $3,103           $3,103

             1996            $8,623              10           776            776              776              776
             1997              $970               8           121            121              121              121
             1998            $1,907               8           119            238              238              238
             1999            $2,585               8                          162              323              323
             2000            $2,661               8                                           166              333
             2001            $2,738               8                                                            171
             2002            $2,817               8
             2003            $2,899               8
             2004            $2,984               8
             2005            $3,070               8

                                                     --------------------------------------------------------------------
Depreciation on New capital expenditures                    1,016          1,297            1,625            1,963

Total Depreciation of P&E                                  $4,120         $4,400           $4,728           $5,066



                                                  ---------------------------------- ---------------------------------
                                                             2002           2003             2004             2005
                                                  ---------------------------------- ---------------------------------
Capital Expenditures                                       $2,817         $2,899           $2,984           $3,070




                                             Years
                                              20           $3,103         $3,103           $3,103           $3,103

          1996            $8,623              10              776            776              776              776
          1997              $970               8              121            121              121              121
          1998            $1,907               8              238            238              238              238
          1999            $2,585               8              323            323              323              323
          2000            $2,661               8              333            333              333              333
          2001            $2,738               8              342            342              342              342
          2002            $2,817               8              176            352              352              352
          2003            $2,899               8                             181              362              362
          2004            $2,984               8                                              186              373
          2005            $3,070               8                                                               192
Depreciation on New capital expenditures                    2,310          2,667            3,035            3,413

Total Depreciation of P&E                                  $5,413         $5,770           $6,138           $6,516


National Lodging Corp.

                                                                                                                   Management Case

Interest Expense
                                                                                            --------------------------------------
                                                                                                        1996             1997
- ----------------------------------------------------------------------------------------------------------------------------------


1  Average Bank Debt Outstanding                                                                     $53,417          $41,490
    Bank Interest Rate                                                           7.00%                $3,739           $2,904


2  Average Balance of Capital Leases                                                                  $4,300           $4,300
    Capital Lease Interest Rate                                                 10.00%                  $430             $430

3  LC Fees                                                                       0.25%                   $34              $31

4  Reducing Revolver Commitments                                                                   $125,000         $110,000
   Average Balance Outstanding                                                                       $53,417          $41,490
   LC Outstanding                                                                                    $12,500          $12,500
                                                                                            --------------------------------------
   Unused Revolver                                                                                   $59,083          $56,010

   Unused Fee (20BPS on Unused Portion)                                          0.20%                  $118             $112
                                                                            ------------------------------------------------------
5  B of A  JV Loan                                                                     1995E            1996             1997
                                                                            ------------------------------------------------------

   Total BT LC Commitment                                                          $15,000          $15,000          $15,000
   Max Drawn                                                                        $12,500          $12,500          $12,500
   Total B of A Funded- BOY                                                         $15,000          $15,000          $12,500

   JV Cap Ex                              x                         (2)                              $10,259           $4,472
   Total B of A drawn                                                                                $10,259           $4,472

   JV CF for Debt Service                                                                            $10,089          $10,729
   Total Repayments                                                                                 ($12,759)         ($4,472)
   Total B of A Funded - EOY                                                        $15,000          $12,500          $12,500

  Average B of A Outstanding                                                        $15,000          $13,750          $12,500
   JV Interest                                         7.0%                                             $963             $875
- ----------------------------------------------------------------------------------------------------------------------------------



                                                                           ----------------------------------------------------
                                                                                   1998               1999            2000
- -------------------------------------------------------------------------------------------------------------------------------


1  Average Bank Debt Outstanding                                                    $30,439        $19,434          $9,042
    Bank Interest Rate                                                               $2,131         $1,360            $633


2  Average Balance of Capital Leases                                                 $4,300         $4,300          $4,300
    Capital Lease Interest Rate                                                        $430           $430            $430

3  LC Fees                                                                              $31            $31             $31

4  Reducing Revolver Commitments                                                    $95,000        $80,000         $65,000
   Average Balance Outstanding                                                      $30,439        $19,434          $9,042
   LC Outstanding                                                                   $12,500        $12,500         $12,500
                                                                           ----------------------------------------------------
   Unused Revolver                                                                  $52,061        $48,066         $43,458

   Unused Fee (20BPS on Unused Portion)                                                $104            $96             $87

                                                                           ----------------------------------------------------
5  B of A  JV Loan                                                                     1998           1999            2000
                                                                           ----------------------------------------------------

   Total BT LC Commitment                                                           $15,000        $15,000         $15,000
   Max Drawn                                                                        $12,500        $12,500         $12,500
   Total B of A Funded- BOY                                                         $12,500        $12,500         $12,500

   JV Cap Ex                              x                         (2)              $4,618         $4,757          $4,899
   Total B of A drawn                                                                $4,618         $4,757          $4,899

   JV CF for Debt Service                                                           $11,309        $11,675         $12,051
   Total Repayments                                                                 ($4,618)       ($4,757)        ($4,899)
   Total B of A Funded - EOY                                                        $12,500        $12,500         $12,500

  Average B of A Outstanding                                                        $12,500        $12,500         $12,500
   JV Interest                                         7.0%                            $875           $875            $875
- -------------------------------------------------------------------------------------------------------------------------------



                                                                          ------------------------------------------------
                                                                                  2001               2002            2003
- --------------------------------------------------------------------------------------------------------------------------


1  Average Bank Debt Outstanding                                                    $1,974             $0              $0
    Bank Interest Rate                                                                $138             $0              $0


2  Average Balance of Capital Leases                                                $4,300         $4,300          $4,300
    Capital Lease Interest Rate                                                       $430           $430            $430

3  LC Fees                                                                             $31            $31             $31

4  Reducing Revolver Commitments                                                   $32,500             $0              $0
   Average Balance Outstanding                                                      $1,974             $0              $0
   LC Outstanding                                                                  $12,500
                                                                          ------------------------------------------------
   Unused Revolver                                                                 $18,026             $0              $0

   Unused Fee (20BPS on Unused Portion)                                                $36             $0              $0

                                                                          ------------------------------------------------
5  B of A  JV Loan                                                                    2001           2002            2003
                                                                          ------------------------------------------------

   Total BT LC Commitment                                                          $15,000        $15,000         $15,000
   Max Drawn                                                                       $12,500        $12,500         $12,500
   Total B of A Funded- BOY                                                        $12,500        $12,500         $12,500

   JV Cap Ex                              x                         (2)             $5,046         $5,198          $5,354
   Total B of A drawn                                                               $5,046         $5,198          $5,354

   JV CF for Debt Service                                                          $12,439        $12,838         $13,250
   Total Repayments                                                                ($5,046)       ($5,198)        ($5,354)
   Total B of A Funded - EOY                                                       $12,500        $12,500         $12,500

  Average B of A Outstanding                                                       $12,500        $12,500         $12,500
   JV Interest                                         7.0%                           $875           $875            $875
- --------------------------------------------------------------------------------------------------------------------------



                                                                          --------------------------------
                                                                                  2004               2005
- ----------------------------------------------------------------------------------------------------------


1  Average Bank Debt Outstanding                                                        $0             $0
    Bank Interest Rate                                                                  $0             $0


2  Average Balance of Capital Leases                                                $4,300         $4,300
    Capital Lease Interest Rate                                                       $430           $430

3  LC Fees                                                                             $31            $31

4  Reducing Revolver Commitments                                                        $0             $0
   Average Balance Outstanding                                                          $0             $0
   LC Outstanding
                                                                          --------------------------------
   Unused Revolver                                                                      $0             $0

   Unused Fee (20BPS on Unused Portion)                                                 $0             $0

                                                                          --------------------------------
5  B of A  JV Loan                                                                    2004           2005
                                                                          --------------------------------

   Total BT LC Commitment                                                          $15,000        $15,000
   Max Drawn                                                                       $12,500        $12,500
   Total B of A Funded- BOY                                                        $12,500        $12,500

   JV Cap Ex                              x                         (2)             $5,514         $5,680
   Total B of A drawn                                                               $5,514         $5,680

   JV CF for Debt Service                                                          $13,673        $14,110
   Total Repayments                                                                ($5,514)       ($5,680)
   Total B of A Funded - EOY                                                       $12,500        $12,500

  Average B of A Outstanding                                                       $12,500        $12,500
   JV Interest                                         7.0%                           $875           $875
- ----------------------------------------------------------------------------------------------------------

                                 SCHEDULE IV


                                 REAL PROPERTY

1.    National Lodging Corp.

            None.

2.    Forte Hotels, Inc., Travel Beverages, Inc., FHI/San Diego
      Inc.

            See attached

3.    National Gaming Mississippi, Inc.

            None.

 375900.1

                                                                   SCHEDULE IV

                                 REAL PROPERTY


(a)   Owned or Leased Real Property


I.    OWNED REAL PROPERTY

A.    HOTELS

      1.     Property:    Portland
                          1441 Northeast Second Avenue
                          Portland, OR 97232

      2.     Property:    Toronto Canada
                          55 Hallcrown Place
                          Toronto, Ontario, Canada M2J R41

      3.     Property:    Houston
                          2828 South West Freeway
                          Houston, TX 77098


B.    MOTELS

      1.     Property:    Monterey Fairgrounds/Carmel1
                          2030 North Fremont Street
                          Monterey, CA 93940

      2.     Property:    Niagara Falls Thriftlodge2
                          200 Rainbow Blvd.
                          Niagara Falls, NY 14303

      3.     Property:    Beachwood
                          3795 Orange Place
                          Beachwood, OH 44122

      4.     Property:    Greensboro
                          2112 West Meadowview Road
                          Greensboro, NC 27403

- --------
1 Property is owned by the Company in common with E.M. Smith, an individual, and leased to a joint venture; see Item 9 under Section II.B of this
     Schedule 2.16(a).

2 Property is owned by the Company in common with Russell Larke, an individual, and leased to the Company; see Item 6 under Section II.B of this Schedule 2.16(a).

                                    -2-
 375900.1

      5.     Property:    Fort Lauderdale
                          1500 West Commercial Blvd.
                          Fort Lauderdale, FL 33309

      6.     Property:    Jacksonville
                          8765 Baymeadows Road
                          Jacksonville, FL 32256

      7.     Property:    Willoughby
                          34600 Maplegrove Road
                          Willoughby, OH 44094

      8.     Property:    Louisville
                          9340 Blairwood Road
                          Louisville, KY 40222

      9.     Property:    Detroit Novi
                          21100 Haggerty Road
                          Northville, MI 48167

      10.    Property:    Columbia West
                          2210 Bush River Road
                          Columbia, SC 29210

      11.    Property:    Naperville (Chicago)
                          1617 Naperville Road
                          Naperville, IL 60563

      12.    Property:    Pelham
                          410 Oak Mountain Circle
                          Pelham, AL 35124

      13.    Property:    Cambridge
                          I-70 & SR-209
                          Exit 178
                          Cambridge, OH 43725

      14.    Property:    Columbus (Worthington)
                          7480 North High Street
                          Columbus, OH 43235

      15.    Property:    Pittsfield
                          16 Chesire Road (Route 8)
                          Pittsfield, MA 01201


                                    -3-
 375900.1

      16.    Property:    Orlando Central Park3
                          7101 South Orange Blossom Trail
                          Orlando, FL 32809

      17.    Property:    Revelstoke Lodge (Canada)4
                          601 1st St. West
                          Revelstoke, B.C.
                          Canada V0E 250

      18.    Property:    Omak
                          122 North Main Street
                          Omak, WA 98841

      19.    Property:    Paso Robles5
                          2701 Spring Street
                          Paso Robles, CA  93446


C.    JOINT VENTURE PROPERTIES6

      1.     Property:    El Paso City Central7
                          409 East Missouri Street
                          El Paso, TX 79901

- --------
3 A portion of this property is leased by the Company to a third party; see Item 17 under Section II.E. of this
      Schedule 2.16(a).
4     Property is leased to Travelodge Ltd. and Moberly Holdings
      Ltd.; see Item 65 under Section II.C of this Schedule
      2.16(a). The Company owns this property in common with Jubar Holdings.
5 Property is leased to Travelodge International Inc., remote predecessor-in-interest to Forte Hotels, Inc., et al.; see Item 60 under
      Section II.C of this Schedule 2.16(a).
6 The interests in the "Joint Venture Properties" are held by (1) the Company in common with other entities or individuals and/or (2) a joint venture (in which the Company is a venture partner), either singly or in common with other entities or individuals.
7 An associated "alley" parcel is leased by a third party to the Company and one individual; see Item 87 under Section II.C of this Schedule 2.16(a). Also, a portion of this property is leased by the Company to a third party; see Item 15 under Section II.E of this Schedule 2.16(a).

                                    -4-
 375900.1

      2.     Property:    Santa Rosa Downtown8
                          College at Mendocino
                          635 Healdsburg Avenue
                          Santa Rosa, CA  95401

      3.     Property:    Williams9
                          430 East Bill Williams Avenue
                          Williams, AZ 86046

      4.     Property:    Santa Barbara Beach10
                          22 Castillo Street
                          Santa Barbara, CA 93101

      5.     Property:    San Antonio Alamo11
                          405 Broadway
                          San Antonio, TX 78205

      6.     Property:    Monterey
                          675 Munras Avenue
                          Monterey, CA 93940

      7.     Property:    San Francisco Central
                          1707 Market Street
                          San Francisco, CA 94103

      8.     Property:    Alexandria
                          1146 MacArthur Drive
                          Alexandria, LA  71303

      9.     Property:    Athens Thriftlodge
                          1325 Highway 72 East
                          Athens, AL 35611

      10.    Property:    Chambersburg
                          565 Lincoln Way East
                          Chambersburg, PA  17201
- --------
8     Property is leased to the Company; see Item 76 under Section
      II.C of this Schedule 2.16(a).
9 Property is owned by the Company in common with an individual and is leased to a joint venture and an individual; see Item 80 under Section II.C of this Schedule 2.16(a).
10 Property is owned by the joint venture in common with the Company and is leased to the Company; see Item 83 under Section II.C of this Schedule 2.16(a).
11    A portion of this property is leased by the Company to a third party; see
      Item 14 under Section II.E of this Schedule 2.16(a).

                                    -5-
 375900.1

      11.    Property:    Lake Park
                          I-75, Exit 2
                          Lake Park, GA  31636

      12.    Property:    Lancaster
                          2101 Columbia Avenue
                          Lancaster, PA  17603

      13.    Property:    Boise
                          1314 Grove Street
                          Boise, ID  83702

      14.    Property:    Salt Lake Downtown
                          524 South West Temple Street
                          Salt Lake City, UT 84101

      15.    Property:    Roseburg12
                          315 West Harvard Blvd.
                          Roseburg, OR  97470


D.    UNDEVELOPED PROPERTY

      1.     Property:    Elizabethtown
                          104 Buffalo Creek Drive
                          [(a/k/a, I-65 & U.S. 62)]
                          Elizabethtown, KY 42701

      2.     Property:    Pooler, GA
                          Lot #3 on Plot of Pooler
                          Square Subdivision Phase-II
                          Chatham County


- --------
12    Property is leased to a joint venture; see Item 66 under
      Section II.C. of this Schedule 2.16(a).

                                    -6-
 375900.1

II.   LEASED REAL PROPERTY

A.    HOTELS13

      1.     Property:       Disney World
                             2000 Hotel Plaza Blvd.
                             (P.O. Box 22205)
                             Lake Buena Vista, FL 32830-2205
             Lessor:         Lake Buena Vista Communities,
                             Inc.14
             Lessee:         The Travelodge Corporation, remote
                             predecessor-in-interest to Forte
                             Hotels, Inc.
             Date of Lease:  2/1/71

      2.     Property:       Mt. Laurel
                             1111 Rt. 73
                             Mt. Laurel, NJ 08054
             Lessor:         American Real Estate Holdings
                             Limited Partnership15
             Lessee:         The Travelodge Corporation, remote
                             predecessor-in-interest to Forte
                             Hotels, Inc.
             Date of Lease:  4/11/73

      3.     Property:       San Diego Harbor Island
                             1960 Harbor Island Drive
                             San Diego, CA 92101-1097
             Lessor:         San Diego Unified Port District
             Lessee:         The Travelodge Corporation, remote
                             predecessor-in-interest to Forte
                             Hotels, Inc.
             Date of Lease:  11/5/68

      4.     Property:       J.F.K.
                             J.F.K. International Airport
                             Van Wyck Expressway
                             Jamaica, NY 11430-1613
             Lessor:         Port Authority of New York and New
                             Jersey
             Lessee:         Forte Hotels, Inc.
             Date of Lease:  12/2/55

- --------
13 Unless otherwise indicated, the named lessors and lessees are the lessors and lessees of record.
                                    14    Fee owner(s) of record.
                                    15    Fee owner(s) of record.

                                    -7-
 375900.1

      5.     Property:       San Francisco Wharf
                             250 Beach Street
                             San Francisco, CA 94133
             Lessor:         Block 14 Associates; Bank of
                             America National Trust and Savings
                             Association
             Lessee:         The Travelodge Corporation, remote
                             predecessor-in-interest to Forte
                             Hotels, Inc.
             Date of Lease:  3/1/61

      6.     Property:       Dallas
                             4500 Harry Hines Blvd.
                             Dallas, TX 75219
             Lessor:         The Hotel Investors
             Lessee:         The Travelodge Corporation, remote
                             predecessor-in-interest to Forte
                             Hotels, Inc.
             Date of Lease:  6/25/71

      7.     Property:       Long Beach16
                             700 Queensway Drive
                             Long Beach, CA 90802
             Lessor:         City of Long Beach
             Lessee:         Forte Hotels International, Inc.,
                             predecessor-in-interest to Forte
                             Hotels, Inc.
             Date of Lease:  5/12/88


- --------
16    A contract for the sale of this property was executed
      12/8/95.  See Item 37 on Schedule 2.10.

                                    -8-
 375900.1

B.    MOTELS17

      1.     Property:       Orlando Centroplex
                             409 North Magnolia Avenue
                             Orlando, FL 32801
             Lease 1
             Lessor:         Individuals18
             Lessee:         The Travelodge Corporation, remote
                             predecessor-in-interest to Forte
                             Hotels, Inc.
             Date of Lease:  3/11/57

             Lease 2
             Lessor:         Individuals19
             Lessee:         The Travelodge Corporation, remote
                             predecessor-in-interest to Forte
                             Hotels, Inc., et al.
             Date of Lease:  12/23/57

      2.     Property:       Cincinnati Riverfront
                             222 York Street
                             Newport, KY 41071
             Lessor:         The Stille & Duhlmeier Company20
             Lessee:         Forte Hotels International, Inc.,
                             predecessor-in-interest to Forte
                             Hotels, Inc.
             Date of Lease:  5/24/66

      3.     Property:       Waukegan Thriftlodge21
                             222 West Grand Avenue
                             Waukegan, IL 60085
             Lessor:         Individuals22
             Lessee:         Forte Hotels, Inc.
             Date of Lease:  8/27/63

- --------
17 Unless otherwise indicated, the named lessors and lessees are the lessors and lessees of record.
18    Fee owner(s) of record.
19    Fee owner(s) of record.
20    Fee owner(s) of record.
21    A portion of this property is leased by the Company to a third party; see
      Item 16 under Section II.E of this Schedule 2.16(a).
22    Fee owner(s) of record.

                                    -9-
 375900.1

      4.     Property:       York
                             132-140 North George Street
                             York, PA 17401
             Lessor:         Daniel & Elaine Blank
             Lessee:         Forte Hotels International, Inc.,
                             predecessor-in-interest to Forte
                             Hotels, Inc.
             Date of Lease:  12/18/62

      5.     Property:       Tallahassee23
                             691 West Tennessee Street
                             Tallahassee, FL 32304
             Lessor:         Lively Sisters, Ltd.; R.L.
                             Wilson24
             Lessee:         Forte Hotels International, Inc.,
                             predecessor-in-interest to Forte
                             Hotels, Inc.
             Date of Lease:  9/20/61

      6.     Property:        Niagara Falls Thriftlodge
                              200 Rainbow Blvd.
                              Niagara Falls, NY 14303
             Lessor:          Forte Hotels, Inc.; Russell
                              Larke25
             Lessee:          Travelodge International, Inc.,
                              remote predecessor-in-interest to
                              Forte Hotels, Inc.
             Date of Lease:   9/10/63

      7.     Property:        San Francisco International Airport
                              326 South Airport Blvd.
                              South San Francisco, CA 94080
             Lessor:          International Inn, Inc.26
             Lessee:          Forte Hotels, Inc.
- --------
23 The landlords of the Tallahassee Travelodge property recently brought suit alleging a loss of percentage rent due to the poor maintenance of the hotel. In a May 1995 trial, the jury awarded damages to the plaintiffs for lost rent and the court, in the bench portion of the trial, terminated the lease. The Company has paid the damages in full and appealed the order terminating the lease. The Company is currently in settlement negotiations with the landlords.
      See Wilson v. FHI listed as Item 13 on Annex A.II of
      Schedule 2.15 for additional information.
24    Fee owner(s) of record.
25    Fee owner(s) of record.
26    Fee owner(s) of record.

                                    -10-
 375900.1

             Date of Lease:  4/25/90

      8.     Property:       Las Vegas South Strip
                             3735 Las Vegas Blvd. South
                             Las Vegas, NV 89109
             Lessor:         Brooks Family Trust
             Lessee:         The Travelodge Corporation, remote
                             predecessor-in-interest to Forte
                             Hotels, Inc.
             Date of Lease:  5/1/87

      9.     Property:       Monterey Fairgrounds/ Carmel27
                             2030 North Fremont Street
                             Monterey, CA 93940
             Lessors:        Forte Hotels, Inc.; E.M. Smith
             Lessee:         Monterey Fairgrounds Travelodge
             Date of Lease:  5/16/89

      10.    Property:       El Cajon
                             1220 West Main Street
                             El Cajon, CA 92020
             Lessor:         G. & M. Neishi
             Lessee:         Travelodge International Inc.,
                             predecessor-in-interest to Forte
                             Hotels, Inc.
             Date of Lease:  12/26/67

      11.    Property:       Hayward
                             21598 Foothill Blvd.
                             Hayward, CA 94541
             Lessor:         William & Mae Struthers
             Lessee:         Hayward Travelodge
             Date of Lease:  6/19/60

      12.    Property:       Anaheim
                             1166 West Katella Avenue
                             Anaheim, CA 92802
             Lessor:         Clarence & Elizabeth Mauerhan
             Lessee:         Forte Hotels, Inc.
             Date of Lease:  7/24/64

- --------

27 Property is owned in fee by the Company in common with an individual; see Item 1 under Section I.B of this Schedule 2.16(a).

                                    -11-
 375900.1

      13.    Property:       Sacramento Downtown
                             1111 H Street (at 11th Street)
                             Sacramento, CA 95814
             Lease 1
             Lessor:         Whitworth College28
             Lessee:         The Travelodge Corporation, remote
                             predecessor-in-interest to Forte
                             Hotels, Inc.
             Date of Lease:  9/1/60

             Lease 2
             Lessor:         Sheldon Food and Beverage;
                             E.M. Gerlinger29
             Lessee:         The Travelodge Corporation, remote
                             predecessor-in-interest to Forte
                             Hotels, Inc.
             Date of Lease:  7/16/59

             Lease 3
             Lessor:         Sheldon Food and Beverage30
             Lessee:         The Travelodge Corporation, remote
                             predecessor-in-interest to Forte
                             Hotels, Inc.
             Date of Lease:  7/16/59

      14.    Property:       Colton Thriftlodge
                             225 East Valley Blvd.
                             Colton, CA 92324
             Lessor:         Colton Development Co.
             Lessee:         The Travelodge Corporation, remote
                             predecessor-in-interest to Forte
                             Hotels, Inc.
             Date of Lease:  2/23/73


- --------
28    Fee owner(s) of record.
29    Fee owner(s) of record.
30    Fee owner(s) of record.

                                    -12-
 375900.1

C.    JOINT VENTURE PROPERTIES31

      1.     Property:       Chicago O'Hare
                             3003 Mannheim Road (at Higgins)
                             Des Plaines, IL 60018-3605
             Lessor:         Duilia Bonasera and M.G. Buzanis32
             Lessee:         Chicago O'Hare Travelodge
             Date of Lease:  6/7/61

      2.     Property:       Las Vegas Strip
                             2830 Las Vegas Blvd. South
                             Las Vegas, NV 89109
             Lessor:         Linda Kaplan
             Lessee:         The Travelodge Corporation, remote
                             predecessor-in-interest to Forte
                             Hotels, Inc. et al.
             Date of Lease:  4/3/57

      3.     Property:       Mission Valley33
                             1201 Hotel Circle South
                             San Diego, CA 92108
             Sublease
             Sublessor:       Hiwayhouse Hotels of Arizona, Inc.
             Sublessee:       The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc., et al.
             Date of SubLease:1/1/59

             Sub-sublease
             Sub-sublessor:   Mission Valley Travelodge
             Sub-sublessee:   Adam's & Albie's Inc.
             Date of Sub-
               sublease:      Recorded 9/8/86

- --------
31    The leasehold interests in the "Joint Venture Properties"
      are held by (1) the Company in common with other entities or individuals and/or (2) a joint venture (in which the Company is a venture partner), either singly or in common with other entities or individuals.  Unless otherwise indicated, the
      named lessors and lessees are the lessors and lessees of
      record.
32    Fee owner(s) of record.
33 Subject to two (2) groundlease(s) of record, each dated March 27, 1959, between a third party lessor and the Sublessor, as ground lessee.

                                    -13-
 375900.1

      4.     Property:          San Francisco Downtown
                                790 Ellis Street
                                San Francisco, CA 94109
             Lessor:            Sleepy Bear Investors, Ltd.
             Lessee:            The Travelodge Corporation, remote
                                predecessor-in-interest to Forte
                                Hotels, Inc.; Individuals and
                                Trusts
             Date of Lease:     10/26/56

      5.     Property:          Santa Monica
                                3102 Pico Blvd.
                                Santa Monica, CA 90405
             Lessor:            Paul W. Beidler, et al.
             Lessee:            Forte Hotels, Inc.; W.G.
                                Enterprises, Inc.; G.H. & J.E. Gage
             Date of Lease:     3/16/56

      6.     Property:          Seattle Downtown
                                2213 8th Avenue
                                Seattle, WA 98121
             Lessor:            Scott Building, Inc.
             Lessee:            Forte Hotels, Inc.; Margaret M.
                                Hurley Trust
             Date of Lease:     10/17/56

      7.     Property:          Space Needle
                                200 6th Avenue North
                                Seattle, WA 98109
             Lessor:            Jaygees Holdings, Ltd.
             Lessee:            Forte Hotels, Inc.; Safter Inc.;
                                Individuals
             Date of Lease:     9/28/59

      8.     Property:          Tahoe City
                                455 North Lake Blvd.
                                P.O. Box 84
                                Tahoe City, CA 96145
             Lessor:            Bechdolt Investments, Ltd.34
             Lessee:            The Travelodge Corporation, remote
                                predecessor-in-interest to Forte
                                Hotels, Inc.; Individuals
             Date of Lease:     8/24/61

- --------
34    Fee owner(s) of record.

                                    -14-
 375900.1

      9.     Property:        University (Seattle)
                              4725 25th Avenue Northeast
                              Seattle, WA 98105
             Lease 1
             Lessor:          P.B. Investments Ltd.
                              Partnership35
             Lessee:          University TraveLodge Joint Venture
             Date of Lease:   4/29/87

             Lease 2
             Lessor:           Individuals36
             Lessee:           University TraveLodge Joint Venture
             Date of Lease:    4/29/87

      10.    Property:         Ashtabula
                               Corner of SR-45 & I-90, Exit 223
                               (P.O. Box 218)
                               Austinburg, OH 44010-0218
             Lessor:           Jelso Brothers Enterprises,
                               Inc., et al.37
             Lessee:           The Travelodge Corporation, remote
                               predecessor-in-interest to Forte
                               Hotels, Inc.; L.F. Epstein, et al.
             Date of Lease:    5/5/64

      11.    Property:         Atlanta Central (Downtown)
                               311 Courtland St., Northeast
                               Atlanta, GA 30303
             Lessor:           Trust Company Bank; C.S. & L.A.
                               Mitchell38
             Lessee:           Trusthouse Forte Hotels, Inc.; L.R.
                               Clark
             Date of Lease:    3/30/62

- --------
35    Fee owner(s) of record.
36    Fee owner(s) of record.
37    Fee owner(s) of record.
38    Fee owner(s) of record.

                                    -15-
 375900.1

      12.    Property:         Bedford
                               285 Great Road
                               Bedford, MA  01730
             Lessor:           C.G. Drucker39
             Lessee:           The Travelodge Corporation, remote
                               predecessor-in-interest to Forte
                               Hotels, Inc.; Harshad Patel
             Date of Lease:    3/27/64

      13.    Property:         Cincinnati
                               3244 Central Parkway
                               Cincinnati, OH  45225
             Lessor:           Edwin F. Baier
             Lessee:           Forte Hotels, Inc., et al.
             Date of Lease:    5/6/60

      14.    Property:         Clearwater
                               22950 U.S. Highway 19 North
                               Clearwater, FL 34625
             Lessor:           Gundlach's Florida Properties, Inc.
             Lessee:           Forte Hotels, Inc.; Individuals
             Date of Lease:    8/16/63

      15.    Property:          Fort Myers
                                2038 West First Street
                                Fort Myers, FL  33901
             Lessor:            Philip R. Fager
             Lessee:            Forte Hotels International, Inc.,
                                predecessor-in-interest to Forte
                                Hotels, Inc.; Sara-Myers, Inc.
             Date of Lease:     1/21/64

      16.    Property:          Gainesville
                                3103 N.W. 13th St.
                                Gainesville, FL  32609
             Lessor:            C. Pinkoson et al.
             Lessee:            Forte Hotels, Inc.; Individuals
             Date of Lease:     9/26/61

      17.    Property:          Lafayette Center
                                1101 West Pinhook Road
                                Lafayette, LA  70503
             Lessor:            H.P. Chastant
             Lessee:            The Travelodge Corporation, remote
                                predecessor-in-interest to Forte
                                Hotels, Inc.; Individuals
             Date of Lease:     4/17/63

- --------
39    Fee owner(s) of record.

                                    -16-
 375900.1

      18.    Property:           Lawrence
                                 801 Iowa Street
                                 Lawrence, KS  66049
             Lessor:             RBG, L.L.C.40
             Lessee:             Forte Hotels, Inc.; Individuals
             Date of Lease:      5/10/68

      19.    Property:           Louisville
                                 2nd & Liberty Streets
                                 (401 South 2nd Street)
                                 Louisville, KY  40202
             Lessor:             The First Montgomery Co.41
             Lessee:             The Travelodge Corporation, remote
                                 predecessor-in-interest to Forte
                                 Hotels, Inc.
             Date of Lease:      1/14/63

      20.    Property:           Mason City Thriftlodge
                                 24 5th Street Southwest
                                 Mason City, IA  50401
             Lessor:             Sude Naifeh42
             Lessee:             Travelodge International, Inc.,
                                 remote predecessor-in-interest to
                                 Forte Hotels, Inc.; R.A. and V.L.
                                 Davis
             Date of Lease:      1/27/64

      21.    Property:           Natick
                                 1350 Worcester Road
                                 Natick, MA  01760
             Lessor:             H.C. Atlantic Development Limited
                                 Partnership43
             Lessee:             The Travelodge Corporation, remote
                                 predecessor-in-interest to Forte
                                 Hotels, Inc.
             Date of Lease:      8/31/63

- --------
40    Fee owner(s) of record.
41    Fee owner(s) of record.
42    Fee owner(s) of record.
43    Fee owner(s) of record.

                                    -17-
 375900.1

      22.    Property:         Ocala
                               1626 Southwest Pine Avenue
                               Ocala, FL 34474
             Lessor:           Celia Wimmer
             Lessee:           Travelodge International, Inc.,
                               remote predecessor-in-interest to
                               Forte Hotels, Inc.; Grow Mountain
                               Corporation
             Date of Lease:    9/4/63

      23.    Property:         Quincy
                               200 South 3rd Street
                               Quincy, IL  62301
             Lease 1
             Lessor:           Lortola, Inc.; Estate of John
                               Ennis44
             Lessee:           Quincy Travelodge
             Date of Lease:    6/5/61

             Lease 2
             Lessor:           Lortola, Inc.; Estate of John
                               Ennis45
             Lessee:           Quincy Travelodge
             Date of Lease:    3/31/60

      24.    Property:         Sarasota Thriftlodge
                               270 North Tamiami Trail
                               Sarasota, FL  34236
             Lessor:           D.W. and F. Boomhower
             Lessee:           Forte Hotels, Inc.; R.J. Grace;
                               Artex Development Co.
             Date of Lease:    6/8/61

      25.    Property:         South Sioux City
                               400 Dakota Avenue
                               South Sioux City, NE 68776
             Lessor:           M.W. and A.G. Marsh46
             Lessee:           The Travelodge Corporation, remote
                               predecessor-in-interest to Forte
                               Hotels, Inc.
             Date of Lease:    1/22/64

- --------
44    Fee owner(s) of record.
45    Fee owner(s) of record.
46    Fee owner(s) of record.

                                    -18-
 375900.1

      26.    Property:         Terre Haute Thriftlodge
                               530 South 3rd Street
                               Terre Haute, IN  47807
             Lessor:           M.A. Powers, Inc.; W.W. and M.M.
                               Davidson
             Lessee:           The Travelodge Corporation, remote
                               predecessor-in-interest to Forte
                               Hotels, Inc., et al.
             Date of Lease:    5/26/63

      27.    Property:         Utica
                               1700 Genessee Street
                               Utica, NY  13502
             Lessor:           Individuals
             Lessee:           The Travelodge Corporation, remote
                               predecessor-in-interest to Forest
                               Hotels, Inc.
             Date of Lease:    10/11/61

      28.    Property:         Zanesville Thriftlodge
                               58 North 6th Street
                               Zanesville, OH  43701
             Lessor:           Various Trusts and Individuals47
             Lessee:           Forte Hotels, Inc.; F.J. Grant,
                               III, et al.
             Date of Lease:    4/18/62

      29.    Property:         Balboa Park
                               840 Ash Street
                               San Diego, CA  92101
             Lessor:           J. Mark Grosvenor48
             Lessee:           The Travelodge Corporation, remote
                               predecessor-in-interest to Forte
                               Hotels, Inc.
             Date of Lease:    6/6/52

      30.    Property:         Bayview Thriftlodge
                               1943 Pacific Highway
                               San Diego, CA  92101
             Lessor:           A. Sanfilippo, et al.49
             Lessee:           The Travelodge Corporation, remote
                               predecessor-in-interest to Forte
                               Hotels, Inc.
             Date of Lease:    12/15/53

- --------
47    Fee owner(s) of record.
48    Fee owner(s) of record.
49    Fee owner(s) of record.

                                    -19-
 375900.1

      31.    Property:        Bellevue
                              11011 Northeast 8th Street
                              Bellevue, WA 98004

             Lease 1
             Lessor:          Tochterman Investment Co., Inc.
             Lessee:          Bellevue Travelodge
             Date of Lease:   3/11/64

             Lease 2
             Lessor:          Tochterman Investment Co., Inc.
             Lessee:          Bellevue Travelodge
             Date of Lease:   1/11/62

      32.    Property:        Bellingham
                              202 East Holly Street
                              Bellingham, WA  98225
             Lessor:          Individuals
             Lessee:          Travelodge of Washington, Inc.,
                              remote predecessor-in-interest to
                              Forte Hotels, Inc., et al.
             Date of Lease:   7/1/61

      33.    Property:        Berkeley
                              1820 University Avenue
                              Berkeley, CA  94703
             Lessor:          Elinor Wiley Dobbins
             Lessee:          The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.; The Bentitou
                              Partnership
             Date of Lease:   6/1/55

      34.    Property:        Billings
                              3311 2nd Avenue North
                              Billings, MT  59101
             Lessor:          Individuals
             Lessee:          The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.; D.J. Schock, Inc.
             Date of Lease:         10/9/61


                                    -20-
 375900.1

      35.    Property:        Burbank
                              1112 North Hollywood Way
                              Burbank, CA 91505

             Lease 1
             Lessor:          Hilda Sugarman
             Lessee:          The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc., et al.
             Date of Lease:   9/15/61

             Lease 2
             Lessor:          Frank Gruen and Rachel Gruen50
             Lessee:          The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
             Date of Lease:   4/15/57

      36.    Property:        Cabrillo Central
                              840 A Street
                              San Diego, CA 92101
             Lessor:          Miriam Powers Barney
             Lessee:          The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc., et al.
             Date of Lease:   4/1/53

      37.    Property:        Durango
                              2970 Main Avenue
                              Durango, CO  81301
             Lessor:          Marilyn M. Cagnoni
             Lessee:          Durango Travelodge
             Date of Lease:   1/9/65

      38.    Property:        Eagle Rock Welcome Inn
                              1840 West Colorado Blvd.
                              Los Angeles, CA 90041
             Lessor:          Phil Gershon
             Lessee:          The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc., et al.
             Date of Lease:   8/1/49

- --------
50    Not of record.

                                    -21-
 375900.1

      39.    Property:         Embarcadero-Harbor
                               1305 Pacific Highway
                               San Diego, CA  92101
             Lessor:           Catellus Development Corporation51
             Lessee:           The Travelodge Corporation, remote
                               predecessor-in-interest to Forte
                               Hotels, Inc.
             Date of Lease:    9/12/50

      40.    Property:         Ephrata
                               31 South Basin Street, SW
                               Ephrata, WA 98823
             Lessor:           Individuals
             Lessee:           Forte Hotels, Inc.; C.J. Vaughn;
                               A.W. and L.B. Van De Vanter
             Date of Lease:    10/4/61

      41.    Property:         Eureka
                               4 Fourth Street (Fourth and B St.)
                               Eureka, CA 95501
             Lessor:           Sandra L. Robinson, et al.52
             Lessee:           The Travelodge Corporation, remote
                               predecessor-in-interest to Forte
                               Hotels, Inc., et al.
             Date of Lease:    1/17/60

      42.    Property:         Flagstaff
                               2520 East Lucky Lane
                               Flagstaff, AZ  86004
             Lessors:          The United States National Bank of
                               San Diego, et al.53
             Lessee:           Forte Hotels, Inc.; J.M. & W.C.
                               Perry, III
             Date of Lease:    10/22/59

      43.    Property:         Golden Gate
                               2230 Lombard Street
                               San Francisco, CA 94123
             Lessors:          Betsey H. Keller, et al.
             Lessee:           Travelodge International, Inc.,
                               remote predecessor-in-interest to
                               Forte Hotels, Inc., et al.
             Date of Lease:    8/9/54

- --------
51    Fee owner(s) of record.
52    Fee owner(s) of record.
53    Fee owner(s) of record.

                                    -22-
 375900.1

      44.    Property:         Hollywood (Travel Inn)
                               7370 Sunset Blvd.
                               Hollywood, CA  90046
             Lessor:           Alice S. Ewing Trust
             Lessee:           The Travelodge Corporation, remote
                               predecessor-in-interest to Forte
                               Hotels, Inc.; G.C. & M. Grief
             Date of Lease:    3/7/55

      45.    Property:         Kamloops (Canada)
                               430 Columbia Street
                               Kamloops, B.C.
                               Canada V2C 2T5
             Lease 1
             Lessor:           Gallagher Investments, Ltd.
             Lessee:           Travelodge, Ltd., remote
                               predecessor-in-interest to Forte
                               Hotels, Inc.
             Date of Lease:    6/10/63

             Lease 2
             Lessor:          Harold Hugh Gallagher
             Lessee:          Travelodge, Ltd., remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
             Date of Lease:   3/11/59

      46.    Property:        La Jolla Beach
                              6750 La Jolla Blvd.
                              La Jolla, CA  92037
             Lease 1
             Lessor:          Cecil A. & Caroline Smith54
             Lessee:          The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc., et al.
             Date of Lease:   12/30/63

             Lease 2
             Lessor:          Caroline Smith55
             Lessee:          The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc., et al.
             Date of Lease:   12/2/63

- --------
54    Fee owner(s) of record.
55    Fee owner(s) of record.

                                    -23-
 375900.1

      47.    Property:              La Jolla Cove
                                    1141 Silverado Street
                                    La Jolla, CA  92037
             Lessor:                Humphrey F. and Jane B. Murphy56
             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc.
             Date of Lease:         1/26/53

      48.    Property:              Las Vegas Downtown
                                    2028 East Fremont Street
                                    Las Vegas, NV 89101
             Lessor:                Jimma Lee Beam57
             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc.; Las Vegas Downtown
                                    Travelodge; Individuals
             Date of Lease:         1/18/61

      49.    Property:              Long Beach Downtown
                                    80 Atlantic Avenue
                                    Long Beach, CA  90802
             Lessor:                J. Frank Hubbard and Beverly A.
                                    Piatelli
             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc., et al.
             Date of Lease:         12/13/63

      50.    Property:              Mercer Island
                                    7645 Sunset Highway
                                    Mercer Island, WA 98040
             Lessor:                Jim M. & Connie S. Ahn
             Lessee:                Forte Hotels International, Inc.,
                                    predecessor-in-interest to Forte
                                    Hotels, Inc., et al.
             Date of Lease:         5/15/57

      51.    Property:              Mesa
                                    22 S. Country Club Drive
                                    Mesa, AZ 85210
             Lessor:                Dobson/Stewart Management
             Lessee:                Mesa Travelodge
             Date of Lease:         3/25/64

- --------
56    Fee owner(s) of record.
57    Fee owner(s) of record.

                                    -24-
 375900.1

      52.    Property:              Milpitas
                                   378 West Calaveras Blvd.
                                    Milipitas, CA 95035
             Lessor:                Margaret A. Donovan
             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc. et al.
             Date of Lease:         4/21/67

      53.    Property:              Missoula
                                    420 West Broadway
                                    Missoula, MT  59802
             Lessor:                Rudolph E. Wirth & Yvette M.
                                    Wirth58
             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc.; Missoula Travelodge;
                                    Individuals
             Date of Lease:         3/12/68

      54.    Property:              Moses Lake
                                    316 South Pioneer Way
                                    Moses Lake, WA  98837
             Lease 1
             Lessor:                Penhallick Trust
             Lessee:                Forte Hotels, Inc.; E.A. and R.M.
                                    Tudor
             Date of Lease:         6/14/58

             Lease 2
             Sublessor:             Forte Hotels, Inc.; E.A. and R.M.
                                    Tudor
             Sublessee:             Travelodge of Washington, Inc.;
                                    E.A. and R.M. Tudor
             Date of Sublease:      6/14/58

      55.    Property:              Oceanside
                                    1401 North Hill Street
                                    Oceanside, CA  92054
             Lessor:                M.S. Arbogast, et al.
             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc.; Shah & Patel
             Date of Lease:         7/1/53

- --------
58    Fee owner(s) of record.

                                    -25-
 375900.1

      56.    Property:              Ogden
                                    2110 Washington Blvd.
                                    Ogden, UT  84401
             Lease 1
             Lessor:                O. Leslie Stone, et al.59
             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc.
             Date of Lease:         7/9/59

             Lease 2
             Lessor:                Ray H. Buchanan60
             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc.
             Date of Lease:         7/18/64

      57.    Property:              Ontario
                                    755 North Euclid Avenue
                                    Ontario, CA  91762
             Lessor:                E.W. Rehkop
             Lessee:                Forte Hotels, Inc.; Arthur R. Boag
             Date of Lease:         12/13/57

      58.    Property:              Palm Springs
                                    333 East Palm Canyon Drive
                                    Palm Springs, CA 92264
             Lessor:                Merced C. Samish
             Lessee:                Forte Hotels International, Inc.
                                    remote predecessor-in-interest to
                                    Forte Hotels, Inc., et al.
             Date of Lease:         3/26/63

      59.    Property:              Palo Alto
                                    3255 El Camino Real
                                    Palo Alto, CA  94306

             Lease 1
             Lessor:                Sydney Joseph Trust
             Lessee:                Forte Hotels International, Inc.,
                                    predecessor-in-interest to Forte
                                    Hotels, Inc.; J.D. Bhakta and P.J.
                                    Bhakta
             Date of Lease:         6/18/53

- --------
59    Fee owner(s) of record.
60    Fee owner(s) of record.

                                    -26-
 375900.1

             Lease 2
             (Pool Property)
             Lessor:                Donald D. Graham
             Lessee:                Forte Hotels International, Inc.,
                                    remote predecessor-in-interest to
                                    Forte Hotels, Inc.; George N. and
                                    Natalie I. Bazisin
             Date of Lease:         12/30/55

      60.    Property:              Paso Robles
                                    2701 Spring Street
                                    Paso Robles, CA  93446
             Lessor:                Travelodge International, Inc.,
                                    remote predecessor-in-interest to
                                    Forte Hotels, Inc.
             Lessee:                Travelodge International, Inc.,
                                    remote predecessor-in-interest to
                                    Forte Hotels, Inc.; G.L. and M.L.
                                    Hines
             Date of Lease:         5/23/79

      61.    Property:              Portland Thriftlodge (Central)
                                    949 East Burnside Street
                                    Portland, OR 97214
             Lessor:                D.G. Frank Bouthillier
             Lessee:                Forte Hotels, Inc.; S.J. Karia
             Date of Lease:         6/27/58

      62.    Property:              Presidio
                                    2755 Lombard Street
                                    San Francisco, CA 94123
             Lessor:                Alice Bloom, et al.
             Lessee:                Forte Hotels, Inc.; Individuals
             Date of Lease:         9/2/55

      63.    Property:              Rancho Bernardo
                                    16929 West Bernardo Drive
                                    San Diego, CA 92127
             Lessor:                Kawaguchi Bros.61
             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc.
             Date of Lease:         1/22/69

      64.    Property:              Reno
                                    655 West 4th Street
                                    Reno, NV  89503
             Lessor:                Estate of Louie Pacini, et al.
- --------
61    Fee owner(s) of record.

                                    -27-
 375900.1

             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc.
             Date of Lease:         11/27/60

      65.    Property:              Revelstoke Lodge (Canada)
                                    601 1st St. West
                                    Revelstoke, B.C.
                                    Canada V0E 250
             Lessor:                Travelodge Ltd., remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc.
             Lessee:                Travelodge Ltd., remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc.; Moberly Holdings Ltd.
             Date of Lease:         10/9/63

      66.    Property:              Roseburg
                                    315 West Harvard Blvd.
                                    Roseburg, OR  97470
             Lessor:                Travelodge International, Inc.,
                                    remote predecessor-in-interest to
                                    Forte Hotels, Inc.; George H. Gage,
                                    Jr.; Denzell M. Gage; Grimes
                                    Corporation62
             Lessee:                Travelodge of Oregon, Inc., et al.
             Date of Lease:         12/30/63

      67.    Property:              San Francisco Airport South
                                    110 South El Camino Real
                                    Millbrae, CA 94030
             Lessor:                Ellsworth R. Eidenmuller; Gene N.
                                    Connell; Virginia Eidenmuller
             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc.; Individuals
             Date of Lease:         6/9/61

      68.    Property:              Salt Lake City
                                    144 West North Temple St.
                                    Salt Lake City, UT 84103
             Lessor:                Deseret Title Holding Corporation;
                                    George Q. Morris Foundation
             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc., et al.
             Date of Lease:         6/27/58

- --------
62    Fee owner(s) of record.

                                    -28-
 375900.1

      69.    Property:              San Diego Airport
                                    2353 Pacific Highway
                                    San Diego, CA  92101

             Lease 1
             Lessor:                M. & J. Bernardini
             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc., et al.
             Date of Lease:         5/11/61

             Lease 2
             Lessor:                A.T. & M. Procopio
             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc., et al.
             Date of Lease:         5/11/61

      70.    Property:              San Diego Airport/Pt. Loma
                                    5102 North Harbor Drive
                                    San Diego, CA  92106
             Lessor:                Robert L. & Patricia P. Woodard, et
                                    al.63
             Lessee:                Point Loma Travelodge
             Date of Lease:         9/10/53

      71.    Property:              San Luis Obispo
                                    1825 Monterey Street
                                    San Luis Obispo, CA 93401
             Lessor:                Kimball Motor Company, Inc.
             Lessee:                Forte Hotels, Inc.
             Date of Lease:         7/21/61

      72.    Property:              Santa Barbara City Center
                                    1816 State Street
                                    Santa Barbara, CA 93101
             Lessor:                J.D. and Z. Hill
             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc., et al.64
             Date of Lease:         10/5/53

      73.    Property:              Santa Cruz
                                    525 Ocean Street
                                    Santa Cruz, CA  95060
             Lessor:                Ocean Plaza
             Lessee:                Forte Hotels, Inc., et al.
- --------
63    Fee owner(s) of record.
64    Not of record.

                                    -29-
 375900.1

             Date of Lease:         2/28/67

      74.    Property:              Santa Fe
                                    646 Cerillos Road
                                    Santa Fe, NM  87501
             Lessor:                Mabel Glenn Ham65
             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc., et al.
             Date of Lease:         12/6/62

      75.    Property:              Santa Rosa
                                    1815 Santa Rosa Avenue
                                    Santa Rosa, CA  95407
             Lessor:                P. Gershon
             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc., et al.
             Date of Lease:         6/11/54

      76.    Property:              Santa Rosa Downtown
                                    College at Mendocino
                                    635 Healdsburg Avenue
                                    Santa Rosa, CA  95401
             Lessors:               W.B. Groff, Inc., as per assignment
                                    of lease dated 12/1/67 from
                                    Travelodge of Illinois, Inc.
             Lessee:                Forte Hotels, Inc.; et al.
             Date of Lease:         2/17/67

      77.    Property:              South Tahoe
                                    P.O. Box 70512
                                    3489 Lake Tahoe Blvd.
                                    South Lake Tahoe, CA 96156
             Lessor:                J.D. and E.J. Gay66
             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc.; KLM Corporation;
                                    Individuals
             Date of Lease:         7/20/62

      78.    Property:              Visalia Thriftlodge
                                    4645 West Mineral King Avenue
                                    Visalia, CA 93277
             Lessor:                Robert M. Scott
             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
- --------
65    Fee owner(s) of record.
66    Fee owner(s) of record.

                                    -30-
 375900.1

                                    Hotels, Inc.; Visalia Lodging
                                    Associates
             Date of Lease:         7/27/59

      79.    Property:              Walla Walla
                                    421 East Main Street
                                    Walla Walla, WA  99362
             Lessor:                Whitman College67
             Lessee:                Forte Hotels International, Inc.,
                                    predecessor-in-interest to Forte
                                    Hotels, Inc.; J.G. and M. Ahlgren;
                                    D.H. Lundstrom
             Date of Lease:         4/24/62

      80.    Property:              Williams
                                    430 East Bill Williams Avenue
                                    Williams, AZ 86046
             Lessor:                Forte Hotels International, Inc.,
                                    remote predecessor-in-interest to
                                    Forte Hotels, Inc.; Vijay Desai
             Lessee:                Williams Travelodge
             Date of Lease:         7/20/56

      81.    Property:              Yakima
                                    110 South Naches Avenue
                                    Yakima, WA  98901
             Lessor:                J.E. and N.W. Tonkin68
             Lessee:                Travelodge of Washington, Inc.;
                                    W.H. Miller and D. Sharma
             Date of Lease:         11/1/59

      82.    Property:              Yuma
                                    2050 South 4th Avenue
                                    Yuma, AZ  85364
             Lessor:                J.E. Murphy, et al.69
             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc., et al.
             Date of Lease:         11/18/58

- --------
67    Fee owner(s) of record.
68    Fee owner(s) of record.
69    Fee owner(s) of record.

                                    -31-
 375900.1

      83.    Property:              Santa Barbara Beach
                                    22 Castillo Street
                                    Santa Barbara, CA 93101
             Lessor:                Twin Pines Apartments; Travelodge
                                    International, Inc., remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc.70
             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc.
             Date of Lease:         3/31/51

      84.    Property:              San Diego Uptown Welcome Inn
                                    1550 East Washington Street
                                    San Diego, CA 92103
             Lessor:                Geraldine L. and Robert J. Dunne71
             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc.
             Date of Lease:         5/18/53

      85.    Property:              San Diego Downtown
                                    1345 Tenth Avenue
                                    San Diego, CA 92101

             Ground Lease 1
             Lessor:                Charlotte A. Peterson;
                                    The Salvation Army, et al.72
             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc.
             Date of Lease:         6/13/51

             Sublease 1
             Sublessor:             San Diego Downtown Thriftlodge
                                    Joint Venture
             Sublessee:             Jacquelyn J. Carroll
             Date of Sublease:      8/12/94

- --------
70    Fee owner(s) of record.
71    Fee owner(s) of record.
72    Fee owner(s) of record.

                                    -32-
 375900.1

             Ground Lease 2
             Lessor:                John K. & Kathryn R. Ma; James E. &
                                    Teresa P. Rubnitz73
             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc.
             Date of Lease:         10/30/63

             Sublease 2
             Sublessor:             San Diego Downtown Thriftlodge
                                    Joint Venture
             Sublessee:             Jacquelyn J. Carroll
             Date of Sublease:      8/12/94

      86.    Property:              Ghiradelli Square
                                    1201 Columbus Avenue
                                    San Francisco, CA 94133
             Lessor:                Samuel R. Hutton
             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc.
             Date of Lease:         7/20/55

      87.    Property:              El Paso City Central74
                                    409 East Missouri Street
                                    El Paso, TX 79901
             Lessor:                City of El Paso
             Lessees:               The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc.; R.R. Chesak
             Date of Lease:         5/15/69

      88.    Property:              Mojave
                                    2201 Highway 58
                                    Mojave, CA  93501
             Lessor:                Phil Gershon and Bernice Gershon75
             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc., et al.76
             Date of Lease:         4/5/57

- --------
73    Fee owner(s) of record.
74 This is an "alley" parcel associated with other parcels owned in fee by the joint venture; see Item 1 under Section I.C of this Schedule 2.16(a).
75    Not of record.
76    Not of record.

                                    -33-
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



      89.    Property:              Harborside Inn/Civic Center
                                    1505 Pacific Highway
                                    San Diego, CA  92101

             Ground Lease
             Lessor:                Phil Gershon77
             Lessee:                The Travelodge Corporation, remote
                                    predecessor-in-interest to Forte
                                    Hotels, Inc.78
             Date of Lease:         6/3/49





             Sublease79
             Sublessor:             Forte Hotels, Inc.80
             Sublessee:             Jacquelyn J. Carroll81
             Date of Sublease:      6/14/94



D. HEADQUARTERS FACILITIES LEASES

      1.     Property:              El Cajon
                                    1957 Friendship Drive
                                    Suite H
                                    El Cajon, CA  92020
             Lessor:                RB Co.-R.E., L.P.82
             Lessee:                FHI/San Diego, Inc.83
             Date of Lease:         4/15/95

- --------
77    Not of record.
78    Not of record.
79 Although this sublease was terminated by a letter agreement dated 5/31/95, it is currently in force on a month-to-month basis.
80    Not of record.
81    Not of record.
82    Not of record.
83    Not of record.

                                    -34-
 375900.1

      2.     Property:              Gillespie Field84
                                    1973 Friendship Drive
                                    El Cajon, CA  92020
             Lessor:                Frank M. Goldberg85
             Lessee:                Forte Hotels, Inc.
             Date of Lease:         1/14/92


E. RETAIL LEASES

      1.     Property:              San Francisco Wharf86 (Arcade)
                                    250 Beach Street
                                    San Francisco, CA 94133
             Lessor:                Forte Hotels, Inc.
             Lessee:                Pronto Gourmet Foods, Inc.
             Date of Lease:         12/14/89

      2.     Property:              San Francisco Wharf (Arcade)
                                    250 Beach Street
                                    San Francisco, CA 94133
             Lessor:                Forte Hotels, Inc.
             Lessee:                Pacific Sun Investments Corporation
             Date of Lease:         3/19/90

      3.     Property:              San Francisco Wharf (Arcade)
                                    250 Beach Street
                                    San Francisco, CA 94133
             Lessor:                Forte Hotels, Inc.
             Lessee:                Golden Bay Tour Company
             Date of Lease:         6/15/92

      4.     Property:              San Francisco Wharf (Arcade)
                                    250 Beach Street
                                    San Francisco, CA 94133
             Lessor:                Forte Hotels, Inc.
             Lessee:                S & J Camera, Inc.
             Date of Lease:         3/19/90

- --------
84 Subject to Ground Lease dated 10/30/80, between The County of San Diego, as groundlessor, and Frank M. Goldberg, as groundlessee.
85  Not of record.
86 With respect to this and the following twelve (12) properties, see Item 5 under Section II.A of this Schedule 2.16(a).

                                    -35-
 375900.1

      5.     Property:              San Francisco Wharf (Arcade)
                                    250 Beach Street
                                    San Francisco, CA 94133
             Lessor:                Forte Hotels, Inc.
             Lessee:                Advance Camera Video & Electronics,
                                    Inc.
             Date of Lease:         12/9/92

      6.     Property:              San Francisco Wharf (Arcade)
                                    250 Beach Street
                                    San Francisco, CA 94133
             Lessor:                Forte Hotels, Inc.
             Lessee:                Budget Rent-A-Car Systems, Inc.
             Date of Lease:         8/89

      7.     Property:              San Francisco Wharf (Arcade)
                                    250 Beach Street
                                    San Francisco, CA 94133
             Lessor:                Forte Hotels, Inc.
             Lessee:                The Mainland Company
             Date of Lease:         2/18/92

      8.     Property:              San Francisco Wharf (Arcade)
                                    250 Beach Street
                                    San Francisco, CA 94133
             Lessor:                Forte Hotels, Inc.
             Lessee:                Chocolate Factory, Inc.
             Date of Lease:         3/20/91

      9.     Property:              San Francisco Wharf (Arcade)
                                    250 Beach Street
                                    San Francisco, CA 94133
             Lessor:                Forte Hotels, Inc.
             Lessee:                Paper Circus West, Inc.
             Date of Lease:         [undated]

      10.    Property:              San Francisco Wharf (Arcade)
                                    250 Beach Street
                                    San Francisco, CA 94133

             Lease
             Lessor:                Forte Hotels, Inc.
             Lessee:                J.R. Bay-Wharf, Inc.
             Date of Lease:         7/27/92

             Sublease
             Sublessor:             J.R. Bay, Inc. f/k/a/ J.R. Bay-
                                    Wharf, Inc.
             Sublessee:             NYSF Partners II d/b/a Ben &
                                    Jerry's-San Francisco
             Date of Sublease:      8/14/94


                                    -36-
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



      11.    Property:              San Francisco Wharf (Arcade)
                                    250 Beach Street
                                    San Francisco, CA 94133
             Lessor:                Forte Hotels, Inc.
             Lessee:                Subway Real Estate Corporation
             Date of Lease:         12/15/92

      12.    Property:              San Francisco Wharf (Arcade)
                                    250 Beach Street
                                    San Francisco, CA 94133
             Lessor:                Forte Hotels, Inc.
             Lessee:                Advance Camera, Video &
                                    Electronics, Inc.
             Date of Lease:         12/9/92

      13.    Property:              Parking Lot at Wharf
                                    250 Beach Street
                                    San Francisco, CA 94133
             Lessor:                Forte Hotels International, Inc.,
                                    remote predecessor-in-interest to
                                    Forte Hotels, Inc.
             Lessee:                Hagen Choi
             Date of Lease:         9/1/86

      14.    Property:              San Antonio Alamo Travelodge
                                    Hotel87
                                    405 Broadway
                                    San Antonio, TX  78205
             Lessor:                Forte Hotels, Inc.
             Lessee:                Claudis Minor
             Date of Lease:         8/16/95

      15.    Property:              Travelodge El Paso City Center88
                                    409 E. Missouri Street
                                    El Paso, TX  79901
             Lessor:                Forte Hotels, Inc.
             Lessee:                Wancar, Inc.
             Date of Lease:         9/22/95

      16.    Property:              Waukegan Thriftlodge
                                    222 West Grand Avenue
                                    Waukegan, IL  60085

- --------
87    Not of record.
88    Not of record.

                                    -37-
 375900.1

             Lessor:                Forte Hotels International, Inc.,
                                    predecessor-in-interest to Forte
                                    Hotels, Inc.89
             Lessee:                Irene Silva (Irene's Cafe)90
             Date of Lease:         3/1/91

      17.    Property:              Orlando Central Park
                                    7101 South Orange Blossom Trail
                                    Orlando, FL 32809

             Lessor:                Forte Hotels, Inc.91
             Lessee:                Cedar River Seafood of
                                    Orlando, Inc.92
             Date of Lease:         9/2/93

(b)   Identified Liens and Encumbrances


I.    OWNED REAL PROPERTY

A.    HOTELS

      1.     Property:              Portland
             Title No.:            N9500-1374-4(58)93

      2.     Property:              Toronto Canada
             Title No.:             N9500-1374-(5)

      3.     Property:              Houston
             Title No.:             N9500-1374-(6)


B.    MOTELS

      1.     Property:              Monterey Fairgrounds
             Title No.:             N9500-1374-2(23)

      2.     Property:              Revelstoke Lodge (Canada)
             Title No.:             N9500-1374-4(62)
- --------
89    Not of record.
90    Not of record.
91    Not of record.
92    Not of record.
93 All title numbers are those of Title Associates, Inc., as shown on the face pages of the title reports made available to the Buyer.

                                    -38-
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




      3.     Property:              Omak
             Title No.:             N9500-1374-2(25)

      4.     Property:              Paso Robles
             Title No.:             N9500-1374-4(57)


C.    JOINT VENTURE PROPERTIES

      1.     Property:              El Paso City Central
             Title No.:             N9500-1374-2(24)

      2.     Property:              Santa Rosa Downtown
             Title No.:             N9500-1374-4(75)

      3.     Property:              Williams
             Title No.:             N9500-1374-4(39)

      4.     Property:              Santa Barbara Beach
             Title No.:             N9500-1374-4(82)

      5.     Property:              San Antonio Alamo
             Title No.:             N9500-1374-3(1)

      6.     Property:              Monterey
             Title No.:             N9500-1374-3(2)

      7.     Property:              San Francisco Central
             Title No.:             N9500-1374-3(3)

      8.     Property:              Alexandria
             Title No.:             N9500-1374-4(1)

      9.     Property:              Athens Thriftlodge
             Title No.:             N9500-1374-4(3)

      10.    Property:              Chambersburg
             Title No.:             N9500-1374-4(6)

      11.    Property:              Lake Park
             Title No.:             N9500-1374-4(12)

      12.    Property:              Lancaster
             Title No.:             N9500-1374-4(13)

      13.    Property:              Boise
             Title No.:             N9500-1374-4(31)

      14.    Property:              Salt Lake Downtown
             Title No.:             N9500-1374-4(67)

      15.    Property:              Roseburg

                                    -39-
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



             Title No.:             N9500-1374-4(63)

D.    UNDEVELOPED PROPERTY

      1.     Property:              Elizabethtown
             Title No.:             (No Report)

      2.     Property:              Pooler, GA
             Title No.:             (No Report)


II.   LEASED REAL PROPERTY

A.    HOTELS

      1.     Property:              Disney World
             Title No.:             N9500-1374-(1)

      2.     Property:              Mt. Laurel
             Title No.:             N9500-1374-(3)

      3.     Property:              San Diego Harbor Island
             Title No.:             N9500-1374-(4)

      4.     Property:              J.F.K.
                                    (No Report)

      5.     Property:              San Francisco Wharf
             Title No.:             N9500-1374-(8)

      6.     Property:              Dallas
             Title No.:             N9500-1374-(9)

      7.     Property:              Long Beach
             Title No.:             N9500-1374-(10)


B.    MOTELS

      1.     Property:              San Francisco International
             Title No.:             N9500-1374-2(21)

      2.     Property:              Las Vegas South Strip
             Title No.:             N9500-1374-2(22)

      3.     Property:              Monterey Fairgrounds
             Title No.:             N9500-1374-2(23)

      4.     Property:              El Cajon
             Title No.:             N9500-1374-2(26)

      5.     Property:              Hayward

                                    -40-
 375900.1

             Title No.:             N9500-1374-2(27)

      6.     Property:              Anaheim
             Title No.:             N9500-1374-2(28)

      7.     Property:              Sacramento Downtown
             Title No.:             N9500-1374-2(29)

      8.     Property:              Colton Thriftlodge
             Title No.:             N9500-1374-2(30)


C.    JOINT VENTURE PROPERTIES

      1.     Property:              Chicago O'Hare
             Title No.:             N9500-1374-3(4)

      2.     Property:              Las Vegas Strip
             Title No.:             N9500-1374-3(5)

      3.     Property:              Mission Valley
             Title No.:             N9500-1374-3(6)

      4.     Property:              San Francisco Downtown
             Title No.:             N9500-1374-3(7)

      5.     Property:              Santa Monica
             Title No.:             N9500-1374-3(8)

      6.     Property:              Seattle Downtown
             Title No.:             N9500-1374-3(9)

      7.     Property:              Space Needle
             Title No.:             N9500-1374-3(10)

      8.     Property:              Tahoe City
             Title No.:             N9500-1374-3(11)

      9.     Property:              University (Seattle)
             Title No.:             N9500-1374-3(12)

      10.    Property:              Ashtabula
             Title No.:             N9500-1374-4(2)

      11.    Property:              Atlanta Central (Downtown)
             Title No.:             N9500-1374-4(4)

      12.    Property:              Bedford
             Title No.:             N9500-1374-4(5)

      13.    Property:              Cincinnati
             Title No.:             N9500-1374-4(7)

                                    -41-
 375900.1

      14.    Property:              Clearwater
             Title No.:             N9500-1374-4(8)

      15.    Property:              Fort Myers
             Title No.:             N9500-1374-4(9)

      16.    Property:              Gainesville
             Title No.:             N9500-1374-4(10)

      17.    Property:              Lafayette Center
             Title No.:             N9500-1374-4(11)

      18.    Property:              Lawrence
             Title No.:             N9500-1374-4(14)

      19.    Property:              Louisville
             Title No.:             N9500-1374-4(15)

      20.    Property:              Mason City Thriftlodge
             Title No.:             N9500-1374-4(16)

      21.    Property:              Natick
             Title No.:             N9500-1374-4(17)

      22.    Property:              Ocala
             Title No.:             N9500-1374-4(18)

      23.    Property:              Quincy
             Title No.:             N9500-1374-4(19)

      24.    Property:              Sarasota Thriftlodge
             Title No.:             N9500-1374-4(20)

      25.    Property:              South Sioux City
             Title No.:             N9500-1374-4(21)

      26.    Property:              Terre Haute Thriftlodge
             Title No.:             N9500-1374-4(22)

      27.    Property:              Utica
             Title No.:             N9500-1374-4(23)

      28.    Property:              Zanesville Thriftlodge
             Title No.:             N9500-1374-4(24)

      29.    Property:              Balboa Park
             Title No.:             N9500-1374-4(25)

      30.    Property:              Bayview Thriftlodge
             Title No.:             N9500-1374-2(26)


                                    -42-
 375900.1

      31.    Property:              Bellevue
             Title No.:             N9500-1374-4(27)

      32.    Property:              Bellingham
             Title No.:             N9500-1374-4(28)

      33.    Property:              Berkeley
             Title No.:             N9500-1374-4(29)

      34.    Property:              Billings
             Title No.:             N9500-1374-4(30)

      35.    Property:              Burbank
             Title No.:             N9500-1374-4(32)

      36.    Property:              Cabrillo Central
             Title No.:             N9500-1374-4(33)

      37.    Property:              Durango
             Title No.:             N9500-1374-4(34)

      38.    Property:              Eagle Rock Welcome Inn
             Title No.:             N9500-1374-4(35)

      39.    Property:              Embarcadero-Harbor
             Title No.:             N9500-1374-4(36)

      40.    Property:              Ephrata
             Title No.:             N9500-1374-4(37)

      41.    Property:              Eureka
             Title No.:             N9500-1374-4(38)

      42.    Property:              Flagstaff
             Title No.:             N9500-1374-4(39)

      43.    Property:              Golden Gate
             Title No.:             N9500-1374-4(40)

      44.    Property:              Hollywood (Travel Inn)
             Title No.:             N9500-1374-4(41)

      45.    Property:              Kamloops (Canada)
             Title No.:             N9500-1374-4(42)

      46.    Property:              La Jolla Beach
             Title No.:             N9500-1374-4(43)

      47.    Property:              La Jolla Cove
             Title No.:             N9500-1374-4(44)

      48.    Property:              Las Vegas Downtown

                                    -43-
 375900.1

             Title No.:             N9500-1374-4(45)

      49.    Property:              Long Beach Downtown
             Title No.:             N9500-1374-4(46)

      50.    Property:              Mercer Island
             Title No.:             N9500-1374-4(47)

      51.    Property:              Mesa
             Title No.:             N9500-1374-4(48)

      52.    Property:              Milpitas
             Title No.:             N9500-1374-4(49)

      53.    Property:              Missoula
             Title No.:             N9500-1374-4(50)

      54.    Property:              Moses Lake
             Title No.:             N9500-1374-4(51)

      55.    Property:              Oceanside
             Title No.:             N9500-1374-4(52)

      56.    Property:              Ogden
             Title No.:             N9500-1374-4(53)

      57.    Property:              Ontario
             Title No.:             N9500-1374-4(67)

      58.    Property:              Palm Springs
             Title No.:             N9500-1374-4(55)

      59.    Property:              Palo Alto
             Title No.:             N9500-1374-4(56)

      60.    Property:              Paso Robles
             Title No.:             N9500-1374-4(57)

      61.    Property:              Portland Thriftlodge
             Title No.:             N9500-1374-(2)

      62.    Property:              Presidio
             Title No.:             N9500-1374-4(59)

      63.    Property:              Rancho Bernardo
             Title No.:             N9500-1374-4(60)

      64.    Property:              Reno
             Title No.:             N9500-1374-4(61)

      65.    Property:              Revelstoke Lodge (Canada)
             Title No.:             N9500-1374-4(62)

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




      66.    Property:              Roseburg
             Title No.:             N9500-1374-4(63)

      67.    Property:              San Francisco Airport South
             Title No.:             N9500-1374-4(64)

      68.    Property:              Salt Lake City
             Title No.:             N9500-1374-4(66a)

      69.    Property:              San Diego Airport
             Title No.:             N9500-1374-4(68)

      70.    Property:              San Diego Airport/Pt. Loma
             Title No.:             N9500-1374-4(69)

      71.    Property:              San Luis Obispo
             Title No.:             N9500-1374-4(70)

      72.    Property:              Santa Barbara City Center
             Title No.:             N9500-1374-4(71)

      73.    Property:              Santa Cruz
             Title No.:             N9500-1374-4(72)

      74.    Property:              Santa Fe
             Title No.:             N9500-1374-4(73)

      75.    Property:              Santa Rosa
             Title No.:             N9500-1374-4(74)

      76.    Property:              Santa Rosa Downtown
             Title No.:             N9500-1374-4(75)

      77.    Property:              South Tahoe
             Title No.:             N9500-1374-4(76)

      78.    Property:              Visalia Thriftlodge
             Title No.:             N9500-1374-4(77)

      79.    Property:              Walla Walla
             Title No.:             N9500-1374-4(78)

      80.    Property:              Williams
             Title No.:             N9500-1374-4(39)

      81.    Property:              Yakima
             Title No.:             N9500-1374-4(80)

      82.    Property:              Yuma
             Title No.:             N9500-1374-4(81)

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


      83.    Property:              Santa Barbara Beach
             Title No.:             N9500-1374-4(82)

      84.    Property:              San Diego Uptown Welcome
             Title No.:             N9500-1374-4(83)

      85.    Property:              San Diego Downtown
             Title No.:             N9500-1374-4(84)

      86.    Property:              Ghiradelli Square
             Title No.:             N9500-1374-4(85)

      87.    Property:              El Paso City Central
             Title No.:             N9500-1374-4(24)


D. HEADQUARTERS FACILITIES LEASES

      1.     Property:              El Cajon
             Title No.:             N9500-1374-4(86)

      2.     Property:              Gillespie Field
             Title No.:             N9500-1374-2(31)



(c)   Material Violations

      None.

(d)   Rights of First Refusal or Options

       1.     Property:              Naperville (Chicago)
                                     1617 Naperville Road
                                     Naperville, IL 60563

             o     Right of First Refusal:  Declaration of
                   Restrictions for the Naperville Corporate Center in Naperville, Illinois, dated 11/27/79 by American National Bank and Trust Company of
                   Chicago.

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

                                                                     SCHEDULE V


                         SUBSIDIARIES AND JOINT VENTURES

Subsidiaries

                                                                    Jurisdiction of
Name                                                 Ownership       Incorporation

1.   Forte Hotels, Inc.                             100% Stock      Delaware
2.   National Gaming Mississippi, Inc.              100% Stock      Delaware
3.   Travel Beverages, Inc.                         100% Stock      Texas
4.   FHI/San Diego Inc.                             100% Stock      California
5.   Travelodge Ltd.                                100% Stock      Ontario, Canada
6.   Hoteles Forte S.A. de C.V.                     100% Stock      Mexico


Joint Ventures

Name                                                Ownership     Type of Interest

San Antonio Alamo Travelodge                        93.34%        General Partnership
Atlanta Central Travelodge                          50%           General Partnership
Ashtabula Travelodge                                37.5%         General Partnership
Chicago O'Hare                                      37.5%         General Partnership
Lancaster Travelodge                                50%           General Partnership
Athens Alabama Travelodge                           50%           General Partnership
Natick Travelodge                                   50%           General Partnership
Ocala Travelodge                                    50%           General Partnership
Cincinnati Travelodge                               62.5%         General Partnership
Layfayette Center Travelodge                        50%           General Partnership
Chambersburg Travelodge                             50%           General Partnership
Lake Park Travelodge                                49%           General Partnership
Quincy Travelodge                                   75%           General Partnership
Zanesville Thriftlodge                              50%           General Partnership
Alexandria Travelodge                               50%           General Partnership
Mason City Thriftlodge                              50%           General Partnership
Louisville Travelodge                               50%           General Partnership
South Sioux City Travelodge                         50%           General Partnership
Bedford Travelodge                                  50%           General Partnership
Gainesville Travelodge                              50%           General Partnership
Sarasota Thriftlodge                                25%           General Partnership
Fort Myers Travelodge                               50%           General Partnership
Clearwater Travelodge                               50%           General Partnership
Terre Haute Travelodge                              50%           General Partnership
Utica Travelodge                                    75%           General Partnership
Seattle Downtown Travelodge                         50%           General Partnership
Las Vegas Strip Travelodge                          48.75%        General Partnership
San Francisco Central
      Travelodge                                    50%           General Partnership


375967.1





Travelodge by the Space
      Needle                                        50%           General Partnership
Monterey Downtown Travelodge                        50%           General Partnership
San Francisco Downtown
      Travelodge                                    50%           General Partnership
Tahoe City Travelodge                               50%           General Partnership
Salt Lake Downtown Travelodge                       50%           General Partnership
La Jolla Beach Travelodge                           50%           General Partnership
La Jolla Travelodge                                 50%           General Partnership
Ghiradelli Square-Fisherman's Wharf                 62.5%         General Partnership
San Francisco Airport South
      Travelodge                                    50%           General Partnership
Santa Fe Travelodge                                 50%           General Partnership
Seattle University Coach House
      Travelodge                                    50%           General Partnership
Durango Lodge                                       50%           General Partnership
Salt Lake City Travelodge                           37.5%         General Partnership
Long Beach Downtown
      Travelodge                                    50%           General Partnership
Berkeley Travelodge                                 50%           General Partnership
Kamloops Travelodge                                 50%           General Partnership
Presidio Travelodge                                 58.333%       General Partnership
Santa Monica Travelodge                             25%           General Partnership
South Tahoe Travelodge                              50%           General Partnership
Santa Cruz Travelodge                               50%           General Partnership
Missoula Travelodge                                 50%           General Partnership
Mission Valley Travelodge                           25%           General Partnership
Bellevue Travelodge                                 50%           General Partnership
Milpitas Travelodge                                 50%           General Partnership
Mesa Travelodge                                     50%           General Partnership
Portland Travelodge                                 50%           General Partnership
Burbank Travelodge                                  50%           General Partnership
Williams Travelodge                                 45%           General Partnership
Mercer Island Travelodge                            50%           General Partnership
San Francisco Golden Gate
      Travelodge                                    25%           General Partnership
Moses Lake Travelodge                               50%           General Partnership
Boise Travelodge                                    50%           General Partnership
San Luis Obispo Travelodge                          50%           General Partnership
Las Vegas Downtown Travelodge                       50%           General Partnership
Paso Robles Travelodge                              50%           General Partnership
Revelstoke Travelodge                               50%           General Partnership
Flagstaff Travelodge                                50%           General Partnership
Palm Springs Travelodge                             50%           General Partnership
Ogden Travelodge                                    37.5%         General Partnership
Visalia Thriftlodge                                 50%           General Partnership
Walla Walla Travelodge                              50%           General Partnership
Palo Alto Travelodge                                50%           General Partnership
Roseburg Travelodge                                 25%           General Partnership
Santa Barbara Travelodge
      (City Center)                                 25%           General Partnership
Yuma Travelodge                                     50%           General Partnership


                                         2
375967.1




Hollywood Travelodge
      (Travel Inn)                                  50%           Limited Partnership
Ephrata Travelodge                                  50%           General Partnership
Oceanside Travelodge                                50%           General Partnership
Yakima Travelodge                                   50%           General Partnership
Eureka Travelodge                                   25%           General Partnership
Reno Travelodge                                     59.722%       General Partnership
San Diego Airport                                   62.5%         General Partnership
Santa Rosa Downtown
      Travelodge                                    50%           General Partnership
Billings Travelodge                                 50%           General Partnership
Ranch Bernardo Travelodge                           50%           General Partnership
Santa Rosa Travelodge                               50%           General Partnership
San Francisco Embarcadero
      Harbor Travelodge                             50%           General Partnership
San Diego, Point Loma
      Travelodge                                    25%           General Partnership
Bayview Travelodge                                 57.8124%       General Partnership
Bellingham Travelodge                               50%           General Partnership
Cabrillo Lodge                                      50%           General Partnership
Balboa Park Travelodge                              25%           General Partnership
Eagle Rock Travelodge                               50%           General Partnership
Ontario Central Travelodge                          50%           General Partnership
Santa Barbara Beach
      Travelodge                                    50%           General Partnership
San Diego Uptown Welcome Inn                        25%           General Partnership
San Diego Downtown Travelodge                       25%           General Partnership
Mojave Travel Inn                                   10%           General Partnership



                                         3
375967.1

                                                                   SCHEDULE VI

                             EXISTING INDEBTEDNESS


      A.    National Lodging Corp,

            None.

      B.    Forte Hotels, Inc,

            See attached

      C.    National Gaming Mississippi Inc.

            None.

      D.    Joint Ventures

            1.    Joint Venture Long-Term Debt as of 10/31/95

                                                             ($000)
                  Bank of America                            7,957
                  Bank of Montreal                             226
                  Forte Hotels, Inc.                         2,916
                  Margaret Hurley Trust                         60
                  Key Bank of Oregon                             9
                  Valley Bank and Trust                         23
                  Commonwealth National Bank                    77
                  Campbell & Lorene                            121
                  Kapelak                                       10
                  Bauer, CG JM                                   2
                                                           -------
                                                            11,401

            2. Notes to certain joint ventures under the Bank of America Credit Facility

                  See attached


 375804.1

            Amended and Restated Letter Loan Agreement, dated June 17, 1994, as amended by Letter Loan Agreement, dated December 30, 1994, as amended by Letter Loan Agreement, dated December 11, 1995, by and between Bank of America National Trust and Savings Association, as lender, and Forte Hotels, Inc., Forte (UK) Limited and Forte Plc, which provides for a $10,000,000 uncommitted discretionary facility and a guaranty in connection therewith and a $25,000,000 committed facility and the related Guaranty, dated June 17, 1994, from Forte Plc to Bank of America.*

          Facility Letter Agreement, dated July 31, 1992, as amended by Waiver and Amendment No. 1, dated October 13, 1994, by and between Forte Hotels, Inc., as borrower, and Societe Generale, New York Branch, as lender, which provides for a $22,000,000 facility.** The following standby letters of credit were issued in accordance with the Societe Generale Facility Letter Agreement, as amended:

            (a)   Standby letter of credit No. 52344, naming New
                  Orleans Hilton Riverside as beneficiary, effective March 31, 1995, and expiring March 15, 1996, for $150,000.

            (b) Standby letter of credit No. 51898, naming Chicago Title Insurance Company as beneficiary, effective April 19, 1993, and expiring April 20, 1994 (automatically extended for the year from the present or any successive expiration date thereof) in the amount of $99,000.

            (c) Standby letter of credit No. 51850, naming David P. McAnaney, as beneficiary, effective December 31, 1992, and expiring on February 1, 1994 (automatically extended annually from the present or any successive expiration date thereof) in the amount of $150,000.

            Marriott Inn Franchise Agreement, dated December 31, 1993, by and between Marriott International, Inc. as franchisor, and Forte Hotel Inc., as franchisee, relating to the JFK property.

          Note, dated October 6, 1986, by Travelodge
International, Inc. in favor of J.E. Fischnaller, H.C. Fischnaller & Carol F. Gilmour, for $255,000 relating to the Omak property.

          Deed of Trust, dated October 6, 1986, by Travelodge
International, Inc. in favor of J.E. Fischnaller, H.C. Fischnaller and Carol F. Gilmour, for S255,000, relating to the Omak property.


- --------
* Amended as per attached as of 1/23/96.
**  Reduced to $800,000 as of 1/23/96.

 375804.1
                                       2

                                      NOTES

(1)  Bank of America Notes

Notes to certain joint ventures under the Bank of America Credit Facility




   Initial Principal                   Related to the
   Amount of Loan   Date of Note       Following Properties
   --------------   ------------       --------------------

1.    493,000.00  Feb. 4, 1992          Alexandria Travelodge

2.    283,449.00  *Dec. 20, 1989        Ashtabula Travelodge

3.    425,200.00  Aug. 8, 1991          Atlanta Downtown
                                        Travelodge

4.    334,748.03  *Dec. 28, 1989        Bedford Travelodge

5.    200,000.00  *Oct. 15, 1993        Bellingham Travelodge

6.     22,500.00  Feb. 24, 1995         Billings Travelodge

7.    106,534.00  Sept. 21, 1990        Boise Travelodge

8.     12,000.00  July 2, 1992          Burbank Travelodge

9.    205,196.02  *June 1, 1990         Chambersburg Travelodge

10.    24,058.00  *Sept. 1, 1991        Chambersburg Travelodge

11.   412,961.24  *Dec. 10, 1989        Cincinnati Travelodge

12.    37,000.00  *Dec. 15, 1992        Cincinnati Travelodge

13.   147,372.00  *April 1, 1991        Clearwater Downtown Travelodge

14.    62,000.00  *Aug. 1, 1994         Durango Travelodge

15.    46,300.00  *Dec. 1, 1994         Durango Travelodge

16.   340,000.00  Dec. 27, 1991         El Paso City Center Travelodge

17.    36,750.00  *Sept. 15, 1994       El Paso City Center Travelodge

18.    60,000.00  Aug. 31, 1994         Ephrata Travelodge

19.    97,000.00  Sept. 18, 1994        Eureka Travelodge

20.   136,832.00  June 11, 1991         Flagstaff Travelodge

21.    15,000.00  *Oct. 1, 1993         Flagstaff Travelodge

22.   185,500.00  Sept. 20, 1994        Flagstaff Travelodge

23.    20,615.00  Feb. 17, 1995         Flagstaff Travelodge

24.   176,000.00  *May 2, 1993          La Jolla Beach Travelodge

25.    25,000.00  Nov. 18, 1992         Lafayette Center Travelodge


 375827.1

26.   151,100.00  Aug. 2, 1995          Lafayette Center Travelodge

27.   355,000.00  *Dec. 20, 1989        Lancaster Travelodge

28.   114,100.00  Aug. 30, 1991         Lancaster Travelodge

29.   542,100.00  July 16, 1991         Las Vegas Strip Travelodge

30.    19,000.00  Oct. 16, 1991         Las Vegas Downtown Travelodge

31.    36,750.00  *Aug. 1, 1994         Las Vegas Strip Travelodge

32.    38,000.00  May 18, 1992          Lawrence Travelodge

33.    84,838.00  *April 1, 1991        Long Beach Downtown Travelodge

34.   319,000.00  July 27, 1995         Louisville Travelodge

35.   495,909.91  April 20, 1990        Louisville Conv. Center Travelodge

36.    27,000.00  Dec. 1, 1992          Louisville Conv. Center Travelodge

37.    15,000.00  Nov. 9, 1990          Mason City Travelodge

38.    60,000.00  April 27, 1992        Mercer Island Travelodge

39.    72,000.00  *Dec. 1, 1994         Mesa Travelodge

40.   100,000.00  *Sept. 1, 1993        Milpitas Travelodge

41.    22,400.00  *Sept. 1, 1994        Milpitas Travelodge

42.    90,000.00  *Feb. 1, 1994         Missoula Travelodge

43.   102,000.00  *Aug. 31, 1994        Missoula Travelodge

44.   171,000.00  **April 27, 1995      Monterey Fairgrounds Travelodge

45.   354,000.00  Dec. 1, 1992          Monterey Fairgrounds Travelodge

46.    55,400.00  *Feb. 20, 1995        Monterey Fairgrounds Travelodge

47.    39,000.00  March 7, 1994         Monterey Downtown Travelodge

48.    55,000.00  April 18, 1995        Monterey Downtown Travelodge

49.    73,000.00  *Sept. 1, 1993        Moses Lake Travelodge

50.   166,500.00  June 15, 1991         Natick Travelodge

51.    34,600.00  *Aug. 1, 1994         Natick Travelodge

52.    60,000.00  *June 15, 1994        Ocala South Travelodge

53.    76,000.00  *Sept. 1, 1993        Ontario Central Travelodge

54.    30,000.00  *Sept. 1, 1993        Palo Alto Travelodge

55.   180,000.00  Feb. 1, 1993          Palm Springs Travelodge


 375827.1
               2

56.    10,500.00  Dec. 20, 1990         Paso Robles Travelodge

57.    57,225.00  July 16, 1991         Portland Travelodge

58.    40,000.00  *Sept. 15, 1992       Quincy Travelodge

59.   140,000.00  *Feb. 1, 1994         Quincy Travelodge

60.    45,000.00  Aug. 25, 1995         Quincy Travelodge

61.   269,625.00  *June 1, 1990         Reno Downtown Travelodge

62.   151,311.25  Jan. 25, 1991         Reno Downtown Travelodge

63.   160,000.00  Dec. 1, 1992          Roseburg Travelodge

64.    15,000.00  Aug. 21, 1995         Roseburg Travelodge

65.    47,200.00  *Dec. 1, 1994         Roseburg Travelodge

66.    98,365.00  **Jan. 15, 1994       Salt Lake City Center Travelodge

67.   252,000.00  Oct. 11, 1990         Salt Lake City Center Travelodge

68.    26,125.00  July 17, 1991         Salt Lake City Center Travelodge

69.    37,000.00  Feb. 25, 1992         Salt Lake Downtown Travelodge

70.   280,000.00  *May 1, 1990          Salt Lake City at Temple Square

71.   538,200.00  *Dec. 3, 1988         San Antonio Alamo Travelodge

72.    39,000.00  **Aug. 14, 1992       San Antonio Alamo Travelodge

73.    18,000.00  *Sept. 15, 1994       San Diego Airport Travelodge

74.    42,700.00  Nov. 8, 1994          San Diego Airport Travelodge

75.    50,000.00  *Jan. 20, 1994        San Diego Mission Valley Travelodge

76.   142,000.00  *Jan. 20, 1994        San Diego Mission Valley Travelodge

77.    45,000.00  Nov. 18, 1992         San Francisco Airport Travelodge

78.   652,619.00  *Dec. 20, 1989        San Francisco Central Travelodge

79.    99,200.00  *March 15, 1994       San Francisco Ghirardelli Square
                                        Travelodge

80.    49,500.00  *May 5, 1994          San Francisco Golden Gate Travelodge

81.   615,000.00  Aug. 6, 1991          San Francisco Presidio Travelodge

82.    31,625.00  *Sept. 1, 1993        Santa Barbara City Center Travelodge

83.    19,425.00  *March 1, 1994        Santa Barbara City Center Travelodge

84.    18,900.00  *Sept. 15, 1994       Santa Barbara City Center Travelodge

85.    31,800.00  *Aug. 1, 1994         Santa Barbara City Center Travelodge


 375827.1
               3

86.    29,800.00  *Dec. 1, 1994         Santa Barbara City Center Travelodge

87.    78,134.00  *April 1, 1991        Santa Fe Travelodge

88.    75,000.00  March 4, 1992         Santa Fe Travelodge

89.   162,500.00  Nov. 28, 1990         Santa Monica Travelodge

90.   162,500.00  Dec. 20, 1990         Santa Monica Travelodge

91.    45,200.00  March 26, 1991        Santa Rosa Travelodge

92.   136,300.00  *Dec. 25, 1989        Santa Rosa Downtown Travelodge

93.    30,000.00  Nov. 14, 1994         Santa Rosa Downtown Travelodge

94.    77,000.00  *Jan. 1, 1993         Sarasota Travelodge

95.    24,000.00  *Sept. 1, 1993        South Sioux City Travelodge

96.   287,800.00  June 26, 1991         South Tahoe Travelodge

97.   225,000.00  June 28, 1991         Tahoe City Travelodge

98.    80,601.00  *Sept. 1, 1992        Tahoe City Travelodge

99.   330,000.00  June 9, 1992          Travelodge at Wharf

100.  184,000.00  *Nov. 1, 1993         Travelodge at Wharf

101.  550,000.00  *Dec. 1, 1994         Travelodge at Wharf

102.  376,317.12  *Oct. 5, 1988         Travelodge by the Space Needle

103.   37,500.00  Feb. 25, 1992         Travelodge by the Space Needle

104.  496,282.00  March 29, 1991        Travelodge by the Space Needle

105.  270,794.80  *Sept. 20, 1989       Utica Travelodge

106.  100,000.00  *Jan. 20, 1994        Visalia Travelodge

107.  130,000.00  *Sept. 5, 1994        Visalia Travelodge

108.   90,000.00  April 30, 1992        Walla Walla Travelodge

109.  119,200.00  Oct. 31, 1990         Williams Travelodge

110.   87,800.00  Aug. 16, 1995         Williams Travelodge

111.  159,000.00  *Dec. 15, 1992        Zanesville Travelodge Corporate




*     Date represents date of first payment on Note.
**    Date represents date on which loan was funded by bank deposit.


 375827.1
                                      4

                                                                    SCHEDULE VII

                                   INSURANCE

                                 NAMED INSURED

1.      NL Hotels, Inc.

2.      NL San Diego, Inc.

3.      National Lodging Corporation

4.      Hoteles NL S.A. de C.V. (MEXICO)

5.      Travel Beverages, Inc.

6.      NL Hotels, Ltd.

7. Named insured includes the joint venture partners of the Named Insured, but only as respects the locations or operations in which both the Named Insured and the joint venture partner are included.

8. All Corporations, Joint Ventures, Partnerships and Companies and other entities affiliated with, owned or controlled by the Named Insured and its Subsidiaries, as now exist, or may be hereafter constituted.

        It is further agreed that the Named Insured shall include New Organizations acquired or formed by the Named Insured during the policy period.


   375895.1

                                                      10/10/95

                              FORTE HOTELS, INC.


                              INSURANCE SCHEDULE
                                YEAR 1995-1996


                              Forte Hotels, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
PROPERTY

All Risk Property Insurance on all   Royal Insurance  RIW730511  All Risk of Direct Physical Loss or    Annual  01/31/96 $375,322.48
Real & Personal Property             Company                        Damage

Business Interruption, Rental Income                             $100,000,000 Limit

Extra Expense, Boiler & Machinery;                               $100,000 Deductible is Excess of $250
& Electronic Equipment                                           Retention for the First Dollar of the
                                                                    Loss

                                                                 $500,000 Annual Aggregate

                                                                 $250 ($500 Theft) Deductible after
                                                                    exhaustion of Annual Aggregate




   375895.1

                                                      10/10/95


                              Forte Hotels, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
Property (cont.)                     Royal Insurance             Sublimits:
                                                                 Windstorm/Hurricane Causing Property
                                                                 Damage and/or Business Interruption
                                                                   $30,000,000 Limit
                                                                 Unscheduled Locations
                                                                   $15,000,000 Limit
                                                                 Property in Course of Construction
                                                                   $5,000,000 Limit
                                                                 Personal Property in the Course of
                                                                   Construction $1,000,000 Limit
                                                                 Property in Transit
                                                                   $200,000 Limit
                                                                 Bailee's Liability
                                                                   $500,000 Limit
                                                                 Off Premises Personal Property
                                                                   $1,000,000 Limit



   375895.1

                                                      10/10/95


                              Forte Hotels, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
Property (cont.)                     Royal Insurance             Coverage Extensions
                                                                 Building Ordinance
                                                                 Ingress/Egress
                                                                   Limited to 4 weeks
                                                                 Personal Property of Officers/
                                                                   Employees
                                                                    $5,000 Limit
                                                                 Service Interruption - 4 weeks
                                                                 Pairs & Sets
                                                                 Fire Department Service Charges
                                                                 Trees, Shrubs, Plants
                                                                   $500,000 Limit
                                                                     $2,000 Each Item

                                                                 Business Interruption
                                                                 Rental Value & Business Interruption
                                                                    $500,000 Limit for each location
                                                                    with
                                                                 Business Interruption Values equal to or
                                                                    less than $500,000
                                                                 per Statement of Values on file with the
                                                                    Company



                                                                 Extra Expense
                                                                   $200,000 Limit (see above wording)

                                                                 Extended Period of Indemnity - 2 years

                                                                 Contingent Business Interruption
                                                                    (Plaza of the Americas Hotel only)
                                                                 $10,000,000 Limit;
                                                                    $100,000 Deductible


   375895.1

                                                      10/10/95

                              Forte Hotels, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
PROPERTY (cont.)                     Royal Insurance             Boiler & Machinery Limit
                                                                   $15,000,000 Subject to a
                                                                      $100,000 Deductible
                                                                      $400,000 Annual Aggregate Policy

                                                                 Insured exceeds Aggregate
                                                                 - Values equal to or less than
                                                                   $5,000,000
                                                                       $1,000 Property Damage
                                                                 24 hr. waiting period for Business
                                                                    Interruption
                                                                 - Values greater than $5,000,000
                                                                       $2,500 Property Damage
                                                                 48 hr. waiting period for Business
                                                                    Interruption

                                                                 Extra Expense
                                                                   $200,000 Limit
                                                                 Expediting Expense
                                                                   $200,000 Limit
                                                                 Hazardous Materials
                                                                   $50,000 Limit
                                                                 Consequential/Spoilage
                                                                   $200,000 Limit



   375895.1

                                                      10/10/95


                              Forte Hotels, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
EARTHQUAKE AND FLOOD
Primary DIC - 1st Layer          Lexington             8695190       $2,500,000                  Annual    01/31/96     $175,000.00
                                 Insurance Company

Excess DIC - 2nd Layer           RLI Insurance         IMF018180     $2,500,000 Part of          Annual    01/31/96      $75,000.00
                                 Company                             $7,500,000 Excess of
                                                                     $2,500,000

Excess DIC - 3rd Layer           Royal Insurance       RHD01328      $2,500,000 Part of          Annual    01/31/96      $75,000.00
                                 Company                             $7,500,000 Excess of
                                                                     $2,500,000

Excess DIC - 4th Layer           Commonwealth          CWMP8058      $2,500,000 Part of          Annual    01/31/96      $75,000.00
                                 Insurance Company                   $7,500,000 Excess of
                                                                     $2,500,000

Excess DIC - 5th Layer           Pacific Insurance     ZG0002506     $2,500,000 Part of          Annual    01/31/96      $55,000.00
                                 Company                             $5,000,000 Excess of
                                                                     $10,000,000

Excess DIC - 6th Layer           Agricultural          CPP8797795    $2,500,000 Part of          Annual    01/31/96      $55,000.00
                                 Insurance Co.                       $5,000,000 Excess of
                                                                     $10,000,000

Excess DIC - 7th Layer           Essex Insurance       MSP0449       $2,500,000 Part of          Annual    01/31/96      $25,000.00
                                 Company                             $5,000,000 Excess of
                                                                     $15,000,000

Excess DIC - 8th Layer           RLI Insurance         IMF018181     $2,500,000 Part of          Annual    01/31/95      $25,000.00
                                                                     $5,000,000 Excess of
                                                                     $15,000,000

Excess DIC - 9th Layer           American Empire       5MP20219      $5,000,000 Excess of        Annual    01/31/95      $40,000.00
                                 Surplus                             $20,000,000


   375895.1

                                                      10/10/95


                              Forte Hotels, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
EARTHQUAKE AND FLOOD                                                 Deductible:
                                                                     a) $100,000 Earthquake/Flood - Outside
                                                                        of California -
                                                                        - Per Occurrence - Per Unit of
                                                                        Insurance each location subject to a
                                                                        maximum of $250,000

                                                                     b) 5% Earthquake - California - Per
                                                                        Occurrence
                                                                        - Per Unit of Insurance each location
                                                                          subject to a minimum of 100,000
                                                                          with maximum of $5,000,000

                                                                     c) $10,000 All Other Perils

                                                                     d) Business Interruption 72 hours

                                                                     Unit of Insurance shall be considered

                                                                     a) each separate building or structure
                                                                     b) contents of each separate building or
                                                                        structure
                                                                     c) property in each yard
                                                                     d) business income
                                                                     e) extra expense




   375895.1

                                                      10/10/95


                              Forte Hotels, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
COMMERCIAL GENERAL
LIABILITY
                                 Royal Insurance       RIW730551     General Aggregate Limit          Annual  01/31/96  $419,317.00
                                 Company                                $1,000,000

                                                                     Products Completed Operations
                                                                        $1,000,000 Aggregate Limit

                                                                     Personal & Advertising Injury
                                                                        $1,000,000  limit

                                                                     Each Occurrence Limit
                                                                        $1,000,000

                                                                     Fire Damage Limit
                                                                        $1,000,000

                                                                     Checkroom Theft Coverage
                                                                        $1,000,000 Any One Guest
                                                                        $1,000,000 Per Policy Period

                                                                     Foreign Coverage

                                                                     Watercraft Liability

                                                                     Liquor Liability Limit
                                                                        $1,000,000 Each Cause
                                                                        $1,000,000 Aggregate Per Location

                                 Royal Insurance                     Employee Benefits Errors & Omissions
                                                                        $1,000,000 Each Claim
                                                                        $1,000,000 Aggregate
                                                                        $1,000 Deductible Each Claim

                                                                     Innkeepers Legal Liability Limit
                                                                        $1,000,000 Any One Guest
                                                                        $1,000,000 Policy Period


   375895.1

                                                      10/10/95

                              Forte Hotels, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------

COMMERCIAL GENERAL               Royal Insurance       RIW730551     Hotel Management Consultants
LIABILITY                        Company                               and Caterers Professional
                                                                       Liability Limit
                                                                          $1,000,000 Each Claim
                                                                          $1,000,000 Aggregate

                                                                       Bodily Injury & Property Damage
                                                                          $250,000 Deductible Per Occurrence

                                                                       Subject to an Annual Aggregate
                                                                          Deductible of $1,900,000

                                                                       $250,000 Deductible Also Applies to
                                                                       Contractual, Personal & Advertisers
                                                                       Injury, Hotel Management, Consulting &
                                                                       Caterers Professional, Inn Keepers Legal
                                                                       and Checkroom Theft Coverages











   375895.1

                                                      10/10/95



                              Forte Hotels, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
AUTOMOBILE COVERAGES
(OTHER THAN CANADA)

Commercial Automobile Liability  Royal Insurance  RIW730481-LB  Bodily Injury & Property Damage         Annual  01/31/96  $64,915.00
and Physical Damage              Company          RIW730591-PD     $1,000,000 CSL                       Annual  01/31/96  $40,157.00
                                                                Auto Medical Payments
                                                                   $5,000
                                                                Personal Injury Protection
                                                                Uninsured Motorists
                                                                   $1,000,000
                                                                Underinsured Motorists
                                                                   $1,000,000
                                                                Non-Owned Automobile Liability
                                                                   $1,000,000
                                                                Personal Injury Protection-Statutory
                                                                Liability Policy Deductible:
                                                                   $250,000 Per Occurrence
                                                                           Subject to a
                                                                   $2,000,000 deductible-annual
                                                                           aggregate

                                                                Physical Damage Deductible:
                                                                   $55,000 Self Insured Retention
                                                                Deductibles after exhaustion of S.I.R.
                                                                Vehicles with values at $20,000 or less
                                                                   $250 Comprehensive
                                                                   $500 Collision
                                                                Vehicles with values at excess of $20,000
                                                                   $500 Comprehensive
                                                                   $1,000 Collision


   375895.1

                                                      10/10/95

                              Forte Hotels, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
AUTOMOBILE COVERAGES             Royal Insurance                -Garagekeeper Liability
(OTHER THAN CANADA)                                                    $500 Deductible
                                                                    -Employees as Insureds
                                                                    -Drive Other Car Coverage
                                                                    -Hired Autos Specified as covered Owned
                                                                       Autos



   375895.1

                                                      10/10/95


                              Forte Hotels, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
AUTOMOBILE COVERAGES
CANADA
Canada Automobile Liability and  Royal Insurance  25001553      Third Party Liability                   Annual  01/31/96  $1,120.00
Physical Damage                  Company                          $1,000,000
                                                                Family Protection Endorsement
1995 Blazer LTD 4DR                                               $1,000,000
ID#IGNDT13W752193762                                            Payments for Death or Bodily Injury
                                                                Deductibles:
                                                                  $250 Collision
                                                                  $100 Comprehensive

Canada Automobile Liability      Royal Insurance  25000891      Third Party Liability                   Annual  01/31/96  $2,140.00
and Physical Damage              Company                          $1,000,000
                                                                Family Protection Endorsement
1989 Dodge Passenger Van                                           $1,000,000
ID# 235 WB 3526KK373826                                         Accident Benefits
(Toronto, Ontario)                                              Deductibles:
                                                                   $250 Collision
                                                                   $100 Comprehensive
                                                                Permission to Carry Passengers for
                                                                   Compensation

Canada Automobile Liability and  Royal Insurance  25000087      Third Party Liability                   Annual  01/31/96  $1,802.00
Physical Damage                  Company                           $1,000,000
                                                                    Family Protection Endorsement
1993 Buick Regal Ltd.                                                  $1,000,000
ID#2GW4F51L6P1422265                                                Accident Benefits
(Toronto, Ontario, Trusthouse Forte)                                Mortgage Endorsement


   375895.1

                                                      10/10/95


                              Forte Hotels, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
AUTOMOBILE COVERAGES
CANADA
Canada Automobile Liability and  Royal Insurance  25002314      Third Party Liability                 06/09/95  01/31/96   $1,759.00
Physical Damage                  Company                          $1,000,000
                                                                Accident Benefits
King Edward, LTD.                                               Uninsured Automobile
1995 Jeep Cherokee                                                 $1,000,000
ID#J4GZ78Y1SC606958                                             Loss or Damage - All Perils
                                                                Deductible: $5
                                                                Permission to Rent or Lease
                                                                   Endorsement
                                                                Family Protection Endorsement




   375895.1

                                                      10/10/95


                              Forte Hotels, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
COMMERCIAL CRIME
                                 Royal Insurance  RIT 730521    Employee Dishonesty Form A              Annual  01/31/96  $57,038.00
                                 Company                           400,000 Limit

                                                                Forgery or Alteration
                                                                   $400,000 Limit

                                                                Credit Card Forgery
                                                                   $400,000 Limit

                                                                Computer Fraud
                                                                   $400,000 Limit

                                                                Safe Deposit Box Legal Liability
                                                                   Liability for Guest's Property
                                                                   $1,000,000 Limit


                                                                Employee Dishonesty as respects all
                                                                   employee welfare and pension benefit
                                                                   plans sponsored by the Named Insured
                                                                   $500,000 Limit

                                                                Deductible, any one loss disaster or
                                                                   casualty
                                                                   $100,000 Limit



   375895.1

                                                      10/10/95


                              Forte Hotels, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
FIDUCIARY LIABILITY
                               Federal Insurance  8082-02-25G      $7,000,000 Limit Each Loss           Annual  01/31/96  $11,200.00
                                                                   $7,000,000 Limit Each Policy Period

                                                                Non-Indemnifiable Loss Deductible
                                                                   None

                                                                Indemnifiable Loss Deductible
                                                                   $250,000





   375895.1

                                                      10/10/95


                              Forte Hotels, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
MARINE OPERATORS LEGAL
LIABILITY

                                 Royal Insurance  POH001593     Marine Operators                        Annual  01/31/96  $4,500.00
                                 Company                        Legal Liability
                                                                  $2,000,000 Limit
                                                                  $2,500 Deductible





   375895.1

                                                      10/10/95


                              Forte Hotels, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
WORKERS' COMPENSATION &
EMPLOYERS LIABILITY
RIC730501-All States Except CA   Royal Insurance      Coverage A Statutory                         Annual   01/03/96   $328,064.00
PIC730671-CA Deductible Program  Company                                                           Annual   01/31/96   $137,278.00
RIC730681-MA,MT,NE,OR                                 Coverage B Bodily Injury b Accident          Annual   01/31/96   $158,321.00
                                 Coverage Extensions          $1,000,000 Each Accident
                                 -Voluntary
                                 -Compensation              Bodily Injury b Disease
                                 -USL&H                       $1,000,000 Policy Limit
                                 -Stop Gap
                                                            Bodily Injury b Disease
                                                              $1,000,000 Each Employee

RIC730501 - All Other States Deductible Program:
      $250,000 Deductible, Each Occurrence
      $1,900,000  Annual Aggregate

PIC730671 - Deductible program in CA
      $250,000 Deductible, Each Occurrence
      $1,000,000 Annual Aggregate

RIC730681 - Guaranteed Cost Program
      States of MA, MT, NE, OR


RIJ730491                        Royal Insurance      Employers Liability Only                     Annual   01/31/96       $250.00
Foreign Voluntary Workers'       Company              Coverage B:                                                      Minimum
Compensation                                          Bodily Injury by Accident                                         Premium
U.S. Nationals - Worldwide                               $1,000,000 Each Employee/Accident

                                                      Bodily Injury by Disease
                                                         $1,000,000 Each Employee
                                                         $1,000,000 Aggregate Disease by Country


   375895.1

                                                      10/10/95


                              Forte Hotels, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
WORKERS' COMPENSATION &
EMPLOYERS LIABILITY
Underground Storage Tank
   Liability
Pollution Liability
Mt. Laurel Travelodge, Mt.
   Laurel, NJ                    Commerce &            Third Party Bodily Injury & Property Damage  Annual   09/21/96   $1,875.00
                                 Industry Insurance       $1,000,000 Each Incident
                                 Company                  $2,000,000 Aggregate Limit
                                                          $500,000 Aggregate Defense Expense Limit
                                 Claims Made Policy:
                                 Retro Date: 09/21/94     $10,000 Deductible

                                                       Corrective Action, On and Off Premises, for
                                                          Underground Storage Tanks

Workers' Compensation            Republic Indemnity    Coverage A:  Mandatory                       Annual   07/01/96   $347,039.00
California Joint Ventures          Company
                                                       Coverage B:
                                 Separate Policies for Bodily Injury Accident
                                   Each Location -       $1,000,000 Each Accident
                                   42 Locations
                                                       Bodily Injury by Disease
                                                         $1,000,000 Each Employee
                                                         $1,000,000 Policy Limit


   375895.1

                                                      10/10/95

                              Forte Hotels, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
WORKERS' COMPENSATION &
EMPLOYERS LIABILITY
Umbrella Coverages:          Cigna Ins. Co.  H5A6396    Public, Products, Advertising,             Annual  01/31/96  Pounds 614,500
Excess Worldwide General     of Europe       H5A6390    Liquor Liability and General Liability
Liability Insurance                          H5A6389
                                             H5A6378    Excess Employers Liability (Other than UK
                                                         and Eire)

                                                        Excess Automobile Liability (as per
                                                         underlying policy)

                                                        Total Coverage Limits: 100 Million Pound
                                                         Sterling




   375895.1

                                                      10/10/95


                              Forte Hotels, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
WORKERS' COMPENSATION &
EMPLOYERS LIABILITY
                                                        Special Conditions:

                                                        1)  As per Underlying Policy
                                                        2)  Claims Consultation Clause
                                                        3)  Ultimate Net Loss Clause
                                                        4)  Costs Clause
                                                        5)  Exhaustion Clause
                                                        6)  A.B.I. Pollution wording other than
                                                            USA/Canada where Absolute Pollution
                                                            applies.
                                                        7)  Professional Indemnity:
                                                            USA/Canada Registered Companies
                                                            Cover provided in excess of
                                                            Underlying subject to a limit of
                                                            US$20,000 each and every loss and in
                                                            the aggregate in the period. Limit
                                                            of Indemnity is US$7,500,000 under
                                                            this Policy. UK/Rest of World -
                                                            Excluded
                                                        8)  Excluding Offshore Employers Liability
                                                            - Worldwide
                                                        9)  Including worldwide excess Motor
                                                            Liability (Third Party Property Damage
                                                            and Third Party Personal Injury)
                                                        10) Including residual Employers Liability
                                                            cover ex Offshore Liability
                                                        11) Excluding Motor Airside Liability in
                                                            respect of the United Kingdom
                                                        12) Cost inclusive and excluding Punitive
                                                            and Exemplary Damages for
                                                            USA/Canada
                                                        13) Excluding Asbestos for USA/Canada


   375895.1

                                  SCHEDULE VIII

                                 EXISTING LIENS


                                                                                         Filing      Filing
Debtor                          Secured Party                            Jurisdiction      Type       Date
- ---------------------------------------------------------------------------------------------------------------
Forte Hotels, Inc.            Xerox Corporation                               CA-S/S       UCC-1     12/5/91
- ---------------------------------------------------------------------------------------------------------------
Forte Hotels, Inc.            Tandem Computers Incorporated                   CA-S/S       UCC-1     7/8/92
- ---------------------------------------------------------------------------------------------------------------
Forte Hotels, Inc.            Tandem Computers Incorporated/                  CA-S/S       UCC-3     8/26/92
                              General Electric Capital Corporation                     Assignment
                              (Assignee)
- ---------------------------------------------------------------------------------------------------------------
Forte Hotels, Inc. dba Forte  Whirlpool Corporation                           CA-S/S       UCC-1     7/31/92
Hotels Supply & Service
- ---------------------------------------------------------------------------------------------------------------
Forte Hotels, Inc.            BFS Financial Services/GE Capital Computer      CA-S/S       UCC-1     8/14/92
                              Leasing Corp. (Assignee)
- ---------------------------------------------------------------------------------------------------------------
Forte Hotels, Inc.            BFS Financial Services/GE Capital Computer      CA-S/S       UCC-1     9/30/92
                              Leasing (Assignee)
- ---------------------------------------------------------------------------------------------------------------
Forte Hotels, Inc.            Tandem Computers Credit Corporation/
                              General Electric Capital Corporation            CA-S/S       UCC-1     12/14/92
                              (Assignee)
- ---------------------------------------------------------------------------------------------------------------
Forte Hotels, Inc.            WilTel Communications Systems, Inc. /           CA-S/S       UCC-1     1/28/93
                              Northern Telecom Finance Corporation
                              (Assignee)
- ---------------------------------------------------------------------------------------------------------------
Forte Hotels, Incorporated    U.S. Leasing International                      CA-S/S       UCC-1     7/14/93
- ---------------------------------------------------------------------------------------------------------------
Forte Hotels, Inc.            U.S. Leasing International, Inc.                CA-S/S       UCC-1     8/18/93
- ---------------------------------------------------------------------------------------------------------------
Forte Hotels, Inc.            GE Capital                                      CA-S/S       UCC-1     11/8/93
- ---------------------------------------------------------------------------------------------------------------
Forte Hotels, Inc.            Eversoft Products, Inc.                         CA-S/S       UCC-1     3/20/95
- ---------------------------------------------------------------------------------------------------------------
Forte Hotels, Inc.            ORIX Credit Alliance, Inc.                      CA-S/S       UCC-1     3/27/95
- ---------------------------------------------------------------------------------------------------------------
Forte Hotels, Inc.            XL/Datacomp, Inc.                               CA-S/S       UCC-1     5/20/93
- ---------------------------------------------------------------------------------------------------------------
Forte Hotels, Inc.            XL/Datacomp, Inc. /Citicorp Leasing, Inc.       CA-S/S       UCC-3     10/25/93
                              (Assignee)                                                 Assignment
- ---------------------------------------------------------------------------------------------------------------
Forte Hotels, Inc.            Citicorp Leasing, Inc./StorageTex Distributed   CA-S/S       UCC-3     10/13/95
                              Systems Division, Inc. (Assignee)                          Assignment



CONTINUATION............


                                File          Collateral
Debtor                         Number        Description
- -------------------------------------------------------------------------------
Forte Hotels, Inc.             91257791     Equipment
- -------------------------------------------------------------------------------
Forte Hotels, Inc.             92147798     Computer equipment
- -------------------------------------------------------------------------------
Forte Hotels, Inc.             92147798     Assignment of 92147798


- -------------------------------------------------------------------------------
Forte Hotels, Inc. dba Forte   92167259     Air Conditioners
Hotels Supply & Service
- -------------------------------------------------------------------------------
Forte Hotels, Inc.             92175965     Computer equipment

- -------------------------------------------------------------------------------
Forte Hotels, Inc.             92213323     Telephone equipment

- -------------------------------------------------------------------------------
Forte Hotels, Inc.             92263103     Computer equipment

- -------------------------------------------------------------------------------
Forte Hotels, Inc.             93019526     Computer/Telephone equipment


- -------------------------------------------------------------------------------
Forte Hotels, Incorporated     93141346     Computer reservation system
- -------------------------------------------------------------------------------
Forte Hotels, Inc.             93166397     Telecommunications equipment
- -------------------------------------------------------------------------------
Forte Hotels, Inc.             93226614     ADT Security system
- -------------------------------------------------------------------------------
Forte Hotels, Inc.             9508060839   Water softener equipment
- -------------------------------------------------------------------------------
Forte Hotels, Inc.             9508960682   Sales automation system
- -------------------------------------------------------------------------------
Forte Hotels, Inc.             93101859     Equipment
- -------------------------------------------------------------------------------
Forte Hotels, Inc.             93101859     Assignment of 93101859

- -------------------------------------------------------------------------------
Forte Hotels, Inc.             95290C0357   Assignment of 93101859




375870.1



                                                                                         Filing      Filing
Debtor                          Secured Party                            Jurisdiction      Type       Date
- ---------------------------------------------------------------------------------------------------------------
Forte Hotels, Inc.            StorageTex Distributed Systems Division, Inc.   CA-S/S       UCC-3     10/13/95
                              (Assignee)
- ---------------------------------------------------------------------------------------------------------------
Forte Hotels, Inc.            USL Capital Corporation                         CA-S/S       UCC-1     1/25/94
- ---------------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------------

===============================================================================================================



CONTINUATION


                                File          Collateral
Debtor                         Number        Description
- -------------------------------------------------------------------------------

Forte Hotels, Inc.            95290C0361     Assignment of 93101859
- -------------------------------------------------------------------------------
Forte Hotels, Inc.            94014123       Computer equipment
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

                                                                  SCHEDULE IX

                             EXISTING INVESTMENTS

1.    National Lodging Corp.

      Specified Investments as set forth in A: Items 3, 4, 5 and 6 of Annex A to the Pledge Agreement and all items on Annex B to the Pledge Agreement.

2.    Forte Hotels, Inc.

      All joint ventures as set forth on Schedule V to the Credit Agreement.

3.    National Gaming Mississippi, Inc.

      None.

 375852.1

                                                                    SCHEDULE X

                                                        CERTAIN JOINT VENTURES

Ghirardelli Square-Fisherman's Wharf.

 375856.1

                                                                   SCHEDULE XI

                              Certain Litigation


Excel Hospitality Services, Inc. ("Excel") v. Forte USA Inc. ("Forte"), Forte Hotels, Inc. and Morgan Stanley Real Estate Services Inc. ("Morgan"). Excel has alleged that a written offer made by it was better than the Borrower's offer which was accepted by Forte and that Excel's offer was in fact orally accepted by Morgan on Forte's behalf. The Borrower understands that both Forte and Morgan deny these allegations and that the auction documents specifically provided that no contract or obligation could arise except by written documents signed by both parties. A motion filed by Excel for a temporary restraining order to enjoin the Transaction was denied by the New York State Supreme Court on January 22, 1996.

 375858.1

                                                                       EXHIBIT A


                                           NOTICE OF BORROWING

                                                                          [Date]

Bankers Trust Company, as
  Administrative Agent for
  the Banks party to the
  Credit Agreement referred
  to below
One Bankers Trust Plaza
New York, New York  10006
Attention:  ____________

Gentlemen:

                  The undersigned, National Lodging Corp. (the "Borrower"), refers to the Credit Agreement, dated as of January 23, 1996 (as amended from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among the Borrower, various Banks from time to time party thereto, Chemical Bank, as Documentation Agent, and you, as Administrative Agent for such Banks, and hereby gives you notice, irrevocably, pursuant to
Section 1.03(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing of Revolving Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03(a) of the Credit Agreement:

                   (i) The Business Day of the Proposed Borrowing is _________, 19__.1

                   (ii) The aggregate principal amount of the Proposed Borrowing is $-----------.

                   (iii) The Revolving Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].2

- --------
1 Shall be a Business Day at least three Business Days in the case of Eurodollar Loans and at least one Business Day in the case of Base Rate Loans, in each case after the date hereof.

2 Eurodollar Loans may not be incurred prior to the earlier of (x) the 90th day after the Initial Borrowing Date and (y) the Syndication Date.






000092IF.W51

                                                                       EXHIBIT A
                                                                          Page 2



                   (iv) The initial Interest Period for the Proposed Borrowing is ___ month(s).3

                  The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the Proposed Borrowing:

                  (A) the representations and warranties contained in the Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); [and]

                  (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof[.] [; and]

                  [(C) the proceeds of the Proposed Borrowing are to be used to effect a Permitted Hotel Acquisition in which the total consideration exceeds $2,000,000 and, in that connection, all of the applicable conditions set forth in Section [9.02(ix)] [9.05(viii)] have been satisfied.]4

                                            Very truly yours,

                                            NATIONAL LODGING CORP.



                                             By________________________
                                               Name:
                                               Title:

- --------

3 To be included for a Proposed Borrowing of Eurodollar Loans.

4 To be included for a Proposed Borrowing the proceeds of which are to be used to effect a Permiited Hotel Acquisition.






000092IF.W51

                                                                     EXHIBIT B



                                 REVOLVING NOTE



$__________                                                   New York, New York
                                                                 ______ __, 1996



                  FOR VALUE RECEIVED, NATIONAL LODGING CORP., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the
"Administrative Agent") located at One Bankers Trust Plaza, New York, New York 10006 on the Final Maturity Date (as defined in the Agreement referred to below) the principal sum of _______________ DOLLARS ($______________) or, if less, the then unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

                  The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

                  This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of January 23, 1996, among the Borrower, the lenders from time to time party thereto (including the Bank), Chemical Bank, as Documentation Agent, and Bankers Trust Company, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This
Note is secured by the Pledge Agreement (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Final Maturity Date, in whole or in part.

                  In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.







000092IM.W51

                                                                       EXHIBIT B
                                                                          Page 2




                  The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.


                   THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                            NATIONAL LODGING CORP.



                                            By_________________________
                                              Title:







000092IM.W51

                                                                       EXHIBIT C



                                          LETTER OF CREDIT REQUEST



No.   1           Dated       2
    -- --               ------

Bankers Trust Company, [as Issuing Bank and] as Administrative Agent under the Credit Agreement (as amended, modified or supplemented from time to time, the "Credit Agreement"), dated as of January 23, 1996, among National Lodging Corp., the lenders from time to time party thereto, Bankers Trust Company, as Administrative Agent and Chemical Bank, as Documentation Agent
One Bankers Trust Plaza
New York, New York  10006
Attention:____________________

[Name and Address of Issuing
 Bank if other than Bankers
 Trust Company]

Dear Sirs:

                  We hereby request that _________________, as an Issuing Bank under the Credit Agreement referred to above, issue a [standby] [trade] Letter of Credit for the account of the undersigned on 3 (the "Date of Issuance") in the aggregate stated amount of 4 .

                  For  purposes  of  this  Letter  of  Credit  Request,   unless
otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

- --------
1        Letter of Credit Request Number.
2        Date of Letter of Credit Request.
3 Date of Issuance which shall be at least five Business Days (or such shorter period as is acceptable to the respective Issuing Bank).
4        Aggregate initial stated amount of Letter of Credit.






000092IP.W51

                                                                       EXHIBIT C
                                                                          Page 2



                  The beneficiary of the requested Letter of Credit will be 5 , and such Letter of Credit will be in support of 6 and will have a stated expiration date of 7 .

                  We hereby certify that:

                  (1) the representations and warranties contained in the Credit Documents will be true and correct in all material respects on the Date of Issuance, both before and after giving effect to the issuance of the Letter of Credit requested hereby (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

                  (2) no Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or an Event of Default occur.

                  Copies of all documentation with respect to the supported transaction are attached hereto.

                                            NATIONAL LODGING CORP.



                                            By__________________________
                                              Title:

- --------

5        Insert name and address of beneficiary.

6 Insert description of L/C Supportable Indebtedness and describe obligation to which it relates in the case of standby Letters of Credit and a description of the commercial transaction which is being supported in the case of trade Letters of Credit.

7 Insert last date upon which drafts may be presented which may not be later than (i) in the case of standby Letters of Credit, 12 months after the Date of Issuance or, if earlier, the date which is 3 Business Days prior to the Final Maturity Date or (ii) in the case of trade Letters of Credit, 180 days after the Date of Issuance or, if earlier, the date which is 30 days prior to the Final Maturity Date.






000092IP.W51

                                                                       EXHIBIT D



                                     Section 4.04(b)(ii) Certificate



                  Reference is hereby made to the Credit Agreement, dated as of January 23, 1996, among National Lodging Corp., various Banks, Chemical Bank, as Documentation Agent, and Bankers Trust Company, as Administrative Agent (the "Credit Agreement"). Pursuant to the provisions of Section 4.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                                     [NAME OF BANK]



                                                     By_________________________
                                                        Title:








000092IR.W51

                                                                       EXHIBIT E



                             [NAME OF CREDIT PARTY]
                              Officers' Certificate


                  I, the  undersigned,  [President/Vice  President]  of [NAME OF
CREDIT  PARTY],  a  corporation   organized  and  existing  under  the  laws  of
___________ (the "Company"), do hereby certify that:

                  1. This Certificate is furnished pursuant to Section 5 of the Credit Agreement, dated as of January 23, 1996, among National Lodging Corp., the lenders from time to time party thereto, Chemical Bank, as Documentation Agent, and Bankers Trust Company, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

                  2. The following named individuals are elected officers of the Company, each holds the office of the Company set forth opposite his name and has held such office since __________, 19__.1 The signature written opposite the name and title of each such officer is his correct signature.

         Name2                       Office                    Signature
- ----------------              ---------------             ---------------

- ----------------              ---------------             ---------------

- ----------------              ---------------             ---------------

- ----------------              ---------------             ---------------

                   3. Attached hereto as Exhibit A is a certified copy of the certificate of incorporation of the Company as filed in the Office of __________ on ________, 19__, together with all amendments thereto adopted through the date hereof.

- --------
1 Insert a date prior to the time of any corporate action relating to the Credit Agreement or any other Credit Document.

2 Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this Certificate.







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


                                                                       EXHIBIT E
                                                                          Page 2





                  4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Company which were duly adopted, are in full force and effect on the date hereof, and have been in effect since _____________, 19__.

                  5. Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on __________, 19__ [by unanimous written consent of the Board of Directors of the Company], [by a meeting of the Board of Directors of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Documents to which the Company is party.

                   [6. True and correct copies of all Shareholders' Agreements, Employee Benefit Plans, Employment Agreements, Collective Bargaining Agreements, Debt Agreements, Management Agreements and Existing Investment Agreements, in each case of the Company and its Subsidiaries, have been made available for review by the Agents.

                  7. Attached hereto as Exhibit D are true and correct copies of all Tax Sharing Agreements of the Company and its Subsidiaries.

                   8. Attached hereto as Exhibit E are true and correct copies of all Acquisition Documents.

                   9. Attached hereto as Exhibit F are true and correct copies of all HFS Agreements.

                   10. Attached hereto as Exhibit G are true and correct copies of all Affiliate Agreements.

                  11. Attached hereto as Exhibit H are true and correct copies of the Financial Statements and Projections required to be delivered pursuant to
Section 5.14 of the Credit Agreement.

                  12. On the date hereof, all of the conditions set forth in Sections 5.06, 5.07, 5.08, 5.15, 5.16, 5.17, 6.01, 6.02 and 6.03 of the Credit
Agreement have been satisfied.]3

- --------
3  To be included in the Certificate delivered by National Lodging Corp.






000092J1.W51

                                                                       EXHIBIT E
                                                                          Page 3




                  [6.][13.] On the date hereof, the representations and warranties made by the Company in the Credit Documents to which the Company is a party are true and correct in all material respects, both before and after giving effect to each Credit Event to occur on the date hereof and the application of the proceeds thereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  [7.][14.] On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Credit Events to occur on the date hereof or from the application of the proceeds thereof.

                   [8.][15.] There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.








000092J1.W51

                                                                       EXHIBIT E
                                                                          Page 4





                   IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of __________, 1996.


                                            ------------------------------
                                            Name:
                                            Title:








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


                                                                       EXHIBIT E
                                                                          Page 5





                             [NAME OF CREDIT PARTY]


I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify that:

                   1. [Name of Person making above certifications] is the duly elected and qualified [President/Vice President] of the Company and the signature above is [his/her] genuine signature.

                  2. The certifications made by [name of Person making above certifications] in Items 2, 3, 4, 5 and [8.] [15.] above are true and correct.


                   IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of _________, 1996.


                                            ----------------------------
                                            Name:
                                            Title:







000092J1.W51

                                                                       EXHIBIT F


                                PLEDGE AGREEMENT



                  PLEDGE AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of January 23, 1996, made by each of the undersigned (each a "Pledgor" and, together with any other entity that becomes a party hereto pursuant to Section 24 hereof, the "Pledgors"), to BANKERS TRUST COMPANY, as Collateral Agent (the "Pledgee"), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                              W I T N E S S E T H :


                  WHEREAS, National Lodging Corp. (the "Borrower"), various lenders from time to time party thereto (the "Banks"), Chemical Bank, as Documentation Agent (the "Documentation Agent"), and Bankers Trust Company, as Administrative Agent (the "Administrative Agent") (together with any successor administrative agent, the "Administrative Agent"), have entered into a Credit Agreement, dated as of January 23, 1996, providing for the making of Revolving Loans and the issuance of, and participation in, Letters of Credit as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or restructuring all or any portion of the Indebtedness under such agreement or any successor agreements) (the Banks, the Documentation Agent, the Administrative Agent and the Pledgee are herein called the "Bank Creditors");

                  WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors, the "Secured Creditors");

                  WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein;







0000B644.W51

                  WHEREAS, it is a condition to the making of Revolving Loans and the issuance of Letters of Credit under the Credit Agreement that each Pledgor shall have executed and delivered this Agreement; and

                  WHEREAS, each Pledgor will obtain benefits from the incurrence of Revolving Loans and the issuance of Letters of Credit under the Credit Agreement and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, each Pledgor desires to enter into this Agreement in order to satisfy the conditions described in the preceding paragraph;


                  NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

                   1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

            (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and indebtedness (including, without limitation, indemnities, Fees and interest thereon) of such Pledgor to the Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including, in the case of the Subsidiary
         Guarantors, all such obligations and indebtedness of such Subsidiary Guarantors under the Subsidiaries Guaranty) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and such other Credit Documents (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations");

            (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities owing by such Pledgor to the Other Creditors under, or with respect to, any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by such Pledgor with all of the terms,






0000B644.W51
         conditions and agreements contained therein (all such obligations and liabilities described in this clause (ii) being herein collectively called the "Other Obligations");

               (iii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

             (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Pledgor referred to in clauses (i) and (ii) above, after an Event of Default (which term to mean and include any Event of Default under, and as defined in, the Credit Agreement or any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

             (v) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement.

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1 being herein collectively called the "Obligations," it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

                  2. DEFINITION OF STOCK, NOTES, SECURITIES, PARTNERSHIP INTEREST, ETC. (a) As used herein, (i) the term "Stock" shall mean (x) with respect to corporations incorporated under the laws of the United States or any State or territory thereof (each a "Domestic Corporation"), all of the issued and outstanding shares of capital stock, and all warrants and options to purchase any such capital stock, of any Domestic Corporation at any time owned by any Pledgor and (y) with respect to corporations not Domestic Corporations (each a "Foreign Corporation"), all of the issued and outstanding shares of capital stock, and all warrants and options to purchase any such capital stock, at any time owned by any Pledgor of any Foreign Corporation, provided that, no Pledgor shall be required to pledge hereunder, and nothing herein shall be deemed to constitute a pledge hereunder of, more than 65% of the total combined voting power of all classes of capital stock of any Foreign Corporation entitled to vote, (ii) the term "Notes" shall mean in the case of each Pledgor, all promissory notes from time to time issued to, or held by, any such Pledgor (including all intercompany promissory notes held by any such Pledgor) and (iii) the term "Securities" shall mean all of the Stock and Notes. Each Pledgor represents and warrants, that on the date hereof, (a) the Stock held by such Pledgor consists of






0000B644.W51
the number and type of shares of the stock of the corporations as described in Annex A hereto for such Pledgor, (b) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex A hereto, (c) the Notes held by such Pledgor consist of the promissory notes described in Annex B hereto for such Pledgor, (d) such Pledgor is the holder of record and sole beneficial owner of the Stock and the Notes held by such Pledgor and (e) on the date hereof, such Pledgor owns no other Securities.

                  (b) As used herein, the term "Partnership Interest" shall mean the entire partnership interests (whether general and/or limited partnership interests) at any time owned by each Pledgor in any Person (each a "Pledged Partnership"). Each Pledgor represents and warrants that, on the date hereof,
(x) the Partnership Interests held by such Pledgor constitutes that percentage of the entire partnership interest of the respective Pledged Partnership as is set forth on Annex C hereto for such Pledgor and (y) such Pledgor owns no other Partnership Interests.

                  (c) All Stock at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Stock;" all Notes at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Notes;" all Pledged Stock and Pledged Notes together are called the "Pledged Securities;" all Partnership Interests at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Partnership Interests", and the Pledged Securities and the Pledged Partnership Interests, together with all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder, are hereinafter called the "Collateral."

                  3.  PLEDGE OF SECURITIES, ETC.

                  3.1. Pledge. (a) To secure the Obligations of such Pledgor and for the purposes set forth in Section 1 hereof, each Pledgor hereby (i) grants to the Pledgee a security interest in all of the Collateral owned by such Pledgor, (ii) pledges and deposits as security with the Pledgee, the Securities owned by such Pledgor on the date hereof, and delivers to the Pledgee certificates or instruments therefor, duly endorsed in blank by such Pledgor in the case of Notes and accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of Stock, or such other instruments of transfer as are reasonably acceptable to the Pledgee, (iii) assigns, transfers, hypothecates mortgages, charges and sets over to the Pledgee all of such Pledgor's right, title and interest in and to such Securities (and in and to the certificates or instruments evidencing such Securities), to be held by the Pledgee upon the terms and conditions set forth in this Agreement and (iv) transfers and assigns to the Pledgee such Pledgor's Partnership Interests (and delivers any certificates or instruments evidencing such partnership interests, duly






0000B644.W51
endorsed in blank) and all of such Pledgor's right, title and interest in each Pledged Partnership including, without limitation:

                 (i) all of the capital thereof and its interest in all profits, losses, Partnership Assets (as defined below) and other distributions to which such Pledgor shall at any time be entitled in respect of any such Collateral;

                (ii) all other payments due or to become due to such Pledgor in respect of any such Collateral, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

               (iii) all of its claims, rights, powers, privileges, authority, options, security interest, liens and remedies, if any, under any partnership or other agreement or at law or otherwise in respect of any such Collateral;

                (iv) all present and future claims, if any, of such Pledgor against any Pledged Partnership for moneys loaned or advanced, for services rendered or otherwise;

                 (v) all of such Pledgor's rights under any partnership agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to any Partnership Interest, including any power, if any, to terminate, cancel or modify any general or limited partnership agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Partnership Interest and any Pledged Partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect, or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

                (vi) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

               (vii) to the extent not otherwise included, all proceeds of any or all of the foregoing.







0000B644.W51

                  (b) As used herein, the term "Partnership Assets" shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interests in other partnerships), at any time owned by any Pledged Partnership or represented by any Partnership Interest.

                  3.2. Subsequently Acquired Securities and/or Partnership Interests. (a) If any Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Securities at any time or from time to time after the date hereof, such Pledgor will promptly thereafter deposit such Securities (or certificates or instruments representing Securities) as security with the Pledgee and deliver to the Pledgee certificates or instruments therefor, duly endorsed in blank in the case of such Notes, and accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of such Stock, or such other instruments of transfer as are reasonably acceptable to the Pledgee, and will promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of such Pledgor describing such Securities and certifying that the same has been duly pledged with the Pledgee hereunder. No Pledgor shall be required at any time to pledge hereunder any Stock which is more than 65% of the total combined voting power of all classes of capital stock of any Foreign Corporation entitled to vote.

                  (b) If any Pledgor shall acquire (by purchase, distribution or otherwise) any additional Partnership Interest at any time or from time to time after the date hereof, and, to the extent such Partnership Interest is certificated, forthwith deliver to the Pledgee certificates therefor, accompanied by such instruments of transfer as are acceptable to the Pledgee, and shall promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of such Pledgor describing such Partnership Interest and certifying that the same has been duly pledged with the Pledgee hereunder.

                  3.3. Uncertificated Securities and Partnership Interests. Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2 hereof, if any Securities (whether now owned or hereafter acquired) or Partnership Interests are uncertificated securities, the relevant Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 8-313 and 8-321 of the New York Uniform Commercial Code, if applicable). Each Pledgor further agrees to take such actions as the Pledgee deems necessary or reasonably desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Pledgee with respect to any such pledge of uncertificated Securities promptly upon the reasonable request of the Pledgee.







0000B644.W51

                  4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Securities or Pledged Partnership Interests, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

                  5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise any and all (i) voting and other consensual rights pertaining to the Pledged Securities owned by it, and to give consents, waivers or ratifications in respect thereof, and (ii) voting, consent, administration, management and other rights and remedies under any partnership agreement or otherwise with respect to the Pledged Partnership Interests of such Pledgor; provided, that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate or be inconsistent with any of the terms of this Agreement, the Credit Agreement, any other Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement (collectively, the "Secured Debt Agreements"), or which would have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor in the Collateral. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.

                  6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default, (i) all cash dividends and distributions payable in respect of the Pledged Stock and all payments in respect of the Pledged Notes shall be paid to the respective Pledgor and (ii) all cash distributions in respect of the Pledged Partnership Interests shall be paid to the respective Pledgor. The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

                 (i) all other or additional stock or other securities or partnership interests (other than cash) paid or distributed by way of dividend or otherwise in respect of the Collateral;

                (ii) all other or additional stock or other securities or partnership interests paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement;

               (iii) all other property (other than cash) paid or distributed by way of dividend or distribution in respect of the Collateral; and







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

                (iv) all other property or additional stock or other securities or partnership interests or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee's right to receive proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 and Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

                  7. REMEDIES IN CASE OF DEFAULT OR EVENT OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

               (a) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the Pledgor;

               (b) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

               (c) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

               (d) to vote all or any part of the Pledged Stock or Pledged Partnership Interests (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so); and

               (e) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any






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         public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days' written notice of the time and place of any such sale shall be given to such Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

                  8. REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy of the Pledgee provided for in this Agreement or any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Administrative Agent or the Pledgee, in each case acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least the majority of the outstanding Other Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Pledgee or the holders of at least a majority of the outstanding






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                                                                         Page 10



Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement.

                   9. APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee upon any sale or other disposition of the Collateral, together with all other moneys received by the Pledgee hereunder, shall be applied as follows:

               (i) first, to the payment of all Obligations owing the Pledgee of the type provided in clauses (iii) and (iv) of the definition of Obligations contained in Section 1 hereof;

               (ii)  second,   to  the  extent   proceeds  remain  after  the
         application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations (as defined below) shall be paid to the Secured Creditors as provided in Section 9(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed;

               (iii)  third,   to  the  extent   proceeds  remain  after  the
         application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations (as defined below) shall be paid to the Secured Creditors as provided in Section 9(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

               (iv)  fourth,   to  the  extent   proceeds  remain  after  the
         application pursuant to the preceding clauses (i), (ii) and (iii) and following the termination of this Agreement pursuant to Section 19(a) hereof, to the relevant Pledgor or, to the extent directed by such Pledgor or a court of competent jurisdiction, to whomever may be lawfully entitled to receive such surplus.

                  (b) For purposes of this Agreement, (x) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) "Primary Obligations" shall mean (i) in the case of the Credit Document Obligations, all principal of, and interest on, all Revolving Loans, all Unpaid Drawings theretofore made (together with all interest






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                                                                         Page 11



accrued thereon), the aggregate Stated Amounts of all Letters of Credit issued under the Credit Agreement, and all Fees and (ii) in the case of the Other Obligations, all amounts due under the Interest Rate Protection Agreements or Other Hedging Agreements (other than indemnities, fees (including, without limitation, attorneys' fees) and similar obligations and liabilities) and (z) "Secondary Obligations" shall mean all Obligations other than Primary Obligations.

                  (c) When payments to the Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 9 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

                  (d) Each of the Secured Creditors agrees and acknowledges that if the Bank Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all outstanding Revolving Loans and Unpaid Drawings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Bank Creditors, as cash security for the repayment of Obligations owing to the Bank Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Bank Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Pledgee for distribution in accordance with Section 9(a) hereof.

                  (e) Except as set forth in Section 9(c) hereof, all payments required to be made to the Bank Creditors hereunder shall be made to the Administrative Agent under the Credit Agreement for the account of the Bank Creditors and all payments required to be made to the Other Creditors hereunder shall be made directly to the respective Other Creditor.







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                                                                         Page 12



                  (f) For purposes of applying payments received in accordance with this Section 9, the Pledgee shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Other Creditors for a determination (which the Administrative Agent, each Other Creditor and the Secured Creditors agree (or shall agree) to provide upon request of the Pledgee) of the outstanding Obligations owed to the Bank Creditors or the Other Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Bank Creditor or an Other Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Pledgee, in acting hereunder, shall be entitled to assume that (x) no Secondary Obligations are owing to any Bank Creditor or Other Creditor and (y) no Interest Rate Protection Agreement or Other Hedging Agreement, or Other Obligations in respect thereof, are in existence.

                  (g) It is understood and agreed that the Pledgors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the Obligations.

                  10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

                   11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee in such capacity and each other Secured Creditor and their respective successors, assigns, employees, agents and servants (individually an "Indemnitee," and collectively the "Indemnitees") from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all costs and expenses, including reasonable attorneys' fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee). In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this
Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the max-






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                                                                         Page 13



imum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

                   12. PLEDGEE NOT BOUND. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a general partner or limited partner of any Pledged Partnership and the Pledgee or any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall not have any of the duties, obligations or liabilities of a general partner or limited partner of any Pledged Partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of a Pledged Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor and/or any Pledgor.

                  (b) Except as provided in the last sentence of paragraph (a) of this Section, the Pledgee, by accepting this Agreement, did not intend to become a general partner or limited partner of any Pledged Partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor or any Pledged Partnership either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and shall assume none of the duties, obligations or liabilities of a general partner or limited partner of any Pledged Partnership or of any Pledgor.

                  (c) The Pledgee shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the collateral assignment hereby effected.

                  (d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

                  13. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor's own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may deem necessary and wherever required by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or






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                                                                         Page 14



deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

                  (b) Each Pledgor hereby appoints the Pledgee such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to act from time to time solely after the occurrence and during the continuance of an Event of Default in the Pledgee's reasonable discretion to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement.

                  14. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 12 of the Credit Agreement.

                  15. TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Credit Agreement).

                   16.   REPRESENTATIONS,   WARRANTIES   AND  COVENANTS  OF  THE
PLEDGORS. Each Pledgor represents, warrants and covenants that (i) it is the legal, record and beneficial owner of all Pledged Securities and Pledged Partnership Interests pledged by it hereunder, subject to no Lien (except the Lien created by this Agreement); (ii) it has full corporate or partnership power, authority and legal right to pledge all the Pledged Securities and Pledged Partnership Interests pledged by it pursuant to this Agreement; (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (iv) except as have been obtained by the Pledgors as of the date hereof, no consent of any other party (including, without limitation, any stockholder, partner or creditor of such Pledgor or any of its Subsidiaries or any Pledged Partnership) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with the






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                                                                         Page 15



execution, delivery or performance of this Agreement, the validity or enforceability of this Agreement, the perfection or enforceability of the Pledgee's security interest in the Collateral or, except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein; (v) the execution, delivery and performance of this Agreement by such Pledgor will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to such Pledgor, or of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Pledgor or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, deed of trust, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement; (vi) all the shares of Stock have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights; (vii) each of the Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (viii) the pledge, assignment and delivery to the Pledgee of the Securities (other than uncertificated securities) pursuant to this Agreement creates a valid and perfected first priority Lien in the Securities, and the proceeds thereof, subject to no other Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of the Pledgor which would include the Securities; (ix) each such Pledged Partnership Interest has been validly acquired and is fully paid for (to the extent applicable) and is duly and validly pledged hereunder; (x) each general or limited partnership agreement delivered to the Pledgee is an original signed counterpart (or a copy thereof) of the complete and entire such limited partnership agreement in effect on the date hereof; (xi) each limited partnership agreement is the legal, valid and binding obligation of each Pledgor, and to each Pledgor's knowledge, the other parties thereto, enforceable in accordance with its terms and, together with this Agreement, contains the entire agreement between the Pledgors relating to the subject matter thereof; (xii) no Pledgor is in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any general or limited partnership agreement to which such Pledgor is a party, and no Pledgor is in violation of any other material provisions of any partnership agreement to which such Pledgor is a party, or otherwise in default or violation thereunder; (xiii) to each Pledgor's best knowledge, no Pledged Partnership Interest is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such






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Pledgor by any Person with respect  thereto;  (xiv) as of the Initial  Borrowing
Date, there are no certificates, instruments, documents or other writings (other than the general or limited partnership agreements and certificates delivered to the Collateral Agent) which evidence any Partnership Interest of such Pledgor;
(xv) the pledge and assignment of the Pledged Partnership Interests pursuant to this Agreement, together with the relevant filings or recordings (which filings and recordings have been or will be made), creates a valid, perfected and continuing first priority security interest in such Partnership Interests and the proceeds thereof, subject to no prior lien or encumbrance or to any agreement purporting to grant to any third party a lien or encumbrance on the property or assets of such Pledgor which would include the Collateral; (xvi) there are no currently effective financing statements under the UCC covering any property which is now or hereafter may be included in the Collateral and such Pledgor will not, without the prior written consent of the Pledgee, execute and, until the Termination Date (as defined below), there will not ever be on file in any public office any enforceable financing statement or statements covering any or all of the Collateral, except financing statements filed or to be filed in favor of the Pledgee as secured party; (xvii) each Pledgor shall give the Pledgee prompt notice of any written claim it receives relating to the Collateral; (xviii) each Pledgor shall deliver to the Pledgee a copy of each other demand, notice or document received by it which may adversely affect the Pledgee's interest in the Collateral promptly upon, but in any event within 10 days after, such Pledgor's receipt thereof; (xix) no Pledgor shall withdraw as a general partner or limited partner of any Pledged Partnership, or file or pursue or take any action which may, directly or indirectly, cause a dissolution or liquidation of or with respect to any Pledged Partnership or seek a partition of any property of any Pledged Partnership, except as permitted by the Credit Agreement; (xx) a notice in the form set forth in Annex D attached hereto and by this reference made a part hereof (such notice the "Partnership Notice"), appropriately completed, notifying each Pledged Partnership of the existence of this Agreement and a certified copy of this Agreement have been delivered by each Pledgor to the relevant Pledged Partnership, and each such Pledgor has received and delivered to the Collateral Agent an acknowledgment in the form set forth in Annex E attached hereto (such acknowledgement, the "Partnership Acknowledgement"), duly executed by the relevant Pledged Partnership; (xxi) the chief executive office and principal place of business of such Pledgor and the sole location where the records of such Pledgor with respect to the Collateral are kept are located at the address set forth for such Pledgor on Annex F hereto; (xxii) no Pledgor shall move its chief executive office, principal place of business, or such location of records unless (a) it shall have given to the Pledgee not less than 30 days' prior written notice of its intention so to do, describing such new location and providing such other information in connection therewith as the Pledgee may reasonably request and (b) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Pledgee, to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect; (xxiii) as of the date hereof, no Pledgor operates in any jurisdiction under any name except its






0000B644.W51
legal name as set forth on the signature pages hereto; and (xxiv) no Pledgor shall change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name unless (a) it shall have given to the Pledgee not less than 30 days' prior written notice of its intention so to do, describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Pledgee may reasonably request and (b) with respect to such new name, it shall have taken all action, reasonably satisfactory to the Pledgee, to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. Each Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Collateral against the claims and demands of all persons whomsoever; and such Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

                  17. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (except the indefeasible payment in full in cash of all Obligations), including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement;
(iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

                   18. REGISTRATION, ETC. (a) If there shall have occurred and be con- tinuing an Event of Default then, and in every such case, upon receipt by any Pledgor from the Pledgee of a written request or requests that such Pledgor cause any registration, quali- fication or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Pledged Stock (other than any Pledged Stock of Odyssey Gaming Corporation, Century Casinos, Inc. or Alpha Hospitality Corporation), such






0000B644.W51

Pledgor as soon as practicable and at its expense will cause such registration to be effected (and be kept effective) and will cause such qualification and compliance to be declared effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Stock, including, without limitation, registration under the Securities Act of 1933, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements, provided, that the Pledgee shall furnish to such Pledgor such information regarding the Pledgee as such Pledgor may reasonably request in writing and as shall be required in connection with any such registration, qualification or compliance. Such Pledgor will cause the Pledgee to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars or other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee, each other Secured Creditor and all others participating in the distribution of such Pledged Stock against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee or such other Secured Creditor expressly for use therein.

                  (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities or Pledged Partnership Interests pursuant to Section 7 hereof, and such Pledged Securities or Pledged Partnership Interests or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Pledged Securities or Pledged Partnership Interests, as the case may be, or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or Pledged Partnership Interests or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or Pledged Partnership Interests or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities or Pledged Partnership Interests at a






0000B644.W51
price which the Pledgee, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

                  19. TERMINATION; RELEASE. (a) After the Termination Date, this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of any Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its subagents hereunder. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Revolving Loan Commitment and all Interest Rate Protection Agreements or Other Hedging Agreements have been terminated, no Revolving Note under the Credit Agreement is outstanding (and all Revolving Loans have been repaid in full), all Letters of Credit have been terminated and all Obligations then owing have been paid in full.

                  (b) In the event that any part of the Collateral is sold in connection with a sale permitted by Section 9.02 of the Credit Agreement, or is transferred (by way of Investment) to a Joint Venture in accordance with the Investment limitations set forth in Section 9.05 of the Credit Agreement, or is otherwise released at the direction of the Required Banks (or all Banks if required by Section 13.12 of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of
Section 4.02(a) of the Credit Agreement, to the extent required to be so applied, the Pledgee, at the request and expense of any Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

                  (c) At any time that a Pledgor desires that the Pledgee assign, transfer and deliver Collateral (and releases therefor) as provided in
Section 19(a) or (b) hereof, it shall deliver to the Pledgee a certificate signed by a principal executive officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to such Section 19(a) or (b).

                  (d) If any Pledgor which is a Subsidiary of the Borrower is released from the Subsidiaries Guaranty, then such Pledgor shall also be released herefrom.







0000B644.W51

                  (e) The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with this Section 19.

                  20. NOTICES, ETC. All such notices and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier and when mailed shall be effective three Business Days following deposit in the mail with proper postage, except that notices and communications to the Pledgee shall not be effective until received by the Pledgee. All notices and other communications shall be in writing and addressed as follows:

               (a) if to any Pledgor, at the address set forth opposite its signature below:

                  (b)      if to the Pledgee, at:

                           Bankers Trust Company
                           One Bankers Trust Plaza
                           New York, New York  10006
                           Attention:  Cindy Jay

                  (c) if to any Bank Creditor, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement or (y) at such address as such Bank Creditor shall have specified in the Credit Agreement;

               (d) if to any Other Creditor at such address as such Other Creditor shall have specified in writing to the Pledgors and the Pledgee;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

                  21. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor directly affected thereby and the Pledgee (with the written consent of either (x) the Required Banks (or all of the Banks, to the extent required by Section 13.12 of the Credit Agreement) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full); provided, that any change, waiver, modification or






0000B644.W51
variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such affected Class. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (i) the Bank Creditors as holders of the Credit Document Obligations or (ii) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (i) with respect to the Credit Document Obligations, the Required Banks and (ii) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

                  22. MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

                   23. RECOURSE. This Agreement is made with full recourse to the Pledgors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

                  24. ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall automatically become a Pledgor hereunder by executing a counterpart hereof and delivering the same to the Pledgee.

                   25. MISCELLANEOUS. Notwithstanding anything to the contrary contained herein or in the Credit Agreement, each Pledgor hereby covenants and agrees that with respect to any Pledged Partnership Interest pledged by it hereunder on the date hereof, such Pledgor will use its reasonable best efforts to deliver to the respective Pledged Partnerships (with copies to the Pledgee) a Partnership Notice (appropriately completed) and such Pledgor will deliver to the Pledgee a Partnership Acknowledgement signed by the






0000B644.W51
respective Pledged Partnerships, in each case within sixty days following the Initial Borrowing Date.

                                      * * *







0000B644.W51

                  IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

Addresses


339 Jefferson Road                          NATIONAL LODGING CORP.,
Parsippany, New Jersey  07054               as a Pledgor


                                            By /s/ James E. Buckman
                                               Title: Executive Vice President


1973 Friendship Drive                       FORTE HOTELS, INC.
El Cajon, California 92020

                                            By /s/ Stephen Holmes
                                               Title: Executive Vice President


1973 Friendship Drive                       TRAVEL BEVERAGES, INC.
El Cajon, California 92020

                                            By /s/ Stephen Holmes
                                               Title: Executive Vice President


1973 Friendship Drive                       FHI/SAN DIEGO INC.
El Cajon, California 92020

                                            By /s/ Stephen Holmes
                                               Title: Executive Vice President


339 Jefferson Road                          NATIONAL GAMING MISSISSIPPI, INC.
Parsippany, New Jersey  07054

                                            By /s/ Stephen Holmes
                                               Title: Executive Vice President






0000B644.W51

                                            BANKERS TRUST COMPANY,
                                            as Pledgee, Collateral Agent


                                            By /s/ Cynthia A. Jay
                                               Title: Vice President








0000B644.W51

                                                                         Annex A
                                                             to Pledge Agreement


                                  LIST OF STOCK


                                                                                                                     Percentage of
                                                                                                                     Outstanding
                                                    Certificate          Type of                Number of            Shares of
Pledgor                  Issuing Corporation        Number               Shares                 Shares               Capital Stock
- -------                  -------------------        -----------          -------                ---------            -------------

A. National              1. Forte Hotels, Inc.      2                    common                 1,000                100%
    Lodging Corp.

                         2. National Gaming         1                    common                 100                  100%
                         Mississippi, Inc.

                         3. Century Casinos,        1315                 common                 200,000              *
                         Inc.

                         4. Odyssey Gaming          27                   Series A Con-          455                  *
                         Corporation                                     vertible Pre-
                                                                         ferred

                         5. Odyssey Gaming          4                    Series B Con-          2,004                *
                         Corporation                                     vertible Pre-
                                                                         ferred

                         6. Alpha Hospitality       002                  option                 600,000              *
                         Corporation                                                            options to
                                                                                                acquire 1
                                                                                                share each of
                                                                                                common stock

B. Forte Hotels,         1. Travel Beverages,       5                    common                 1000                 100%
    Inc.                 Inc.

                         2. FHI/San Diego           3                    common                 100                  100%
                         Inc.

                         3. Hoteles Forte,                               common                 3250                  65%
                         S.A. de C.V.

                         4. Travelodge Ltd.                              common                 1950                  65%




         * The Pledgor is not the sole shareholder and does not believe that its percentage of the outstanding shares is material.


C/M:  11752.0003 366226.1

                                                                        Annex B
                                                             to Pledge Agreement


                                  LIST OF NOTES


                                                                     Principal
Payee                           Obligor                              Amount               Maturity Date
- -----                           -------                              ---------            -------------

National Lodging Corp.          Rainbow Casino-                      $10,000,000          August 1, 2001
                                Vicksburg Partnership

                                Urban Redevelopment                  $9,538,560.73        September 30,  1994, as extended in
                                Authority of Pittsburgh                                   accordance with the terms of the Note

National Gaming                 Rainbow Casino-                      $2,000,000           March 1, 2002
Mississippi, Inc.               Vicksburgh Partnership







* The Pledgor is not the sole shareholder and does not believe that its percentage of the outstanding shares is material.

C/M:  11752.0003 366226.1

                                                                        Annex C
                                                             to Pledge Agreement

                              Partnership Interests

All of the following partnership interests are held by NL Hotels, Inc.
- ----------------------------------------------------------------------

Pledged Entities                            Percentage Owned                    Type of Interest
- ----------------                            ----------------                    ----------------

San Antonio Alamo Travelodge                93.34%                              Partnership
Atlanta Central Travelodge                  50%                                 Partnership
Ashtabula Travelodge                        37.5%                               Partnership
Chicago O'Hare                              37.5%                               Partnership
Lancaster Travelodge                        50%                                 Partnership
Athens Alabama Travelodge                   50%                                 Partnership
Natick Travelodge                           50%                                 Partnership
Ocala Travelodge                            50%                                 Partnership
Cincinnati Travelodge                       62.5%                               Partnership
Lafayette Center Travelodge                 50%                                 Partnership
Chambersburg Travelodge                     50%                                 Partnership
Lake Park Travelodge                        49%                                 Partnership
Quincy Travelodge                           75%                                 Partnership
Zanesville Thriftlodge                      50%                                 Partnership
Alexandria Travelodge                       50%                                 Partnership
Mason City Thriftlodge                      50%                                 Partnership
Louisville Travelodge                       50%                                 Partnership
South Sioux City Travelodge                 50%                                 Partnership
Bedford Travelodge                          50%                                 Partnership
Gainesville Travelodge                      50%                                 Partnership
Sarasota Thriftlodge                        25%                                 Partnership
Fort Myers Travelodge                       50%                                 Partnership
Clearwater Travelodge                       50%                                 Partnership
Terre Haute Travelodge                      50%                                 Partnership
Utica Travelodge                            75%                                 Partnership
Seattle Downtown Travelodge                 50%                                 Partnership
Las Vegas Strip Travelodge                  48.75%                              Partnership
San Francisco Central Travelodge            50%                                 Partnership
Travelodge by the Space Needle              50%                                 Partnership
Monterey Downtown Travelodge                50%                                 Partnership
San Francisco Downtown Travelodge           50%                                 Partnership
Tahoe City Travelodge                       50%                                 Partnership
Salt Lake Downtown Travelodge               50%                                 Partnership
La Jolla Beach Travelodge                   50%                                 Partnership
La Jolla Travelodge                         50%                                 Partnership





C/M:  11752.0003 366226.1


Ghiradelli Square-Fisherman's Wharf         62.5%                               Partnership
San Francisco Airport South
         Travelodge                         50%                                 Partnership
Santa Fe Travelodge                         50%                                 Partnership
Seattle University Coach House
         Travelodge                         50%                                 Partnership
Durango Lodge                               50%                                 Partnership
Salt Lake City Travelodge                   37.5%                               Partnership
Long Beach Downtown Travelodge              50%                                 Partnership
Berkeley Travelodge                         50%                                 Partnership
Kamloops Travelodge                         50%                                 Partnership
Presidio Travelodge                         58.333%                             Partnership
Santa Monica Travelodge                     25%                                 Partnership
South Tahoe Travelodge                      50%                                 Partnership
Santa Cruz Travelodge                       50%                                 Partnership
Missoula Travelodge                         50%                                 Partnership
Mission Valley Travelodge                   25%                                 Partnership
Bellevue Travelodge                         50%                                 Partnership
Milpitas Travelodge                         50%                                 Partnership
Mesa Travelodge                             50%                                 Partnership
Portland Travelodge                         50%                                 Partnership
Burbank Travelodge                          50%                                 Partnership
Williams Travelodge                         45%                                 Partnership
Mercer Island Travelodge                    50%                                 Partnership
San Francisco Golden Gate
         Travelodge                         25%                                 Partnership
Moses Lake Travelodge                       50%                                 Partnership
Boise Travelodge                            50%                                 Partnership
San Luis Obispo Travelodge                  50%                                 Partnership
Las Vegas Downtown Travelodge               50%                                 Partnership
Paso Robles Travelodge                      50%                                 Partnership
Revelstoke Travelodge                       50%                                 Partnership
Flagstaff Travelodge                        50%                                 Partnership
Palm Springs Travelodge                     50%                                 Partnership
Ogden Travelodge                            37.5%                               Partnership
Visalia Thriftlodge                         50%                                 Partnership
Walla Walla Travelodge                      50%                                 Partnership
Palo Alto Travelodge                        50%                                 Partnership
Roseburg Travelodge                         25%                                 Partnership
Santa Barbara Travelodge
         (City Center)                      25%                                 Partnership
Yuma Travelodge                             50%                                 Partnership
Hollywood Travelodge
         (Travel Inn)                       50%                                 Partnership
Ephrata Travelodge                          50%                                 Partnership
Oceanside Travelodge                        50%                                 Partnership


C/M:  11752.0003 366226.1
                                        2


Yakima Travelodge                           50%                                 Partnership
Eureka Travelodge                           25%                                 Partnership
Reno Travelodge                             59.722%                             Partnership
San Diego Airport                           62.5%                               Partnership
Santa Rosa Downtown
         Travelodge                         50%                                 Partnership
Billings Travelodge                         50%                                 Partnership
Ranch Bernardo Travelodge                   50%                                 Partnership
Santa Rosa Travelodge                       50%                                 Partnership
San Francisco Embarcadero
         Harbor Travelodge                  50%                                 Partnership
San Diego, Point Loma Travelodge            25%
Bayview Travelodge                          57.8124%                            Partnership
Bellingham Travelodge                       50%                                 Partnership
Cabrillo  Lodge                             50%                                 Partnership
Balboa Park Travelodge                      25%                                 Partnership
Eagle Rock Travelodge                       50%                                 Partnership
Ontario Central Travelodge                  50%                                 Partnership
Santa Barbara Beach
         Travelodge                         50%                                 Partnership
San Diego Uptown Welcome Inn                25%                                 Partnership
San Diego Downtown Travelodge               25%                                 Partnership
Mojave Travel Inn                           10%                                 Partnership

C/M:  11752.0003 366226.1

                                                                        ANNEX D
                                                                              to
                                                                PLEDGE AGREEMENT



                           FORM OF PARTNERSHIP NOTICE

                             [Letterhead of Pledgor]

                                                                          [Date]


TO:      [Name of Pledged Partnership]

                  Notice is hereby given that, pursuant to a Pledge Agreement (a true and correct copy of which is attached hereto), dated as of January 23, 1996 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pledge Agreement"), among [NAME OF PLEDGOR] (the "Pledgor"), the other pledgors from time to time party thereto and Bankers Trust Company (the "Pledgee") on behalf of the Secured Creditors described therein, the Pledgor has pledged and assigned to the Pledgee for the benefit of the Secured Creditors, and granted to the Pledgee for the benefit of the Secured Creditors a continuing security interest in, all right, title and interest of the Pledgor, whether now existing or hereafter arising or acquired, as a [limited] [general] partner in [NAME OF Pledged Partnership] (the "Partnership"), and in, to and under the [TITLE OF APPLICABLE PARTNERSHIP AGREEMENT] (the "Partnership Agreement"), including, without limitation:

                  (i) the Pledgor's interest in all of the capital of the Partnership and the Pledgor's interest in all profits, losses, Partnership Assets (as defined in the Pledge Agreement) and other distributions to which the Pledgor shall at any time be entitled in respect of such partnership interest;

                  (ii) all other payments due or to become due to the Pledgor in respect of such partnership interest, whether under the Partnership Agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

                  (iii) all of the Pledgor's claims, rights, powers, privileges, authority, options, security interest, liens and remedies, if any, under the Partnership Agreement or at law or otherwise in respect of such partnership interest;

                  (iv) all present and future claims, if any, of the Pledgor against the Partnership for moneys loaned or advanced, for services rendered or otherwise;







0000B644.W51

                                                                         ANNEX D
                                                                          Page 2



                  (v) all of the Pledgor's rights under the Partnership Agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of the Pledgor relating to the partnership interest, including any power to terminate, cancel or modify the Partnership Agreement, to execute any instruments and to take any and all other action on behalf of and in the name of the Pledgor in respect of the Partnership Interest and the Partnership, to make determinations, to exercise any election (including, but not limited, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

                  (vi) all other property hereafter delivered to the Pledgor in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

               (vii) to the extent not otherwise included, all proceeds of any or all of the foregoing.

                  Pursuant to the Pledge Agreement, the Partnership is hereby authorized and directed to register the Pledgor's pledge to the Pledgee on behalf of the Secured Creditors of the interest of the Pledgor on the Partnership's books.

                  The Pledgor hereby requests the Partnership to indicate the Partnership's acceptance of this Notice and consent to and confirmation of its terms and provisions by signing a copy hereof where indicated on the attached page and returning the same to the Pledgee on behalf of the Secured Creditors.


                                                     [NAME OF PLEDGOR]


                                                     By_______________________
                                                        Title:






0000B644.W51

                                                                        ANNEX E
                                                                             to
                                                                PLEDGE AGREEMENT



                             FORM OF ACKNOWLEDGMENT


                  [NAME OF Pledged Partnership] (the "Partnership") hereby acknowledges receipt of a copy of the assignment by [NAME OF PLEDGOR] ("Pledgor") of its interest under the [TITLE OF APPLICABLE PARTNERSHIP
AGREEMENT] (the "Partnership Agreement") pursuant to the terms of the Pledge, dated as of January 23, 1996 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pledge Agreement"), among the Pledgor, the other pledgors from time to time party thereto, and Bankers Trust Company (the "Pledgee") on behalf of the Secured Creditors described therein. The undersigned hereby further confirms the registration of the Pledgor's pledge of its interest to the Pledgee on behalf of the Secured Creditors on the Partnership's books.


Dated:  ______________ __, ____


                                                   [NAME OF PLEDGED PARTNERSHIP]


                                                  By:___________________________
                                                     Title:







0000B644.W51

                                                                        Annex F
                                                             to Pledge Agreement


                                OFFICE LOCATIONS



Pledgor                                     Office Location                             County
- -------                                     ---------------                             ------

National Lodging Corp.                      339 Jefferson Road                          Morris
                                            Parsippany, NJ 07054

National Gaming Mississippi, Inc.           339 Jefferson Road                          Morris
                                            Parsippany, NJ 07054

Forte Hotels, Inc.                          1973 Friendship Drive                       San Diego
                                            El Cajon, CA 92020

Travel Beverages, Inc.                      1973 Friendship Drive                       San Diego
                                            El Cajon, CA 92020

FHI/San Diego Inc.                          1973 Friendship Drive                       San Diego
                                            El Cajon, CA 92020



C/M:  11752.0003 366226.1 05/13/96 8:22PM

                                                                     EXHIBIT G-1






                                  HFS GUARANTY


                  GUARANTY, dated as of January 23, 1996 (as amended, modified or supplemented from time to time, this "Guaranty"), made by HFS INCORPORATED, a Delaware corporation (the "Guarantor"). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                              W I T N E S S E T H :


                  WHEREAS, National Lodging Corp. (the "Borrower"), various lenders from time to time party thereto (the "Banks"), Chemical Bank, as Documentation Agent (the "Documentation Agent"), and Bankers Trust Company, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent"), have entered into a Credit Agreement, dated as of January 23, 1996, providing for the making of Revolving Loans and the issuance of, and participation in, Letters of Credit, as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced or supplemented from time to time, and including any agreement extending the maturity of, or restructuring all or any portion of the Indebtedness under such agreement or any successor agreement) (the Banks, the Documentation Agent, the Administrative Agent and the Collateral Agent are herein called the "Creditors");

                  WHEREAS, it is a condition to the making of Revolving Loans and the issuance of Letters of Credit under the Credit Agreement that the Guarantor shall have executed and delivered this Guaranty; and

                  WHEREAS, the Guarantor will obtain benefits from the incurrence of Revolving Loans by the Borrower under the Credit Agreement and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph;







0000B641.W51
                                                   1

                  NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby makes the following representations and warranties to the Creditors and hereby covenants and agrees with each Creditor as follows:

                  1. The Guarantor irrevocably and unconditionally guarantees to the Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the Revolving Notes issued by, and the Revolving Loans made to, the Borrower under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued under the Credit Agreement and
(y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower to the Creditors under the Credit Agreement or any other Credit Document to which the Borrower is a party (including, without limitation, indemnities, Fees and interest thereon), whether now existing or hereafter incurred under, arising out of or in connection with the Credit
Agreement or any such other Credit Document and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in the Credit Documents (all such principal, interest, liabilities and obligations being herein collectively called the "Guaranteed Obligations"). The Guarantor and each Creditor understands, agrees and confirms that (i) at any time when there is any default or failure to pay when due any Guaranteed Obligations, the Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations (subject to the limits on the aggregate liability of the Guarantor hereunder, as provided below) against the Guarantor only after a written demand for payment has been made on the Borrower and delivered to the Guarantor and such demand has not been fully complied with (and all Guaranteed Obligations have not been paid in full) within 10 days after the date such demand for payment was made; provided that no such demand need be made (and the Guaranteed Obligations hereunder shall immediately be paid by the Guarantor, subject to the limits on the aggregate liability of the Guarantor hereunder, as provided below) at any time when a Default or an Event of Default exists with respect to the Borrower pursuant to Section 10.05 of the Credit Agreement, a Guarantor Event of Default (or an event which, with the passage of time, would be a Guarantor Event of Default) exists with respect to the Guarantor pursuant to Section 14(d) hereof or the maturity of the Revolving Loans has been accelerated pursuant to Section 10 of the Credit Agreement and (ii) except as provided in the following sentence, the maximum liability of the Guarantor under this Guaranty at any time shall not exceed the Maximum Guaranteed Amount as then in effect. As used herein, the "Maximum Guaranteed Amount" shall mean (w) $75,000,000 less each of (x) the aggregate amount of cash actually loaned by the Guarantor to the Borrower after the Effective Date pursuant to Section 9.04(vii) of the Credit Agreement so long as all such cash proceeds were actually used to repay Revolving Loans pursuant to the requirements of Section 4.02(a) of the Credit Agreement as a result of a reduction to the Total Revolving Loan Commitment pursuant to Sections 3.03(g) and/or (h) of the Credit Agreement, (y) the aggregate amount of cash actually invested (in return for HFS Redeemable Capital Stock) by the Guarantor in the Borrower after the Effective Date pursuant to Section 9.04(viii)






0000B641.W51
                                                   2
of the Credit Agreement so long as all such cash proceeds were actually used to repay Revolving Loans pursuant to the requirements of Section 4.02(a) of the Credit Agreement as a result of a reduction to the Total Revolving Loan Commitment pursuant to Sections 3.03(g) and/or (h) of the Credit Agreement and
(z) any amounts actually demanded by the Creditors hereunder (or payable upon a Default or an Event of Default with respect to the Borrower as described in
Section 10.05 of the Credit Agreement, a Guarantor Event of Default (or an event which, with the passage of time, would be a Guarantor Event of Default) with respect to the Guarantor pursuant to Section 14(d) hereof or upon an acceleration of Revolving Loans under the Credit Agreement) and paid (subject to the provisions of Section 21 hereof) to the Creditors pursuant to the provisions of this Guaranty (excluding amounts payable in accordance with the following sentence). In addition, and notwithstanding anything to the contrary contained above in this Guaranty, (x) from and after the date any demand is made by the Creditors for the payment of any amount hereunder or, if sooner, from and after the date of the occurrence of any Default or Event of Default under Section
10.05 of the Credit Agreement with respect to the Borrower, a Guarantor Event of Default (or any event which, with the passage of time, would be a Guarantor Event of Default) with respect to the Guarantor pursuant to Section 14(d) hereof or any acceleration of Revolving Loans pursuant to Section 10 of the Credit Agreement, the Guarantor shall owe to the Creditors, in addition to the Maximum Guaranteed Amount, interest on any amounts not immediately paid hereunder at a rate per annum equal to the rate per annum applicable to past due amounts owing pursuant to the Credit Agreement (as in effect on the date hereof) and (y) any amounts owing pursuant to Section 15 of this Guaranty shall be independently owing by the Guarantor, with any amounts paid pursuant to clauses (x) and (y) of this sentence not to be counted in determining (and same shall not reduce) the Maximum Guaranteed Amount. The Guarantor understands, agrees and confirms that the Creditors may, subject to the two preceding sentences, enforce this Guaranty up to the full amount of the Guaranteed Obligations against the Guarantor without proceeding against the Borrower, against any security for the Guaranteed Obligations, or against any other guarantor under any other guaranty covering the Guaranteed Obligations. This Guaranty shall constitute a guaranty of payment, and not of collection.

                  2. Additionally, but subject to the limitations on the aggregate amount guaranteed as provided in preceding Section 1, the Guarantor unconditionally and irrevocably guarantees the payment of any and all Guaranteed Obligations to the Creditors, whether or not due or payable by the Borrower, upon the occurrence in respect of the Borrower of a Default or an Event of Default specified in Section 10.05 of the Credit Agreement or the occurrence in respect of the Guarantor of any of the events specified in Section 14(d) of this Guaranty which constitute a Guarantor Event of Default (or would, with the passage of time, constitute a Guarantor Event of Default), and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Creditors, or order, on demand, in lawful money of the United States.

                   3. (a) The liability of the Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations whether






0000B641.W51
                                                   3
executed by the Guarantor, any other guarantor or by any other party, and the liability of the Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by the Borrower or by any other party,
(b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower, (c) any payment on or in reduction of any such other guaranty or undertaking except to the extent that any such payment or reduction results in the actual permanent reduction of the Guaranteed Obligations, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, (e) any payment made to the Administrative Agent or the other Creditors on the indebtedness which the Administrative Agent or such other Creditor repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Creditors as contemplated in Section 6 hereof, or
(g) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or of any security therefor.

                  (b) Without limiting the generality of the foregoing, the Guarantor hereby agrees that notwithstanding anything to the contrary contained in the Financing Agreement or any other HSF Agreement or any other agreement, no occurrence of events (including a breach by the Borrower of its obligations under the Financing Agreement or respect to any loan made by the Guarantor to the Borrower) shall have any effect whatsoever on this Guaranty, and so long as the Bank Termination Date has not occurred in no event shall the Borrower be required to deliver to the Guarantor (and the Guarantor shall not accept) any cash that the Borrower might otherwise be required to deliver to the Guarantor pursuant to Section 2.1(b) of the Financing Agreement.

                  4. The obligations of the Guarantor hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or the Borrower be joined in any such action or actions. The Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Guarantor.

                  5. The Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that the Creditors






0000B641.W51
                                                   4
shall have no duty to advise the Guarantor of information known to them regarding such circumstances or risks.

                  6. Any Creditor may at any time and from time to time without the consent of, or notice to the Guarantor, without incurring responsibility to the Guarantor, without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

                  (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                  (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

               (c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or any other Person or otherwise act or refrain from acting;

               (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

                  (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Creditors;

               (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Creditors regardless of what liabilities of the Borrower remain unpaid;

                  (g) consent to or waive any breach of, or any act, omission or default under any of the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement the Credit Documents or any of such other instruments or agreements;







0000B641.W51
                                                   5

                  (h) act or fail to act in any manner referred to in this Guaranty which may deprive the Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty; and/or

                  (i) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Guarantor from its liabilities under this Guaranty.

                  7. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

                  8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Creditor would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Creditor to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  9. The Guarantor hereby agrees with the Creditors that it will not exercise any right of subrogation (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) which it may at any time otherwise have either as a result of payments made by it under this Guaranty or otherwise, until all Guaranteed Obligations (for purposes of this Section 9, determined without regard to any limitations on the aggregate amount guaranteed as provided in Section 1 hereof) have been paid in full in cash.

                  10. The Guarantor waives any right to require the Creditors to: (i) proceed against the Borrower, any other guarantor, or any other party; or (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party; or (iii) pursue any other remedy in the Creditors' power whatsoever. The Guarantor waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the Guaranteed






0000B641.W51
                                                   6

Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent, the Documentation Agent or the other Creditors by one or more judicial or nonjudicial sales, or exercise any other right or remedy the Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations have been paid. The Guarantor waives any defense arising out of any such election by the Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower or any other party or any security.

                  11. The Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Banks and that no other Creditors shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent for the benefit of the Creditors upon the terms of this Guaranty.

                  12. In order to induce the Creditors to enter into the Credit Agreement and to make the Revolving Loans and issue or participate in Letters of Credit pursuant to the Credit Agreement, the Guarantor makes the following representations, warranties and agreements:

                  (a) Corporate Existence and Power. The Guarantor and its Subsidiaries have been duly organized and are validly existing in good standing under the laws of their respective jurisdictions of incorporation and are in good standing or have applied for authority to operate as a foreign corporation in all jurisdictions where the nature of their properties or business so requires it and where a failure to be in good standing as a foreign corporation would have a material adverse effect on the business, assets or condition, financial or otherwise, of the Guarantor and its Subsidiaries taken as a whole. The Guarantor and each of its Subsidiaries have the corporate power to own their respective properties and carry on their respective businesses as now being conducted, and in the case of the Guarantor, to execute, deliver and perform its obligations under this Guaranty and the other Credit Documents to which the Guarantor is a party.

                  (b) Corporate Authority and No Violation. The execution, delivery and performance by the Guarantor of this Guaranty and the other Credit Documents to which it is a party (a) have been duly authorized by all necessary corporate action on the part of the Guarantor, (b) will not violate any provision of any Applicable Law (as defined in the HFS Credit Agreement (as hereinafter defined) as in effect on the Effective Date) (including any laws related to






0000B641.W51
                                                   7
         franchising) applicable to the Guarantor or any of its Subsidiaries or any of their respective properties or assets, (c) will not violate any provision of the Certificate of Incorporation or By-Laws of the Guarantor or any of its Subsidiaries, or any indenture, any agreement for borrowed money, any bond, note or other similar instrument or any other material agreement to which the Guarantor or any of its Subsidiaries is a party or by which the Guarantor or any of its Subsidiaries or any of their respective properties or assets are bound,
         (d) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any material indenture, agreement, bond, note or instrument and (e) will not result in the creation or imposition of any Lien upon any property or assets of the Guarantor or any of its Subsidiaries other than pursuant to this Guaranty and the other Credit Documents to which the Guarantor is a party.

                  (c) Governmental and Other Approval and Consents. No action, consent or approval of, or registration or filing with, or any other action by, any governmental agency, bureau, commission or court is required in connection with the execution, delivery and performance by the Guarantor of this Guaranty and the other Credit Documents to which the Guarantor is a party.

                  (d) Litigation. There are no lawsuits or other proceedings pending (including, but not limited to, matters relating to environmental liability), or, to the knowledge of the Guarantor, threatened, against or affecting the Guarantor or any of its Subsidiaries or any of their respective properties, by or before any Governmental Authority (as defined in the HFS Credit Agreement as in effect on the Effective Date) or arbitrator, which could reasonably be expected to have a material adverse effect on the financial condition or the business of the Guarantor and its Subsidiaries taken as a whole. Neither the Guarantor nor any of its Subsidiaries is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority, which default would have a material adverse effect upon the financial condition or the business of the Guarantor and its Subsidiaries taken as a whole.

               (e)  Financial  Statements;   Financial  Condition;   Undisclosed
          Liabilities.

                  (i) The consolidated statements of financial condition of the Guarantor and its consolidated Subsidiaries at December 31, 1993 and December 31, 1994 and the related consolidated statements of income, cash flow and shareholders' equity of the Guarantor and its consolidated Subsidiaries for the fiscal year ended on such date, as the case may be, and set forth in the Guarantor's Forms 10-K for such periods and furnished to the Creditors prior to the Effective Date, present fairly the consolidated financial condition of the Guarantor and its consolidated Subsidiaries at the date of such consolidated statements of financial condition and the consolidated results of the operations of the Guarantor and its consolidated Subsidiaries for the respective fiscal year. The unaudited consolidated statement of financial condition of the Guarantor and its consolidated Subsidiaries at






0000B641.W51
                                                   8

         September 30, 1995 and the related unaudited consolidated statements of income, cash flow and shareholders' equity of the Guarantor and its consolidated Subsidiaries for the nine-month period ended on such date, and set forth in the Guarantor's Form 10-Q for such period and furnished to the Creditors prior to the Effective Date present fairly the consolidated financial condition of the Guarantor and its consolidated Subsidiaries at the date of such consolidated statement of financial condition and the consolidated results of the operations of the Guarantor and its consolidated Subsidiaries for such nine-month period. All such consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, subject, in the case of the consolidated financial statements at September 30, 1995, to normal year end audit adjustments. Since December 31, 1994, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Guarantor or of the Guarantor and its Subsidiaries taken as a whole.

                  (ii) On and as of the Initial Borrowing Date, after giving effect to all Indebtedness (including the Revolving Loans) being incurred or assumed and Liens created in connection therewith, (x) the sum of the assets, at a fair valuation, of the Guarantor will exceed its debts, (y) the Guarantor has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature and (z) the Guarantor has sufficient capital with which to conduct its business. For purposes of this clause (e)(ii) "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  (f) Taxes. The Guarantor and each of its Subsidiaries have filed or caused to be filed all federal, state and local tax returns which are required to be filed, and have paid or have caused to be paid all taxes as shown on said returns or on any assessment received by them in writing, to the extent that such taxes have become due.

               (g) Investment Company Act. The Guarantor is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

               (h) Public Utility Holding Company Act. Neither the Guarantor nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary






0000B641.W51
                                                   9
         company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (i) HFS Credit Agreement. The Guarantor has delivered to the Administrative Agent and the other Creditors, true and correct copies of the HFS Credit Agreement as in effect on the Effective Date.

                  (j) Incorporation by Reference. The Guarantor hereby makes each of the representations and warranties contained in Sections 3.06 through 3.09, inclusive, 3.15, 3.16, 3.19 and 3.20 of the HFS Credit Agreement, which Sections, together with all definitions in the HFS Credit Agreement applicable to such Sections, are hereby incorporated by reference as if set forth herein in their entirety, provided that, all references to "Borrower" therein shall mean and be a reference to "the Guarantor" herein. No amendment, modification or supplement to such representations or warranties or definitions made to the HFS Credit Agreement shall be effective to amend such representations and warranties or definitions as incorporated by reference herein except as otherwise provided in Section 13(b) of this Guaranty.

                  13. The Guarantor covenants and agrees that on and after the Initial Borrowing Date and until the Total Revolving Loan Commitment has terminated and the Revolving Loans and Revolving Notes, together with interest, Fees and all Guaranteed Obligations are paid in full:

                  (a) Preservation of Existence; Compliance with Statutes, etc. The Guarantor will preserve and maintain its corporate existence and its material rights, licenses, permits, franchises and privileges and comply, and cause each of its Subsidiaries to comply, with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Guarantor or of the Guarantor and its Subsidiaries taken as a whole.

                  (b) Incorporation by Reference. The Guarantor will comply with each of the covenants contained in Sections 5 and 6 of the HFS Credit Agreement, which Sections, together with all definitions in the HFS Credit Agreement applicable to such Sections, are hereby incorporated by reference as if set forth herein in their entirety, provided that:

                    (i) all references to "Borrower" therein shall mean and be a reference to "the Guarantor" herein;






0000B641.W51
                                                   10

                    (ii) all references to "Lender"  therein shall mean and be a reference to "Creditors" herein;

                    (iii)all  references  to  the  "Agent"  or   "Administrative
                         Agent" therein shall mean and be a reference to "Administrative Agent" herein;

                    (iv) all references to the "Required  Lenders" therein shall mean and be a reference to "Required Banks" herein;

                    (v)    all   references  to  "this   Agreement",   "herein",
                           "hereunder" and words of similar import therein shall mean and be a reference to this Guaranty;

                   (vi) all references to "Exhibit D hereto" therein shall mean and be a reference to "Exhibit D to the HFS Credit Agreement" herein;

                  (vii) all references to "Schedule 3.17 hereto" therein shall mean and be a reference to "Schedule 3.17 to the HFS Credit Agreement" herein;

                 (viii) all references to "Schedule 6.05 hereto" therein shall mean and be a reference to "Schedule 6.05 to the HFS Credit Agreement" herein;

                   (ix) Section 6.01 of the HFS Credit Agreement as incorporated herein by reference shall include Indebtedness created under the HFS Credit Agreement or any refinancing thereof as permitted Indebtedness hereunder, so long as the aggregate amount thereof is not increased above the aggregate commitments under the HFS Credit Agreement as in effect on the Effective Date;

                    (x) Section 6.05 of the HFS Credit Agreement as incorporated herein by reference shall (a) be deemed to have the phrase "unless all obligations of HFS under this Guaranty shall be secured equally and ratably with the other obligations secured by any such Lien on terms satisfactory to the Agent and the Required Banks," inserted in the first line thereof immediately after the phrase "Lien on its property," appearing therein and (b) not pursuant to clause (e) thereof, permit any Liens securing the HFS Credit Agreement;

                   (xi) Section 6.12 of the HFS Credit Agreement as incorporated herein by reference shall include the HFS Credit Agreement and any refinancing thereof (provided that any such refinancing shall not prohibit a negative pledge pursuant to this Guaranty);







0000B641.W51
                                                   11

                    (xii)all  references  to  "Fundamental   Documents"  therein
                         shall mean and be a reference to "Credit Documents" herein; and

                 (xiii)    Paragraph  (a) of  Section  6.12  of the  HFS  Credit
                           Agreement shall be deemed modified by inserting at the end thereof "provided, that the obligations of HFS under this Guaranty and the other Credit Documents shall be secured equally and ratably with the obligations of HFS under the HFS Credit Agreement".

No amendment, modification or supplement to such covenants or definitions made to the HFS Credit Agreement shall be effective to amend such covenants or definitions as incorporated by reference herein without the prior consent of the Agents; provided, however, that the Agents will consider in good faith suggested amendments, modifications or supplements to such covenants or definitions to the extent that such amendment, modification or supplement is the result of a refinancing of the HFS Credit Agreement; provided further, that if at the time of any such amendment, modification or supplement in connection with a refinancing of the HFS Credit Agreement HFS' long-term senior unsecured debt credit rating is at least BBB by S&P, then the provisions of Section 12(j) hereof and this Section 13(b) will be deemed modified (without the consent of any Person) to the extent necessary to incorporate by reference the respective amendment, modification or supplement to the HFS Credit Agreement. In connection with any amendment, modification or supplement to the HFS Credit Agreement which will be incorporated herein by reference, the Banks hereby authorize the Agents to enter into an appropriate amendment to this Guaranty to reflect such amendment, modification or supplement.

                  As used in this Guaranty, the term "HFS Credit Agreement" shall mean the Competitive Advance and Revolving Credit Agreement, dated as of December 16, 1993 among HFS, the lenders named therein and Chemical Bank, as Administrative Agent, as in effect on the Effective Date and as amended, modified, supplemented or refinanced from time to time in accordance with the provisions of this Guaranty.

                   14. The occurrence of any of the following specified events shall constitute a "Guarantor Event of Default" hereunder:

               (a) Payments. The Guarantor shall fail to pay when due any amounts owing by it hereunder; or

               (b) Representations, etc. Any representation, warranty or statement made by the Guarantor herein or in any certificate delivered pursuant hereto shall prove to be untrue or inaccurate in any material respect on the date as of which made or deemed made; or

               (c)  Covenant.  Default shall be made by the Guarantor in the due
          observance  or  performance  of  any  other  covenant,   condition  or
          agreement to be






0000B641.W51
                                                   12
         observed or performed pursuant to the terms of this Guaranty, the HFS Credit Agreement or any other Fundamental Document (as defined in the HFS Credit Agreement) and such default shall continue unremedied for thirty (30) days after the Guarantor obtains knowledge of such occurrence; or

                  (d) Bankruptcy, etc. The Guarantor or any of its Subsidiaries shall commence a voluntary case concerning itself under the "Bankruptcy Code"; or an involuntary case is commenced against the Guarantor or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Guarantor or any of its Subsidiaries, or the Guarantor or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Guarantor or any of its Subsidiaries, or there is commenced against the Guarantor or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Guarantor or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order or relief or other order approving any such case or proceeding is entered; or the Guarantor or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Guarantor or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any partnership and/or corporate action is taken by the Guarantor or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                  (e) Judgments. One or more judgments or decrees shall be entered against the Guarantor or any of its Subsidiaries involving in the aggregate for the Guarantor and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments exceeds $1,000,000; or

                  (f) License Agreement. The License Agreement, dated as of January 23, 1996, (the "License Agreement"), between Forte SPV L.L.C. and HFS Acquisition Corp., relating to HSF's right to use the trademarks "Travelodge", "Thriftlodge" and the other trademarks set forth therein (or any material provision of the License Agreement) shall cease to be in full force and effect or any party thereto shall deny or disaffirm its obligations thereunder or shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant thereto and any of the foregoing shall give the other party the right to terminate the License Agreement.







0000B641.W51
                                                   13

                  15. The Guarantor hereby agrees to pay all out-of-pocket costs and expenses of the Administrative Agent and the Documentation Agent in connection with any amendment, waiver or consent relating hereto, and of each Creditor in connection with the enforcement of this Guaranty (including in each case, without limitation, the fees and disbursements of counsel employed by any Agent or any of the other Creditors).

                   16. This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Creditors and their successors and assigns.

                  17. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of the Guarantor and with the written consent of the Required Banks (or to the extent required by Section 13.12 of the Credit Agreement, with the written consent of each Bank).

                  18. The Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents in existence on the date hereof has been made available to the Guarantor and the Guarantor is familiar with the contents thereof.

                  19. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Creditor is hereby authorized at any time or from time to time, without notice to the Guarantor or to any other Person (provided that at least 10 days' prior written notice shall have been given to the Borrower and the Guarantor of the respective non-payment of Guaranteed Obligations, unless a Default or an Event of Default exists with respect to the Borrower pursuant to Section 10.05 of the Credit Agreement or a Guarantor Event of Default (or an event which, with the passage of time, would be a Guarantor Event of Default) exists with respect to the Guarantor pursuant to Section 14(d) hereof or the maturity of the Revolving Loans has been accelerated pursuant to Section 10 of the Credit Agreement), any such notice (except to the extent required pursuant to the immediately preceding parenthetical) being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Creditor to or for the credit or the account of the Guarantor, against and on account of the obligations and liabilities of the Guarantor to such Creditor under this Guaranty, irrespective of whether or not such Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

                  20. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of any Creditor, as provided in the Credit Agreement and (ii) in the case of the Guarantor, at its address set forth opposite its signature below.






0000B641.W51
                                                   14

                  21. If claim is ever made upon any Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, and the Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                  22. (A) THIS  GUARANTY AND THE RIGHTS AND  OBLIGATIONS  OF THE
CREDITORS AND THE GUARANTOR SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which the Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, the Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Guarantor hereby further irrevocably waives any claim that any such courts lack jurisdiction over the Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which the Guarantor is a party brought in any of the aforesaid courts, that any such court lacks jurisdiction over the Guarantor. The Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. The Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.

                  (B) The Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.







0000B641.W51
                                                   15

                   (C) THE GUARANTOR AND EACH CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  23. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantor and the Administrative Agent.

                   24. All payments made by the Guarantor hereunder will be made without setoff, counterclaim, deduction or other defense.

                  25. Notwithstanding anything to the contrary contained above in this Guaranty, it is understood and agreed by the parties hereto that, to the extent (and only to the extent) expressly provided in Section 2.06 of the HFS Subordination Agreement, certain amendments to the Credit Agreement shall, to the extent provided in said Section 2.06, require the consent of the Guarantor.

                                      * * *






0000B641.W51
                                       16

                  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.



Address:                                HFS INCORPORATED

339 Jefferson Road
Parsippany, NJ  07054
Telephone No.: (201) 428-9700           By /s/ Stephen Holmes
Facsimile No.: (201) 428-5269             Title: Executive Vice President
Attention: James E. Buckman



Accepted and Agreed to:

BANKERS TRUST COMPANY,
  as Administrative Agent and as
  Collateral Agent


By /s/ Cynthia A. Jay
  Title: Vice President








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                                                                     EXHIBIT G-2




                              SUBSIDIARIES GUARANTY



                  GUARANTY, dated as of January 23, 1996 (as amended, modified or supplemented from time to time, this "Guaranty"), made by each of the undersigned (each a "Guarantor" and, together with any other entity that becomes a party hereto pursuant to Section 25 hereof, the "Guarantors"). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                              W I T N E S S E T H :


                  WHEREAS, National Lodging Corp. (the "Borrower"), various lenders from time to time party thereto (the "Banks"), Chemical Bank, as Documentation Agent (the "Documentation Agent"), and Bankers Trust Company, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent"), have entered into a Credit Agreement, dated as of January 23, 1996, providing for the making of Revolving Loans and the issuance of, and participation in, Letters of Credit, as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced or supplemented from time to time, and including any agreement extending the maturity of, or restructuring all or any portion of the Indebtedness under such agreement or any successor agreement) (the Banks, the Documentation Agent, the Administrative Agent and the Collateral Agent are herein called the "Bank Creditors");

                  WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors, the "Secured Creditors");

                   WHEREAS, each Guarantor is a direct or indirect Subsidiary of the Borrower;





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                  WHEREAS,  it is a condition to the making of  Revolving  Loans and the issuance of Letters of Credit under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

                  WHEREAS, each Guarantor will obtain benefits from the incurrence of Revolving Loans and the issuance of Letters of Credit under the Credit Agreement and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph;


                  NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

                  1. Each Guarantor, jointly and severally, irrevocably and unconditionally guarantees: (i) to the Bank Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the Revolving Notes issued by, and the Revolving Loans made to, the Borrower under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued under the Credit Agreement and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower to the Bank Creditors under the Credit Agreement or any other Credit Document to which the Borrower is a party (including, without limitation, indemnities, Fees and interest thereon), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any such other Credit Document and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in the Credit Documents (all such principal, interest, liabilities and obligations being herein collectively called the "Credit Document Obligations"); and (ii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower under any Interest Rate Protection Agreement or Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in the Interest Rate Protection Agreements or Other Hedging Agreements (all such obligations and liabilities being herein collectively called the "Other Obligations," and together with the Credit Document Obligations, the "Guaranteed Obligations"). Each Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guaranty up to the full amount of the





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Guaranteed  Obligations  against such Guarantor without  proceeding  against any
other  Guarantor,  the  Borrower,   against  any  security  for  the  Guaranteed
Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

                  2. Additionally, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section
10.05 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand, in lawful money of the United States. This Guaranty shall constitute a guaranty of payment, and not of collection.

                  3. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by the Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, (e) any payment made to any Secured Creditor on the indebtedness which any Secured Creditor repays the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Secured Creditors as contemplated in Section 6 hereof, or (g) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or of any security therefor.

                  4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any other Guarantor, any other guarantor of the Borrower or the Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.






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                  5. Each  Guarantor  hereby waives notice of acceptance of this
Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor or any other guarantor or the Borrower).

                  6. Any Secured Creditor may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

                  (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                  (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

               (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

               (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

                  (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Secured Creditors;

                  (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Creditors regardless of what liabilities of the Borrower remain unpaid;





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                  (g) consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of the instruments or
         agreements   referred  to  therein,   or  otherwise  amend,  modify  or
         supplement  any of the Interest  Rate  Protection  Agreements  or Other
         Hedging  Agreements,   the  Credit  Documents  or  any  of  such  other
         instruments or agreements; and/or

                  (h) act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty.

                  7. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

                  8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  9. Any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Borrower to the Secured Creditors, and such indebtedness of the Borrower to any Guarantor, if the Administrative Agent, after an Event of Default has occurred, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of the Borrower to the Secured Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the





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other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under
Section  509  of  the  Bankruptcy  Code  or  otherwise)   until  all  Guaranteed
Obligations have been irrevocably paid in full in cash.

                  10. (a) Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require the Secured Creditors to: (i) proceed against the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent, the Documentation Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. Each Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other party or any security.

                  (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor





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assumes and incurs  hereunder,  and agrees that the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

                  11. It is the  desire  and  intent of each  Guarantor  and the
Secured Creditors that this Guaranty shall be enforced against each Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of each Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations shall be deemed (for purposes of this Guaranty only) to be reduced and such Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

                  12. The Secured Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations) and that no other Secured Creditors shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Pledge Agreement, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty and the Pledge Agreement. The Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, or stockholder of any guarantor (except to the extent such stockholder is also a Guarantor hereunder).

                  13. In order to induce the Banks to make Revolving Loans and issue or participate in Letters of Credit pursuant to the Credit Agreement, and in order to induce the Other Creditors to execute, deliver and perform the Interest Rate Protection Agreements or Other Hedging Agreements, each Guarantor represents, warrants and covenants that:

                  (a) Such Guarantor (i) is a duly organized and validly existing partnership or corporation, as the case may be, in good standing (if applicable) under the laws of the jurisdiction of its organization, (ii) has the partnership or corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected





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         to  have  a  material  adverse  effect  on  the  business,  operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  (b) Such Guarantor has the partnership or corporate power and authority to execute, deliver and perform the terms and provisions of this Guaranty and each other Credit Document to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each such Credit Document. Such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party, and each such Credit Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms.

                  (c) Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Pledge Agreement) upon any of the property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement, or any other material agreement or other instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Guarantor or any of its Subsidiaries.

                  (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Initial Borrowing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty or any other Credit Document to which such Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Credit Document to which such Guarantor is a party.

                  (e) There are no actions, suits or proceedings (private or governmental) pending or threatened (i) with respect to any Credit Documents to which such Guarantor is a party or (ii) with respect to such Guarantor that could reasonably be





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         expected  to  materially   and  adversely   affect  (a)  the  business,
         operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the rights or remedies of the Secured Creditors or on the ability of such Guarantor to perform its respective obligations to the Secured Creditors hereunder and under the other Credit Documents to which it is a party.

                  14. Each Guarantor covenants and agrees that, on and after the date hereof and until the termination of the Total Revolving Loan Commitment and all Interest Rate Protection Agreements or Other Hedging Agreements, and when no Revolving Note or Letter of Credit remains outstanding and all Guaranteed Obligations have been paid in full, such Guarantor will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 8 or 9 of the Credit Agreement occurs so that no Default or Event of Default is caused by the actions of such Guarantor or any of its Subsidiaries.

                  15. The Guarantors hereby jointly and severally agree to pay all out-of-pocket costs and expenses of the Agents in connection with any amendment, waiver or consent relating hereto, and of each Secured Creditor in connection with any enforcement of this Guaranty (including in each case, without limitation, the fees and disbursements of counsel employed by any Agent or any of the other Secured Creditors).

                  16. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

                  17. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby and with the written consent of either
(x) the Required Banks (or to the extent required by Section 13.12 of the Credit Agreement, with the written consent of each Bank) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full; provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released). For the purpose of this Guaranty the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Document Obligations or (y)





0000B643.W51
the Other Creditors as the holders of the Other Obligations. For the purpose of this Guaranty, the term "Requisite Creditors" of any Class shall mean (x) with respect to the Credit Document Obligations, the Required Banks (or to the extent required by Section 13.12 of the Credit Agreement, with the written consent of each Bank) and (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection or Other Hedging Agreements.

                  18. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents has been made available to its principal executive officers and such officers are familiar with the contents thereof.

                  19. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Secured Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" as defined in the Credit Agreement or any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement continuing after any applicable grace period), each Secured Creditor is hereby authorized at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or un-matured.

                  20. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of any Bank Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at its address set forth opposite its signature below and (iii) in the case of any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Guarantors; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

                  21. If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount





0000B643.W51
by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                  22. (A) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which any Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such guarantor is a party brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Guarantor is a party that service of process was in any invalid or ineffective. Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

                  (B) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.





0000B643.W51

                   (C) EACH GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HERE- BY OR THEREBY.

                  23. In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 9.02 of the Credit Agreement (or such sale or other disposition has been approved in writing by the Required Banks (or all Banks if required by Section 13.12 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or partnership interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section
23).

                  24. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantors and the Administrative Agent.

                  25. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Borrower under Sections 4.03 and 4.04 of the Credit Agreement.

                  26. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall automatically become a Guarantor hereunder by executing a counterpart hereof and delivering the same to the Administrative Agent.

                                      * * *






0000B643.W51

                  IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.


1973 Friendship Drive                 FORTE HOTELS, INC.
El Cajon, California 92020

                                  By /s/ Stephen Holmes
                                      Title: Executive Vice President


1973 Friendship Drive                 TRAVEL BEVERAGES, INC.
El Cajon, California 92020

                                  By /s/ Stephen Holmes
                                      Title: Executive Vice President


1973 Friendship Drive                 FHI/SAN DIEGO INC.
El Cajon, California 92020

                                  By /s/ Stephen Holmes
                                      Title: Executive Vice President


339 Jefferson Road                    NATIONAL GAMING MISSISSIPPI, INC.
Parsippany, New Jersey  07054

                                  By /s/ James E. Buckman
                                      Title: Executive Vice President


Accepted and Agreed to:

BANKERS TRUST COMPANY
  as Administrative Agent
  and Collateral Agent


By /s/ Cynthia A. Jay
  Title: Vice President




0000B643.W51

                                                                      EXHIBIT H



                         OFFICER'S SOLVENCY CERTIFICATE



                  I, the undersigned, the Chief Financial Officer of NATIONAL LODGING CORP., a Delaware corporation (the "Borrower"), do hereby certify that:

                  1. This Certificate is furnished pursuant to Section 5.13(i) of the Credit Agreement, dated as of January 23, 1996 among the Borrower, the lenders from time to time party thereto (the "Banks"), Chemical Bank, as Documentation Agent, and Bankers Trust Company, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

                   2. For purposes of this Certificate, the terms below shall have the following definitions:

         (a)      "Fair Value"

                  The amount at which the assets, in their entirety, of the Borrower and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

         (b)      "Present Fair Salable Value"

                  The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Borrower and its Subsidiaries taken as a whole are sold with reasonable promptness under normal selling conditions in a current market.

         (c)      "New Financing"

                  The Indebtedness incurred or to be incurred by the Borrower and the Subsidiary Guarantors under the Credit Documents (assuming the full utilization by the Borrower of the Total Revolving Loan Commitment under the Credit Agreement) and all other financings contemplated by the






0000B49L.W51

                                                                       EXHIBIT H
                                                                          Page 2




                  Documents, in each case after giving effect to the Transaction and the incurrence of all financings contemplated therewith.

         (d)      "Stated Liabilities"

                  The recorded liabilities (including contingent liabilities that would be recorded in accordance with generally accepted accounting principles, consistently applied ("GAAP"), of the Borrower and its Subsidiaries (taken as a whole) at the date hereof, together with the amount of all New Financing.

         (e)      "Contingent Liabilities"

                  The maximum estimated amount, as of the date hereof, of liability reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Borrower and its Subsidiaries taken as a whole as of the date hereof after giving effect to the consummation of the Transaction (including all fees and expenses related thereto but exclusive of such Contingent Liabilities to the extent reflected in Stated Liabilities).

        (f) "Will be able to pay its Stated Liabilities, including Contingent Liabilities, as they mature."

                  For the period from the date hereof through the Final Maturity Date, the Borrower and its Subsidiaries taken as a whole will have sufficient assets and cash flow to pay its respective Stated Liabilities and Contingent Liabilities as those liabilities mature or otherwise become payable.

         (g)      "Does not have Unreasonably Small Capital"

                  For the period from the date hereof through the Final Maturity Date, the Borrower and its Subsidiaries taken as a whole, after the consummation of the Transaction and all Indebtedness (including the Revolving Loans) being incurred or assumed and Liens created by the Borrower and the Subsidiary Guarantors taken as a whole in connection therewith, are a going concern and have sufficient capital to ensure that they will continue to be a going concern for such period and to remain a going concern for such period and to remain a going concern.






0000B49L.W51

                                                                       EXHIBIT H
                                                                          Page 3





                  3. For purposes of this Certificate, I, or other officers of the Borrower under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

         (a) I have reviewed the financial statements of the Borrower and its Subsidiaries and FHI and its Subsidiaries referred to in
                  Section 7.05(a) of the Credit Agreement.

         (b) I have reviewed the unaudited pro forma financial statements of the Borrower and its Subsidiaries referred to in Section 7.05(a) of the Credit Agreement.

         (c) I have made inquiries of certain other officials of the Borrower and its Subsidiaries who have responsibility for financial and accounting matters regarding (i) the existence and amount of Contingent Liabilities associated with the business of the Borrower and its Subsidiaries and (ii) whether the unaudited pro forma consolidated financial statements referred to in paragraph (b) above are in conformity with GAAP.

         (d) I have knowledge of and have reviewed to my satisfaction the Credit Documents and the other Documents, and the respective Schedules and Exhibits thereto.

         (e)      With respect to Contingent Liabilities, I:

                    1. inquired of certain officials of the Borrower and its Subsidiaries who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all Contingent Liabilities known to them;

                  2. confirmed with senior officers of the Borrower and its Subsidiaries that (i) all appropriate items were included in Stated Liabilities or Contingent Liabilities and that (ii) the amounts relating thereto were the maximum estimated amount of liability reasonably likely to result therefrom as of the date hereof; and

                    3. I hereby certify that all material Contingent Liabilities that may arise from any pending litigation, asserted claims and assessments, guar- antees, uninsured risks and other Contingent Liabilities of the






0000B49L.W51

                                                                       EXHIBIT H
                                                                          Page 4




                           Borrower and its Subsidiaries (exclusive of such Contingent Liabilities to the extent reflected in Stated Liabilities) have been considered in making the certification set forth in paragraph 4 below, and with respect to each such Contingent Liability the estimable maximum estimated amount of liability with respect thereto was used in making such certification.

                    (f) I have had the Projections, which have been previously delivered to the Banks, prepared under my direction and have re-examined the Projections on the date hereof and considered the effect thereon of any changes since the date of the preparation thereof on the results projected therein. After such review, I hereby certify that the Projections are reasonable and attain- able (it being understood that the Borrower makes no representation or warranty that the results projected on the Projections will actually be attained). Furthermore, the Projections support the conclusions contained in the last paragraph of this Certificate.

                    (g) I have made inquiries of certain officers of the Borrower and its Subsidiaries who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause the Borrower and its Subsidiaries taken as a whole, after giving effect to the consummation of the Transaction and the related financing transactions (including the incurrence of the New Financing), to (i) have assets with a Fair Value or Present Fair Salable Value that are less than the sum of Stated Liabilities and Contingent Liabilities; (ii) have Unreasonably Small Capital; or (iii) not be able to pay its Stated Liabilities and Contingent Liabilities as they mature or otherwise become payable.

                  4. Based on and subject to the foregoing, I hereby certify that after giving effect to the consummation of the Transaction and the related financing transactions (including the incurrence or maintenance of the New Financing), it is my informed opinion that as of the date hereof (i) the Fair Value and Present Fair Salable Value of the assets of the Borrower and its Subsidiaries taken as a whole exceed their respective Stated Liabilities and Contingent Liabilities; (ii) the Borrower and its Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iii) the Borrower and its Subsidiaries taken as a whole will be able to pay their respective Stated Liabilities and Contingent Liabilities as they mature or otherwise become payable. You understand and agree that this Certificate






0000B49L.W51

                                                                       EXHIBIT H
                                                                          Page 5



is executed and delivered by me in my capacity as an officer of the Borrower and not in my individual capacity.


                   IN WITNESS WHEREOF, I have hereto set my hand this 23rd day of January, 1996.


NATIONAL LODGING CORP.



By_______________________________
  Name:
  Title:







0000B49L.W51

                                                                       EXHIBIT I

                           HFS SUBORDINATION AGREEMENT


                   HFS SUBORDINATION AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of January 23, 1996, between HFS INCORPORATED, a Delaware corporation ("HFS"), and BANKERS TRUST COMPANY, as Administrative Agent for the Banks, each as defined below. Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement referred to below are used herein as so defined.


                              W I T N E S S E T H :


                  WHEREAS, National Lodging Corp. (the "Borrower"), the lenders (the "Banks") from time to time party thereto, Chemical Bank, as Documentation Agent (the "Documentation Agent"), and Bankers Trust Company, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent"), have entered into a Credit Agreement, dated as of January 23, 1996, providing for the making of loans and the issuance of, and participation in, letters of credit as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreements, whether or not with the same agent, trustee, representative, lenders or holders) (the Banks, the Administrative Agent, the Documentation Agent and the Collateral Agent are herein called the "Bank Creditors");

                  WHEREAS, the Borrower may at any time and from time to time enter into, or guarantee obligations of its Subsidiaries under, one or more interest rate protection agreements (including, without limitation, interest rate hedges, swaps, caps, floors, collars, and similar agreements, collectively, the "Interest Rate Protection Agreements") with one or more Banks or any Affiliate thereof (any such Bank or Banks or any Affiliate of any such Bank or Banks (even if any such Banks subsequently cease to be a Bank under the Credit Agreement for any reason) so long as any such Bank or Affiliate thereof participates in the extension of such Interest Rate Protection Agreement and their subsequent assigns, if any, collectively, the "Other Creditors", and together with the Bank Creditors, the "Secured Creditors");

0000B69E.W51

                  WHEREAS, pursuant to the HFS Guaranty, HFS has guaranteed to the Bank Creditors the payment when due of the Guaranteed Obligations (as defined therein) to the extent and in the manner described therein;

                   WHEREAS, pursuant to the Financing Agreement, the Borrower has agreed to pay to HFS the Guaranty Fee;

                   WHEREAS,   HFS  has  entered  into  the  Corporate   Services
Agreement with the Borrower pursuant to which HFS shall receive a fee from the Borrower for corporate services performed by HFS on behalf of the Borrower;

                   WHEREAS, HFS has entered into the Facility Lease with the Borrower pursuant to which HFS shall receive $150,000 from the Borrower per year pursuant to the terms and conditions set forth therein;

                   WHEREAS,   HFS  has  entered  into   various  HFS   Franchise
Agreements with the Borrower;

                  WHEREAS, the Credit Agreement provides that the Borrower is permitted, subject to the provisions of Sections 9.03 and 9.06 of the Credit Agreement, to pay certain amounts payable to HFS under the HFS Agreements (including amounts payable pursuant to the Facility Lease, the Corporate Services Agreement, the Financing Agreement and the HFS Franchise Agreements) so long as this Agreement has been executed and delivered by the parties hereto.


                   NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                   1. REPRESENTATIONS AND WARRANTIES. (a) The Borrower hereby represents and warrants that (i) each HFS Agreement is in full force and effect and has not been amended or modified except pursuant to such amendments and modifications as have been furnished to the Banks prior to the Initial Borrowing Date or as may be permitted under the Credit Agreement, (ii) there is no default by the Borrower under any HFS Agreement, (iii) the Borrower has not assigned, transferred, pledged, or hypothecated the Borrower's interest in any HFS Agreement and (iv) the Borrower knows of no default by HFS under any HFS Agreement.

                  (b) HFS hereby represents and warrants that (i) each HFS Agreement is in full force and effect and has not been amended or modified except pursuant to such amendments and modifications as have been furnished to the Banks prior to the Initial Borrowing Date or as may be permitted under the Credit Agreement, (ii) there is no default

0000B69E.W51
by HFS under any HFS Agreement, (iii) HFS has not assigned, transferred, pledged or hypothecated HFS' interest in any HFS Agreement, (iv) HFS knows of no default by the Borrower under any HFS Agreement and (v) there are no sums currently due or owing to HFS under any HFS Agreement.

                  2.       SUBORDINATION.

                  2.01  Subordination  of  Liabilities.  HFS,  for  itself,  its successors and assigns, covenants and agrees that the payment of the Subordinated Obligations (as defined in 2.08 hereof) is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section
2.07 hereof). The provisions of this Section 2 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

                  2.02 The Borrower Not to Make Payments with Respect to Subordinated Obligations in Certain Circumstances. (a) Until all Senior Indebtedness shall have been paid in full in cash and all commitments in respect of such Senior Indebtedness have been terminated, no payment or distribution of any kind or character (whether in cash, property, securities or otherwise) shall be made in respect of any Subordinated Obligations other than any payments permitted under the Credit Agreement (including, without limitation, Sections
9.03 and 9.06 thereof).

                  (b) In the event that notwithstanding the provisions of the preceding subsection (a) of this Section 2.02, the Borrower or any of its Subsidiaries or Joint Ventures shall make any payment on account of the Subordinated Obligations which is not permitted by said subsection (a), then promptly after HFS has actual knowledge of its receipt of such excess payment (or promptly after it receives notice from any holder of Senior Indebtedness thereof), HFS shall reimburse the Borrower in cash for the amount by which the payments made to HFS and its Subsidiaries exceed the respective amounts permitted to be paid in accordance with the requirements of this Agreement and Sections 9.03 and 9.06 of the Credit Agreement.

                   2.03 Subordination to Prior Payment of all Senior Indebtedness on Dissolution, Liquidation or Reorganization of Borrower. Upon any distribution of assets of the Borrower upon dissolution, winding up, liquidation or reorganization of the Borrower (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

0000B69E.W51

                  (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before HFS is entitled to receive any payment of any kind or character with respect to any Subordinated Obligations, other than any payments permitted under the Credit Agreement (including, without limitation, Sections
         9.03 and 9.06 thereof);

                  (b) any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property, securities or otherwise to which HFS would be entitled except for the provisions of this Section 2.03, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                  (c) in the event that, notwithstanding the foregoing provisions of this Section 2.03, any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property, securities or otherwise, shall be received by HFS on account of Subordinated Obligations before all Senior Indebtedness is paid in full in cash, which payment or distribution is not permitted by preceding subsections (a) and (b) of this Section 2.03, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

                  2.04 Effect of Subordination on Obligations Pursuant to HFS Agreements. HFS hereby agrees for the benefit of the Borrower and the Secured Creditors that, to the extent and for so long as any payment of Subordinated Obligations is not permitted to be made pursuant to the provisions of this
Section 2, such payment shall not be payable by the Borrower or any of its Subsidiaries or Joint Ventures until it is permitted to be paid in accordance with the terms of this Section 2. To the extent that any such Subordinated Obligations are not payable by the Borrower or any of its Subsidiaries or Joint Ventures

0000B69E.W51
pursuant to this Section 2, HFS shall forbear from exercising any right to terminate, or withhold performance of any of its obligations under, the HFS Agreements as a result thereof so long as the Credit Agreement or this Agreement shall continue to prohibit the Borrower or any of its Subsidiaries or Joint Ventures from making such payments.

                  2.05 Subrogation. After all Senior Indebtedness has been paid in full in cash and all commitments in respect of such Senior Indebtedness have been terminated, HFS shall have and be entitled to all rights of subrogation otherwise provided by law in respect of any payment it may make or be obligated to make under this Agreement with respect to the claims of the Secured Creditors against the Borrower or any other guarantor of the Senior Indebtedness.

                  2.06 Subordination Rights Not Impaired by Acts or Omissions of the Borrower or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any of its Subsidiaries or Joint Ventures or by any act or failure to act by any such holder, or by any noncompliance by the Borrower or any of its Subsidiaries or Joint Ventures with the terms and provisions of any HFS Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of HFS with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from HFS; provided, that (i) the Banks will not, following a Change of Control (as defined in the Credit Agreement), agree to extend the Final Maturity Date under the Credit Agreement without the prior written consent of HFS unless the extension of the Final Maturity Date occurs because of, or pursuant to, a bankruptcy, work-out or similar restructuring of Indebtedness of the Borrower under the Credit Agreement (excluding any such bankruptcy, workout or similar restructuring of Indebtedness where the problems necessitating or giving rise to same did not exist before the respective Change of Control or if the bankruptcy, workout or similar restructuring occurs after the Change of Control and as a result of increased leverage incurred to finance the respective Change of Control); (ii) if, following a Change of Control (as defined in the Credit Agreement), the Credit Agreement is amended, without the prior written consent of HFS, to increase the principal amount of loans extended thereunder (other than for accruals of interest), fees payable with respect to any HFS Agreement shall not be subordinated to an amount equal to the increase in such principal amount; (iii) the Banks will not, following a Change of Control and prior to the occurrence of the Bank Termination Date

0000B69E.W51

(and so long as the Maximum Guaranteed Amount exceeds $0), release all or substantially all of the Collateral (as defined in the Pledge Agreement) without the prior written consent of HFS, except as expressly provided in the Credit Documents; and (iv) the Banks will not amend, modify or supplement either of Sections 9.03 or 9.06 of the Credit Agreement (or add any new provision which directly restricts the ability of the Borrower to pay fees to HFS in a manner which is more restrictive than that provided in Sections 9.03 and 9.06 as in effect on the Effective Date) without the prior written consent of HFS if the respective amendment, modification, supplement or additional provision would directly restrict the ability of the Borrower to pay fees to HFS in a manner which is more restrictive than as provided in Sections 9.03 and 9.06 of the Credit Agreement as in effect on the Effective Date (it being understood and agreed, however, that the Banks may amend, modify or supplement the Credit Agreement, without the consent of HFS, to provide more restrictive financial or other covenants or events of default (so long as the same do not directly restrict the payment of fees to HFS) and which may make it more likely that a Default or an Event of Default will exist, which would have the effect of preventing the payment of fees to HFS pursuant to Sections 9.03 and 9.06 of the Credit Agreement as in effect on the Effective Date).

                  2.07 Senior Indebtedness. The term "Senior Indebtedness" shall mean all Obligations (i) of the Borrower under the Credit Agreement and the other Credit Documents and (ii) of the Borrower in respect of any Interest Rate Protection Agreement. As used herein, the term "Obligation" shall mean any principal, interest, premium, penalties, fees, expenses, indemnities and other liabilities and obligations payable under the documentation governing any Senior Indebtedness (including interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding, at the rate provided for in the documents governing such Senior Indebtedness) whether or not such interest is an allowed claim against the debtor in any such proceeding).

                  2.08 Subordinated Obligations. The term "Subordinated Obligations" shall mean (i) all fees, interest, indemnities, other amounts, claims, demands, liabilities, causes of action and other obligations owing or arising under, or with respect to, the HFS Agreements or otherwise arising or owing by the Borrower or any of its Subsidiaries or Joint Ventures to HFS or any of its Subsidiaries, including without limitation, any Termination Fee, the Guaranty Fee and the Excess Corporate Services Fee and (ii) all indebtedness owed to HFS or any of its Subsidiaries by the Borrower or any of its Subsidiaries or Joint Ventures, including, without limitation, pursuant to any HFS Subordinated Note; provided that the amounts specifically permitted to be paid pursuant to clauses (iii), (iv), (v), (x)(a) and (xi) of Section 9.06 of the Credit Agreement as originally in effect shall not constitute Subordinated Obligations.

0000B69E.W51

                  3.  MODIFICATIONS TO HFS AGREEMENTS.

                  The parties hereto agree that, to the extent that any fees are owing to HFS or any of its Subsidiaries pursuant to any HFS Agreement or otherwise as a result of the activities, operations or revenues of any non-Wholly-Owned Subsidiary, Joint Venture or Unrestricted Subsidiary of the Borrower, then neither the Borrower nor any of its Wholly-Owned Subsidiaries shall have any liability to HFS or any of its Subsidiaries in respect of the amounts so owed, and HFS or its respective Subsidiary shall have a claim for the respective amounts owed to it only against the respective non-Wholly-Owned Subsidiary, Joint Venture or Unrestricted Subsidiary, as the case may be, provided that, notwithstanding the foregoing, the Borrower may be liable for its Allocable Share of any such fees of only a non-Wholly-Owned Subsidiary or Joint Venture (but not of an Unrestricted Subsidiary) (as determined for the respective non-Wholly-Owned Subsidiary or Joint Venture).

                   4. AGREEMENTS OF HFS. HFS covenants and agrees that on and after the date hereof and until all Senior Indebtedness shall have been paid in full in cash and all commitments in respect of such Senior Indebtedness have been terminated:

                   4.01 Assignment by HFS. HFS will not assign, pledge, encumber or hypothecate any right, title or interest of HFS in, to or under any HFS Agreement without the prior written consent of the Required Banks, except that assignments by operation of law and to any Subsidiary of HFS shall be permitted so long as HFS is not released from any liability thereunder.

                  4.02 Restricted Payments. In addition to the agreements contained in preceding Section 2, HFS hereby agrees that it shall not, and shall not permit any of its Subsidiaries to, accept any payment or distribution of any kind or character (whether in cash, property, securities or otherwise) which constitutes a Restricted Payment other than any such payments permitted to be made under the Credit Agreement (including, without limitation, Sections 9.03 and 9.06 thereof). In the event that notwithstanding the provisions of this
Section 4.02, HFS or any of its Subsidiaries shall receive any Restricted Payment which is not permitted to be paid pursuant to the immediately preceding sentence or pursuant to this Agreement, then promptly after HFS has actual knowledge of the receipt of such excess payment (or promptly after it receives notice from any holder of Senior Indebtedness thereof), HFS shall reimburse the Borrower in cash for the amount by which the payments made to HFS and its Subsidiaries exceed the respective amounts permitted to be paid in accordance with the requirements of this Agreement and Sections 9.03 and 9.06 of the Credit Agreement.

                   4.03 Termination of any HFS Agreement. Notwithstanding anything to the contrary contained in any HFS Agreement, HFS will not, and will not permit any of its Subsidiaries to, prior to the payment in full in cash of all Senior Indebtedness and the

0000B69E.W51
termination of all commitments in respect of such Senior Indebtedness, exercise its rights and remedies under any HFS Agreement without the consent of the Required Banks with respect to any default under such HFS Agreement including without limitation, its right to terminate any HFS Agreement for any reason whatsoever, except that HFS and its Subsidiaries shall have the right to enforce payment by the Borrower and its Subsidiaries and Joint Ventures of all amounts due and permitted to be paid in accordance with this Agreement and the Credit Agreement.

                   4.04 Amendments, Modifications and New Agreements. HFS shall not, and shall not permit any of its Subsidiaries to, amend or modify, or permit the amendment or modification of, any agreement between HFS or any of its Subsidiaries with the Borrower or any of its Subsidiaries or Joint Ventures, or enter into any new agreement with any such Person, in each case if the respective amendment, modification or entry into a new agreement would be in violation of Section 9.12 of the Credit Agreement.

                   5. PURCHASE OF LOANS. At any time after HFS has made any payments pursuant to the HFS Guaranty (or after the Administrative Agent or the Banks have made any demand for payment pursuant to the HFS Guaranty) or made loans to, or investments in, the Borrower pursuant to Section 9.04(vii) or
(viii) of the Credit Agreement, or if HFS is otherwise prohibited from receiving the full amount of fees which would otherwise be paid to it from the Borrower or any of its Subsidiaries or Joint Ventures by virtue of the restrictions contained in Sections 9.03 and 9.06 of the Credit Agreement or at any time following a Change of Control, HFS at its option may purchase all the Revolving Loans and Revolving Loan Commitments of all Banks pursuant to the Credit
Agreement by paying the Banks in cash an amount equal to all outstanding principal, interest and other amounts pursuant to the Credit Agreement (and by unconditionally guarantying and cash collateralizing in full all Letters of Credit and all Facing Fees and Letter of Credit Fees payable with respect thereto through the stated termination thereof) and the other Credit Documents; provided that concurrently with any purchase as provided above, HFS shall have made arrangements satisfactory to each Other Creditor (as defined in the Pledge Agreement) to terminate each Interest Rate Protection Agreement or Other Hedging Agreement to which such Other Creditor is a party and pay all amounts owing as a result thereof or otherwise shall have made arrangements satisfactory to each such Other Creditor to indemnify it against any failure of the Borrower and its Subsidiaries to make all payments owing with respect to each such Interest Rate Protection Agreement or Other Hedging Agreement.

                   6. AMENDMENT. No modification, amendment, waiver or release of any provision of this Agreement or of any right, obligation, claim or cause of action arising hereunder shall be valid or binding for any purpose whatsoever unless in writing and duly executed by HFS and the Administrative Agent (with the consent of the Required Banks).

0000B69E.W51

                   7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PRINCIPLES.

                   8. TERMINATION. This Agreement shall terminate on the date on which all commitments under the Credit Agreement have terminated and all amounts owing thereunder have been repaid in full.

                  9. THIRD PARTY BENEFICIARIES. This Agreement is entered into for the benefit of the holders from time to time of the Senior Indebtedness, and may not be amended or modified in any respect, or terminated, without the consent of the Administrative Agent (with the consent of the Required Banks). The provisions of this Agreement are continuing provisions and all Senior Indebtedness to which they apply shall conclusively be presumed to have been created in reliance thereon. Except to the extent provided in Section 2.04 hereof, this Agreement is not entered into for the benefit of the Borrower, and neither the Borrower nor any creditor of the Borrower (other than the holders from time to time of the Senior Indebtedness) shall be a third party beneficiary of this Agreement. Except as otherwise expressly set forth herein (including by reference to the Credit Agreement), no provision of this Agreement shall be deemed to modify or release the Borrower from any of the Subordinated Obligations.

                   10. NOTICES ETC. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed as follows:

                  (a)      if to HFS, at:

                           HFS Incorporated
                           339 Jefferson Road
                           Parsippany, NJ  07054
                           Attention:  James E. Buckman, Esq.
                           Telephone No.:  (201) 428-9700
                           Facsimile No.:  (201) 428-5269

0000B69E.W51

                  (b)      if to the Borrower, at:

                           National Lodging Corp.
                           c/o HFS Incorporated
                           339 Jefferson Road
                           Parsippany, NJ  07054
                           Attention:  Robert S. Kinglsey
                           Telephone No.:  (201) 428-9700
                           Facsimile No.:  (201) 428-5269

                   (c) if to the Administrative Agent or the Collateral Agent, at:

                           Bankers Trust Company
                           130 Liberty Street
                           New York, NY  10006
                           Attention:  Cindy Jay
                           Telephone No.:  (212) 250-2855
                           Facsimile No.:  (212) 250-7218

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

                                      * * *

0000B69E.W51

                   IN WITNESS WHEREOF, HFS and the Administrative Agent have caused this Agreement to be duly executed and delivered as of the date first written above.


                                            HFS INCORPORATED


                                            By /s/ Stephen Holmes
                                                Title: Executive Vice President



                                       BANKERS TRUST COMPANY,
                                        as Administrative Agent for the Banks


                                            By /s/ Cynthia A. Jay
                                             Title: Vice President



Acknowledged and agreed by:



NATIONAL LODGING CORP.



By /s/ James E. Buckman
   Title: Executive Vice President

0000B69E.W51

                                                                       EXHIBIT J



                              HFS SUBORDINATED NOTE


$-----------                                                --------------, ----


                   FOR VALUE RECEIVED, NATIONAL LODGING CORP., a Delaware corporation (the "Company"), hereby promises to pay to HFS INCORPORATED (the "Payee"), on ________________1 in lawful money of the United States of America in immediately available funds, at , the principal sum of DOLLARS ($ ).

                  The Company further promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at a rate per annum which shall, during each Interest Period applicable hereto, be equal to the sum of the Applicable Margin as in effect from time to time plus the Eurodollar Rate for such Interest Period. Successive three month Interest Periods (beginning on the date hereof) shall be applicable for purposes of making all interest determinations pursuant to this HFS Subordinated Note, with accrued interest to be paid hereunder (subject to the subordination provisions referenced below) on the last day of each such Interest Period. Interest Periods and the Applicable Margin applicable to this HFS Subordinated Note shall be determined on the same basis as is provided in the Credit Agreement, and the Eurodollar Rate for each Interest Period shall also be determined as provided in the Credit Agreement. As used herein, the term "Credit Agreement" shall mean the Credit Agreement, dated as of January 23, 1996, among the Company, various lenders from time to time party thereto, Chemical Bank, as Documentation Agent, and Bankers Trust Company, as Administrative Agent, as same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending maturity of, refinancing or restructuring all or any portion of, the indebtedness under such agreement or any successor agreements.

                  The parties hereto hereby agree that all payments hereunder shall be subordinated as provided in the HFS Subordination Agreement referred to in the Credit Agreement. Furthermore, to the extent a payment is not permitted to be paid by virtue of said subordination provisions, the Payee shall not exercise any rights or remedies in respect
- --------
1 Insert date which is on or later than the first anniversary of the Final Maturity Date as defined under the Credit Agreement, as may be modified, amended or supplemented from time to time.






0000947Q.W51

                                                                       EXHIBIT J
                                                                          Page 2



of any amount owing under this HFS Subordinated Note which is not permitted to be paid at such time as a result of such subordination provisions.

                  The holder of this HFS Subordinated Note, by acceptance hereof, agrees with the Company that this HFS Subordinated Note, and the
Company's obligations hereunder, shall be subordinate and junior to all indebtedness of the Company constituting Senior Indebtedness (as defined in the HFS Subordination Agreement) on the terms and conditions set forth in the HFS Subordination Agreement, which HFS Subordination Agreement is herein incorporated by reference and made a part hereof as if set forth herein in its entirety.

                  This HFS Subordinated Note may not be pledged, transferred or assigned by Payee without the prior written consent of the Company.

                  This HFS Subordinated Note shall be construed in accordance with and be governed by the law of the State of New York.

                                                   NATIONAL LODGING CORP.


                                                   By___________________________
                                                     Title:

Agreed and Accepted:

HFS INCORPORATED


By_____________________________________
  Title:







0000947Q.W51

                                                                       EXHIBIT K



                                   ASSIGNMENT AND ASSUMPTION AGREEMENT



                                                             Date ________, ____



                  Reference is made to the Credit Agreement described in Item 2 of Annex I hereto (as such Credit Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Unless defined in Annex I hereto, terms defined in the Credit Agreement are used herein as therein defined. ___________ (the "Assignor") and __________ (the "Assignee") hereby agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I hereto (the "Assigned Share") of all of the outstanding rights and obligations of the Assignor under the Credit Agreement relating to the Total Revolving Loan Commitment, including all rights and obligations with respect to the Assigned Share of the Total Revolving Loan Commitment and the Revolving Loans and Letters of Credit.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of HFS or the Borrower or any of its Subsidiaries or the performance or observance by HFS or the Borrower and its Subsidiaries of any of their obligations under the Credit Agreement or the other Credit Documents to which they are a party or any other instrument or document furnished pursuant thereto.

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate






000092JD.W51

                                                                       Exhibit K
                                                                          page 2




to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Documentation Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Transferee under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent, the Documentation Agent, and the Collateral Agent to take such action as administrative agent, documentation agent and collateral agent, as the case may be, on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent, the Documentation Agent, and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank[; and (vi) to the extent legally entitled to do so, attaches the forms described in Section 13.04(b) of the Credit Agreement.]1

                  4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee and the receipt of any consent of BTCo and any other Issuing Bank to the extent required by Section 13.04(b) of the Credit Agreement, the receipt by the Administrative Agent of the assignment fee referred to in such Section 13.04(b) and the recordation of the assignment effected hereby on the Register by the Administrative Agent as provided in Section 13.16 of the Credit Agreement, or such later date, if any, which may be specified in Item 5 of Annex I hereto (the "Settlement Date").

                  5. Upon the delivery of a fully executed original hereof to the Administrative Agent and the recordation of the assignment effected hereby on the Register by the Administrative Agent as provided in Section 13.16 of the Credit Agreement, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its

- --------

1 If the Assignee is organized under the laws of a jurisdiction outside the United States.







000092JD.W51

                                                                       Exhibit K
                                                                          page 3




rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

                  6. It is agreed that the Assignee shall be entitled to (w) all interest on the Assigned Share of the Revolving Loans at the rates specified in
Item 6 of Annex I hereto; (x) all Commitment Commission on the Assigned Share of the Total Revolving Loan Commitment at the rate specified in Item 7 of Annex I hereto; and (y) all Letter of Credit Fees on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest, Commitment Commission and Letter of Credit Fees, to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Revolving Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the Revolving Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

                   7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                      * * *






000092JD.W51

                                                                       Exhibit K
                                                                          page 4




                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written.


Accepted this _____ day                     [NAME OF ASSIGNOR],
of _______, ____                                as Assignor


                                             By
                                                Title:


                                            [NAME OF ASSIGNEE],
                                                as Assignee


                                             By
                                                Title:


Acknowledged:

BANKERS TRUST COMPANY,
       as Administrative Agent


By________________________
   Title:


[Acknowledged and Agreed:

BANKERS TRUST COMPANY,
         as an Issuing Bank]


By________________________
   Title:]






000092JD.W51

                                                                       Exhibit K
                                                                          page 5





[NAME OF ANY OTHER ISSUING BANK]
       as an Issuing Bank



By________________________2
    Title:]





- --------

2 Consent of Issuing Bank is required for assignments pursuant to Section 13.04(b)(y) of the Credit Agreement.






000092JD.W51

                                                                         ANNEX I



               ANNEX FOR BANK ASSIGNMENT AND ASSUMPTION AGREEMENT



1.       Borrower:  National Lodging Corp.


2.       Name and Date of Credit Agreement:

                  Credit Agreement, dated as of January 23, 1996, among National Lodging Corp., the Banks from time to time party thereto, Chemical Bank, as Documentation Agent, and Bankers Trust Company, as Administrative Agent.


3.       Date of Assignment Agreement:

                  ----------- ----, ----.

4.       Amount (as of date of item #3 above):

                             Revolving Loan
                               Commitment
  a.  Aggregate Amount
          for all Banks      $_____________

  b.  Assigned Share          _____________%

  c.  Amount of
      Assigned Share          ______________


5.       Settlement Date:
                    --------- ----, ----.


6.       Rate of Interest                   As set forth in Section 1.08
         to the Assignee:                   of the Credit Agreement
                                            (unless otherwise agreed to
                                            by the Assignor and the






000092JD.W51

                                                                         Annex I
                                                                          page 2




                                            Assignee).3


7.       Commitment Commission:             As set forth in Section 3.01(a)
                                            of the Credit Agreement (unless
                                            otherwise agreed to by the
                                            Assignor and the Assignee).4


8.       Letter of Credit                   As set forth in Section 3.01(c)
         Fees to the Assignee:              of the Credit Agreement (unless
                                            otherwise agreed to by the
                                            Assignor and the Assignee).5

9.       Notice:

            ASSIGNOR:

               =====================
               =====================
               Attention:
               Telephone No.:
               Facsimile No.:
               Reference:

- --------

3 The Borrower and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section
         1.08 of the Credit Agreement, with the Assignor and Assignee effecting the agreed upon sharing of the interest through payments by the Assignee to the Assignor.

4 The Borrower and the Administrative Agent shall direct the entire amount of the Commitment Commission to the Assignee at the rate set forth in Section 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Commitment Commission through payment by the Assignee to the Assignor. 5 The Borrower and the Administrative Agent shall direct the entire amount of the Letter of Credit Fees to the Assignee at the rate set forth in Section 3.01(b) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Letter of Credit Fees through payment by the Assignee to the Assignor.






000092JD.W51

                                                                         Annex I
                                                                          page 3



            ASSIGNEE:

               =====================
               =====================
               Attention:
               Telephone No.:
               Facsimile No.:
               Reference:

         Payment Instructions:

            ASSIGNOR:

               =====================
               =====================
               ABA No.:
               Account No.:
               Reference:
               Attention:

            ASSIGNEE:

               =====================
               =====================
               ABA No.:
               Account No.:
               Reference:
               Attention:



Accepted and Agreed:

[NAME OF ASSIGNEE]                     [NAME OF ASSIGNOR]



By_____________________________        By_____________________________
  Title                                   Title






000092JD.W51

                                                                    Exhibit L-1



Site No.:
Property:


                               LICENSE AGREEMENT

                               FORTE HOTELS, INC.
               1973 FRIENDSHIP DRIVE, EL CAJON, CALIFORNIA 92020

         THIS AGREEMENT entered into at El Cajon, California, this ________ day of January 1996, by and between FORTE HOTELS, INC., a California corporation, hereinafter referred to as "LICENSOR," and __________________________, a Delaware corporation, hereinafter referred to as "LICENSEE," who is the owner, lessee, and/or operator of the specific premises described as follows:

                  located at

hereinafter referred to as the "property" or the "motor hotel".

WITNESSETH:

         WHEREAS, LICENSOR has developed and implemented a plan for providing, and has provided, a network of motor hotels and related services of high quality and of distinguishing characteristics (hereinafter referred to as the "System"), including (but not limited to) the following:

         (1) The right to use the registered service marks and trademarks, "Travelodge(R)" and "Sleepy Bear(R)," which have been registered or applied for in the United States Patent Office and in the appropriate trademark offices in other countries, use of both of which is solely and exclusively granted by LICENSOR;

         (2) The words, service marks or trademarks "Travelodge(R)," "Travelodge(R) Hotel," "Travelodge(R) Motel," "Sleepy Bear(R)," and other combinations of said words, service marks or trademarks, either alone or in association with the color schemes, building designs, insignia, logograms, slogans and signs, used as part of the System, in association with a nationwide service of motor hotels all symbolizing standardized, high quality, distinctive motor hotel service;

         (3) Style, color and other distinguishing characteristics equipment, furnishings and appliances used in and about the motor hotel or any other distinguishing characteristics;

         (4) Methods of operation, referrals and reservation procedures and national advertising and publicity service; and


364962.1

         (5) Standardized, uniform motor hotels services providing lodging, food, beverage, and other conveniences, parking for automobiles, and motor hotel services of a distinctive nature in accordance with fair and ethical policies and practices and with the highest standards of efficiency, courtesy, hospitality and cleanliness; and

         WHEREAS, LICENSEE wishes to be a part of the System and to be licenses to provide motor hotel services of the same distinctive nature and high quality as has been established and to use the same trademarks, service marks, color patterns and schemes, signs, designs and other distinguishing characteristics of the System as have been established and are provided by LICENSOR. It is the intention of the parties that the motor hotel which is the subject of the license granted under this Agreement, together with motels and motor hotels now or hereafter operated by LICENSOR and/or joint ventures of which LICENSOR and/or affiliates are a party, and those operated or to be operated by other licensees, will form parts of the System. The success of both parties to this Agreement and of other licensees is directly affected by the business conduct of all licensees in the System. LICENSEE, therefore, recognizes that adherence to the terms of this Agreement, including the payment of all fees, is a matter of mutual importance and consequence to LICENSEE, to Licensor and to all other licensees.

         THE TRAVELODGE(R) System is comprised of the LICENSOR, ITS LICENSEES, ITS CUSTOMERS, ITS POTENTIAL CUSTOMERS AND ITS VENDORS AND SUPPLIERS. It is the role of LICENSOR to administer the License Agreement and in so doing weigh the needs of the entire TRAVELODGE system, and all of the licensees in it. LICENSOR has a paramount duty to protect the Travelodge trademark for the ultimate benefit of the TRAVELODGE franchise system. Any control TRAVELODGE LICENSOR exerts over LICENSEE pursuant to this Agreement is limited to the amount necessary to protect LICENSOR's trademarks and service marks.

         NOW, THEREFORE, IT IS MUTUALLY COVENANTED AND AGREED AS
FOLLOWS:

         1. LICENSOR grants to LICENSEE, subject to the terms and conditions hereof, a nonexclusive license to use the System and the registered trademarks and service marks, "Travelodge(R)" and "Sleepy Bear(R)" for and in connection with LICENSEE'S aforesaid motor hotel, the location of which is described above. Said motor hotel shall be operated under the name Hayward (S.F. Bay), except as otherwise required hereunder.

         2. a. This Agreement and License shall be in effect for a term commencing on the date hereof and continuing for a period (the "Term") of twenty (20) years. NEITHER PARTY HAS RENEWAL RIGHTS OR OPTIONS.

         b. Notwithstanding the foregoing, this Agreement may be terminated during the term hereof if LICENSEE shall:


                                      -2-
364962.1
                  i.) violate any covenant, condition or obligation herein contained, or any standard in the then current TRAVELODGE operations manual, or contained in any other agreement between the parties hereto or their affiliated companies, and such violation continues after the expiration of thirty (30) days after written notice of default from LICENSOR stating the facts of such breach; or

                  ii.) make an assignment for the benefit of creditors or become insolvent; or file a voluntary petition in bankruptcy, or be adjudicated a bankrupt or insolvent, or file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, under any present or future law or regulation or seek or acquiesce in the appointment of any trustee, receiver or liquidator for any substantial part of the properties of LICENSEE; or if, within sixty (60) days after the commencement of any proceeding against LICENSEE seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future law or regulation, such proceeding shall not have been dismissed; or if, within sixty (60) days after the appointment without the consent or acquiescence of LICENSEE of any trustee, receiver or liquidator of any substantial part of the properties of LICENSEE of any trustee, receiver or liquidator of any substantial part of the properties of LICENSEE, such appointment shall not have been vacated; or

                  iii.) following substantial destruction by fire or other cause, not rebuild and open for business to the public within a period not exceeding twelve (12) months, in accordance with the original plans or such other plans and specifications as shall be approved by LICENSOR in writing.

                  Then LICENSOR may, at its option, by written notice to LICENSEE, immediately declare this Agreement and License and all rights and privileges hereunder terminated, and LICENSEE shall pay to LICENSOR any and all accrued amounts due to the effective date of such termination and any and all damages suffered by LICENSOR as a result of such termination.

                  Both parties agree that if LICENSEE violates any covenant, condition or obligation contained herein, LICENSOR shall be entitled to compensation for the detriment incurred, but that it is extremely difficult and impractical to ascertain the extent of the detriment. To avoid this problem, the parties agree to liquidated damages as provided in Paragraph 30.

         3. In consideration of the extremely valuable rights granted to LICENSEE hereunder, Licensee shall make payments to Licensor as follows:


                                      -3-
364962.1

                  a. An initial license fee (hereinafter the "initial license fee") of Dollars ($0.00), plus any applicable taxes, which has been fully earned and is, therefore, nonrefundable.

                  b. In addition, LICENSEE shall, within five (5) days after the end of each calendar month during the term of this Agreement, commencing with the calendar month in which operations begin at the motor hotel, pay to LICENSOR royalty fee equal to four percent (4%) of the Gross Room Revenue. This royalty fee is in consideration of LICENSEE's use of LICENSOR's trademarks and service marks, and is fully earned each day such trademarks and service marks are used by LICENSEE, and is not subject to any counterclaims or setoffs of any nature.

                  c. LICENSEE agrees that a percentage of the Gross Room Revenue (as that term is defined herein) of the motor hotel shall be paid each month to the Licensor Marketing Fund for national advertising and promotion of motels and motor hotels operating under Licensor's Trademarks and Service Marks within five (5) days after the end of each calendar month. The percentage of Gross Room Revenue to be paid hereunder, currently four percent (4.0%), shall be set by the Board of Directors of LICENSOR, from time to time, and the percentage so set shall be effective commencing on the first day of the month following the month in which the Board of Directors so set the said percentage. LICENSEE may receive bills from LICENSOR for its proportionate share of the cost of the referral reservation and directory service, for travel agents' or airline commissions for LICENSEE's property, and for other services provided to the LICENSEE and LICENSEE shall timely pay the amount of such bills.

                  d. All past due accounts incurred pursuant to this section shall bear an interest rate not to exceed one and one-half percent (1 1/2%) of the unpaid balance per month, or the highest rate of interest permitted by law in the jurisdiction where the motor hotel is located, whichever is lower, and LICENSEE authorizes LICENSOR to deduct any sums LICENSEE is in arrears to LICENSOR from any sums payable by TRAVELODGE LICENSOR to LICENSEE.

                  e. It is anticipated that the LICENSOR may enter into certain contractual obligations on behalf of LICENSEE including, but not limited to, agreements in connection with the sites for, erection or maintenance of one or more billboard type advertising signs. LICENSOR may expend funds at its discretion to best support the Travelodge system. To induce LICENSOR to enter into such contractual arrangements, LICENSEE does hereby agree to pay all costs and expenses, and to hold LICENSOR harmless from all costs and liability, incurred in connection therewith. LICENSOR will only enter into such property specific agreements with LICENSEE's approval. TRAVELODGE LICENSOR does not guarantee any minimum number of guests from the referral reservation and directory service.

                  f. The term "Gross Room Revenue" as used herein shall include all receipts derived from the renting, use or occupancy of guest rooms and meeting rooms in the

                                      -4-
364962.1
motor hotel, excluding sales taxes or other taxes which may be required by law to be collected from guests.

         4. a. On, or before five (5) days after the end of each calendar month, LICENSEE shall submit to LICENSOR a statement on special forms provided to LICENSEE by LICENSOR showing the number of rooms rented and the Gross Room Revenue obtained with respect to the motor hotel during such month, and each such statement shall be certified by LICENSEE to be true and accurate and shall be accompanied by the payment set forth in Paragraphs 3.b and 3.c above.

                  b. LICENSEE shall keep on the premises of the motor hotel true and accurate books, records and accounts relating to Gross Room Revenues for a period of at least two (2) years, and LICENSOR, its agents or representatives, shall be allowed to examine and audit and make copies of entries in said books, records and accounts at all reasonable times. If LICENSOR, or its agents or representatives discover a discrepancy in LICENSEE reporting to LICENSOR of greater than five percent (5%), then the LICENSEE shall reimburse LICENSOR for all costs incurred in performing such audit, including travel, meals and lodging for the auditors.

                  c. LICENSEE shall provide LICENSOR, within sixty (60) days following the close of each fiscal year, a Statement of Operations, including an unaudited Balance Sheet and Profit and Loss Statement for such fiscal year, copies of occupancy tax forms submitted to governmental agencies and at other times such reports as LICENSOR may require on forms to be prescribed by LICENSOR, all to be true and correct and prepared in conformity with generally accepted accounting principles on a basis consistent with that of the prior year. LICENSEES with motor hotels of 100 rooms or more must also provide LICENSOR with a revenue audit prepared by an independent certified public accountant for each fiscal year. Such audit will be provided to LICENSOR within sixty (60) days of the close of LICENSEE'S fiscal year.

         5. a. LICENSEE acknowledges LICENSOR's exclusive right and title to use and to license others to use the registered service marks and trademarks. LICENSEE agrees not to use or imitate the said System or service marks and trademarks except under written license from LICENSOR;

                  b. The License herein granted to use "Travelodge(R)," "Sleepy Bear(R)," and any other service marks and trademarks subsequently adopted by LICENSOR is nonexclusive and is applicable only to the specific motor hotel described herein;

                  c. Exclusive title and rights to use and to license others to use any other service marks and trademarks subsequently adopted by LICENSOR for the System or any part thereof or addition thereto shall be the exclusive property of LICENSOR;


                                      -5-
364962.1

                  d. All highway or other signs depicting the words, style and design of "Travelodge(R)" and also the likeness "Sleepy Bear(R)" which advertise LICENSEE's motor hotel shall first be approved by LICENSOR in writing in all respects, including size, location, copy, color and materials, which approval shall not be unreasonably withheld;

                  e. In all uses of the registered marks "Travelodge(R)" and "Sleepy Bear(R)" by LICENSEE, an "R" in a circle shall be affixed adjacent to such marks: (R), and in Canada the following legend included at least once in connection with such use: "Marks used under license".

                  f. LICENSEE shall not use the name "Travelodge(R)" nor "Sleepy Bear(R)" as a part of its partnership, joint venture, corporate or other business name; and

                  g. Upon any termination of this Agreement this instrument forthwith constitutes an assignment to LICENSOR of all of LICENSEE's rights in and to said service marks and trademarks, "Travelodge(R)" and "Sleepy Bear(R)," together with the good will of the business then symbolized thereby insofar as LICENSEE and said motor hotels are concerned, and LICENSEE will immediately discontinue all use of said registered service marks and trademarks and shall immediately obliterate the words "Travelodge(R)," "Sleepy Bear(R)" and the design of "Sleepy Bear(R)" from LICENSEE's signs and from any and all places and materials whatsoever.

                  If LICENSEE shall fail to obliterate any such words within fifteen (15) days after written demand, then LICENSOR by its duly authorized agents may enter upon the premises of LICENSEE to accomplish said results without being guilty of trespass or any other tort, and may make or cause to be made such changes at the expense of LICENSEE, which LICENSEE agrees to pay on demand. LICENSOR and LICENSEE further agree that it would be impractical or extremely difficult to fix the actual damage sustained by LICENSOR for LICENSEE's use of the service marks and trademarks "Travelodge(R)" or "Sleepy Bear(R)," and LICENSEE agrees therefore to pay to LICENSOR as liquidated damages Five Hundred Dollars ($500) a day for each day's unauthorized use thereof. LICENSEE also agrees that LICENSOR will suffer great and irreparable injury from any use by LICENSEE, after the termination of this Agreement of the service marks and trademarks "Travelodge(R)" and "Sleepy Bear(R)" and that injunctive relief will be the only fair, adequate and complete remedy available to LICENSOR. Accordingly, LICENSEE hereby consents to the entry of an injunction in favor of LICENSOR, permanently enjoining further use of said service marks and trademarks subsequent to any such termination of this Agreement.

         6.       LICENSEE agrees:

                  a. To maintain a high moral standard and atmosphere at LICENSEE's Travelodge(R);


                                      -6-
364962.1

                  b. To comply with all local, State and Federal laws, ordinances, rules and regulations pertaining thereto; to maintain its premises and accommodations in a clean, safe and orderly manner;

                  c. To provide efficient, courteous and high quality Travelodge(R) System service to the public;

                  d. To furnish motor hotel services and conveniences of the same quality, type and distinguishing characteristics as are established and maintained by LICENSOR in the System, to the end that the motor hotel operated by LICENSEE under this Agreement shall help to create and build good will among the public for Travelodge(R) System motels and motor hotels as a whole and so that LICENSOR, LICENSEE, and each member of said system shall be benefitted, and the public assured uniform, efficient, courteous, high quality service on a standardized basis; to comply with any and all marketing manuals as are currently used in the System, or which may hereafter be implemented for use in the System by LICENSOR;

                  e. To conduct its motor hotel business and advertise the same by use of such symbols as may be established from time to time by LICENSOR and none other; to diligently promote and make every reasonable effort to steadily increase said business by selling and providing accommodations and related services at its motor hotel to all persons who inquire for them and by printed advertisements and highway signs a reasonable distance from the location of the motor hotel;

                  f. To refrain from using any items of merchandise, equipment, stationery, supplies, furnishings or utensils bearing the service marks or trademarks, "Travelodge(R)" or "Sleepy Bear(R)," in connection with the operation of the motor hotel unless the same shall have been first submitted to and approved in writing by LICENSOR, which approval shall not be unreasonably withheld;

                  g. To use and distribute guidebooks and directories in accordance with standards and requirements established by LICENSOR;

                  h. To repair and paint (color scheme to be approved by LICENSOR) the exterior and interior of the motor hotel buildings and structures at reasonable times or upon the request of LICENSOR; and at all times to maintain the interior and exterior of the building, structures and surrounding premises in a clean, orderly and sanitary condition satisfactory to LICENSOR. The failure to repair and paint is to be considered a monetary default;

                  i. To permit inspection at all reasonable times of accommodation and related service facilities and procedures by LICENSOR representatives to assure full compliance with this Agreement;


                                      -7-
364962.1

                  j. To comply with the standards of hosting, management, food service and preparation, and housekeeping established by the Operations Department of LICENSOR, and to follow the procedures set forth in the operations manual published by LICENSOR (as revised from time to time), receipt of a copy of which is acknowledged. No variation from these standards and procedures is permitted without the prior written consent of LICENSOR. The Travelodge(R) operations manual shall remain the sole property of LICENSOR and shall be returned to LICENSOR in the event of the termination of this Agreement;

                  k. To abide by the operational policy decisions determined by the representative board of the system and by the majority decisions of the co-owner and licensees of the System. However, in the event of any conflict between said operational policy decisions and provisions of the Travelodge(R) operations manual, the latter shall control. LICENSEE shall cooperate with LICENSOR, the Licensor Marketing Fund and the owners and manager of other Travelodge(R) motels and motor hotels with regard to common problems and policies;

                  l. To obtain the approval of LICENSOR for all furniture, furnishings, fixtures, supplies, utensils and equipment which it proposes to use in its motor hotel; to purchase or lease from LICENSOR, or from anyone designated by LICENSOR, all furniture, furnishings, fixtures, supplies, utensils and equipment which it proposes to use in its motor hotel. LICENSEE shall not be obligated to purchase or lease any of said items from LICENSOR or its designee if LICENSEE desires to purchase or lease the same from third persons provided, however, said items must be at least equal in quality and strength to those specified by LICENSOR for the System in its specifications in respect thereof;

                  m. To give consideration to rental rates to be charged for motor hotel rooms to be rented to the public that LICENSOR, on the basis of its experience in respect to relevant factors including services offered, location and area, may from time to time recommend to the end that the public and the System will best be served and protected, particularly against excessive charges;

                  n. To cause the person or person who will be directly responsible for the management and operation of the motor hotel business contemplated by this Agreement to attend the LICENSOR orientation school to become familiar with the System. The cost for attending the orientation school shall be borne by LICENSEE;

                  o. To participate in all LICENSOR network promotions and programs including, but not limited to VNA, FIT, group coupons, industry discounts, senior citizens, airline discounts, travel agent discounts, family plans, children's-free policy, children's programs, Break Rate programs and Frequent Traveler Program;

                  p. To comply with LICENSOR standards for guest supplies;


                                      -8-
364962.1

                  q. To participate in LICENSOR's international referral system for guests, groups and meeting planners;

                  r. To comply with LICENSOR standards for reservation services and equipment including, but not limited to, airline surcharges, general sales agents fees and property terminal system;

                  s. To attend the annual Travelodge(R) Conference, area meetings and special LICENSOR meetings;

                  t. To comply with all travel trade policies and procedures including, but not limited to, travel agent commissions, group tour policies, travel agent and group promotions and trade show support;

                  u. To participate in LICENSOR programs that recognize individuals or companies responsible for booking guests into Travelodge(R); and

                  v. To comply with LICENSOR employee standards for uniform appearance, and treatment of guests. LICENSOR shall have no authority to hire, fire, or control LICENSEE's employees.

         7. LICENSOR expressly reserves the right to reasonably revise, amend and change from time to time the System or any part thereof. Such System, as so changed, revised or amended, shall for all purposes be deemed to be the System referred to in this Agreement. Any and all improvements in the System developed by LICENSOR or by LICENSEE shall be and become the sole and absolute property of LICENSOR and become part of the LICENSOR business knowledge, and LICENSEE shall have no right to use such improvements or business knowledge except in accordance with this Agreement. Information and data disclosed by LICENSEE in respect to its motor hotel operations and business shall not be confidential.

         8. During the term of this Agreement, LICENSEE will not discontinue the operation of the motor hotel under the service mark and trademark "Travelodge(R)," nor sell, transfer, assign, lease or sublet, nor offer to sell, transfer, assign, lease or sublet any interest in the names "Travelodge(R)" or "Sleepy Bear(R)," the motor hotel or any part thereof, or in the business conducted in connection therewith, or in the buildings, equipment or furnishings used in connection therewith, or any interest in LICENSEE without the prior written consent of LICENSOR, which consent shall not be unreasonably withheld. In approving of the proposed transferee, TRAVELODGE LICENSOR shall take into consideration, among other factors, the financial condition of the proposed transferee, the proposed transferee's previous business experience and the general integrity and reputation of the proposed transferee.

                  a. If LICENSEE, at any time during the term hereof, shall receive a bona fide offer acceptable to LICENSEE to purchase, lease or sublease the motor hotel,

                                      -9-
364962.1

LICENSEE shall promptly inform LICENSOR in writing, setting forth the full terms of such offer, and LICENSOR may, within thirty (30) days after receipt of such written notice, at its option, elect, by giving written notice to LICENSEE, to purchase, lease or sublease the motor hotel on the same terms and conditions contained in said offer. Until the end of said thirty (30) day option period, LICENSEE shall not accept any third-party bona fide offer;

                  b. If, at the expiration of the thirty (30) day period referred to in Subparagraph 8.a. above, LICENSOR has failed to elect to exercise said option, LICENSEE may transfer, sell, lease or sublease the motor hotel on terms no more favorable than those submitted to LICENSOR in writing, subject to LICENSOR's approval of the prospective purchaser or lessee, as hereinafter provided. LICENSOR shall have sixty (60) days from and after the expiration of the aforementioned thirty (30) day period to approve or disapprove of the prospective successor in writing. In the event the prospective successor is not acceptable, LICENSOR shall notify the LICENSEE of this fact in writing. In such event, LICENSEE shall not be permitted to transfer its interest in this Agreement and in the License granted hereby to any other party without first obtaining LICENSOR's approval. In the event of a transfer without LICENSOR's prior approval, LICENSOR shall have the right to immediately terminate this Agreement;

                  c. In the event the prospective successor is acceptable to LICENSOR, such acceptance shall be conditioned upon the fact that the prospective successor agrees to enter into the then current standard form of License Agreement being offered by LICENSOR to prospective licensees with the royalty provision stated in such form of agreement, but the requirement of initial franchise fee or its equivalent shall be waived by LICENSOR; and

                  d. Upon any transfer of LICENSEE's interest in the motor hotel, the successor or successors to LICENSEE, as a condition of their right to the continued enjoyment of the benefits of this Agreement, and to reimburse LICENSOR for its expenses in respect to reviewing the qualifications of the prospective transferee, will be required at LICENSOR's option, to pay to LICENSOR a nonrefundable license transfer fee of Ten Thousand Dollars ($10,000).

         9. LICENSOR shall have the privilege, if LICENSEE desires to sell, lease, sublease or otherwise transfer its rights to the motor hotel described in this Agreement, to participate with real estate brokers in the listing of the said property and in said transaction and to receive usual reasonable brokerage commissions, fees and costs relating thereto, if LICENSOR procures a buyer or lessee.

         10. LICENSEE warrants that its execution of this AGREEMENT and use of the marks "Travelodge(R)" and "Sleepy Bear(R)," as provided herein, are not a breach of any agreement or covenant with any other person, firm or company. If any person, firm or company shall claim that LICENSEE's execution of this Agreement or use of the marks, "Travelodge(R)" or "Sleepy Bear(R)" is a breach of any such agreement or covenant then LICENSEE will, at its cost and expense, defend such against claim and pay, indemnify and

                                      -10-
364962.1
save LICENSOR harmless from all liability and damages including costs and attorney's fees which LICENSOR may incur or sustain in defending against any such claims asserted by such other person, firm or company.

         11. If LICENSEE is to occupy the described premises under a lease, sublease or other written contract from the owner thereof, LICENSEE shall, prior to the execution thereof, obtain LICENSOR's written approval of such lease, sublease or other contract, and such instrument shall contain the express covenant that throughout its term the premises shall be used solely and exclusively as and for a motor hotel under all of the terms and conditions of this Agreement, and that no assignment, transfer, change, modification or other amendment of such instrument shall be entered into between the owner and LICENSEE without the express consent in writing of LICENSOR, which consent shall not be unreasonably withheld. This provision, however, shall be subject to the right of LICENSOR to cancel this Agreement, as set forth in Subparagraph 8.b. of this Agreement. If LICENSEE occupies said premises under a lease, sublease or other contract with the owner as aforesaid, it is agreed that LICENSEE will cause an "Owner's Consent" to the foregoing, in a form prescribed by LICENSOR, to be executed and acknowledged by the owner of said premises within fifteen (15) days after the day hereof, and if such Owner's Consent shall not be obtained, LICENSOR shall have the option to terminate this Agreement.

         12.      LICENSOR agrees:

                  a. To make available consultation with LICENSOR's officials and staff on matters relating hereto;

                  b. To make available, upon LICENSEE's request, information that LICENSOR may have with respect to equipment, furniture, furnishings and supplies, including prices thereof, necessary or convenient to operating LICENSEE's motor hotel;

                  c. To assist LICENSEE in installing methods of motor hotel operations found by LICENSOR to be sound and effective, and to provide orientation in LICENSOR methods to personnel responsible for the management and operation of the motor hotel (not to exceed three persons), selected by LICENSEE. Such orientation shall be provided at such place as LICENSOR may designate, and LICENSEE shall be responsible for the trainee's wages, board, room and transportation expenses during the orientation period;

                  d. To encourage use by the traveling public of those motels and motor hotels operating under licenses from LICENSOR or operated by joint ventures in which LICENSOR or its affiliates are a party;

                  e. To furnish to LICENSEE lease terms or prices on signs, entrance signs, decalcomania, forms, stationery and other items of a kind which are then being made available to other licensees of LICENSOR. It is agreed that LICENSEE need not lease or purchase any of the foregoing items from LICENSOR; however LICENSOR shall have the

                                      -11-
364962.1
right of prior approval of any such items to be leased or purchased by LICENSEE, which approval shall not be unreasonably withheld; and

                  f. To make available to LICENSEE, at LICENSEE's request and at a price to be agreed upon, any or all of the following:

                  i.)      Formulation and implementation of an
                           accounting/control system;

                  ii.) complete motor hotel accounting service, including preparation of balance sheets, profit and loss statements, depreciation and other schedules and income tax data; and

                  iii.) Advertising and promotional programs for use at local level.

         13. No additional construction or substantial alteration shall be made with respect to the motor hotel, unless working drawings and specifications and color schemes are first approved in writing by LICENSOR, which approval shall not be unreasonably withheld. Upon completion of an addition, LICENSEE agrees to pay to LICENSOR Three Hundred Dollars ($300) per room for Travelodge and Three Hundred Fifty Dollars ($350) per room for Travelodge Hotel for each additional rental room added.

         14. During the term of this Agreement, LICENSEE shall procure, carry and pay for windstorm, fire and extended coverage insurance. The proceeds of any such insurance, in the event of damage or destruction, shall be used to repair or restore the buildings as nearly as possible to their original condition and value.

         15. LICENSEE agrees to indemnify and hold harmless LICENSOR, its officers, agents and employees from loss, cost, damage, expense and liability, including attorney's fees and court costs, by reason of damage or loss, including personal injury, of whatsoever nature or kind, arising in connection with the business of the motor hotel or out of, or as a result of, any negligent or intentional act or failure to act on the part of LICENSEE, its agents, employees, tenants or sub-tenants. LICENSEE agrees to place with an insurance company rated A - or higher by Best's Key Rating Guide and reasonably approved by LICENSOR and keep in effect during this Agreement, insurance for the benefit of LICENSOR (as well as for LICENSEE) covering public liability, on a broad form basis with limits not less than Five Million Dollars ($5,000,000) combined single limits for bodily injury and property damage and include personal injury, products, liquor legal liability and non-owned automobile coverage. LICENSOR is to be named as an additional insured and in case of modification or cancellation of the contract, LICENSOR is to be given 30 days notice. Insurance provisions are to be approved by LICENSOR. In addition, LICENSEE agrees to provide proper Worker's Compensation insurance covering all of its employees. LICENSEE further agrees to deliver to LICENSOR the certificates naming LICENSOR as an additional insured and to promptly pay all premiums on said policies as and when the same become due.

                                      -12-
364962.1

         16. This Agreement contains the entire agreement of the parties, and no representation, inducement, promise or agreement, oral or otherwise, not embodied herein, shall be of any force or effect. No failure of LICENSOR to exercise any power hereunder, or insist upon strict compliance by LICENSEE and any obligation hereunder, and no custom or practice at variance with the terms hereof shall constitute a waiver of LICENSOR's right to demand exact compliance with the terms hereof. Waiver by LICENSOR of any default by LICENSEE shall not affect or impair LICENSOR's rights in respect to any subsequent default of the same or a different kind, or any delay or omission of LICENSOR to exercise any right arising from any default shall affect or impair LICENSOR's right to the same or any future default. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing.

         17. LICENSEE is an independent contractor, and LICENSOR and LICENSEE are not and shall not be considered as joint venturers, partners, employees or agents of each other, and neither shall have the power to bind or obligate the other, except as set forth in this Agreement. LICENSEE shall hold itself out to the public, and all those with whom it does business, as being independently owned and operated, and to prominently display notice of its independent status on all printed material associated with the subject property. LICENSOR and LICENSEE have entered into this agreement for the pursuit of profit and professional fulfillment. Each represents that it has substantial experience in its prospective business and will not rely upon the expertise of the other in the operation of its respective businesses.

         18. LICENSEE hereby acknowledges that the License granted by this Agreement is nonexclusive and that LICENSOR may own or operate, alone or in conjunction with others through a joint venture or otherwise, motels or motor hotels; and further may license others, on the same or different terms as the within Agreement, to operate TRAVELODGE(R) and/or other motels or motor hotels within the near vicinity of the subject motor hotel.

         19. LICENSOR shall not be liable to any person or company for any debts incurred with respect to the motor hotel and business or related business thereof unless LICENSOR specifically agrees in writing to pay such debts. LICENSEE agrees to indemnify and hold LICENSOR harmless from such debts, including reasonable attorney's fees and court costs.

         20. In any suit or action brought under the terms of this Agreement, a reasonable attorney's fee of the prevailing party shall be fixed by the court and shall be taxed as a part of the costs in favor of the prevailing party in such suit or action.

         21. Any action to enforce this Agreement shall be filed in, and shall be governed by and construed in accordance with the laws of, the State of California. The parties waive and will waive all right to jury trial of any dispute either arising from the LICENSOR/LICENSEE relationship, or with respect to this Agreement. The parties waive and will

                                      -13-
364962.1
waive all right to seek punitive and/or exemplary damages in any action that arises from the LICENSOR/LICENSEE relationship with respect to this Agreement.

                  The place of performance for this Contract shall be in San Diego County, California. LICENSEE shall make the payments required by Paragraph 3 of this Agreement and submit the statements required by Paragraph 4 of this Agreement to LICENSOR at its principal place of business in El Cajon, California.

         22. All terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Agreement or any paragraph or clause herein may require, as if such words had been fully and properly written in the appropriate number and gender.

         23. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute but one and the same instrument.

         24. Should any part of this Agreement, for any reason, be declared or held invalid, such invalidity shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated; and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

         25. All notices pertaining to this Agreement by one party to the other shall be sent by registered or certified mail: If to LICENSOR, addressed to it at 1973 Friendship Drive, El Cajon, California 92020, and if to LICENSEE addressed to it at 339 Jefferson Road, Parsippany, New Jersey 07054 or at such other address as either of the parties shall designate by written notice to the other from time to time. Service of any notice made by mail, or reliable overnight delivery service in the manner herein provided shall be conclusively deemed complete on the day of actual delivery as shown by the addressee's registry or certification receipt, or at the expiration of the second day after the date of mailing, whichever is earlier in time.

         26. All rights under this Agreement shall inure to the benefit of the successors and assigns of LICENSOR. This Agreement is not intended to benefit any other person or entity except the named parties hereto and no other person or entity shall be entitled to any rights hereunder by virtue of so-called 'third party beneficiary rights' or otherwise.

         27. In the event LICENSEE or any successor of LICENSEE herein is a corporation, partnership, joint venture or other entity other than named individuals doing business under their own names, it agrees as follows:

                                      -14-
364962.1

                  a. To furnish LICENSOR at the time of execution of this Agreement, or if a successor, as a condition of obtaining LICENSOR's approval of such transfer, a stockholders' agreement executed by all of its stockholders stating that no such stockholder will sell, assign or transfer any of his stock to any person or company other than his immediate family or persons who also are stockholders, without the written consent of LICENSOR, which consent will not be unreasonably withheld;

                  b. That no unissued stock will be issued to any person or company other than its stockholders without the written consent of LICENSOR, which consent will not be unreasonably withheld, and that it will furnish LICENSOR, at the time of execution of this Agreement, or, if a successor, as a condition of obtaining LICENSOR's approval of such transfer, a resolution of its Board of Directors which has been ratified by the stockholders to such effect;

                  c. To furnish to LICENSOR, at the time of execution of this Agreement, the name of a designated individual to act as representative of LICENSEE in connection with all matters pertaining to this Agreement, which designated individual will be conclusively presumed to have full authority to act for LICENSEE in all matters, and in no event shall LICENSOR be responsible for any action taken by such individual on behalf of LICENSEE; provided, however, that the designated individual may be changed from time to time by notice in writing to LICENSOR and, in the event of such notice, the previously designated individual shall be deemed to have been replaced by the individual named in such notice as of the date of receipt of such notice by LICENSOR; and

                  d. That in the event of a violation of the provisions of Subparagraphs a., b. or c. above, or in the event stock is sold, assigned, transferred or issued in violation of said stockholder's agreement or resolution, LICENSOR shall have the option and right, after giving LICENSEE thirty (30) days written notice in which to cure said violations, to forthwith cancel and terminate this Agreement, and thereupon the rights and obligations hereunder shall cease, but such termination shall not affect the obligations hereunder of LICENSEE to take action or abstain from taking action after the termination hereof as provided elsewhere in this Agreement, nor shall it affect the responsibility of LICENSEE for damages or sums due as provided in Paragraph 2.a. above.

         28. LICENSOR may accept any check or payment in any amount without prejudice to LICENSOR's right to recover the balance of the amount due or to pursue any other right or remedy. No endorsement or statement on any check or payment or in any letter accompanying any check or payment or elsewhere shall constitute or be construed as an accord or satisfaction.

         29. The expiration or termination of this Agreement shall be without prejudice to any rights of LICENSOR against LICENSEE and such expiration or termination shall not relieve LICENSEE of any of its obligations to LICENSOR existing at the time of expiration or termination or terminate those obligations of LICENSEE which, by their nature, survive

                                      -15-
364962.1
the expiration or termination of this Agreement. LICENSEE is obligated to return, at no expense to the LICENSOR, any and all copies of the operations manual, other manuals and any other communications media and material provided for LICENSEE's use without additional charge in connection with the operation of the Franchised Business.

         30. Notwithstanding anything contained herein to the contrary, the following special stipulations shall be controlling:

                  a. Paragraph 2.b.(i) hereof is modified by inserting the word "material" between the words "any" and "covenant" and between the words "any" and "standard" in the first line thereof.

                  b. Paragraph 2.b.(iii) hereof is modified by adding at the end thereof the words "which approval shall not be unreasonably withheld or delayed".

                  c. The percentage of Gross Room Revenue to be paid to the Licensor Marketing Fund pursuant to Paragraph 3.c. shall be four percent (4%) which percent may be changed by the Board of Directors of LICENSOR in its discretion, provided that any increases therein shall be limited to increases reasonably required to cover the cost of providing the services funded by the Licensor Marketing Fund.

                  d. In calculating Gross Room Revenue under Paragraph 3.f. hereof, there shall also be excluded from the receipts described therein separate charges to guests for food and beverage, room service, telephone charges, key forfeitures and entertainment, and vending machine receipts.

                  e.       Paragraphs 8.a., 8.b., 8.c. and 8.d. are deleted.

                  f.       Paragraph 9 is deleted.

                  g. Paragraph 10 is modified by deleting the second sentence thereof and inserting in lieu thereof the following:

                           Licensor will indemnify, defend and hold harmless LICENSEE, to the fullest extent permitted by law, from and against all losses, liability and expenses (including reasonable attorney's fees) incurred by LICENSEE in any action or claim arising from LICENSEE's proper use of the System and the marks licensed hereunder alleging that LICENSEE's use of the System and such marks is an infringement of a third party's rights to any trade secret, patent, copyright, trademark, servicemark or trade name. LICENSEE shall promptly notify LICENSOR in writing when any such infringement claim or action is commenced or threatened and LICENSEE shall cooperate in the defense and resolution of such action or claim. Any such claim or action may be resolved by

                                      -16-
364962.1

                           LICENSOR requiring that LICENSEE modify its use of the infringing or allegedly infringing property to avoid said infringement, so long as such modification does not materially adversely affect LICENSEE's operation of the motor hotel which is licensed hereunder.

                  h.       Paragraph 11 hereof is deleted.

                  i. Paragraph 27 is deleted. LICENSEE agrees that the transfer of more than 20% of the currently outstanding equity of LICENSEE, or the issuance of more than 20% of additional equity in, LICENSEE in either case without the written consent of LICENSOR, shall be a breach of this Agreement by LICENSEE permitting the LICENSOR to terminate this Agreement for cause.

                  j. Paragraph 12.e. hereof is modified by deleting the word "decalcomania" therefrom.

                  k. The parties establish the following schedule of liquidated damages payable by LICENSEE to LICENSOR within 15 days after termination of this Agreement prior to expiration of the Term by LICENSOR with cause or by LICENSEE without cause, insofar as actual damages are difficult to predict and this formula is a reasonable pre-estimate of the actual damages to be suffered by LICENSOR as a result of premature termination of this Agreement. LICENSEE shall pay to LICENSOR the product of the aggregate payments due from LICENSEE pursuant to Paragraph 3.b. (whether or not paid by LICENSEE) during the last twelve (12) months the LICENSEE was part of the TRAVELODGE System under this Agreement, multiplied by the "Factor." If the LICENSEE has not been a part of the TRAVELODGE System under this Agreement for at least twelve (12) months, the parties agree that liquidated damages shall be calculated by taking the average of monthly payments due from LICENSEE pursuant to Paragraph 3.b. (whether or not paid by LICENSEE) under this Agreement times twelve (12), then multiplying by the Factor. If the termination occurs before the end of the fourth year of the Term, then the Factor will be five (5). If the termination occurs during the fifth year of the Term, the Factor will be four (4). If the termination occurs during the sixth year of the Term, the Factor will be three (3). If the termination occurs after the sixth year of the Term, the Factor will be two
(2).

                  l. LICENSEE and any assignee or successor of the original LICENSEE may assign this Agreement to, the lessee or transferee of fee simple title to the motor hotel upon thirty (30) days prior written notice to LICENSOR at any time during the Term when LICENSEE is not in default under this Agreement without payment of an application, initial or transfer fee by LICENSEE or the assignee provided that (1) the assignee completes and returns to LICENSOR at least fifteen (15) days before the transfer of possession or title, whichever comes first, LICENSOR's standard license applications, (2) the assignee is reasonably acceptable to LICENSOR, (3) for a period ending on the seventh anniversary of the date of execution of this Agreement, LICENSEE remains primarily liable for the timely and full payment of the Licensee's obligations under this Agreement for the payment of

                                      -17-
364962.1
liquidated damages in accordance with Paragraph 30.k., and (4) the assignee assumes this Agreement by writing acceptable to and directly enforceable by LICENSOR. From and after said seventh anniversary, LICENSEE shall have no further liability under this subparagraph 1.

                  m. LICENSEE may terminate this Agreement at any time without incurring the damages provided in Paragraph 30.k., provided that LICENSEE shall have entered into a license or franchise agreement with another subsidiary of HFS Incorporated ("HFS") providing for the operation of the Property as part of the franchise system owned by said subsidiary, which agreement shall be in the then current standard form of license or franchise agreement being offered to prospective licensees or franchisees by said subsidiary in its then current Uniform Franchise Offering Circular for the state in which the Property is located. Such agreement shall be modified to include liquidated damages and assignment provisions substantially the same as Paragraphs 30.k. and 30.1. hereof, after giving effect to the expiration of the period prior to such termination of this Agreement, and a term at least equal to the unexpired portion of the original term of this Agreement. LICENSEE acknowledges that neither HFS nor any subsidiary of HFS shall be obligated to enter into any license or franchise agreement with LICENSEE with respect to the Property.


                           {SIGNATURE PAGE TO FOLLOW}

                                      -18-
364962.1

         IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the day and year first above written.

FORTE HOTELS, INC.
a California corporation                    a Delaware corporation


by__________________________                _____________________________


by__________________________                _____________________________
  "LICENSOR"                                "LICENSEE"



                                      -19-
364962.1

                                                                   EXHIBIT L-2

                                                   Location: Jamaica, New York
                                                   Entity No.
                                                   Unit No.:


                        RAMADA FRANCHISE SYSTEMS, INC.
                               LICENSE AGREEMENT

      THIS LICENSE AGREEMENT ("Agreement"), dated _______________, 19___, is between RAMADA FRANCHISE SYSTEMS, INC., a Delaware corporation ("we", "our" or "us"), and Forte Hotels, Inc., a Delaware corporation ("you"). The definitions of capitalized terms are found in Appendix A. In consideration of the following mutual promises, the parties agree as follows:

1. License. We acquired from Franchise Systems Holdings, Inc. ("FSH") pursuant to the Master License Agreements the right to use and to sublicense certain trade names, trademarks and service marks including the Marks and the distinctive Ramada System for providing transient guest lodging services to the public under the "RAMADA" name and certain services to its licensees, including the Reservation System, advertising, marketing and training services. We have the exclusive right to license and franchise to you the distinctive "Ramada" System for providing transient guest lodging services. We grant to you and you accept the License, effective and commencing on the Opening Date and ending on the earliest to occur of the Term's expiration, a Transfer or a Termination. You will call the Facility a "Ramada Plaza Hotel." You may adopt additional or secondary designations for the Facility with our prior written consent, which we may withhold, condition, or withdraw on written notice in our sole discretion.

2.  Ramada Inns National Association.

2.1 Membership. You automatically become a member of the Ramada Inns National Association ("RINA"), an unincorporated association. Other Chain licensees are also members of RINA. RINA may consider and discuss common issues relating to advertising and operation of facilities in the System and, through its Executive Committee, make recommendations to us regarding such issues and other matters.

2.2 Annual Conference. A RINA conference is held each year. The conference date and location will be determined by the RINA Executive Committee after consultation with us. You will pay not less than one "Conference Registration Fee" for each Facility you own. When you pay the Conference Registration Fee, you may send your representative to the conference. Additional Facility representatives may attend subject to conference policies and after payment of an additional Conference Registration Fee for each such additional attendee. You will pay the costs of

C/M  11752.0003 365014.1
transportation, lodging and meals (except those we provide as part of the Conference) for your attendees.

3. Your Improvement and Operating Obligations. Your obligations to improve, operate and maintain the Facility are:

3.1 Improvements. You must select and acquire the Location and acquire, equip and supply the Facility in accordance with System Standards. You must provide us with proof that you own or lease the Facility before or within 30 days after the Effective Date. You must begin renovation of the Facility no later than thirty (30) days after the Effective Date. The deadline for completing the pre-opening phase of conversion and renovation, when the Facility must score at least 450 points (or equivalent) under our quality assurance inspection system and be ready to open for business under the System, is ninety (90) days after the Effective Date. All renovations will comply with System Standards, any Approved Plans, Schedule B and any Punch List attached to this Agreement. Your general contractor or you must carry the insurance required under this Agreement during renovation. You must complete the pre-opening renovation specified on the Punch List and the Facility must pass its pre-opening quality assurance inspection with a score of at least 450 points (or equivalent) before we consider the Facility to be ready to open under the System. You must continue renovation and improvement of the Facility after the Opening Date as the Punch List requires and pass a post-opening quality assurance inspection within nine (9) months after the Opening Date. We may, in our sole discretion, terminate this Agreement by giving written notice to you (subject to applicable law) if (1) you do not commence or complete the pre-opening or post-opening improvements of the Facility by the dates specified in this Section, or (2) you prematurely identify the Facility as a Chain Facility or begin operation under the System name described in Schedule B in violation of Section 3.3 and you fail to either complete the pre-opening Improvement Obligation or cease operating and/or identifying the Facility under the Marks and System within five days after we send you written notice of default. Time is of the essence for the Improvement Obligation. We may, however, in our sole discretion, grant one or more extensions of time to perform any phase of the Improvement Obligation. You will pay us a non-refundable extension fee of $2.00 per room for each day of any extension of the deadline for completing pre-opening improvements. This fee will be payable to us after each 30 days of the extension. You will pay us the balance of the extension fee outstanding when the Facility opens under the System 10 days after the Opening Date. The grant of an extension will not waive any other default existing at the time the extension is granted.

3.2 Improvement Plans. You will create plans and specifications for the work described in Section 3.1 (based upon the System

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Standards and this Agreement) if we so request and submit them for our approval before starting improvement of the Location. We will not unreasonably withhold or delay our approval, which is intended only to test compliance with System Standards, and not to detect errors or omissions in the work of your architects, engineers, contractors or the like. Our review does not cover technical, architectural or engineering factors, or compliance with federal, state or local laws, regulations or code requirements. We will not be liable to your lenders, contractors, employees, guests, others or you on account of our review or approval of your plans, drawings or specifications, or our inspection of the Facility before, during or after renovation or construction. Any material variation from the Approved Plans requires our prior written approval. You will promptly provide us with copies of permits, job progress reports, and other information as we may reasonably request. We may inspect the work while in progress without prior notice.

3.3 Pre-Opening. You may identify the Facility as a Chain Facility prior to the Opening Date, or commence operation of the Facility under a Mark and using the System, only after first obtaining our approval or as permitted under and strictly in accordance with the System Standards Manual. If you identify the Facility as a Chain Facility or operate the Facility under a Mark before the Opening Date without our express written consent, then in addition to our remedies under Sections 3.1 and 11.2, you will begin paying the Royalty to us, as specified in Section 7.1, from the date you identify or operate the Facility using the Mark. We may delay the Opening Date until you pay the Royalty accruing under this Section.

3.4 Operation. You will operate and maintain the Facility continuously after the Opening Date on a year-round basis as required by System Standards and offer transient guest lodging and other related services of the Facility (including those specified on Schedule B) to the public in compliance with the law and System Standards. You will keep the Facility in a clean, neat, and sanitary condition. You will clean, repair, replace, renovate, refurbish, paint, and redecorate the Facility and its FF&E as and when needed to comply with System Standards. The Facility will be managed by either a management company or an individual manager with significant training and experience in general management of similar lodging facilities. The Facility will accept payment from guests by all credit and debit cards we designate in the System Standards Manual. You may add to or discontinue the amenities, services and facilities described in Schedule B, or lease or subcontract any service or portion of the Facility, only with our prior written consent which we will not unreasonably withhold or delay. Your front desk operation, telephone system, parking lot, swimming pool and other guest service facilities may not be shared with or used by guests of another lodging or housing facility.

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3.5 Training. You (or a person with executive authority if you are an entity)
and the Facility's general manager will attend the training programs described in Section 4.1 we designate as mandatory for licensees or general managers, respectively. You will train or cause the training of all Facility personnel as and when required by System Standards and this Agreement. You will pay for all travel, lodging, meals and compensation expenses of the people you send for training programs, the cost of training materials and other reasonable charges we may impose for training under Section 4.1, and all travel, lodging, meal and facility and equipment rental expenses of our representatives if training is provided at the Facility.

3.6 Marketing. You will participate in System marketing programs, including the Directory and the Reservation System. You will obtain and maintain the computer and communications service and equipment we specify to participate in the Reservation System. You will comply with our rules and standards for participation, and will honor reservations and commitments to guests and travel industry participants. You may implement, at your option and expense, your own local advertising. Your advertising materials must use the Marks correctly, and must comply with System Standards or be approved in writing by us prior to publication. You will stop using any non-conforming, out-dated or misleading advertising materials if we so request.


3.6.1 You will participate in any regional marketing, training or management alliance or cooperative of Chain licensees formed to serve the Chain Facilities in your area. We may assist the cooperative collect contributions. You may be excluded from cooperative programs and benefits if you don't participate in all cooperative programs according to their terms, including making payments and contributions when due.

3.7 Governmental Matters. You will obtain as and when needed all governmental permits, licenses and consents required by law to construct, acquire, renovate, operate and maintain the Facility and to offer all services you advertise or promote. You will pay when due or properly contest all federal, state and local payroll, withholding, unemployment, beverage, permit, license, property, ad valorem and other taxes, assessments, fees, charges, penalties and interest, and will file when due all governmental returns, notices and other filings.

3.8 Inspections and Audits. You will permit our representatives to perform quality assurance inspections of the Facility and audit your financial and operating books and records (including tax returns) relating to the Facility and any related business, with or without prior notice of the inspection or audit. The inspections and audits will commence during normal business hours, although we may observe Facility operation and accounting

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activity at any time. You, the Facility staff and your other agents and employees will cooperate with our inspectors and auditors in the performance of their duties. You will pay us any underpayment of, and we will pay you or credit your Recurring Fee account for any overpayment of, Recurring Fees discovered by an audit. You will pay the reasonable travel, lodging and meal expenses of our reinspection or audit and any reinspection fee we may impose if the Facility does not pass an inspection, you refuse to cooperate with our auditors or inspectors, or the audit reveals that you paid us less than 97% of the correct amount of Recurring Fees. We may publish or disclose the results of quality assurance inspections.

3.9 Reports and Accounting. You will prepare and submit timely monthly reports containing the information we require about the Facility's performance during the preceding month. You will prepare and submit other reports and information about the Facility as we may reasonably request from time to time or in the System Standards Manual. You will maintain accounting books and records in accordance with generally accepted accounting principles and the American Hotel & Motel Association Uniform System of Accounts for Hotels, as amended, subject to this Agreement and other reasonable accounting standards we may specify from time to time. You will prepare and submit to us if we so request your annual and semiannual financial statements. We do not require that your financial statements be independently audited, but you will send us a copy of your audited statements if you have them audited and we ask for them.

3.10 Insurance. You will obtain and maintain during the Term of this Agreement the insurance coverage required under the System Standards Manual from insurers meeting the standards established in the Manual. Unless we instruct you otherwise, your liability insurance policies will name Ramada Franchise Systems, Inc. and HFS Incorporated as additional insureds.

3.11 Conferences. You or your representative will attend each annual RINA conference and pay the Conference Registration Fee described in Section 2.2. Mandatory recurrent training for licensees and general managers described in
Section 4.1.3 may be held at a RINA conference. The Fee will be the same for all Chain Facilities that we license in the United States. You will receive reasonable notice of a Chain conference.

3.12 Purchasing. You will purchase or obtain certain items we designate as proprietary or that bear Marks from suppliers we approve. You may purchase any other items for the Facility from any competent source you select, so long as the items meet or exceed System Standards.

3.13 Good Will. You will use reasonable efforts to protect, maintain and promote the name "Ramada" and its distinguishing

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characteristics, and the other Marks. You will not permit or allow your officers, directors, principals, employees, representatives, or guests of the Facility to engage in conduct which is unlawful or damaging to the good will or public image of the Chain or System. You will participate in Chain-wide guest service and satisfaction guaranty programs we require in good faith for all Chain Facilities. You will follow System Standards for identification of the Facility and for you to avoid confusion on the part of guests, creditors, lenders, investors and the public as to your ownership and operation of the Facility, and the identity of your owners.

3.14 Facility Modifications. You may materially modify, diminish or expand the Facility (or change its interior design, layout, FF&E, or facilities) only after you receive our prior written consent, which we will not unreasonably withhold or delay. You will pay our Rooms Addition Fee then in effect for each guest room you add to the Facility. If we so request, you will obtain our prior written approval of the plans and specifications for any material modification, which we will not unreasonably withhold or delay. You will not open to the public any material modification until we inspect it for compliance with the Approved Plans and System Standards.

3.15 Courtesy Lodging. You will provide lodging at the "Employee Rate" established in the System Standards Manual from time to time (but only to the extent that adequate room vacancies exist) to our representatives traveling on business, but not more than three standard guest rooms at the same time.

3.16 Minor Renovations. Beginning three years after the Opening Date, we may issue a "Minor Renovation Notice" to you that will specify reasonable Facility upgrading and renovation requirements (a "Minor Renovation") to be commenced no sooner than 60 days after the notice is issued, having an aggregate cost for labor, FF&E and materials estimated by us to be not more than the Minor Renovation Ceiling Amount. You will perform the Minor Renovations as and when the Minor Renovation Notice requires. We will not issue a Minor Renovation Notice within three years after the date of a prior Minor Renovation Notice, or if the three most recent quality assurance inspection scores of the Facility averaged at least 450 points or equivalent and the most recent quality assurance inspection score for the Facility was at least 425 points or equivalent when the Facility is otherwise eligible for a Minor Renovation.

4. Our Operating and Service Obligations. We will provide you with the following services and assistance:

4.1 Training. We will offer general manager training, property opening, recurrent training and supplemental training.


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4.1.1 Management Training. Between 60 days before and six months after the projected Opening Date, we will offer at a location in the United States we designate, and the Facility general manager must complete a training program to our satisfaction. The training program will not exceed two weeks in duration and will cover such topics as System Standards, services available from us, and operating a Chain Facility. We may charge you a reasonable fee for materials for each manager trainee. Each manager's training program may vary depending on his or her prior training and experience. Any replacement general manager of the Facility must complete the training program within the time specified in the System Standards Manual. No tuition will be charged for your first participation in this training but you must pay for your representative's travel, lodging, meals, incidental expenses, compensation and benefits. We may charge you reasonable tuition for training for replacement managers.

4.1.2 Property Opening Training. We will provide at the Facility or another agreed location, a "Property Training Program" (at our discretion as to length and scheduling) to assist you in opening the Facility. There is no charge for the Property Training Program other than for the reasonable expenses for travel, room, board and other out-of-pocket costs of our representatives.


4.1.3 Recurrent Training. We will provide training for you and the Facility's managers if we determine that additional training for licensees and managers is necessary from time to time. Training will be held in our U.S. training center or other locations, or in conjunction with regional workshops or conferences. You will pay for your representative's travel, lodging, meals, incidental expenses, compensation and benefits for this training. We may charge reasonable tuition for refresher courses and regional workshops. This training may be held in conjunction with a Chain conference.

4.1.4 Supplemental Training. We may offer optional training programs without charge or for tuition. We may offer or sell to you video tapes, computer discs or other on-site training aids and materials, or require you to buy them at reasonable prices.

4.1.5 We may charge you a reasonable cancellation fee if you cancel your training program commitments or reservations within 30 days (or such shorter period as we may specify) before the start of any training program at which you or your representative has a reservation. We may charge you tuition for your representatives to attend mandatory sessions other than those people we require to attend the training and fees for instructional materials.


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4.2 Reservation System. We will operate and maintain (directly or by subcontracting with an affiliate or one or more third parties), with funds allocated from the collections of the RINA Services Assessment Fee, a computerized Reservation System or such technological substitute(s) as we determine, in our discretion. We will use the allocated RINA Services Assessment Fees for the acquisition, development, support, equipping, maintenance, improvement and operation of the Reservation System. We will provide software maintenance for the software we license to you to connect to the Reservation System if your Recurring Fee payments are up to date. The Facility will participate in the Reservation System, commencing with the Opening Date for the balance of the Term. We have the right to provide reservation services to lodging facilities other than Chain Facilities or to other parties. We will not offer callers to our general consumer toll free reservation telephone number in the United States the opportunity to make reservations for other lodging chains.

4.3  Marketing.

4.3.1 We will promote public awareness and usage of Chain Facilities with funds allocated from collections of the RINA Services Assessment Fees by implementing advertising, promotion, publicity, market research and other marketing programs, training programs and related activities, and the production and distribution of Chain publications and directories of hotels. We will determine in our discretion: (i) The nature and type of media placement; (ii) The allocation (if any) among international, national, regional and local markets; and (iii) The nature and type of advertising copy, other materials and programs. We or an affiliate may be reimbursed for the reasonable direct and indirect costs, overhead or other expenses of providing marketing services. We are not obligated to supplement or advance funds available from collections of the RINA Services Assessment Fees to pay for marketing activities. We do not promise that the Facility or you will benefit directly or proportionately from marketing activities.

4.3.2 We may, at our discretion, implement special international, national, regional or local promotional programs (which may or may not include the Facility) and may make available to you (to use at your option) media advertising copy and other marketing materials for prices which reasonably cover the materials' direct and indirect costs.

4.3.3 We will publish the Chain Directory. We will include the Facility in the Chain Directory after it opens if you submit the information we request on time, and you are not in default under this Agreement at the time we must arrange for publication. We will supply Directories to you for display at locations specified in the System Standards Manual or policy statements. We may assess you a reasonable charge for the direct and indirect

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expenses (including overhead) of producing and delivering the
Directories.

4.4 Purchasing. We may offer optional assistance to you with purchasing items used at or in the Facility. Our affiliates may offer this service on our behalf. We may restrict the vendors authorized to sell proprietary or Mark-bearing items in order to control quality, provide for consistent service or obtain volume discounts. We will maintain and provide to you lists of suppliers approved to furnish Mark-bearing items, or whose products conform to System Standards.

4.5 The System. We will control and establish requirements for all aspects of the System. We may, in our discretion, change, delete from or add to the System, including any of the Marks or System Standards, in response to changing market conditions. We may, in our discretion, permit deviations from System Standards, based on local conditions and our assessment of the circumstances.

4.6 Consultations and Standards Compliance. We will assist you to understand your obligations under System Standards by telephone, mail, during quality assurance inspections, through the System Standards Manual, at training sessions and during conferences and meetings we conduct. We will provide telephone and mail consultation on Facility operation and marketing through our representatives.

4.7 System Standards Manual and Other Publications. We will specify System Standards in the System Standards Manual, policy statements or other publications. We will lend you one copy of the System Standards Manual promptly after we sign this Agreement. We will send you any System Standards Manual revisions and/or supplements as and when issued. We will send you all other publications for Chain licensees and all separate policy statements in effect from time to time.

4.8 Inspections and Audits. We have the unlimited right to conduct unannounced quality assurance inspections of the Facility and its operations, records and Mark usage to test the Facility's compliance with System Standards and this Agreement, and the audits described in Section 3.8. We have the unlimited right to reinspect if the Facility does not achieve the score required on an inspection. We may impose a reinspection fee and will charge you for our reasonable costs of travel, lodging and meals for any reinspection, or for an audit if you pay less than 97% of the correct amount of Recurring Fees. Our inspections are solely for the purposes of checking compliance with System Standards.

5. Term. The Term begins on the Effective Date and expires on the day prior to the fifteenth anniversary of the Opening Date.
Some of your duties and obligations will survive termination or

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expiration of this Agreement. You will execute and deliver to us with this
Agreement a notarized Declaration of License Agreement in recordable form. We will countersign and return one copy of the Declaration to you. We may, at our option, record the Declaration in the real property records of the county where the Facility is located. The Declaration will be released at your request and expense when this Agreement terminates or expires and you perform your post-termination obligations. NEITHER PARTY HAS RENEWAL RIGHTS OR OPTIONS.

6. Application and Initial Fees. The application fee and initial fee shall be waived.

7.  Recurring Fees, Taxes and Interest.

7.1 You will pay us certain "Recurring Fees" in U.S. dollars (or such other currency as we may direct if the Facility is outside the United States) fifteen days after the month in which they accrue, without billing or demand. Recurring Fees include the following:

7.1.1 A "Royalty" equal to four percent (4.0%) of Gross Room Revenues of the Facility accruing during the calendar month, accrues from the earlier of the Opening Date or the date you identify the Facility as a Chain Facility or operate it under a Mark until the end of the Term.

7.1.2 A "RINA Services Assessment Fee" as set forth in Schedule C for advertising, marketing, training, the Reservation System and other related services and programs, accrues from the Opening Date until the end of the Term. On behalf of RINA, we collect and deposit the Fees from licensees, then disburse and administer the funds collected by means of a separate account or accounts. The RINA Services Assessment Fee is subject to change for all Chain Facilities, and new fees and charges may be assessed for new services, by substituting a new Schedule C or otherwise, but only upon the recommendation of the RINA Executive Committee and after our approval. You will also pay or reimburse us for travel agent commissions paid for reservations at the Facility and other fees levied to pay for reservations for the Facility originated or processed through other reservation systems and networks. We may charge a reasonable service fee for this service. We may charge Facilities using the Reservation System outside the United States for reservation service using a different formula. We may use the RINA Services Assessment Fees we collect, in whole or in part, to reimburse our reasonable direct and indirect costs, overhead or other expenses of providing marketing, training and reservation services.

7.2 You will pay to us "Taxes" equal to any federal, state or local sales, gross receipts, use, value added, excise or similar taxes assessed against us on the Recurring Fees by the

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jurisdictions where the Facility is located, but not including any income tax, franchise or other tax for the privilege of doing business by us in your State. You will pay Taxes to us when due.

7.3 "Interest" is payable when you receive our invoice on any past due amount payable to us under this Agreement at the rate of 1.5% per month or the maximum rate permitted by applicable law, whichever is less, accruing from the due date until the amount is paid.

7.4 If a transfer occurs, your transferee or you will pay us our then current Application Fee and a "Relicense Fee" equal to the Initial Fee we would then charge a new licensee for the Facility.

8.  Indemnifications.

8.1 Independent of your obligation to procure and maintain insurance, you will indemnify, defend and hold the Indemnitees harmless, to the fullest extent permitted by law, from and against all Losses and Expenses, incurred by any Indemnitee for any investigation, claim, action, suit, demand, administrative or alternative dispute resolution proceeding, relating to or arising out of any transaction, occurrence or service at, or involving the operation of the Facility, any breach or violation of any contract or any law, regulation or ruling by, or any act, error or omission (active or passive) of, you, any party associated or affiliated with you or any of the owners, officers, directors, employees, agents or contractors of you or your affiliates, including when the active or passive negligence of any Indemnitee is alleged or proven. You have no obligation to indemnify an Indemnitee for damages to compensate for property damage or personal injury if a court of competent jurisdiction makes a final decision not subject to further appeal that the Indemnitee engaged in wilful misconduct or intentionally caused such property damage or bodily injury. This exclusion from the obligation to indemnify shall not, however, apply if the property damage or bodily injury resulted from the use of reasonable force by the Indemnitee to protect persons or property.

8.2 You will respond promptly to any matter described in the preceding paragraph, and defend the Indemnitee. You will reimburse the Indemnitee for all costs of defending the matter, including attorneys' fees, incurred by the Indemnitee if your insurer or you do not assume defense of the Indemnitee promptly when requested. We must approve any resolution or course of action in a matter that could directly or indirectly have any adverse effect on us or the Chain, or could serve as a precedent for other matters.

8.3 We will indemnify, defend and hold you harmless, to the fullest extent permitted by law, from and against all Losses and Expenses incurred by you in any action or claim arising from your

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proper use of the System alleging that your use of the System and any property we license to you is an infringement of a third party's rights to any trade secret, patent, copyright, trademark, service mark or trade name. You will promptly notify us in writing when you become aware of any alleged infringement or an action is filed against you. You will cooperate with our defense and resolution of the claim. We may resolve the matter by obtaining a license of the property for you at our expense, or by requiring that you discontinue using the infringing property or modify your use to avoid infringing the rights of others.

9.  Your Assignments, Transfers and Conveyances.

9.1 Transfer of the Facility. This Agreement is personal to you (and your owners if you are an entity). We are relying on your experience, skill and financial resources (and that of your owners and the guarantors, if any) to sign this Agreement with you. You may finance the Facility and grant a lien, security interest or encumbrance on it without notice to us or our consent. If a Transfer is to occur, the transferee or you must comply with Section 9.3. Your License terminates when the Transfer occurs. If the transferee does not sign a replacement license agreement with us before you give the transferee ownership or possession of the Facility, then the License terminates when you transfer ownership or possession of the Facility. The transferee may not operate the Facility under the System, and you are responsible for performing the post-termination obligations in Section 13. You and your owners may, only with our prior written consent and after you comply with Sections 9.3 and 9.6, assign, pledge, transfer, delegate or grant a security interest in all or any of your rights, benefits and obligations under this Agreement, as security or otherwise. Transactions involving Equity Interests that are not Equity Transfers do not require our consent and are not Transfers.

9.2 Public Offerings and Registered Securities. You may engage the first registered public offering of your Equity Interests only after you pay us a public offering fee equal to $15,000. Your Equity Interests (or those of a person, parent, subsidiary, sibling or affiliate entity, directly or indirectly effectively controlling you), are freely transferable without the application of this Section if they are, on the Effective Date, or after the public offering fee is paid, they become, registered under the federal Securities Act of 1933, as amended, or a class of securities registered under the Securities Exchange Act of 1934, as amended, or listed for trading on a national securities exchange or the automated quotation system of the National Association of Securities Dealers, Inc. (or any successor system), provided that any tender offer for at least a majority of your Equity Interests will be an Equity Transfer subject to Section 9.1.


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9.3 Conditions. We may, to the extent permitted by applicable law, condition and withhold our consent to a Transfer when required under this Section 9 until the transferee and you meet certain conditions. If a Transfer is to occur, the transferee (or you, if an Equity Transfer is involved) must first complete and submit our Application, qualify to be a licensee in our sole discretion, given the circumstances of the proposed Transfer, provide the same supporting documents as a new license applicant, pay the Application and Relicense Fees then in effect, sign the form of License Agreement we then offer in conversion transactions and agree to renovate the Facility as if it were an existing facility of similar age and condition converting to the System, as we reasonably determine. We will provide a Punch List of improvements we will require after the transferee's Application is submitted to us. We must also receive general releases from you and each of your owners, and payment of all amounts then owed to us and our affiliates by you, your owners, your affiliates, the transferee, its owners and affiliates, under this Agreement or otherwise. Our consent to the transaction will not be effective until these conditions are satisfied.

9.4 Permitted Transferee Transactions. You may transfer an Equity Interest or effect an Equity Transfer to a Permitted Transferee without obtaining our consent, renovating the Facility or paying a Relicense Fee or Application Fee. No Transfer will be deemed to occur. You also must not be in default and you must comply with the application and notice procedures specified in Sections
9.3 and 9.6. Each Permitted Transferee must first agree in writing to be bound by this Agreement, or at our option, execute the License Agreement form then offered prospective licensees. No transfer to a Permitted Transferee shall release a living transferor from liability under this Agreement or any guarantor under any Guaranty of this Agreement. You must comply with this
Section if you transfer the Facility to a Permitted Transferee. A transfer resulting from a death may occur even if you are in default under this Agreement.

9.5 Attempted Transfers. Any transaction requiring our consent under this
Section 9 in which our consent is not first obtained shall be void, as between you and us. You will continue to be liable for payment and performance of your obligations under this Agreement until we terminate this Agreement, all your financial obligations to us are paid and all System identification is removed from the Facility.

9.6 Notice of Transfers. You will give us at least 30 days prior written notice of any proposed Transfer or Permitted Transferee transaction. You will notify us when you sign a contract to Transfer the Facility and 10 days before you intend to close on the transfer of the Facility. We will respond to all requests for our consent and notices of Permitted Transferee transactions within a reasonable time not to exceed 30 days. You

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will notify us in writing within 30 days after a change in ownership of 25% or more of your Equity Interests that are not publicly held or that is not an Equity Transfer, or a change in the ownership of the Facility if you are not its owner. You will provide us with lists of the names, addresses, and ownership percentages of your owner(s) at our request.

10. Our Assignments. We may assign, delegate or subcontract all or any part of our rights and duties under this Agreement, including by operation of law, without notice and without your consent. We will have no obligations to you after you are notified that our transferee has assumed our obligations under this Agreement except those that arose before we assign this Agreement.

11.  Default and Termination.

11.1 Default. In addition to the matters identified in Section 3.1, you will be in default under this Agreement if (a) you do not pay us when a payment is due, (b) you do not perform any of your other obligations when this Agreement and the System Standards Manual require, or (c) if you otherwise breach this Agreement. If your default is not cured within ten days after you receive written notice from us that you have not filed your monthly report, paid us any amount that is due or breached your obligations regarding Confidential Information, or within 30 days after you receive written notice from us of any other default (except as noted below), then we may terminate this Agreement by written notice by you, under Section 11.2. We will not exercise our right to terminate if you have completely cured your default, or until any waiting period required by law has elapsed. In the case of quality assurance default, if you have acted diligently to cure the default but cannot do so and have entered into a written improvement agreement with us within 30 days after the failing inspection, you may cure the default within 90 days after the failing inspection. We may terminate the License if you do not perform that improvement agreement.

11.2 Termination. We may terminate the License, or this Agreement if the Opening Date has not occurred, effective when we send written notice to you or such later date as required by law or as stated in the default notice, when
(1) you do not cure a default as provided in Section 11.1 or we are authorized to terminate under Section 3.1. (2) you discontinue operating the Facility as a "Ramada", (3) a guarantor on whom we are relying to enter into this Agreement dies or becomes incapacitated, (4) you lose possession or the right to possession of the Facility, (5) you (or any guarantor) suffer the termination of another license or franchise agreement with us or one of our affiliates, (6) you intentionally maintain false books and records or submit a materially false report to us, (7) you (or any guarantor) generally fail to pay debts as they come due in the ordinary

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course of business, (8) you, any guarantor or any of your owners or agents misstated to us or omitted to tell us a material fact to obtain or maintain this Agreement with us, (9) you receive two or more notices of default from us in any one year period (whether or not you cure the defaults), (10) a violation of Section 9 occurs, or a Transfer occurs before the relicensing process is completed, (11) you contest in court the ownership or right to franchise or license all or any part of the System or the validity of any of the Marks, (12) you, any guarantor or the Facility is subject to any voluntary or involuntary bankruptcy, liquidation, dissolution, receivership, assignment, reorganization, moratorium, composition or a similar action or proceeding that is not dismissed within 60 days after its filing, or (13) you maintain or operate the Facility in a manner that endangers the health or safety of the Facility's guests.

11.3  Casualty and Condemnation.

11.3.1 You will notify us promptly after the Facility suffers a Casualty that prevents you from operating in the normal course of business, with less than 75% of guest rooms available. You will give us information on the availability of guest rooms and the Facility's ability to honor advance reservations. You will tell us in writing within 60 days after the Casualty whether or not you will restore, rebuild and refurbish the Facility to conform to System Standards and its condition prior to the Casualty. This restoration will be completed within 180 days after the Casualty. You may decide within the 60 days after the Casualty, and if we do not hear from you, we will assume that you have decided, to terminate this Agreement, effective as of the date of your notice or 60 days after the Casualty, whichever comes first. If this Agreement so terminates, you will pay all amounts accrued prior to termination and follow the post-termination requirements in Section 13. You will not be obligated to pay Liquidated Damages if the Facility will no longer be used as an extended stay or transient lodging facility after the Casualty.

11.3.2 You will notify us in writing within 10 days after you receive notice of any proposed Condemnation of the Facility, and within 10 days after receiving notice of the Condemnation date. This Agreement will terminate on the date the Facility or a substantial portion is conveyed to or taken over by the condemning authority.

11.4 Our Other Remedies. We may suspend the Facility from the Reservation System for any default or failure to pay or perform under this Agreement, discontinue Reservation System referrals to the Facility for the duration of such suspension, and may divert previously made reservations to other Chain Facilities after giving notice of non-performance, non-payment or default. We may deduct points under our quality assurance inspection program for your failure to comply with this Agreement or System Standards.

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Reservation service will be restored after you have fully cured any and all defaults and failures to pay and perform. We may omit the Facility from the Directory if you are in default on the date we must determine which Chain Facilities are included in the Directory. You recognize that any use of the System not in accord with this Agreement will cause us irreparable harm for which there is no adequate remedy at law, entitling us to injunctive and other relief. We may litigate to collect amounts due under this Agreement without first issuing a default or termination notice. Our consent or approval may be withheld if needed while you are in default under this Agreement or may be conditioned on the cure of all your defaults.

11.5 Your Remedies. If we fail to issue our approval or consent as and when required under this Agreement within a reasonable time of not less than 30 days after we receive all of the information we request, and you believe our refusal to approve or consent is wrongful, you may bring a legal action against us to compel us to issue our approval or consent to the obligation. To the extent permitted by applicable law, this action shall be your exclusive remedy. We shall not be responsible for direct, indirect, special, consequential or exemplary damages, including, but not limited to, lost profits or revenues.

12.  Liquidated Damages.

12.1 Generally. If we terminate the License under Section 11.2, or you terminate this Agreement (except under Section 11.3 or as a result of our default which we do not cure within a reasonable time after written notice), you will pay us within 30 days following the date of termination, as Liquidated Damages, an amount equal to the sum of accrued Royalties and RINA Services Assessment Fees during the immediately preceding 24 full calendar months (or the number of months remaining in the unexpired Term at the date of termination, whichever is less). If the Facility has been open for less than 24 months, then the amount shall be the average monthly Royalties and RINA Services Assessment Fees since the Opening Date multiplied by 24. You will also pay any applicable Taxes assessed on such payment. Liquidated Damages will not be less than the product of $2,000.00 multiplied by the number of guest rooms in the Facility. If we terminate this Agreement under Section 3 before the Opening Date, you will pay us within 10 days after you receive our notice of termination Liquidated Damages equal to one-half the amount payable for termination under Section 11.2. Liquidated Damages are paid in place of our claims for lost future Recurring Fees under this Agreement. Our right to receive other amounts due under this Agreement is not affected.

12.2 Condemnation Payments. In the event a Condemnation is to occur, you will pay us the fees set forth in Section 7 for a period of one year after we receive the initial notice of

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condemnation described in Section 11.3.2, or until the Condemnation occurs, whichever is longer. You will pay us Liquidated Damages equal to the average daily Royalties and RINA Services Assessment Fees for the one year period preceding the date of your condemnation notice to us multiplied by the number of days remaining in the one year notice period if the Condemnation is completed before the one year notice period expires. This payment will be made within 30 days after Condemnation is completed (when you close the Facility or you deliver it to the condemning authority). You will pay no Liquidated Damages if the Condemnation is completed after the one year notice period expires, but the fees set forth in Section 7 must be paid when due until Condemnation is completed.

13. Your Duties At and After Termination. When the License or this Agreement terminates for any reason whatsoever:

13.1 System Usage Ceases. You will immediately stop using the System to operate and identify the Facility. You will remove all signage and other items bearing any Marks and follow the other steps detailed in the System Standards Manual for changing the identification of the Facility. You will promptly paint over or remove the Facility's distinctive System trade dress, color schemes and architectural features.

13.2 Other Duties. You will pay all amounts owed to us under this Agreement within 10 days after termination. You will owe us Recurring Fees on Gross Room Revenues accruing while the Facility is identified as a "Ramada", including the RINA Services Assessment Fees for so long as the Facility receives service from the Reservation System. We may immediately remove the Facility from the Reservation System and divert reservations as authorized in Section 11.4. We may also, to the extent permitted by applicable law, and without prior notice enter the Facility and any other parcels, remove software (including archive and back-up copies) for accessing the Reservation System, all copies of the System Standards Manual, Confidential Information, equipment and all other personal property of ours, and paint over or remove and purchase for $10.00, all or part of any interior or exterior Mark-bearing signage (or signage face plates), including billboards, whether or not located at the Facility, that you have not removed or obliterated within five days after termination. You will promptly pay or reimburse us for our cost of removing such items, net of the $10.00 purchase price for signage. We will exercise reasonable care in removing or painting over signage. We will have no obligation or liability to restore the Facility to its condition prior to removing the signage. We shall have the right, but not the obligation, to purchase some or all of the Facility's Mark-bearing FF&E and supplies at the lower of their cost or net book value, with the right to set off their aggregate purchase price against any sums then owed us by you.


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13.3 Advance Reservations. The Facility will honor any advance reservations, including group bookings, made for the Facility prior to termination at the rates and on the terms established when the reservations are made and pay when due all related travel agent commissions.

13.4 Survival of Certain Provisions. Sections 3.8, 3.9, 3.13, 7, 8, 11.4, 12, 13, 15, 16 and 17 survive termination of the License and this Agreement, whether termination is initiated by you or us, even if termination is wrongful.

14. Your Representations and Warranties. You expressly represent and warrant to us as follows:

14.1 Quiet Enjoyment and Financing. You own, or will own prior to commencing improvement, or lease, the Location and the Facility. You will be entitled to possession of the Location and the Facility during the entire Term without restrictions that would interfere with your performance under this Agreement, subject to the reasonable requirements of any financing secured by the Facility. You have, when you sign this Agreement, and will maintain during the Term, adequate financial liquidity and financial resources to perform your obligations under this Agreement.

14.2 This Transaction. You have received, at least 10 business days prior to execution of this Agreement and making any payment to us, our current Uniform Franchise Offering Circular for prospective licensees. Neither we nor any person acting on our behalf has made any oral or written representation or promise to you that is not written in this Agreement on which you are relying to enter into this Agreement. You release any claim against us or our agents based on any oral or written representation or promise not stated in this Agreement. You and the persons signing this Agreement for you have full power and authority and have been duly authorized, to enter into and perform or cause performance of your obligations under this Agreement. You have obtained all necessary approvals of your owners, Board of Directors and lenders. Your execution, delivery and performance of this Agreement will not violate, create a default under or breach of any charter, bylaws, agreement or other contract, license, permit, indebtedness, certificate, order, decree or security instrument to which you or any of your principal owners is a party or is subject or to which the Facility is subject. Neither you nor the Facility is the subject of any current or pending merger, sale, dissolution, receivership, bankruptcy, foreclosure, reorganization, insolvency, or similar action or proceeding on the date you execute this Agreement and was not within the three years preceding such date, except as disclosed in the Application. You will submit to us the documents about the Facility, you, your owners and your finances that we request in the License

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Application (or after our review of your initial submissions) before or within
30 days after you sign this Agreement.

14.3 No Misrepresentations or Implied Covenants. All written information you submit to us about the Facility, you, your owners, any guarantor, or the finances of any such person or entity, was or will be at the time delivered and when you sign this Agreement, true, accurate and complete, and such information contains no misrepresentation of a material fact, and does not omit any material fact necessary to make the information disclosed not misleading under the circumstances. There are no express or implied covenants or warranties, oral or written, between we and you except as expressly stated in this Agreement.

15.  Proprietary Rights.

15.1 Marks and System. You will not acquire any interest in or right to use the System or Marks except under this Agreement. You will not apply for governmental registration of the Marks, or use the Marks or our corporate name in your legal name, but you may use a Mark for an assumed business or trade name filing.

15.2 Inurements. All present and future distinguishing characteristics, improvements and additions to or associated with the System by us, you or others, and all present and future service marks, trademarks, copyrights, service mark and trademark registrations used and to be used as part of the System, and the associated good will, shall be our property and will inure to our benefit. No good will shall attach to any secondary designator that you use.

15.3 Other Locations and Systems. We and our affiliates each reserve the right to own, in whole or in part, and manage, operate, use, lease, finance, sublease, franchise, license (as licensor or licensee), provide services to or joint venture (i) distinctive separate lodging or food and beverage marks and other intellectual property which are not part of the System, and to enter into separate agreements with you or others (for separate charges) for use of any such other marks or proprietary rights, (ii) other lodging, food and beverage facilities, or businesses, under the System utilizing modified System Standards, and (iii) a Chain Facility at or for any location other than the Location. There are no territorial rights or agreements between the parties. You acknowledge that we are affiliated with or in the future may become affiliated with other lodging providers or franchise systems that operate under names or marks other than the Marks. We and our affiliates may use or benefit from common hardware, software, communications equipment and services and administrative systems for reservations, franchise application procedures or committees, marketing and advertising programs, personnel, central purchasing, approved supplier lists, franchise

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



sales personnel (or independent franchise sales representatives), etc.

15.4 Confidential Information. You will take all appropriate actions to preserve the confidentiality of all Confidential Information. Access to Confidential Information should be limited to persons who need the Confidential Information to perform their jobs and are subject to your general policy on maintaining confidentiality as a condition of employment or who have first signed a confidentiality agreement. You will not permit copying of Confidential Information (including, as to computer software, any translation, decompiling, decoding, modification or other alteration of the source code of such software). You will use Confidential Information only for the Facility and to perform under this Agreement. Upon termination (or earlier, as we may request), you shall return to us all originals and copies of the System Standards Manual, policy statements and Confidential Information "fixed in any tangible medium of expression," within the meaning of the U.S. Copyright Act, as amended. Your obligations under this subsection commence when you sign this Agreement and continue for trade secrets (including computer software we license to you) as long as they remain secret and for other Confidential Information, for as long as we continue to use the information in confidence, even if edited or revised, plus three years. We will respond promptly and in good faith to your inquiry about continued protection of any Confidential Information.

15.5 Litigation. You will promptly notify us of (i) any adverse or infringing uses of the Marks (or names or symbols confusingly similar), Confidential Information or other System intellectual property, and (ii) or any threatened or pending litigation related to the System against (or naming as a party) you or us of which you become aware. We alone handle disputes with third parties concerning use of all or any part of the System. You will cooperate with our efforts to resolve these disputes. We need not initiate suit against imitators or infringers who do not have a material adverse impact on the Facility, or any other suit or proceeding to enforce or protect the System in a matter we do not believe to be material.

16.  Relationship of Parties.

16.1 Independence. You are an independent contractor. You are not our legal representative or agent, and you have no power to obligate us for any purpose whatsoever. We and you have a business relationship based entirely on and circumscribed by this Agreement. No partnership, joint venture, agency, fiduciary or employment relationship is intended or created by reason of this Agreement. You will exercise full and complete control over and have full responsibility for your contracts, daily operations, labor relations, employment practices and policies, including,

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



but not limited to, the recruitment, selection, hiring, disciplining, firing, compensation, work rules and schedules of your employees.

16.2 Joint Status. If you comprise two or more persons or entities (notwithstanding any agreement, arrangement or understanding between or among such persons or entities) the rights, privileges and benefits of this Agreement may only be exercised and enjoyed jointly. The liabilities and responsibilities under this Agreement will be the joint and several obligations of all such persons or entities.

16.3 FSH Rights. In the event our rights to (i) any of the Marks or the Ramada System shall be terminated pursuant to the Master License Agreements (other than as a result of a purchase option we exercise as set forth therein), or
(ii) we liquidate, dissolve or otherwise cease to do business, then FSH or its assignee shall have the right to succeed to all of our rights in, to and under this Agreement and any other agreements between you and us entered into pursuant to this Agreement, and in such event FSH or its assignee shall be obligated to perform our duties and assume all of our obligations under any such agreements.

17.  Legal Matters.

17.1 Partial Invalidity. If all or any part of a provision of this Agreement violates the law of your state (if it applies), such provision or part will not be given effect. If all or any part of a provision of this Agreement is declared invalid or unenforceable, for any reason, or is not given effect by reason of the prior sentence, the remainder of the Agreement shall not be affected. However, if in our judgment the invalidity or ineffectiveness of such provision or part substantially impairs the value of this Agreement to us, then we may at any time terminate this Agreement by written notice to you without penalty or compensation owed by either party.

17.2 Waivers, Modifications and Approvals. If we allow you to deviate from this Agreement, we may insist on strict compliance at any time after written notice. Our silence or inaction will not be or establish a waiver, consent, course of dealing, implied modification or estoppel. All modifications, waivers, approvals and consents of or under this Agreement by us must be in writing and signed by our authorized representative to be effective.

17.3 Notices. Notices will be effective if in writing and delivered by facsimile transmission with confirmation original sent by first class mail, postage prepaid, by delivery service, with proof of delivery, or by first class, prepaid certified or registered mail, return receipt requested, to the appropriate party at its address stated below or as may be otherwise

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designated by notice.  Notices shall be deemed given on the date delivered or date of attempted delivery, if refused.

Ramada Franchise Systems, Inc.:
Our address: 339 Jefferson Road, P.O. Box 278,
 Parsippany, New Jersey 07054-0278,
Attention: Vice President-Franchise Compliance:
Fax No. (201) 428-9579

Forty Hotels, Inc.:
Your address: 339 Jefferson Road,
 Parsippany, New Jersey 07054,
Attention:
Your fax No.:

17.4 Remedies. Remedies specified in this Agreement are cumulative and do not exclude any remedies available at law or in equity. The non-prevailing party will pay all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party to enforce this Agreement or collect amounts owed under this Agreement. You consent and waive your objection to the non-exclusive personal jurisdiction of and venue in the New Jersey state courts situated in Morris County, New Jersey and the United States District Court for the District of New Jersey for all cases and controversies under this Agreement or between we and you.

17.5 Miscellaneous. The Agreement will be governed by and construed under the laws of the State of New Jersey. The New Jersey Franchise Practices Act will not apply to any Facility located outside the State of New Jersey. This Agreement is exclusively for the benefit of the parties. There are no third party beneficiaries. No agreement between us and anyone else is for your benefit. The section headings in this Agreement are for convenience of reference only. We may unilaterally revise Schedule C under this Agreement. This Agreement, together with the exhibits and schedules attached, is the entire agreement (superseding all prior representations, agreements and understandings, oral or written) of the parties about the Facility.

17.6 Waiver of Jury Trial. The parties waive the right to a jury trial in any action related to this Agreement or the relationship between the licensor, the licensee, any guarantor, and their respective successors and assigns.

18. Special Stipulations. The following special stipulations apply to this Agreement and supersede any inconsistent or conflicting provisions. These are personal to you and are not transferable or assignable except to a Permitted Transferee.

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18.1 Liquidated Damages. Your Liquidated Damages payable within 15 days after termination of the License prior to expiration of the Term by Us with cause or by You without cause by either party shall be the product of the aggregate Royalties and RINA Services Assessment Fees accruing under Section 7.1 (whether or not paid and excluding travel agent commissions and GDS Fees) during the last twelve (12) months before termination, multiplied by the "Factor." If termination occurs during the first License Year, Liquidated Damages shall be calculated by taking the average of monthly payments of Royalties and RINA Services Assessment Fees, (whether or not paid and excluding travel agent commissions and GDS Fees) under this Agreement times twelve (12), then multiplying by the Factor. If the termination occurs before the end of the fourth License Year, then the Factor will be five (5). If the termination occurs during the fifth License Year, the Factor will be four (4). If the termination occurs during the sixth License Year, the Factor will be three (3). If the termination occurs after the sixth License Year, the Factor will be two (2).

18.2 Additional Transfer Rights. You and any assignee or successor of the original Licensee may assign this Agreement to, the lessee or transferee of fee simple title to the Facility upon thirty (30) days prior written notice to us at any time during the Term when you are not in default under this Agreement without payment of an application, initial or transfer fee by either you or the assignee provided that (1) the assignee completes and returns to us at least fifteen (15) days before the transfer of possession or title, whichever comes first, our standard license application, (2) the assignee is reasonably acceptable to us, (3) for a period ending on the seventh anniversary of the date of execution of this Agreement, the original Licensee remains primarily liable for the timely and full payment of the Licensee's obligations under this Agreement for the payment of liquidated damages in accordance with Section 12, and (4) the assignee assumes this Agreement by writing acceptable to and directly enforceable by us. From and after said seventh anniversary you shall have no further liability under this subparagraph.

18.3 Conversion Rights. You may terminate the License at any time without incurring Liquidated Damages or any termination fees, provided that you shall have entered into a license or franchise agreement with another subsidiary of HFS Incorporated ("HFS") providing for the operation of the Facility as part of the franchise system owned by the subsidiary, which agreement shall be in the then current standard form of license or franchise agreement being offered to prospective licensees or franchisees by the subsidiary in its then current Uniform Franchise Offering Circular for New York. Such agreement shall be modified to include liquidated damages and assignment provisions substantially the same as Sections 18.1 and 18.2

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above, after giving effect to the expiration of the period prior to such termination of this Agreement, and a Term at least equal to the unexpired portion of the original term of this Agreement. You acknowledge that neither HFS nor any subsidiary of HFS shall be obligated to enter into any license or franchise agreement with you with respect to the Facility.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.


WE:
Ramada Franchise Systems, Inc.:



By:__________________________             Attest:__________________________
         Vice President                             Assistant Secretary



YOU, as licensee:
Forte Hotels, Inc.



By:__________________________             Attest:__________________________
         (Vice) President


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                                  APPENDIX A

                                  DEFINITIONS

Agreement means this License Agreement.

Application Fee means the fee you pay when you submit your Application under
Section 6.

Approved Plans means your plans and specifications for constructing or improving the Facility initially or after opening, as approved by us under
Section 3.

Casualty means destruction or significant damage to the Facility by act of God or other event beyond your reasonable anticipation and control.

Chain means the network of Chain Facilities.

Chain Facility means a lodging facility we own, lease, manage, operate or authorize another party to operate using the System and identified by the Marks.

Condemnation means the taking of the Facility for public use by a government or public agency legally authorized to do so, permanently or temporarily, or the taking of such a substantial portion of the Facility that continued operation in accordance with the System Standards, or with adequate parking facilities, is commercially impractical, or if the Facility or a substantial portion is sold to the condemning authority in lieu of condemnation.

Conference Registration Fee means the fee charged for attendance at the annual RINA conference.

Confidential Information means any trade secrets we own or protect and other proprietary information not generally known to the lodging industry including confidential portions of the System Standards Manual or information we otherwise impart to you and your representatives in confidence. Confidential Information includes the "Standards of Operation and Design Manual" and all other System Standards manuals and documentation, including those on the subjects of employee relations, finance and administration, field operation, purchasing and marketing, the Reservation System software and applications software.

Declaration means the Declaration of License Agreement you and we sign under
Section 5.

Design Standards mean standards specified in the System Standards Manual from time to time for design, construction, renovation, modification and improvement of new or existing Chain Facilities,

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including all aspects of facility design, number of rooms, rooms mix and configuration, construction materials, workmanship, finishes, electrical, mechanical, structural, plumbing, HVAC, utilities, access, life safety, parking, systems, landscaping, amenities, interior design and decor and the like for a Chain Facility.

Directory means the general purpose directory we publish listing the names and addresses of Chain Facilities, and at our discretion, other Ramada facilities located outside the United States, Canada and Mexico.

Effective Date means the date on which we and you have executed of this Agreement, or the date we insert in the Preamble of this Agreement.

Equity Interests shall include, without limitation, all forms of equity ownership of you, including voting stock interests, partnership interests, limited liability company membership or ownership interests, joint and tenancy interests, the proprietorship interest, trust beneficiary interests and all options, warrants, and instruments convertible into such other equity interests.

Equity Transfer means any transaction in which your owners or you sell, assign, transfer, convey, pledge, or suffer or permit the transfer or assignment of, any percentage of your Equity Interests that will result in a change in control of you to persons other than those disclosed on Schedule B, as in effect prior to the transaction. Unless there are contractual modifications to your owners' rights, an Equity Transfer of a corporation or limited liability company occurs when either majority voting rights or beneficial ownership of more than 50% of the Equity Interests changes. An Equity Transfer of a partnership occurs when a newly admitted partner will be the managing, sole or controlling general partner, directly or indirectly through a change in control of the Equity Interests of an entity general partner. An Equity Transfer of a trust occurs when either a new trustee with sole investment power is substituted for an existing trustee, or a majority of the beneficiaries convey their beneficial interests to persons other than the beneficiaries existing on the Effective Date. An Equity Transfer does not occur when the Equity Interest ownership among the owners of Equity Interests on the Effective Date changes without the admission of new Equity Interest owners. An Equity Transfer occurs when you merge, consolidate or issue additional Equity Interests in a transaction which would have the effect of diluting the voting rights or beneficial ownership of your owners' combined Equity Interests in the surviving entity to less than a majority.


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Facility means the Location, together with all improvements, buildings, common areas, structures, appurtenances, facilities, entry/exit rights, parking, amenities, FF&E and related rights, privileges and properties existing at the Location on the Effective Date or afterwards.

FF&E means furniture, fixtures and equipment.

FF&E Standards means standards specified in the System Standards Manual for FF&E and supplies to be utilized in a Chain Facility.

Food and Beverage means any restaurant, catering, bar/lounge, entertainment, room service, retail food or beverage operation, continental breakfast, food or beverage concessions and similar services offered at the Facility.

Gross Room Revenues means gross revenues attributable to or payable for rentals of guest rooms at the Facility, including all credit transactions, whether or not collected, but excluding separate charges to guests for Food and Beverage, room service, telephone charges, key forfeitures and entertainment; vending machine receipts; and federal, state and local sales, occupancy and use taxes.

Improvement Obligation means your obligation to either (i) renovate and upgrade the Facility, or (ii) construct and complete the Facility, in accordance with the Approved Plans and System Standards, as described in
Section 3.

Indemnitees means us, our direct and indirect parent, subsidiary and sister corporations, and the respective officers, directors, shareholders, employees, agents and contractors, and the successors, assigns, personal representatives, heirs and legatees of all such persons or entities.

Initial Fee means the fee you are to pay for signing this Agreement as stated in Section 6.

License means the non-exclusive license to operate the type of Chain Facility described in Schedule B only at the Location, using the System and the Mark we designate in Section 1.

License Year means the one-year period beginning on the Opening Date and each subsequent anniversary of the Opening Date and ending on the day preceding the next anniversary of the Opening Date.

Liquidated Damages means the amounts payable under Section 12, set by the parties because actual damages will be difficult or impossible to ascertain on the Effective Date and the amount is a reasonable pre-estimate of the damages that will be incurred and is not a penalty.

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Location means the parcel of land situated at J.F.K.
International Airport, Van Wyck Expressway, Jamaica, New York, as more fully described in Schedule A.

Losses and Expenses means all payments or obligations to make payments either
(i) to or for third party claimants by any and all Indemnitees, including guest refunds, or (ii) incurred by any and all Indemnitees to investigate, respond to or defend a matter, including without limitation investigation and trial charges, costs and expenses, attorneys' fees, experts' fees, court costs, settlement amounts, judgments and costs of collection.

Maintenance Standards means the standards specified from time to time in the System Standards Manual for repair, refurbishment and replacement of FF&E, finishes, decor, and other capital items and design materials in Chain Facilities.

Marks means, collectively (i) the service marks associated with the System published in the System Standards Manual from time to time including, but not limited to, the name, design and logo for "Ramada" and other marks (U.S. Reg. Nos. 849,591 and 1,191,422) and (ii) trademarks, trade names, trade dress, logos and derivations, and associated good will and related intellectual property interests.

Marks Standards means standards specified in the System Standards Manual for interior and exterior Mark-bearing signage, advertising materials, china, linens, utensils, glassware, uniforms, stationery, supplies, and other items, and the use of such items at the Facility or elsewhere.

Minor Renovation means the repairs, refurbishing, repainting, and other redecorating of the interior, exterior, guest rooms, public areas and grounds of the Facility and replacements of FF&E we may require you to perform under
Section 3.16.

Minor Renovation Ceiling Amount means $3,000.00 per guest room.

Minor Renovation Notice means the written notice from us to you specifying the Minor Renovation to be performed and the dates for commencement and completion given under Section 3.16.

Opening Date means the date on which we authorize you to open the Facility for business identified by the Marks and using the System.

Operations Standards means standards specified in the System Standards Manual for cleanliness, housekeeping, general maintenance, repairs, concession types, food and beverage service, vending machines, uniforms, staffing, employee training,

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guest services, guest comfort and other aspects of lodging
operations.

Permitted Transferee means (i) any entity, natural person(s) or trust receiving from the personal representative of an owner any or all of the owner's Equity Interests upon the death of the owner, if no consideration is paid by the transferee or (ii) the spouse or adult issue of the transferor, if the Equity Interest transfer is accomplished without consideration or payment, or (iii) any natural person or trust receiving an Equity Interest if the transfer is from a guardian or conservator appointed for an incapacitated or incompetent transferor.

Punch List means the list of upgrades and improvements attached as part of Schedule B, which you are required to complete under Section 3.

Recurring Fees means fees paid to us on a periodic basis, including without limitation, Royalties, RINA Services Assessment Fees, and other reservation fees and charges as stated in Section 7.

Relicense Fee means the fee your transferee or you pay to us under Section 7 when a Transfer occurs.

Reservation System or "Central Reservation System" means the system for offering to interested parties, booking and communicating guest room reservations for Chain Facilities described in Section 4.2.

RINA means the Ramada Inns National Association.

RINA Services Assessment Fees means the assessments charged as set forth in
Section 7.1.2.

Rooms Addition Fee means the fee we charge you for adding guest rooms to the Facility.

Royalty means the monthly fee you pay to us for use of the System under Section 7(a). "Royalties" means the aggregate of all amounts owed as a Royalty.

System means the comprehensive system for providing guest lodging facility services under the Marks as we specify which at present includes only the following: (a) the Marks; (b) other intellectual property, including Confidential Information, System Standards Manual and know-how; (c) marketing, advertising, publicity, and other promotional materials and programs; (d) System Standards; (e) training programs and materials; (f) quality assurance inspection and scoring programs; and (g) the Reservation System.


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System Standards means the standards for the participating in the System published in the System Standards Manual, including but not limited to Design Standards, FF&E Standards, Marks Standards, Operations Standards, Technology Standards and Maintenance Standards and any other standards, policies, rules and procedures we promulgate about System operation and usage.

System Standards Manual means the Standards of Operation and Design Manual and any other manual we publish or distribute specifying the System Standards.

Taxes means the amounts payable under Section 7.2 of this Agreement.

Technology Standards means standards specified in the System Standards Manual for local and long distance telephone communications services, telephone, telecopy and other communications systems, point of sale terminals and computer hardware and software for various applications, including, but not limited to, front desk, rooms management, records maintenance, marketing data, accounting, budgeting and interfaces with the Reservation System to be maintained at the Chain Facilities.

Term means the period of time during which this Agreement shall be in effect, as stated in Section 5.

Termination means a termination of the License under Sections 11.1 or 11.2 or your termination of the License or this Agreement.

Transfer means (1) an Equity Transfer, (2) you assign, pledge, transfer, delegate or grant a security interest in all or any of your rights, benefits and obligations under this Agreement, as security or otherwise without our consent as specified in Section 9, (3) you assign (other than as collateral security for financing the Facility) your leasehold interest in (if any), lease or sublease all or any part of the Facility to any third party, (4) you engage in the sale, conveyance, transfer, or donation of your right, title and interest in and to the Facility, (5) your lender or secured party forecloses on or takes possession of your interest in the Facility, directly or indirectly, or (6) a receiver or trustee is appointed for the Facility or your assets, including the Facility. A Transfer does not occur when you pledge or encumber the Facility to finance its acquisition or improvement, you refinance it, or you engage in a Permitted Transferee transaction.

"You" and "Your" means and refers to the party named as licensee identified in the first paragraph of this Agreement and its Permitted Transferees.


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"We", "Our" and "Us" means and refers to Ramada Franchise Systems, Inc., a
Delaware corporation, its successors and assigns.


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                                  SCHEDULE A

                        (Legal Description of Facility)



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                                  SCHEDULE B


PART I:           YOUR OWNERS:


Name              Ownership Percentage                 Type of Equity Interest




PART II:          THE FACILITY:

      Primary designation of Facility: Ramada Plaza Hotel

      Number of approved guest rooms: 475

      Parking facilities (number of spaces, description): 475

      Other amenities, services and facilities: gift shop, meeting rooms, exercise room


PART III:         DESCRIPTION AND SCHEDULE OF RENOVATIONS TO BE
                  COMPLETED AS THE IMPROVEMENT OBLIGATION:

                         [Punch List to be attached.]



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                                  SCHEDULE C
                                September 1995

      The RINA Services Assessment Fee is equal to 4.5% of Gross Room
Revenues.

      The airline reservation system charge described in Section 7 is $3.50 per gross reservation. The travel agent commission described in Section 7 is 10% of the Gross Room Revenues generated by each reservation originated by the agent plus our service fee of $0.35 per reservation.

      The RINA Services Assessment Fee is subject to change for all Chain facilities, and new fees and charges may be assessed for new services, but only upon the recommendation of the Executive Committee of RINA and Our approval.



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